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                      NORWEST ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)




                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 25, 1998

                                $1,057,053,672.94

                       Mortgage Pass-Through Certificates
                                 Series 1998-29


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



                                TABLE OF CONTENTS




                                    ARTICLE I

                                   DEFINITIONS

Section 1.01.  Definitions......................................................
Section 1.02.  Acts of Holders..................................................
Section 1.03.  Effect of Headings and Table of Contents.........................
Section 1.04.  Benefits of Agreement............................................


                                   ARTICLE II

                 CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE
                              OF THE CERTIFICATES

Section 2.01.  Conveyance of Mortgage Loans.....................................
Section 2.02.  Acceptance by Trust Administrator................................
Section 2.03.  Representations and Warranties of the Master Servicer
                 and the Seller.................................................
Section 2.04.  Execution and Delivery of Certificates...........................
Section 2.05.  Designation of Certificates; Designation of......................


                                   ARTICLE III

                       ADMINISTRATION OF THE TRUST ESTATE:
                        SERVICING OF THE MORTGAGE LOANS

Section 3.01.  Certificate Account..............................................
Section 3.02.  Permitted Withdrawals from the Certificate Account...............
Section 3.03.  Advances by Master Servicer and Trust Administrator..............
Section 3.04.  Trust Administrator to Cooperate;................................
Section 3.05.  Reports to the Trustee and Trust Administrator; Annual Compliance
                 Statements.....................................................
Section 3.06.  Title, Management and Disposition of Any REO Mortgage Loan.......
Section 3.07.  Amendments to Servicing Agreements,..............................
Section 3.08.  Oversight of Servicing...........................................
Section 3.09.  Termination and Substitution of Servicing Agreements.............
Section 3.10.  Application of Net Liquidation Proceeds..........................
Section 3.11.  1934 Act Reports.................................................


                                   ARTICLE IV

    DISTRIBUTIONS IN RESPECT OF CERTIFICATES; PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01.  Distributions....................................................
Section 4.02.  Allocation of Realized Losses....................................
Section 4.03.  Paying Agent.....................................................
Section 4.04.  Statements to Certificateholders; Report to the Trust
                 Administrator and the Seller...................................
Section 4.05.  Reports to Mortgagors and the Internal Revenue Service...........
Section 4.06.  Calculation of Amounts; Binding Effect of Interpretations
                 and Actions of Master Servicer.................................
Section 4.07.  Determination of LIBOR...........................................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01.  The Certificates.................................................
Section 5.02.  Registration of Certificates.....................................
Section 5.03.  Mutilated, Destroyed, Lost or Stolen Certificates................
Section 5.04.  Persons Deemed Owners............................................
Section 5.05.  Access to List of Certificateholders'Names and Addresses.........
Section 5.06.  Maintenance of Office or Agency..................................
Section 5.07.  Definitive Certificates..........................................
Section 5.08.  Notices to Clearing Agency.......................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01.  Liability of the Seller and the Master Servicer..................
Section 6.02.  Merger or Consolidation of the Seller or the Master Servicer.....
Section 6.03.  Limitation on Liability of the Seller, the Master
                 Servicer and Others............................................
Section 6.04.  Resignation of the Master Servicer...............................
Section 6.05.  Compensation to the Master Servicer..............................
Section 6.06.  Assignment or Delegation of Duties by Master Servicer............
Section 6.07.  Indemnification of Trustee, Trust Administrator and
                 Seller by Master Servicer......................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01.  Events of Default................................................
Section 7.02.  Other Remedies of Trustee........................................
Section 7.03.  Directions by Certificateholders and.............................
Section 7.04.  Action upon Certain Failures of the..............................
Section 7.05.  Trust Administrator to Act; Appointment of Successor.............
Section 7.06.  Notification to Certificateholders...............................


                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

Section 8.01.  Duties of Trustee and Trust Administrator........................
Section 8.02.  Certain Matters Affecting the Trustee and the
                 Trust Administrator............................................
Section 8.03.  Neither Trustee nor Trust Administrator Required
                 to Make Investigation..........................................
Section 8.04.  Neither Trustee nor Trust Administrator Liable for
                 Certificates or Mortgage Loans.................................
Section 8.05.  Trustee and Trust Administrator May Own Certificates.............
Section 8.06.  The Master Servicer to Pay Fees and Expenses.....................
Section 8.07.  Eligibility Requirements.........................................
Section 8.08.  Resignation and Removal..........................................
Section 8.09.  Successor........................................................
Section 8.10.  Merger or Consolidation..........................................
Section 8.11.  Authenticating Agent.............................................
Section 8.12.  Separate Trustees and Co-Trustees................................
Section 8.13.  Appointment of Custodians........................................
Section 8.14.  Tax Matters; Compliance with REMIC Provisions....................
Section 8.15.  Monthly Advances.................................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01.  Termination upon Purchase by the.................................
Section 9.02.  Additional Termination Requirements..............................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01.  Amendment.......................................................
Section 10.02.  Recordation of Agreement........................................
Section 10.03.  Limitation on Rights of Certificateholders......................
Section 10.04.  Governing Law; Jurisdiction.....................................
Section 10.05.  Notices 4
Section 10.06.  Severability of Provisions......................................
Section 10.07.  Special Notices to Rating Agencies..............................
Section 10.08.  Covenant of Seller..............................................
Section 10.09.  Recharacterization..............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01.  Class A Fixed Pass-Through Rate.................................
Section 11.02.  Cut-Off Date....................................................
Section 11.03.  Cut-Off Date Aggregate Principal Balance........................
Section 11.04.  Original Class A Percentage.....................................
Section 11.05.  Original Principal Balances of the Classes of
                  Class A Certificates..........................................
Section 11.06.  Original Class A Non-PO Principal Balance.......................
Section 11.07.  Original Subordinated Percentage................................
Section 11.08.  Original Class B-1 Percentage...................................
Section 11.09.  Original Class B-2 Percentage...................................
Section 11.10.  Original Class B-3 Percentage...................................
Section 11.11.  Original Class B-4 Percentage...................................
Section 11.12.  Original Class B-5 Percentage...................................
Section 11.13.  Original Class B-6 Percentage...................................
Section 11.14.  Original Class B Principal Balance..............................
Section 11.15.  Original Principal Balances of the Classes of
                  Class B Certificates..........................................
Section 11.16.  Original Class B-1 Fractional Interest..........................
Section 11.17.  Original Class B-2 Fractional Interest..........................
Section 11.18.  Original Class B-3 Fractional Interest..........................
Section 11.19.  Original Class B-4 Fractional Interest..........................
Section 11.20.  Original Class B-5 Fractional Interest..........................
Section 11.21.  Closing Date....................................................
Section 11.22.  Right to Purchase...............................................
Section 11.23.  Wire Transfer Eligibility.......................................
Section 11.24.  Single Certificate..............................................
Section 11.25.  Servicing Fee Rate..............................................
Section 11.26.  Master Servicing Fee Rate.......................................

                                    EXHIBITS
                                    --------


EXHIBIT A-1      -      Form of Face of Class A-1 Certificate
EXHIBIT A-2      -      Form of Face of Class A-2 Certificate
EXHIBIT A-3      -      Form of Face of Class A-3 Certificate
EXHIBIT A-4      -      Form of Face of Class A-4 Certificate
EXHIBIT A-5      -      Form of Face of Class A-5 Certificate
EXHIBIT A-6      -      Form of Face of Class A-6 Certificate
EXHIBIT A-7      -      Form of Face of Class A-7 Certificate
EXHIBIT A-8      -      Form of Face of Class A-8 Certificate
EXHIBIT A-9      -      Form of Face of Class A-9 Certificate
EXHIBIT A-10     -      Form of Face of Class A-10 Certificate
EXHIBIT A-11     -      Form of Face of Class A-11 Certificate
EXHIBIT A-12     -      Form of Face of Class A-12 Certificate
EXHIBIT A-PO     -      Form of Face of Class A-PO Certificate
EXHIBIT A-R      -      Form of Face of Class A-R Certificate
EXHIBIT B-1      -      Form of Face of Class B-1 Certificate
EXHIBIT B-2      -      Form of Face of Class B-2 Certificate
EXHIBIT B-3      -      Form of Face of Class B-3 Certificate
EXHIBIT B-4      -      Form of Face of Class B-4 Certificate
EXHIBIT B-5      -      Form of Face of Class B-5 Certificate
EXHIBIT B-6      -      Form of Face of Class B-6 Certificate
EXHIBIT C        -      Form of Reverse of Series 1998-29 Certificates
EXHIBIT D        -      Reserved
EXHIBIT E        -      Custodial Agreement
EXHIBIT F-1      -      Schedule of Mortgage Loans Serviced by Norwest Mortgage
                          in locations other than Frederick, Maryland
EXHIBIT F-2      -      Schedule of Mortgage Loans Serviced by Norwest Mortgage
                          from Frederick, Maryland
EXHIBIT F-3      -      Schedule of Mortgage Loans Serviced by Other Servicers
EXHIBIT G        -      Request for Release
EXHIBIT H        -      Affidavit Pursuant to Section 860E(e)(4) of the Internal
                          Revenue Code of 1986, as amended, and for Non-ERISA Investors
EXHIBIT I        -      Letter from Transferor of Residual Certificates
EXHIBIT J        -      Transferee's Letter (Class [A-PO][B-4] [B-5] [B-6]
                          Certificates)
EXHIBIT K        -      Transferee's Letter (Class [A-11] [B-1] [B-2] [B-3]
                          Certificates)
EXHIBIT L        -      Servicing Agreements
EXHIBIT M        -      Form of Special Servicing Agreement

     This Pooling and Servicing Agreement, dated as of November 25, 1998 executed by NORWEST ASSET SECURITIES CORPORATION, as Seller, NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee and FIRST UNION NATIONAL BANK, as Trust Administrator.



                                WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01.     DEFINITIONS.

     Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

     Accretion Directed Certificates: The Class A-3 Certificates.

     Accretion Termination Date: The earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-3 Certificates have been reduced to zero or (ii) the Cross-Over Date.

     Accrual Certificates: The Class A-9 Certificates.

     Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date, an amount equal to the sum of (i) the Class A Interest Percentage of the Accrual Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of the Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

     Additional Collateral: As defined in the MLCC Servicing Agreement.

     Additional Collateral Mortgage Loans: As defined in the MLCC Servicing Agreement.

     Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of (i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (ii) the principal portion of all Realized Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Pool Amount (Non-PO Portion): With respect to any Distribution Date, the difference between the Adjusted Pool Amount for such Distribution Date and the Adjusted Pool Amount (PO Portion) for such Distribution Date.

     Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates and (y) the principal portion of any Realized Loss (other than a Debt Service Reduction) incurred on such Mortgage Loan from the Cut-Off Date through the end of the month preceding such Distribution Date.

     Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

     Adjustment Amount: For any Distribution Date, the difference between (A) the sum of the Class A Principal Balance and Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

     Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

     Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for all the Classes of Class A Certificates.

     Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans in the month preceding the month of such Distribution Date.

     Aggregate Foreclosure Profits: As to any Distribution Date, the aggregate amount of Foreclosure Profits with respect to all of the Mortgage Loans.

     Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

     Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

     Authenticating  Agent:  Any  authenticating  agent  appointed  by the Trust
Administrator   pursuant  to  Section   8.11.   There  shall   initially  be  no
Authenticating Agent for the Certificates.

     Available Master Servicer Compensation: As to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and (c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

     Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

     Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

     Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $2,670,043.47 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Cross-Over Date the Bankruptcy Loss Amount shall be zero.

     Bank United Mortgage Loan Sale Agreement: The mortgage loan sale agreement dated as of September 17, 1998 between Bank United, as seller, and Norwest Funding, Inc., as purchaser.

     Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

     Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates,   Class  A-6  Certificates,  Class  A-7  Certificates,  Class  A-8
Certificates, Class A-9 Certificates and Class A-10 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

     Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

     Certificate: Any one of the Class A Certificates or Class B Certificates.

     Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

     Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

     Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

     Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

     Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11
Certificates, Class A-12 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Certificateholder: The registered holder of a Class A Certificate.

     Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-9 and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to the Class A-9 Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a) and Paragraph third clause (A) of Section 4.01(a) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

     Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

     Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class A Certificates with respect to such Distribution Date.

     Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a) including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

     Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

     Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates) and (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

     Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Accrual Certificates, the Original Principal Balance, if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall and (iii) the Class A Non-PO Optimal Principal Amount.

     Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of
(x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

                   (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a).

     Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

     Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the sum of the applicable Accrual Distribution Amounts, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

     Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-9, Class A-10, Class A-11 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-4 Certificates, 6.000%. As to the Class A-7 Certificates, 7.000%. As to the Class A-8 and Class A-12 Certificates, the Class A-8 Pass-Through Rate and the Class A-12 Pass-Through Rate, respectively. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

     Class A Percentage: As to any Distribution Date occurring on or prior to the Cross-Over Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Cross-Over Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

     Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in November 2003, 100%. As to any Distribution Date subsequent to November 2003 to and including the Distribution Date in November 2004, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2004 to and including the Distribution Date in November 2005, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2005 to and including the Distribution Date in November 2006, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2006 to and including the Distribution Date in November 2007, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to November 2007, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to Holders of Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of (a) Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the November preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). In order for the reduction referred to in the second through sixth sentences to be applicable, with respect to any Distribution Date (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) must be less than 50% of the current Class B Principal Balance and (b) cumulative Realized Losses shall not exceed (1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2003 and November 2004
(2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2004 and November 2005, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2005 and November 2006, (4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including December 2006 and November 2007, and (5) 50% of the Original Class B Principal Balance if such Distribution Date occurs during or after December 2007. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

     Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-PO Certificates and Class A-R Certificate.

     Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of
Section 4.01(a).

     Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

     Class  A-1  Certificateholder:   The  registered  holder  of  a  Class  A-1
Certificate.

     Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

     Class  A-2  Certificateholder:   The  registered  holder  of  a  Class  A-2
Certificate.

     Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

     Class  A-3  Certificateholder:   The  registered  holder  of  a  Class  A-3
Certificate.

     Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

     Class  A-4  Certificateholder:   The  registered  holder  of  a  Class  A-4
Certificate.

     Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

     Class  A-5  Certificateholder:   The  registered  holder  of  a  Class  A-5
Certificate.

     Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

     Class  A-6  Certificateholder:   The  registered  holder  of  a  Class  A-6
Certificate.

     Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

     Class  A-7  Certificateholder:   The  registered  holder  of  a  Class  A-7
Certificate.

     Class A-7 Loss Amount: With respect to any Determination Date after the Cross-Over Date, the amount, if any, by which the Principal Balance of the Class A-7 Certificates would be reduced as a result of the application of the third sentence of the definition of Principal Balance.

     Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

     Class  A-8  Certificateholder:   The  registered  holder  of  a  Class  A-8
Certificate.

     Class A-8 Pass-Through Rate: With respect to the Distribution Date occurring in December 1998, 6.375% per annum. With respect to each succeeding Distribution Date, a per annum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 1.00% plus LIBOR subject to a minimum rate of 1.00% and a maximum rate of 8.500%.

     Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

     Class  A-9  Certificateholder:   The  registered  holder  of  a  Class  A-9
Certificate.

     Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

     Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

     Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

     Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

     Class A-11 Loss Allocation Amount: With respect to any Determination Date after the Cross-Over Date the lesser of (a) the Principal Balance of the Class A-11 Certificates with respect to such Determination Date prior to any reduction for the Class A-11 Loss Allocation Amount and (b) the Class A-7 Loss Amount.

     Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

     Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

     Class  A-12  Pass-Through  Rate:  With  respect  to the  Distribution  Date occurring in December 1998, 5.9027774% per annum. With respect to each succeeding Distribution Date, a per anum rate, determined by the Trustee on the Rate Determination Date occurring in the second month preceding the month in which such Distribution Date occurs in the manner specified in Section 4.07 hereof, equal to 20.833332% minus the product of 2.7777776 and LIBOR subject to a minimum rate of 0.000% and a maximum rate of 20.833332%.

     Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

     Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

     Class A-PO Deferred Amount: For any Distribution Date prior to the Cross-Over Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause (B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the applicable Unscheduled Principal Receipt Period for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Cross-Over Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

     Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller during such preceding month pursuant to Section 2.02 or 2.03;

                  (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan.

     Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

     Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

     Class B  Certificate:  Any one of the  Class  B-1  Certificates,  Class B-2
Certificates,   Class  B-3  Certificates,  Class  B-4  Certificates,  Class  B-5
Certificates or Class B-6 Certificates.

     Class B Certificateholder: The registered holder of a Class B Certificate.

     Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

     Class B Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

     Class B Interest Percentage: As to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

     Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

     Class B Loss Percentage: As to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class B by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

     Class B Pass-Through Rate: As to any Distribution Date, 6.250% per annum.

     Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

     Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

     Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

     Class B Unpaid  Interest  Shortfall:  Any of the Class B-1 Unpaid  Interest
Shortfall,  Class B-2  Unpaid  Interest  Shortfall,  Class B-3  Unpaid  Interest
Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

     Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

     Class  B-1  Certificateholder:   The  registered  holder  of  a  Class  B-1
Certificate.

     Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

     Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

     Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

     Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class  B-1  Prepayment  Percentage:   As  to  any  Distribution  Date,  the
percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

     Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

     Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

     Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

     Class  B-2  Certificateholder:   The  registered  holder  of  a  Class  B-2
Certificate.

     Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

     Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

     Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

     Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

     Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

     Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to
Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

     Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

     Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

     Class  B-3  Certificateholder:   The  registered  holder  of  a  Class  B-3
Certificate.

     Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

     Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

     Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

     Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

     Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

     Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

     Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

     Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

     Class  B-4  Certificateholder:   The  registered  holder  of  a  Class  B-4
Certificate.

     Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth, and sixteenth of Section 4.01(a).

     Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

     Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

     Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

     Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

     Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

     Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

     Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

     Class  B-5  Certificateholder:   The  registered  holder  of  a  Class  B-5
Certificate.

     Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth, and nineteenth of Section 4.01(a).

     Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

     Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

     Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5
Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

     Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

     Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

     Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

     Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

     Class  B-6  Certificateholder:   The  registered  holder  of  a  Class  B-6
Certificate.

     Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

     Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

     Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and (y) the sum of:

                   (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

                  (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

                 (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the month preceding the month of such Distribution Date, was repurchased by the Seller pursuant to Section 2.02 or 2.03; and

                  (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs over the unpaid principal balance of such defective Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such defective Mortgage Loan;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

     Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution
Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6
Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

     Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with the provisions of Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

     Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the lesser of (i) the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b) and (ii) the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

     Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

     Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

     Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

     Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

     Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

     Compensating Interest: As to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

     Co-op Shares: Shares issued by private non-profit housing corporations.

     Corporate Trust Office: The principal office of the Trust Administrator or the Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office, with respect to the Trust Administrator, at the date of the execution of this instrument is located at 230 South Tryon Street, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

     Cross-Over Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

     Cross-Over Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Cross-Over Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

          (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

          (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

     Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

     Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

     Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

     Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

     Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

     Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

     Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

     Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

     Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

     Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

     Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of either of them. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

     Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

     Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

     Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

     DCR: Duff & Phelps Credit Rating Co., or its successor in interest.

     Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

     Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

     Definitive Certificates: As defined in Section 5.01(b).

     Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

     Determination  Date:  The  17th  day of the  month  in  which  the  related
Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

     Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.250%.

     Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

     Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

     Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

     Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

                   (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

                  (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                 (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

                   (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

                  (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

                 (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

                (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

     In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

     ERISA: The Employee Retirement Income Security Act of 1974, as amended.

     ERISA Prohibited Holder: As defined in Section 5.02(d).

     Errors  and  Omissions   Policy:  As  defined  in  each  of  the  Servicing
Agreements.

     Event of Default: Any of the events specified in Section 7.01.

     Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Bankruptcy Loss.

     Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Fraud Loss.

     Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized in the month preceding the month of such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of (a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Cross-Over Date will be an Excess Special Hazard Loss.

     Exhibit F-1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in locations other than Frederick, Maryland under the Norwest Servicing Agreement.

     Exhibit F-2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced in Frederick, Maryland under the Norwest Servicing Agreement.

     Exhibit F-3 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Section 2.02, which Mortgage Loan is serviced under an Other Servicing Agreement.

     FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

     FHLMC: The Federal Home Loan Mortgage Corporation or any successor thereto.

     Fidelity Bond: As defined in each of the Servicing Agreements.

     Final   Distribution  Date:  The  Distribution  Date  on  which  the  final distribution in respect of the Certificates is made pursuant to Section 9.01.

     Final Scheduled Maturity Date: The Final Scheduled Maturity Date for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-PO, Class A-R, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is December 25, 2028 which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

     Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.250%, (b) the Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

     Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.250%, (ii) the Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

     FNMA: Fannie Mae or any successor thereto.

     Foreclosure  Profits:  As to any Distribution  Date, the excess, if any, of
(i) Net Liquidation Proceeds in respect of each Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date over
(ii) the sum of the unpaid principal balance of each such Liquidated Loan plus accrued and unpaid interest at the applicable Mortgage Interest Rate on the unpaid principal balance thereof from the Due Date to which interest was last paid by the Mortgagor (or, in the case of a Liquidated Loan that had been an REO Mortgage Loan, from the Due Date to which interest was last deemed to have been paid) to the first day of the month in which such Distribution Date occurs.

     Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

     Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $21,141,073.46 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Cross-Over Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

     Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

     Holder: See "Certificateholder."

     Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

     Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

     Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

     Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

     Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (a) the product of (i) 1/12th of the Class A Pass-Through Rate for such Class and (ii) the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (b) the Class A Interest Percentage of such Class of (i) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (ii) the interest portion of any Excess
Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (iii) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Cross-Over Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

     As to any Distribution Date and any Class of Class B Certificates, an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

     LIBOR: As to any Distribution Date, the arithmetic mean of the London Interbank offered rate quotations for one month Eurodollar deposits, as determined by the Trust Administrator on the related Rate Determination Date in accordance with Section 4.07.

     LIBOR Business Day: Any Business Day on which banks are open for dealing in foreign currency and exchange in London, England, the City of New York and Charlotte, North Carolina.

     LIBOR Certificates: Any of the Class A-8 and Class A-12 Certificates.

     Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

     Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

     Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

     Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

     Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

     Master Servicer: Norwest Bank Minnesota, National Association, or its successor in interest.

     Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

     Master Servicing Fee Rate: As set forth in Section 11.26.

     Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

     MLCC Mortgage Loan Purchase Agreement: The master mortgage loan purchase agreement dated as of April 1, 1998 between Merrill Lynch Credit Corporation, as seller, and Norwest Funding, Inc., as purchaser.

     MLCC Servicing Agreement: The Servicing Agreement executed by Merrill Lynch Credit Corporation, as Servicer.

     Month End Interest: As defined in each Servicing Agreement or with respect to the MLCC Servicing Agreement, the amount defined as "Compensating Interest".

     Monthly Payment: As to any Mortgage Loan (including any REO Mortgage Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

     Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

     Mortgage  100sm  Pledge  Agreement:   As  defined  in  the  MLCC  Servicing
Agreement.

     Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

     Mortgage Loan Rider: The standard FNMA/FHLMC riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

     Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Section
2.02 or 2.03 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

              (i)     the Mortgage Loan identifying number;

             (ii)     the city, state and zip code of the Mortgaged Property;

            (iii)     the type of property;

             (iv)     the Mortgage Interest Rate;

              (v)     the Net Mortgage Interest Rate;

             (vi)     the Monthly Payment;

            (vii)     the original number of months to maturity;

           (viii)     the scheduled maturity date;

             (ix)     the Cut-Off Date Principal Balance;

              (x)     the Loan-to-Value Ratio at origination;

             (xi)     whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

           (xiii)     the Servicing Fee Rate;

            (xiv)     whether such Mortgage Loan is a T.O.P. Mortgage Loan;

             (xv)     the Master Servicing Fee;

            (xvi)     Fixed Retained Yield, if applicable; and

           (xvii) for each Exhibit F-3 Mortgage Loan, the name of the Servicer with respect thereto.

     Such schedule may consist of multiple reports that collectively set forth all of the information required.

     Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trust Administrator on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Section 2.02 or 2.03, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

     Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

     Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

     Mortgagor: The obligor on a Mortgage Note.

     Net Foreclosure Profits: As to any Distribution Date, the amount, if any, by which (i) Aggregate Foreclosure Profits with respect to such Distribution Date exceed (ii) Liquidated Loan Losses with respect to such Distribution Date.

     Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

     Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section
11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

     Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

     Non-permitted Foreign Holder: As defined in Section 5.02(d).

     Non-PO Fraction: With respect to any Mortgage Loan, the lesser of (i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.250%.

     Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or a Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

     Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Cross-Over Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Cross-Over Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and
(b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

     Non-U.S. Person: As defined in Section 4.01(g).

     Norwest Mortgage: Norwest Mortgage, Inc., or its successor in interest.

     Norwest Mortgage Correspondents: The entities listed on the Mortgage Loan Schedule, from which Norwest Mortgage purchased the Mortgage Loans.

     Norwest Servicing Agreement: The Servicing Agreement providing for the servicing of the Exhibit F-1 Mortgage Loans and Exhibit F-2 Mortgage Loans initially by Norwest Mortgage.

     Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

     Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee, or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

     Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii) (a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of clause (ii) of the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

     Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

     Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12 and Class A-R Certificates, as set forth in Section 11.06.

     Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3
Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.14.

     Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.16.

     Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.17.

     Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.18.

     Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.19.

     Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in
Section 11.20.

     Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.08.

     Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.09.

     Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.10.

     Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.11.

     Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.12.

     Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.13.

     Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.15.

     Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original
Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.15.

     Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

     Other Servicer: Any of the Servicers other than Norwest Mortgage.

     Other Servicing Agreements: The Servicing Agreements other than the Norwest Servicing Agreement.

     Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Section 2.02 or 2.03.

     Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements or, in the case of each Mortgage Loan serviced by Bank United or Merrill Lynch Credit Corporation, the documents specified in the Bank United Mortgage Loan Sale Agreement and the MLCC Mortgage Loan Purchase Agreement under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

     Parent Power(R) Guaranty Agreement for Real Estate: As defined in the MLCC Servicing Agreement.

     Parent Power(R) Guaranty and Security Agreement for Security Account: As defined in the MLCC Servicing Agreement.

     Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

     Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

     Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in Section 4.03(a).

     Payment Account: The account maintained pursuant to Section 4.03(b).

     Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

     Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the applicable Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

     Person:   Any   individual,   corporation,   partnership,   joint  venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or any agency or political subdivision thereof.

     Plan: As defined in Section 5.02(c).

     PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

     Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

     Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Holders of the Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03 and (iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

                  (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

                  (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

                  (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any,
         (ii) the Servicing Fee and (iii) the Master Servicing Fee;

                  (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

                  (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

                  (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Section 2.02 or 2.03 on or following the Due Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of such Mortgage Loan substituted for a defective Mortgage Loan during the month preceding the month in which such Distribution Date occurs and the unpaid principal balance of such defective Mortgage Loan;

                  (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

                  (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

                  (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

                  (j)      Net Foreclosure Profits;

                  (k)      Month End Interest; and

                  (l) the amount of any Recoveries in respect of principal which had previously been allocated as a loss to one or more Classes of the Class A or Class B Certificates pursuant to Section 4.02 other than Recoveries covered by the last sentence of Section 4.02(d).

     Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

     Premium Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of 6.250% or greater.

     Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

     Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

     Principal Accretion Amount: With respect to the Accrual Certificates and as to any Distribution Date prior to the Accretion Termination Date, an amount with respect to such Class equal to the sum of the amounts calculated pursuant to clauses (i) and (ii) of the definition of Accrual Distribution Amount with respect to such Distribution Date.

     Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

     Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Cross-Over Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Principal Accretion Amounts with respect to prior
Distribution Dates for such Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a), (ii) as a result of a Principal Adjustment and (iii), if applicable, from the Accrual Distribution Amounts for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to
Section 4.02(b). After the Cross-Over Date, each such Principal Balance will also be reduced on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the excess, if any, of (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence over (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date; provided, however, that the amount of any such reduction for the Class A-7 Certificates will be reduced by the Class A-11 Loss Allocation Amount. After the Cross-Over Date, the Principal Balance for the Class A-11 Certificates will additionally be reduced by the Class A-11 Loss Allocation Amount.

     As of any subsequent Determination Date prior to the Cross-Over Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to
Section 4.02(b). After the Cross-Over Date, such Principal Balance will also be reduced on each Determination Date by an amount equal to the difference, if any, between such Principal Balance as of such Determination Date without regard to this sentence and the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

     As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

     Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

     Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

     Priority Amount: For any Distribution Date, the lesser of (i) the sum of the Principal Balances of the Class A-10 and Class A-11 Certificates and (ii) the product of (1) the Priority Percentage, (2) the Shift Percentage, (3) the sum of the Scheduled Principal Amount and the Unscheduled Principal Amount and
(4) 93.1011463833%.

     Priority Percentage: The (a) the sum of the Principal Balance of the Class A-10 and Class A-11 Certificates divided by (b) the excess of the Class A Non-PO Principal Balance over the Principal Balance of the Class A-1 Certificates.

     Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

     Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

     Rate Determination Date: As to any Distribution Date and any Class of LIBOR Certificates, the second LIBOR Business Day prior to the beginning of the month preceding the month in which such Distribution Date occurs.

     Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates and Class B-1 Certificates are DCR and S&P. The Rating Agency for the Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is DCR. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trustee, the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean D-1+ in the case of DCR, A-1+ in the case of S&P and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA, and in the case of any other Rating Agency shall mean its equivalent of such rating without any plus or minus.

     Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) and (ii) Bankruptcy Losses incurred in the month preceding the month of such Distribution Date.

     Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

     Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

     Relevant Anniversary: See "Bankruptcy Loss Amount."

     REMIC:  A "real  estate  mortgage  investment  conduit"  as defined in Code
Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

     REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

     Remittance Date: As defined in each of the Servicing Agreements.

     REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

     REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

     Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

     Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

     Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

     S&P: Standard & Poor's, or its successor in interest.

     Scheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of Class A Non-PO Optimal Principal Amount.

     Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

     Seller: Norwest Asset Securities Corporation, or its successor in interest.

     Senior Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (a) the Class A Non-PO Optimal Amount and (b) the Class A-PO Optimal Principal Amount.

     Servicer   Mortgage  Loan  File:  As  defined  in  each  of  the  Servicing
Agreements.

     Servicers: Each of Norwest Mortgage, Countrywide Home Loans, Inc., The Huntington Mortgage Company, FT Mortgage Companies, North American Mortgage Company, Bank United, National City Mortgage Company, Banc One Mortgage Corporation, Bank of Oklahoma, N.A., First Union Mortgage Corp., Marine Midland Mortgage Corp., Merrill Lynch Credit Corporation, Hibernia National Bank, Charter Bank for Savings, FSB, GMAC Mortgage Corp. of Pennsylvania, Citicorp Mortgage, Inc., HomeSide Lending and SunTrust Mortgage, Inc., as Servicer under the related Servicing Agreement.

     Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

     Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

     Servicing  Fee Rate:  With  respect  to a  Mortgage  Loan,  as set forth in
Section 11.25.

     Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

     Shift Percentage: As to any Distribution Date, the percentage indicated below:

Distribution Date Occurring In                                  Shift Percentage

December 1998 through November 2003...........................           0%
December 2003 through November 2004...........................           30%
December 2004 through November 2005...........................           40%
December 2005 through November 2006...........................           60%
December 2006 through November 2007...........................           80%
December 2007 and thereafter..................................           100%

     Similar Law: As defined in Section 5.02(c).

     Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

     Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

                  (1)      normal wear and tear;

                  (2) infidelity, conversion or other dishonest act on the part of the Trustee, the Trust Administrator or the Servicer or any of their agents or employees; or

                  (3)      errors  in  design,   faulty  workmanship  or  faulty
                           materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

     Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $10,570,536.73 minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Cross-Over Date, the Special Hazard Loss Amount shall be zero.

     Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

     Startup Day: As defined in Section 2.05.

     Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

     Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

     Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

     Substitute Mortgage Loan: As defined in Section 2.02.

     Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Section 2.03, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

     Surety Bond: As defined in the MLCC Servicing Agreement.

     T.O.P. Mortgage Loan: Any Mortgage Loan that was originated by Norwest Mortgage or an affiliate thereof in connection with the "Title Option Plus" program and which is not covered by a title insurance policy. Each T.O.P. Mortgage Loan shall be identified as such in the Mortgage Loan Schedule.

     Trust  Administrator:   First  Union  National  Bank,  a  national  banking
association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

     Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

     Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

     Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

     Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan, other than a Liquidated Loan, with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount.

     Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Net Foreclosure Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts. Except as set forth in the last sentence of Section 4.02(d), a Recovery shall not be treated as an Unscheduled Principal Receipt.

     Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

     U.S. Person: As defined in Section 4.01(g).

     Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

     Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

SECTION 1.02.     ACTS OF HOLDERS.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

     (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

SECTION 1.03.     EFFECT OF HEADINGS AND TABLE OF CONTENTS.

     The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

SECTION 1.04.     BENEFITS OF AGREEMENT.

     Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                     ORIGINAL ISSUANCE OF THE CERTIFICATES

SECTION 2.01.     CONVEYANCE OF MORTGAGE LOANS.

     The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans, (d) all of the Seller's right, title and interest in and to each Mortgage 100SM Pledge Agreement, each Parent Power(R) Guaranty and Security Agreement for Securities Account and each Parent Power(R) Guaranty Agreement for Real Estate with respect to each additional Collateral Mortgage Loan and (e) proceeds of all the foregoing.

     In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by Norwest Mortgage or the applicable Norwest Mortgage Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage not delivered to the Trust Administrator on the Closing Date.

     In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator in a form suitable for recordation, together with an Opinion of Counsel to the effect that recording is not required to protect the Trustee's right, title and interest in and to the related Mortgage Loan or, in case a court should recharacterize the sale of the Mortgage Loans as a financing, to perfect a first priority security interest in favor of the Trustee in the related Mortgage Loan. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

SECTION 2.02.     ACCEPTANCE BY TRUST ADMINISTRATOR.

     The Trust Administrator, on behalf of the Trustee, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents required to be delivered on the Closing Date pursuant to Section 2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate, less any Fixed Retained Yield, through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

     In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with (i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this Section 2.02.

     The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

SECTION 2.03.     REPRESENTATIONS AND WARRANTIES OF THE MASTER
                  SERVICER AND THE SELLER.

     (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

                   (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

                  (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

                 (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                  (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

                   (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

     (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

                   (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

                  (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

                 (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

                  (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

                   (v) All taxes, governmental assessments,  insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

                  (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

                 (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

                (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

                  (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

                   (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

                  (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

                 (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

                (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

                 (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

                  (xv) The Mortgage Loan (except (A) any Mortgage Loan identified on the Mortgage Loan Schedule as a T.O.P. Mortgage Loan and
         (B) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable,
         (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee, of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

                 (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to FNMA or FHLMC against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance
         Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of
         (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

                (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

               (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

                 (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

                  (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

                 (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

                (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

               (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

                (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

                 (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with FNMA or FHLMC standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

                (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence,
         (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease;
         (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice.

     Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

     It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

     (c) Upon discovery by either the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

SECTION 2.04.     EXECUTION AND DELIVERY OF CERTIFICATES.

     The Trust Administrator acknowledges the assignment to it of the Mortgage Loans and the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

SECTION 2.05.     DESIGNATION OF CERTIFICATES; DESIGNATION OF
                  STARTUP DAY AND LATEST POSSIBLE MATURITY DATE.

     The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is December 25, 2028 for purposes of Code Section 860G(a)(1).

                                  ARTICLE III

                 ADMINISTRATION OF THE TRUST ESTATE: SERVICING
                             OF THE MORTGAGE LOANS

SECTION 3.01.     CERTIFICATE ACCOUNT.

     (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

     (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements or any amounts received by it upon the sale of any Additional Collateral pursuant to the terms of the Mortgage 100SM Pledge Agreement, the Parent Power(R) Guaranty and Security Agreement for Securities Account or the Parent Power(R) Guaranty Agreement for Real Estate or any amounts received pursuant to the Surety Bond, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

                   (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

                  (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Section 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

     (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

     (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

SECTION 3.02.     PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

     (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

                   (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 3.08 or 9.01) respecting which any such Periodic Advance was made;

                  (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

                 (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

                  (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

                   (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

                  (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Section 2.02 or 2.03 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

                 (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

                (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

                  (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

                   (x) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

                  (xi) to clear and terminate the Certificate Account pursuant to Section 9.01; and

                  (xii) to pay to Norwest Mortgage from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

     (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

SECTION 3.03.     ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

     (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event Norwest Mortgage fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the Norwest Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of Norwest Mortgage or such Other Servicer, as the case may be, (ii) the amount actually advanced by Norwest Mortgage or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this section 3.03(a) and
(iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

     (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent Norwest Mortgage fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the Norwest Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of Norwest Mortgage, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

     (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and
(a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to
Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

     (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

SECTION 3.04.     TRUST ADMINISTRATOR TO COOPERATE;
                  RELEASE OF OWNER MORTGAGE LOAN FILES.

     Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

     From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation
Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

     Upon written certification of the Master Servicer or the Servicer of a Mortgage Loan, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

SECTION 3.05.     REPORTS TO THE TRUSTEE AND TRUST ADMINISTRATOR;
                  ANNUAL COMPLIANCE STATEMENTS.

     (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current FNMA monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

     (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

SECTION 3.06.     TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE LOAN.

     The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

SECTION 3.07.     AMENDMENTS TO SERVICING AGREEMENTS,
                  MODIFICATION OF STANDARD PROVISIONS.

     (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth (i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

     (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

     (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any
Certificateholder, the Trustee, or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the Norwest Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

                           (ii) The Master Servicer may direct Norwest Mortgage to enter into an amendment to the Norwest Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

SECTION 3.08.     OVERSIGHT OF SERVICING.

     The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's and the Trust Administrator's and the Certificateholders' reliance on the Master
Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates, (ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

     For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Trust Administrator or the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless (i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence.

     During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

     The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

     The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

     The Seller shall be entitled to repurchase at its option any defaulted Mortgage Loan or any Mortgage Loan as to which default is reasonably foreseeable from the Trust Estate if, in the Seller's judgment, the default is not likely to be cured by the Mortgagor. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust
Administrator  the  certification   required  by  Section  3.04  and  the  Trust
Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

     In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

     The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or (ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

     Additional Collateral may be liquidated and the proceeds applied to cover any shortfalls upon the liquidation of a Mortgaged Property; provided, however, that the Trust Estate in no event shall acquire ownership of the Additional Collateral unless the Trust Administrator shall have received an Opinion of Counsel that such ownership shall not cause the Trust Estate to fail to qualify as a REMIC or subject the REMIC to any tax.

     The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

SECTION 3.09.     TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

     Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) Norwest Mortgage fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides Norwest Mortgage written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the
Trustee the termination of the Norwest Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the Norwest Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the Norwest Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

SECTION 3.10.     APPLICATION OF NET LIQUIDATION PROCEEDS.

     For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

SECTION 3.11.     1934 ACT REPORTS.

     The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates (other than the Class A-PO Certificates) and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                   DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                        PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

SECTION 4.01.     DISTRIBUTIONS.

     (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

                    first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the sum of the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

                    second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, respectively, in an aggregate amount up to the sum of the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of unpaid interest shortfalls to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

                    third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Classes of Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

                    fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second, below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth, below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth, below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth, below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

                    fifth, to the Class B-1 Certificates in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

                    sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

                    seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                    eighth, to the Class B-2 Certificates in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

                    ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

                    tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                    eleventh, to the Class B-3 Certificates in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

                    twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

                    thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                    fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

                    fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

                    sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                    seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

                    eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

                    nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

                    twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

                    twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

                    twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

                    twenty-third, to the Holder of the Class A-R Certificate.

     Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

     In addition, Net Foreclosure Profits, if any, with respect to such Distribution Date minus any portion thereof payable to a Servicer pursuant to
Section 3.02(ix) hereof shall be distributed to the Holder of the Class A-R Certificate.

     With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class of Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their Principal Balances.

     (b) On each Distribution Date occurring prior to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Classes of Class A Certificates (other than the Principal Balance of the Class A-PO Certificates) in accordance with the following priorities:

     I. On each Distribution Date occurring prior to the Accretion Termination Date, the Accrual Distribution Amount will be allocated sequentially as follows:

                    first, to the Class A-3 Certificates, until the Principal Balance thereof has been reduced to zero; and

                    second, to the Class A-9 Certificates, until the Principal Balance thereof has been reduced to zero;

     II. The Class A Non-PO Principal Amount will be allocated as follows:

                    (A)  concurrently,   (A)  6.8988536167%  to  the  Class  A-1
          Certificates, until the Principal Balance thereof has been reduced to zero and (B) 93.1011463833%, sequentially, as follows:

                            (i) to the Class A-10 and Class A-11 Certificates, pro rata, up to the Priority Amount for such Distribution Date;

                           (ii)   to  the  Class  A-R   Certificate,  until  the
                  Principal Balance thereof has been reduced to zero;

                           (iii) concurrently, 54.1038100351% to the Class A-2 Certificates, 20.1278835277% up to the Class A-5 Certificates, 5.3836916073% to the Class A-6 Certificates and 20.3846148299%, sequentially, to the Class A-3 and Class A-9 Certificates, until the Principal Balance of the Class A-2 Certificates has been reduced to zero;

                           (iv) concurrently, 15.2257381173% to the Class A-5 Certificates, 14.9719758154% to the Class A-6 Certificates and 69.8022860673%, sequentially, to the Class A-3 and Class A-9 Certificates, until the Principal Balance of each such Class has been reduced to zero;

                           (v) concurrently,  to the Class A-4, Class A-7, Class
                  A-8 and Class A-12 Certificates, pro rata, until the Principal Balance of each such Class has been reduced to zero; and

                           (vi) concurrently, to the Class A-10 and Class A-11 Certificates, pro rata, without regard to the Priority Amount for such Distribution Date, until the Principal Balance of each such Class has been reduced to zero.

     (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Cross-Over Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Classes of Class A Certificates (other than the Class A-PO Certificates) pro rata in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

     (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

                    (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                    (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                    (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                    (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4
          Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

                    (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5
          Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

     (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated
Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage, as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

     (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

     In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

     (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

SECTION 4.02.     ALLOCATION OF REALIZED LOSSES.

     (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

                    first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

                    second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

                    third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

                    fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

                    fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

                    sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

                    seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

     This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

     (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses
occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance,
respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date among the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

     (c) Any Realized  Losses  allocated to a Class of Class A  Certificates  or
Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

     (d) In the event that there is a Recovery of an amount in respect of principal of a Mortgage Loan which had previously been allocated as a Realized Loss to any Classes of Class A Certificates or any Classes of Class B Certificates, each outstanding Class to which such Realized Loss had previously been allocated shall be entitled to its share (with respect to the Class A-PO Certificates, based on the PO Fraction of such Mortgage Loan and, with respect to the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates, based on their pro rata share of the Non-PO Fraction of such Mortgage Loan) of such Recovery up to the amount of such Realized Loss previously allocated to such Class on the Distribution Date in the month following the month in which such recovery is received. When the Principal Balance of a Class of Certificates has been reduced to zero, such Class shall not be entitled to any share of such Recovery. In the event that the amount of such Recovery exceeds the amount of such Recovery allocated to each outstanding Class in accordance with the preceding provisions, each outstanding Class shall be entitled to its pro rata share (determined as described above) of such excess up to the amount of any unrecovered Realized Loss previously allocated to such Class. Notwithstanding the foregoing provisions, but subject to the following proviso, if such Recovery occurs within two years of the realization of such loss and (i) is the result of an event that would have given rise to the repurchase of the related Mortgage Loan by the Seller pursuant to Section 2.02 or 2.03, or (ii) represents in whole or part funds which the applicable Servicer had received in respect of a Liquidated Loan but failed to remit to the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan, such Recovery may, at the sole discretion of the Master Servicer, be treated as a repurchase or an Unscheduled Principal Receipt with respect to such Mortgage Loan, as the case may be, the Realized Loss previously recognized may be reversed and treated for all subsequent purposes as if it had never occurred and the Master Servicer may make such adjustments to interest or principal distributions on the Certificates and to the principal balances of the Certificates as the Master Servicer in its good faith judgment and sole discretion deems necessary or desirable to effectuate the reversal of the Realized Loss and the treatment of such amount as a repurchase or as an Unscheduled Principal Receipt, as the case may be; provided that such actions do not result in the aggregate distributions made in respect of each Class of Certificates whose principal balances were previously reduced as a result of such Realized Loss being less than such Class would have received if such Recovery had been deposited in the Certificate Account on or prior to the Business Day preceding the Distribution Date following the Applicable Unscheduled Principal Receipt Period in which the Mortgage Loan became a Liquidated Loan.

     (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date, without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

     (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated on the Determination Date in the second month following the month in which such loss was incurred with respect to the preceding Distribution Date.

SECTION 4.03.     PAYING AGENT.

     (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by
Section 4.04 as agent of the Master Servicer.

     The Master Servicer may, at any time, remove or replace the Paying Agent.

     The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

                   (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

                  (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

                 (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

     (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, (a) an amount equal to the Pool Distribution Amount, (b) Net Foreclosure Profits, if any, with respect to such Distribution Date and (c) the amount of any recovery in respect of a Realized Loss. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

SECTION 4.04.     STATEMENTS TO CERTIFICATEHOLDERS;
                  REPORT TO THE TRUST ADMINISTRATOR AND THE SELLER.

     Concurrently with each distribution pursuant to Section 4.01(f), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

                   (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class for such Distribution Date;

                 (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

                  (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates, (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class B of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

                   (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

                  (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

                 (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

                (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

                  (ix)  the  aggregate   Scheduled  Principal  Balances  of  the
         Mortgage Loans serviced by Norwest Mortgage and, collectively, by the Other Servicers as of such Distribution Date;

                   (x) the Class A Percentage for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                  (xi)  the  Class A  Prepayment  Percentage  for the  following
         Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                 (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current
         Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for the following Distribution Date (without giving effect to Unscheduled Principal Receipts received after the Applicable Unscheduled Principal Receipt Period for the current Distribution Date which are applied by a Servicer during such Applicable Unscheduled Principal Receipt Period);

                 (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

                  (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

                 (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

                (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

               (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

                 (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

                  (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

                 (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

                (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

               (xxiii)     the Class A-PO Deferred Amount, if any;

                (xxiv) in the case of each Class of LIBOR Certificates, the applicable Class A Pass-Through Rate; and

                 (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

     In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

     Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses
(iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

     Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

     In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

SECTION 4.05.     REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

     The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trust Administrator acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

SECTION 4.06.     CALCULATION OF AMOUNTS; BINDING EFFECT OF
                  INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

     The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates or the allocation of losses to the Certificates, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

SECTION 4.07.     DETERMINATION OF LIBOR.

     On each Rate Determination Date, the Trust Administrator shall determine LIBOR for the Distribution Date occurring in the second succeeding month on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 A.M. London time on such Rate Determination Date. As used herein, "Telerate page 3750" means the display designated as page 3750 on the Dow Jones Telerate Service.

     If on any Rate Determination Date the Trust Administrator is unable to determine LIBOR on the basis of the method set forth in the preceding paragraph LIBOR for the Distribution Date in the second succeeding month will be whichever is higher of (x) LIBOR as determined on the previous Rate Determination Date or
(y) the Reserve Interest Rate. The "Reserve Interest Rate" will be the rate per annum which the Trust Administrator determines to be either (A) the arithmetic mean (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/16%) of the one-month Eurodollar lending rates that New York City banks selected by the Trust Administrator are quoting, on the relevant Rate Determination Date, to the principal London offices of at least two leading banks in the London interbank market or (B) in the event that the Trust Administrator can determine no such arithmetic mean, the lowest one-month Eurodollar lending rate that the New York City banks selected by the Trust Administrator are quoting on such Rate Determination Date to leading European banks.

     If on any Rate Determination Date the Trust Administrator is required but is unable to determine the Reserve Interest Rate in the manner provided in the preceding paragraph, LIBOR for the Distribution Date in the second succeeding month will be LIBOR as determined on the previous Rate Determination Date, or, in the case of the first Rate Determination Date, 5.375%.

     The establishment of LIBOR by the Trust Administrator and the Trust Administrator's subsequent calculation of the rates of interest applicable to each of the LIBOR Certificates in the absence of manifest error, will be final and binding. After a Rate Determination Date, the Trust Administrator shall provide the Pass-Through Rates of the LIBOR Certificates for the related
Distribution Date to Beneficial Owners or Holders of LIBOR Certificates who place a telephone call to the Trust Administrator at (704) 383-5272 and make a request therefor.

                                   ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.     THE CERTIFICATES.

     (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-PO and Class A-R Certificates, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than Class A-PO and Class A-R Certificates) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-PO, A-R, B-1, B-2, B-3, B-4, B-5,
B-6, and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Until such time as Definitive Certificates are issued pursuant to Section 5.07, each Book-Entry Certificate shall bear the following legend:

     "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

     (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

                   (i) the provisions of this Section 5.01(b) shall be in full force and effect;

                  (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

                 (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

                  (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

                   (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

     For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

     Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

SECTION 5.02.     REGISTRATION OF CERTIFICATES.

     (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

     (b) No transfer of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Trustee, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class A-PO, Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

     (c) No transfer of a Class A-11, Class A-PO or Class B Certificate shall be made (other than the transfer of the Class A-PO Certificates to an affiliate of the Seller on the Closing Date) unless the Trust Administrator and the Seller shall have received (i) a representation letter from the transferee in the form of Exhibit J hereto, in the case of a Class A-PO, Class B-4, Class B-5 or Class B-6 Certificate, or in the form of Exhibit K hereto, in the case of a Class A-11, Class B-1, Class B-2 or Class B-3 Certificate, to the effect that either
(a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer or (b) with respect to the Class A-11 and Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B)
there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class A-11 or Class B Certificates is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class A-11, Class A-PO or Class B Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class A-11, Class A-PO or Class B Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer and
(B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Class A-11, Class A-PO and Class B Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

     (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R
Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that
(i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest,
(iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

     The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

     Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of the Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

SECTION 5.03.     MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

     If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

SECTION 5.04.     PERSONS DEEMED OWNERS.

     Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

SECTION 5.05.     ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES.

     (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

     (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

     (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

SECTION 5.06.     MAINTENANCE OF OFFICE OR AGENCY.

     The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

SECTION 5.07.     DEFINITIVE CERTIFICATES.

     If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and
(B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry
Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners or (iv) upon the occurrence of the events specified in Section 4.07(g), the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trustee nor the Trust Administrator shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

SECTION 5.08.     NOTICES TO CLEARING AGENCY.

     Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

SECTION 6.01.     LIABILITY OF THE SELLER AND THE MASTER SERVICER.

     The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

SECTION 6.02.     MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER SERVICER.

     Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for FNMA or FHLMC.

SECTION 6.03.     LIMITATION ON LIABILITY OF THE SELLER,
                  THE MASTER SERVICER AND OTHERS.

     Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A and Class B Certificates in the same manner as Realized Losses are allocated pursuant to Section 4.02(a).

SECTION 6.04.     RESIGNATION OF THE MASTER SERVICER.

     The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

SECTION 6.05.     COMPENSATION TO THE MASTER SERVICER.

     The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement and any investment income on funds on deposit in the Certificate Account as additional compensation.

SECTION 6.06.     ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

     The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

SECTION 6.07.     INDEMNIFICATION OF TRUSTEE, TRUST ADMINISTRATOR
                  AND SELLER BY MASTER SERVICER.

     The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                  ARTICLE VII

                                    DEFAULT

SECTION 7.01.     EVENTS OF DEFAULT.

     In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

                   (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                  (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates; or

                 (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                  (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property; or

                   (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

                  (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

                 (vii) the Master Servicer and any  subservicer  appointed by it
         becomes   ineligible  to  service  for  both  FNMA  and  FHMLC,   which
         ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

SECTION 7.02.     OTHER REMEDIES OF TRUSTEE.

     During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

SECTION 7.03.     DIRECTIONS BY CERTIFICATEHOLDERS AND
                  DUTIES OF TRUSTEE DURING EVENT OF DEFAULT.

     During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

SECTION 7.04.     ACTION UPON CERTAIN FAILURES OF THE
                  MASTER SERVICER AND UPON EVENT OF DEFAULT.

     In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

SECTION 7.05.     TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

     When the Master Servicer receives notice of termination pursuant to Section
7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust
Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in Section
7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

SECTION 7.06.     NOTIFICATION TO CERTIFICATEHOLDERS.

     Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

SECTION 8.01.     DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

     The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

     The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust
Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

     No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                   (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

                  (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator, under this Agreement; and

                 (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

     None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 8.02.     CERTAIN MATTERS AFFECTING THE TRUSTEE.

     Except as otherwise provided in Section 8.01:

                   (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable, may prescribe;

                  (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                 (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

                   (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

SECTION 8.03. NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO MAKE INVESTIGATION.

     Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

SECTION 8.04.     NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE
                  FOR CERTIFICATES OR MORTGAGE LOANS.

     The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

SECTION 8.05.     TRUSTEE AND TRUST ADMINISTRATOR MAY OWN CERTIFICATES.

     Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

SECTION 8.06.     THE MASTER SERVICER TO PAY FEES AND EXPENSES.

     The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be, and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be, upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

SECTION 8.07.     ELIGIBILITY REQUIREMENTS.

     Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

SECTION 8.08.     RESIGNATION AND REMOVAL.

     Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

     If at any time the  Trustee or the Trust  Administrator  shall  cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

     The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

     Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

SECTION 8.09.     SUCCESSOR.

     Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be, herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be, all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

     Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

SECTION 8.10.     MERGER OR CONSOLIDATION.

     Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

SECTION 8.11.     AUTHENTICATING AGENT.

     The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

     Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

     The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator, the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

     The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

SECTION 8.12.     SEPARATE TRUSTEES AND CO-TRUSTEES.

     The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

     Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                   (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

                  (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

                 (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

                  (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

     Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

     No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under
Section 8.09 hereof.

     The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

     The  Master   Servicer  shall  pay  the  reasonable   compensation  of  the
co-trustees to the extent,  and in accordance  with the standards,  specified in
Section 8.06 hereof.

SECTION 8.13.     APPOINTMENT OF CUSTODIANS.

     The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in
Section 10.01(a).

SECTION 8.14.     TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

     (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Forms SS-4 and 8811 and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans, other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the REMIC property determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-PO and Class A-R Certificates and the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trustee that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC, when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee shall sign the tax returns referred to in clause (i) of the second preceding sentence and comply with written directions from the Master Servicer or the Trust Administrator.

     In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

     (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee to, respectively, perform its obligations under this Section 8.14.

SECTION 8.15.     MONTHLY ADVANCES.

     In the event that Norwest Mortgage fails to make a Periodic Advance required to be made pursuant to the Norwest Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by Norwest Mortgage, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                  TERMINATION

SECTION 9.01.     TERMINATION UPON PURCHASE BY THE
                  SELLER OR LIQUIDATION OF ALL MORTGAGE LOANS.

     Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

     The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section 9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Master Servicer (if it is exercising its right to purchase the assets of the Trust Estate) or by the Trust Administrator (in any other case) by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trust Administrator and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

     Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Sections 4.02(b) and 4.02(g) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer (if it exercised its right to purchase the assets of the Trust Estate) or the Trust Administrator (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

SECTION 9.02.     ADDITIONAL TERMINATION REQUIREMENTS.

     In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                   (i) The notice  given by the Master  Servicer  under  Section
         9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

                  (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
         Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01.  AMENDMENT.

     (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein,
(iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder,
(iv) to change the timing and/or nature of deposits into the Certificate Account provided that (a) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (b) such change shall not adversely affect the then-current rating of the Certificates as evidenced by a letter from each Rating Agency to such effect,
(v) to modify, eliminate or add to the provisions of Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and (vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder.

     This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

     Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

     Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

     It shall not be necessary for the consent of Certificateholders  under this
Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

     (b) Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trust Administrator or the Trustee; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal
Receipts:

                    (i) changing the Applicable Unscheduled Principal Receipt Period for Exhibit F-1 Mortgage Loans to a Mid-Month Receipt Period with respect to all Unscheduled Principal Receipts; or

                    (ii) changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

     A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

SECTION 10.02.  RECORDATION OF AGREEMENT.

     This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03.  LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

     The death or  incapacity  of any  Certificateholder  shall not  operate  to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.04.  GOVERNING LAW; JURISDICTION.

     This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 10.05.  NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Norwest Asset Securities Corporation, 7485 New Horizon Way,
Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Norwest Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

     For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, such Servicer or a Certificateholder.

SECTION 10.06.  SEVERABILITY OF PROVISIONS.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07.  SPECIAL NOTICES TO RATING AGENCIES.

     (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

                    (i) any amendment to this Agreement pursuant to Section 10.01(a);

                    (ii) any sale or transfer of the Class B Certificates pursuant to Section 5.02 to an affiliate of the Seller;

                    (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

                    (iv) any  resignation  of the Master  Servicer  pursuant  to
          Section 6.04;

                    (v) the occurrence of any of the Events of Default described in Section 7.01;

                    (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

                    (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

                    (viii) the  making of a final  payment  pursuant  to Section
          9.01.

     (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

                    (i) the appointment of a Custodian pursuant to Section 2.02;

                    (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

                    (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

                    (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

      (c) The Master Servicer shall deliver to each Rating Agency:

                    (i) reports prepared pursuant to Section 3.05; and

                    (ii) statements prepared pursuant to Section 4.04.

SECTION 10.08.  COVENANT OF SELLER.

     The  Seller  shall  not  amend   Article  Third  of  its   Certificate   of
Incorporation without the prior written consent of each Rating Agency rating the Certificates.

SECTION 10.09.  RECHARACTERIZATION.

     The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

SECTION 11.01.  CLASS A FIXED PASS-THROUGH RATE.

     The Class A Fixed Pass-Through Rate is 6.250% per annum.

SECTION 11.02.  CUT-OFF DATE.

     The Cut-Off Date for the Certificates is November 1, 1998.

SECTION 11.03.  CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

     The Cut-Off Date Aggregate Principal Balance is $1,057,053,672.94

SECTION 11.04.  ORIGINAL CLASS A PERCENTAGE.

     The Original Class A Percentage is 95.99953512%

SECTION 11.05.  ORIGINAL PRINCIPAL BALANCES OF THE CLASSES
                OF CLASS A CERTIFICATES.

     As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                      Original
    Class                                        Principal Balance
    -----                                        -----------------
  Class A-1                                  $       70,000,000.00
  Class A-2                                  $      366,106,000.00
  Class A-3                                  $      190,292,232.00
  Class A-4                                  $       31,310,000.00
  Class A-5                                  $      150,000,000.00
  Class A-6                                  $       50,000,000.00
  Class A-7                                  $       15,655,000.00
  Class A-8                                  $       23,616,176.00
  Class A-9                                  $       10,911,000.00
  Class A-10                                 $       98,000,000.00
  Class A-11                                 $          269,000.00
  Class A-12                                 $        8,501,824.00
  Class A-PO                                 $          109,667.21
  Class A-R                                  $              100.00

SECTION 11.06.  ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

     The Original Class A Non-PO Principal Balance is $1,014,661,332.00.

SECTION 11.07.  ORIGINAL SUBORDINATED PERCENTAGE.

     The Original Subordinated Percentage is 4.0004983%.

SECTION 11.08.  ORIGINAL CLASS B-1 PERCENTAGE.

     The Original Class B-1 Percentage is 1.50001844%.

SECTION 11.09.  ORIGINAL CLASS B-2 PERCENTAGE.

     The Original Class B-2 Percentage is 1.34997875%.

SECTION 11.10.  ORIGINAL CLASS B-3 PERCENTAGE.

     The Original Class B-3 Percentage is 0.39997969%.

SECTION 11.11.  ORIGINAL CLASS B-4 PERCENTAGE.

     The Original Class B-4 Percentage is 0.29998477%.

SECTION 11.12.  ORIGINAL CLASS B-5 PERCENTAGE.

     The Original Class B-5 Percentage is 0.25003461%.

SECTION 11.13.  ORIGINAL CLASS B-6 PERCENTAGE.

     The Original Class B-6 Percentage is 0.20005358%.

SECTION 11.14.  ORIGINAL CLASS B PRINCIPAL BALANCE.

     The Original Class B Principal Balance is $42,282,573.73.

SECTION 11.15.  ORIGINAL PRINCIPAL BALANCES OF THE CLASSES
                OF CLASS B CERTIFICATES.

     As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                        Original
          Class                                     Principal Balance
          -----                                     -----------------
       Class B-1                                   $      15,856,000.00
       Class B-2                                   $      14,270,000.00
       Class B-3                                   $       4,228,000.00
       Class B-4                                   $       3,171,000.00
       Class B-5                                   $       2,643,000.00
       Class B-6                                   $       2,114,673.73


SECTION 11.16.   ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

     The Original Class B-1 Fractional Interest is 2.50029079%.

SECTION 11.17.  ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

     The Original Class B-2 Fractional Interest is 1.15017197%.

SECTION 11.18.  ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

     The Original Class B-3 Fractional Interest is 0.75015078%.

SECTION 11.19.  ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

     The Original Class B-4 Fractional Interest is 0.45013488%.

SECTION 11.20.  ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

     The Original Class B-5 Fractional Interest is 0.20007433%.

SECTION 11.21.  CLOSING DATE.

     The Closing Date is November 25, 1998.

SECTION 11.22.  RIGHT TO PURCHASE.

     The right of the Seller to purchase all of the Mortgage  Loans  pursuant to
Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $105,705,367.29 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

SECTION 11.23.  WIRE TRANSFER ELIGIBILITY.

     With respect to the Class A (other than the Class A-11, Class A-PO and Class A-R Certificates) and the Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. With respect to the Class A-PO Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is 100% Percentage Interest. The Class A-11 and Class A-R Certificates are not eligible for wire transfer.

SECTION 11.24.  SINGLE CERTIFICATE.

     A Single Certificate for each Class of Class A Certificates (other than the Class A-PO and Class A-R Certificates) and each Class of the Class B Certificates (other than the Class B-4, Class B-5 and Class B-6 Certificates) represents a $100,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-PO Certificates represents a $109,667.21 Denomination.

SECTION 11.25.  SERVICING FEE RATE.

     The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

SECTION 11.26.  MASTER SERVICING FEE
RATE.

     The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

     IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                             NORWEST ASSET SECURITIES CORPORATION
                             as Seller

                             By:__________________________________
                                Name:         Alan S. McKenney
                                Title:        Vice President

                             NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION as Master Servicer

                              By:__________________________________
                                 Name:         Nancy E. Burgess
                                 Title:        Vice President

                              FIRST UNION NATIONAL BANK
                              as Trust Administrator

                              By:_________________________________
                                 Name:
                                 Title:

Attest:
By:__________________________
Name:________________________
Title:_______________________



                                UNITED STATES TRUST COMPANY
                                OF NEW YORK
                                as Trustee

                                By:________________________________
                                  Name:
                                  Title:

STATE OF MARYLAND      )
                          ss.:
COUNTY OF FREDERICK    )

     On this 25th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides at McLean, Virginia; that he is a Vice President of Norwest Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND    )
                        ss.:
COUNTY OF FREDERICK  )

     On this 25th day of November, 1998, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides at Frederick, Maryland; that she is a Vice President of Norwest Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF __________________  )
                              ss.:
COUNTY OF__________________  )

     On this 25th day of November, 1998, before me, a notary public in and for _________________, personally appeared ___________________, known to me who,
being  by  me  duly   sworn,   did   depose   and  say  that  s/he   resides  at
_________________,  _________________;  that s/he is a  ____________________  of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.





-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA  )
                           ss.:
COUNTY OF                )

     On this 25th day of November, 1998, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides at __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.


-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                   Norwest Asset Securities Corporation,
                    Mortgage Pass-Through Certificates,
                               Series 1998-29
                      Applicable Unscheduled Principal
                               Receipt Period



                                           Full Unscheduled         Partial Unscheduled
Servicer                                  Principal Receipts         Principal Receipts
---------                                 ------------------         ------------------
Norwest Mortgage, Inc. Exhibit F-1          Prior Month               Prior Month
Norwest Mortgage, Inc. Exhibit F-2          Mid Month                 Mid Month
The Huntington Mortgage Company             Mid Month                 Prior Month
North American Mortgage Company             Prior Month               Prior Month
FT Mortgage Companies                       Mid-Month                 Prior Month
SunTrust Mortgage Inc.                      Prior Month               Prior Month
National City Mortgage Company              Mid Month                 Prior Month
Bank United                                 Mid Month                 Prior Month
Countrywide Home Loans, Inc.                Prior Month               Prior Month
Banc One Mortgage Corporation               Mid Month                 Prior Month
Bank of Oklahoma, N.A.                      Mid Month                 Prior Month
First Union Mortgage Corporation            Mid Month                 Prior Month
Citicorp Mortgage, Inc.                     Mid Month                 Prior Month
Marine Midland Mortgage Corporation         Mid Month                 Prior Month
Merrill Lynch Credit Corporation            Mid Month                 Prior Month
Hibernia National Bank                      Mid Month                 Prior Month
HomeSide Lending                            Prior Month               Prior Month
GMAC Mortgage Corporation                   Prior Month               Prior Month
Charter Bank for Savings, FSB               Mid Month                 Prior Month


                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

             [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER
      OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND
     ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
 COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
        USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL
     SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

     THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

     DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EE 5              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

                  THIS   CERTIFIES  THAT   ___________________________   is  the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

                  Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

                  Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

                  Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

                  Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.


Dated:

                                                  First Union National Bank,
                                                    Trust Administrator

                                                   By___________________________
                                                       Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-2

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EF 2              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-3

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EG 0              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE TRUST ADMINISTRATOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS
  REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
  MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF,
                     CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-4

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EH 8              First Distribution Date:  December 25, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 92.38000%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 7.62000000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.81%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-5

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EJ 4              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-6

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EK 1              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-7

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EL 9              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-8

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EM 7              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in December 1998 will be 6.375% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to 1.000% plus LIBOR as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 1.000% and a maximum rate of 8.500%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-9

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION  TERMINATION  DATE, THE INTEREST THAT ACCRUES ON
THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EN 5              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.250% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-9 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998 at an issue price of 86.91667%, including accrued interest, and a stated redemption price at maturity equal to all distributions of principal and interest (whether current or accrued) thereon, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 102.90711731%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.62%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

 [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
   DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
   THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO
 CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE
  BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE &
                        CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-10

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EP 0              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

AFTER THE CROSS-OVER DATE, THE PRINCIPAL PORTION OF REALIZED LOSSES, OTHER THAN EXCESS LOSSES, ALLOCATED TO THE CLASS A-7 CERTIFICATES WILL BE BORNE BY THE CLASS A-11 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-11

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R EQ 8              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 96.30729%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 3.69271333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.73%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator

By ________________________
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29 CLASS A-12

                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R GM 5              First Distribution Date:  December 28, 1998

Percentage Interest evidenced       Denomination: $
by this Certificate:  %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 24, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and The United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be a floating rate of interest determined as provided herein and as specified in the Agreement. The pass-through rate applicable with respect to the Distribution Date in December 1998 will be 5.9027774% per annum. Thereafter, with respect to each Distribution Date, the pass-through rate will be a per annum rate equal to
(i) 20.833332% minus (ii) the product of 2.7777776 and LIBOR, as determined on the second business day prior to the beginning of the month preceding the month in which such Distribution Date occurs, subject to a minimum rate of 0.000% and a maximum rate of 20.833332%. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 74.27547% and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming (a) that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate and (b) that the interest rate at which distributions of interest on this Certificate actually will be made will be determined as though the pass-through rate on this Certificate applicable to the first Distribution Date will not change thereafter: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 25.72453148%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.98%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator
                           By ________________________
                               Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 1998-29, CLASS A-PO

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:                           First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates will not be entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class A-PO Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, at an issue price of 68.52670% and a stated redemption price at maturity equal to its initial principal balance, and is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 31.47330000%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.98%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
sCertificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUSTEE TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29, CLASS A-R


                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R GN 3              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $100.00
by this Certificate: 100%

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to the Holder of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                     Trustee


                                    By____________________________
                                      Authorized Officer

Countersigned:

First Union National Bank,
 Trustee

By ________________________
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29, CLASS B-1

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R ER 6              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-1 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 95.80729%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 4.19271333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 6.83%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29, CLASS B-2

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R ES 4              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-2 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 93.58855%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 6.41145333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 7.14%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-3

                   [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS   CERTIFICATE  IS   SUBORDINATED  IN  RIGHT  OF  PAYMENT  TO  THE  CLASS  A
CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29, CLASS B-3


                  evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                  include loans secured by shares issued by cooperative housing corporations, sold by


                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R FT 2              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS   CERTIFIES   THAT   _______________________________   is   the
registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-3 Certificate will be made unless the Holder hereof desiring to make any such transfer shall deliver to the Trust Administrator (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 87.41667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 12.58333333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 8.09%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29, CLASS B-4

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R GC 7              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 78.54167%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 21.45833333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 9.63%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29, CLASS B-5

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R GD 5              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 62.04167%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 37.95833333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 13.30%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A)
THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 1998-29, CLASS B-6

              evidencing an interest in a pool of fixed interest
              rate, conventional, monthly pay, fully amortizing,
             first lien, one- to four-family residential mortgage
               loans, which may include loans secured by shares
             issued by cooperative housing corporations, sold by

                      NORWEST ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                      Cut-Off Date:   November 1, 1998

CUSIP No.:  66937R GE 3              First Distribution Date:  December 28, 1998

Percentage Interest evidenced        Denomination:  $
by this Certificate: %

Final Scheduled Maturity Date:  December 25, 2028

            THIS CERTIFIES THAT ____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans") formed by Norwest Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 (the "Agreement") among the Seller, Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B
Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.250% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference  is  hereby  made  to  the  further   provisions  of  this
Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate is issued on November 25, 1998, and based on its issue price of 27.41667%, including accrued interest, and a stated redemption price at maturity equal to its initial principal balance, is issued with original issue discount ("OID") for federal income tax purposes. Assuming that this Certificate pays in accordance with projected cash flows reflecting the prepayment assumption of 275% SPA (as defined in the Prospectus Supplement dated November 24, 1998 with respect to the offering of the Class A (other than the Class A-PO) Certificates and the Class B-1, Class B-2 and Class B-3 Certificates) used to price this Certificate: (i) the amount of OID as a percentage of the initial principal balance of this Certificate is approximately 72.58333333%; and (ii) the annual yield to maturity of this Certificate, compounded monthly, is approximately 30.30%. There is no short first accrual period.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN  WITNESS  WHEREOF,   the  Trust  Administrator  has  caused  this
Certificate to be duly executed as of the date set forth below.


Dated:

                                    First Union National Bank,
                                      Trust Administrator

                                    By____________________________
                                      Authorized Officer


Countersigned:

First Union National Bank,
  Trust Administrator


By ________________________
   Authorized Officer

                                    EXHIBIT C

               [Form of Reverse of Series 1998-29 Certificates]

                      NORWEST ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-29

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ___________________________________________________________________________
________________________________________________________________________________
   (Please print or typewrite name and address including postal zip code of assignee)

the  beneficial   interest   evidenced  by  the  within  Mortgage   Pass-Through
Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________
________________________________________________________________________________

Social Security or other Identifying Number of Assignee:
________________________________________________________________________________


Dated:

                                    -----------------------------------
                                    Signature by or on behalf of assignor


                                    -----------------------------------
                                    Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The  assignee   should   include  the   following  for  purposes  of
distribution:

     Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _______________________________
_________________________________    for   the   account   of   ________________
_______________________________  account number _____________,  or, if mailed by check,  to  _______________________________________________________.  Applicable
statements  should be  mailed to  ______________________________________________
______________________________________

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), NORWEST ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").


                           W I T N E S S E T H  T H A T

            WHEREAS, the Seller, the Master Servicer, the Trust Administrator and United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of November 25, 1998 relating to the issuance of Mortgage Pass-Through Certificates, Series 1998-29 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   Definitions

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          Custody of Mortgage Documents

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            Concerning the Custodian

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            Miscellaneous Provisions

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section  4.2.  Amendments.   No  modification  or  amendment  of  or
supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                            FIRST UNION NATIONAL BANK

230 South Tryon Street              By:_______________________________________
Charlotte, North Carolina,  28288   Name:_____________________________________
                                    Title:____________________________________



Address:                            NORWEST ASSET SECURITIES
                                    CORPORATION
7485 New Horizon Way
Frederick, Maryland  21703          By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________



Address:                            NORWEST BANK MINNESOTA, NATIONAL
                                       ASSOCIATION
7485 New Horizon Way
Frederick, Maryland  21703          By:_______________________________________
                                    Name:_____________________________________
                                    Title:____________________________________


Address:                            [CUSTODIAN]

                                    By:______________________________________
                                    Name:____________________________________
                                    Title:___________________________________

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                         ____________________________________
                                                     Notary Public



[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ____ day of _________, 19__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Norwest Bank Minnesota,
National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                                         ____________________________________
                                                     Notary Public



[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ___ day of ________, 19__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                         ____________________________________
                                                     Notary Public




[NOTARIAL SEAL]

STATE OF                )
                        :  ss.:
COUNTY OF               )

            On this ____ day of ________, 19 , before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at
__________________________;   that   he  is   the   _______________________   of
______________________,  a  _________________________,  one of the parties  that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.


                                         ____________________________________
                                                     Notary Public

 [NOTARIAL SEAL]

                                   EXHIBIT F-1


           [Schedule of Mortgage Loans Serviced by Norwest Mortgage from locations other than Frederick, Maryland]


NASCOR
NMI / 1998-29  Exhibit F-1
30 YEAR FIXED RATE NON RELOCATION LOANS

  (i)           (ii)                                (iii)      (iv)      (v)       (vi)       (vii)     (viii)        (ix)
--------  -----------------          -----  -----  --------  --------  --------  ---------   --------  ---------  -------------
                                                                         NET                                         CUT-OFF
MORTGAGE                                                     MORTGAGE  MORTGAGE   CURRENT    ORIGINAL  SCHEDULED      DATE
  LOAN                                       ZIP   PROPERTY  INTEREST  INTEREST   MONTHLY    TERM TO   MATURITY     PRINCIPAL
 NUMBER         CITY                 STATE  CODE     TYPE      RATE      RATE     PAYMENT    MATURITY    DATE        BALANCE
--------  -----------------          -----  -----  --------  --------  --------  ---------   --------  ---------  -------------
6337867   INDIAN HARBOUR BE           FL    32937    SFD      7.875     6.250    $4,712.95     360     1-May-28     $647,271.63
6375083   DURANGO                     CO    81301    SFD      7.250     6.250    $1,500.79     360     1-Sep-28     $219,655.72
6936662   PARK RAPIDS                 MN    56470    SFD      7.375     6.250    $2,141.10     360     1-Sep-28     $309,526.77
7068427   MAPLEWOOD                   MN    55109    SFD      7.250     6.250    $1,637.22     360     1-Oct-28     $239,812.78
7091107   GENEVA                      IL    60134    SFD      7.250     6.250    $1,998.78     360     1-Oct-28     $292,570.21
7094000   STILLWATER                  MN    55082    SFD      7.625     6.250    $1,842.04     360     1-Sep-28     $259,872.07
7106939   MAHTOMEDI                   MN    55115    SFD      7.375     6.250    $1,637.94     360     1-Oct-28     $236,969.54
7192338   CARMEL                      IN    46033    PUD      7.375     6.250    $1,671.44     360     1-Oct-28     $241,815.85

                                                                                                                  $2,447,494.57

  (i)           (ii)                  (x)     (xi)      (xii)    (xiii)    (xiv)     (xv)     (xvi)
--------  -----------------          -----   -------  ---------  -------  --------  -------  --------

MORTGAGE                                              MORTGAGE             T.O.P.   MASTER    FIXED
  LOAN                                                INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
 NUMBER         CITY                  LTV    SUBSIDY    CODE       FEE      LOAN      FEE     YIELD
--------  -----------------          -----   -------  ---------  -------  --------  -------  --------
6337867   INDIAN HARBOUR BE          65.00                       0.250               0.017    1.358
6375083   DURANGO                    42.72                       0.250               0.017    0.733
6936662   PARK RAPIDS                76.26                       0.250               0.017    0.858
7068427   MAPLEWOOD                  50.00                       0.250               0.017    0.733
7091107   GENEVA                     77.10                       0.250               0.017    0.733
7094000   STILLWATER                 75.00                       0.250               0.017    1.108
7106939   MAHTOMEDI                  79.05                       0.250               0.017    0.858
7192338   CARMEL                     74.46                       0.250               0.017    0.858


COUNT:                            8
WAC:                    7.495367578
WAM:                    357.3552925
WALTV:                  67.75791031

                                  EXHIBIT F-2

    [Schedule of Mortgage Loans Serviced by Norwest Mortgage in Frederick,
                                  Maryland]


NASCOR
NMI / 1998-29  Exhibit F-2
30 YEAR FIXED RATE NON RELOCATION  LOANS

  (i)           (ii)                                (iii)      (iv)      (v)       (vi)       (vii)     (viii)         (ix)
--------  -----------------          -----  -----  --------  --------  --------  ----------  --------  ---------  ---------------
                                                                         NET                                          CUT-OFF
MORTGAGE                                                     MORTGAGE  MORTGAGE   CURRENT    ORIGINAL  SCHEDULED       DATE
  LOAN                                       ZIP   PROPERTY  INTEREST  INTEREST   MONTHLY    TERM TO   MATURITY      PRINCIPAL
 NUMBER         CITY                 STATE  CODE     TYPE      RATE      RATE     PAYMENT    MATURITY    DATE         BALANCE
--------  -----------------          -----  -----  --------  --------  --------  ----------  --------  ---------  ---------------
4671778   LIVINGSTON                  MT    59047    SFD      7.125     6.250    $ 4,379.18    360     1-Oct-28   $    649,480.20
4688300   STOCKTON                    CA    95209    SFD      7.750     6.250    $ 2,758.26    352     1-Jan-28   $    381,922.25
4695601   SAN CLEMENTE                CA    92673    SFD      6.875     6.250    $ 2,164.91    360     1-Sep-28   $    328,959.40
4696077   FREMONT                     CA    94536    SFD      7.600     6.250    $ 3,812.81    360     1-Nov-27   $    501,978.37
4698927   CROSS RIVER                 NY    10518    SFD      7.375     6.250    $ 3,012.92    360     1-Nov-28   $    436,228.00
4708317   MAGNOLIA                    TX    77355    SFD      7.250     6.250    $ 1,889.29    360     1-Sep-28   $    276,516.59
4713783   SOUTH MILLBURN TOWNSHIP     NJ    07078    SFD      7.250     6.250    $ 2,387.62    360     1-Jul-28   $    348,897.91
4715222   OAK HILL                    VA    20171    SFD      7.250     6.250    $ 2,489.94    360     1-Oct-28   $    364,715.27
4718590   WESTWOOD                    NJ    07675    SFD      7.750     6.250    $ 2,740.28    360     1-Mar-28   $    380,290.80
4718601   LUDLOW                      VT    05149    LCO      7.250     6.250    $ 2,111.34    360     1-Oct-28   $    309,258.56
4726262   RIDGEWOOD                   NJ    07451    SFD      7.375     6.250    $ 3,094.23    360     1-Jul-28   $    446,623.79
4734448   REDWOOD CITY                CA    94063    SFD      6.875     6.250    $ 2,299.26    360     1-Oct-28   $    349,705.95
4739487   WHITE PLAINS                NY    10605    LCO      7.625     6.250    $ 2,172.93    360     1-Jul-28   $    306,102.70
4739993   NEW HOPE                    PA    18938    SFD      6.875     6.250    $ 2,067.69    360     1-Nov-28   $    314,750.00
4747953   RANDOLPH TOWNSHIP           NJ    07869    SFD      7.250     6.250    $ 2,128.39    360     1-Aug-28   $    311,265.40
4750258   HAMPTON                     NJ    08827    SFD      7.500     6.250    $ 2,492.70    360     1-Oct-28   $    356,235.43
4752654   NEW HOPE                    PA    18938    SFD      7.625     6.250    $ 1,896.54    360     1-Oct-28   $    267,756.06
4759760   CROSS RIVER                 NY    10518    SFD      6.750     6.250    $ 2,220.80    360     1-Oct-28   $    342,105.20
4761556   CLARKSTON                   MI    48348    SFD      7.625     6.250    $ 2,561.75    240     1-May-18   $    311,585.04
4762033   SARATOGA                    CA    95070    SFD      7.000     6.250    $ 4,291.21    360     1-Oct-28   $    644,471.29
4762842   KIRKLAND                    WA    98034    SFD      7.375     6.250    $ 1,785.40    360     1-Oct-28   $    258,303.30
4764069   GREAT FALLS                 MT    59404    SFD      7.125     6.250    $ 1,717.98    360     1-Sep-28   $    254,590.96
4767686   CHEVY CHASE                 MD    20815    SFD      7.125     6.250    $ 1,735.50    360     1-Aug-28   $    255,978.33
4768311   KILLINGWORTH                CT    06419    SFD      7.250     6.250    $ 2,027.77    360     1-Oct-28   $    297,018.12
4771842   ALEXANDRIA                  VA    22314    LCO      7.000     6.250    $ 1,580.10    360     1-Jul-28   $    236,714.42
4773074   OAKLAND                     NJ    07346    PUD      7.500     6.250    $ 1,608.20    360     1-Jun-28   $    229,135.76
4773715   KINDERHOOK                  NY    12184    SFD      7.250     6.250    $ 1,278.40    360     1-Sep-28   $    187,106.73
4774874   CRYSTAL BEACH               FL    34681    SFD      7.125     6.250    $ 1,987.47    360     1-May-28   $    293,563.38
4777893   O'FALLON                    IL    62269    SFD      7.500     6.250    $ 2,146.59    360     1-Jul-28   $    305,054.82
4780767   SEYMOUR                     CT    06483    SFD      7.375     6.250    $ 1,709.43    360     1-Jul-28   $    246,739.68
4780926   MONROE                      CT    06468    SFD      7.000     6.250    $ 2,661.21    360     1-Nov-28   $    400,000.00
4784655   SUMNER                      WA    98390    SFD      7.250     6.250    $ 3,108.00    360     1-Aug-28   $    454,527.31
4785109   GLEN ROCK BOROUGH           NJ    07452    SFD      7.375     6.250    $ 1,895.91    360     1-Aug-28   $    273,869.50
4786195   SANTA CLARA                 CA    95051    SFD      7.375     6.250    $ 1,818.55    360     1-Aug-28   $    262,695.25
4787875   WAKE FOREST                 NC    27587    SFD      7.375     6.250    $ 1,933.89    360     1-Jun-28   $    278,921.55
4788331   GLEN RIDGE                  NJ    07028    SFD      7.250     6.250    $ 1,841.88    360     1-Nov-28   $    270,000.00
4788425   SLOATSBURG                  NY    10974    SFD      7.500     6.250    $   642.40    360     1-Oct-28   $     91,806.82
4789803   CASTRO VALLEY               CA    94546    SFD      7.375     6.250    $ 2,569.32    360     1-Oct-28   $    371,716.93
4789903   WESTFIELD                   NJ    07090    SFD      7.500     6.250    $ 2,268.96    360     1-Nov-28   $    324,500.00
4790239   BRIDGEWATER                 NJ    08807    SFD      6.875     6.250    $ 1,977.36    360     1-Nov-28   $    301,000.00
4790717   LAKE ST.LOUIS               MO    63367    SFD      7.625     6.250    $ 1,684.55    360     1-Jul-28   $    235,673.26
4791534   BATON ROUGE                 LA    70808    SFD      7.375     6.250    $ 4,468.62    240     1-Aug-18   $    556,900.16
4796643   SOUTHLAKE                   TX    76092    SFD      7.375     6.250    $ 2,630.10    360     1-Jul-28   $    379,497.88
4797039   BRANCHBURG TOWNSHIP         NJ    08876    SFD      7.625     6.250    $ 1,769.49    360     1-Sep-28   $    249,636.95
4797825   WASHINGTON                  DC    20015    SFD      7.500     6.250    $ 1,929.84    360     1-Sep-28   $    275,589.04
4798099   BASKING RIDGE               NJ    07920    SFD      7.000     6.250    $ 1,663.26    360     1-Nov-28   $    250,000.00
4798369   FLOWER MOUND                TX    75028    SFD      7.500     6.250    $ 2,447.25    360     1-Oct-28   $    349,740.25
4798647   KANSAS CITY                 MO    64109    SFD      7.375     6.250    $ 1,623.09    360     1-Oct-28   $    234,821.18
4798824   BROOKFIELD                  NY    11545    SFD      7.375     6.250    $ 3,177.11    360     1-Oct-28   $    459,649.97
4799876   BROOKLINE                   MA    02146    SFD      7.375     6.250    $ 2,424.27    360     1-Nov-28   $    350,653.06
4799990   CINCINNATI                  OH    45249    SFD      7.125     6.250    $ 2,816.14    360     1-Jul-28   $    416,650.99
4800320   PACIFIC PALASADES AREA      CA    90272    SFD      7.250     6.250    $ 3,404.06    360     1-Aug-28   $    497,724.52
4801501   BAYSIDE                     NY    11361    SFD      6.875     6.250    $ 3,284.65    360     1-Nov-28   $    500,000.00
4801696   NEW YORK                    NY    10011    HCO      7.000     6.250    $ 2,922.01    360     1-Nov-28   $    439,200.00
4802206   WESTERVILLE                 OH    43081    SFD      7.625     6.250    $ 1,840.27    360     1-Nov-28   $    260,000.00
4802496   ELK RIVER                   MN    55330    SFD      7.500     6.250    $ 1,720.42    360     1-Oct-28   $    245,867.39
4802655   NEW CITY                    NY    10956    SFD      7.375     6.250    $ 2,306.86    360     1-Oct-28   $    333,745.85
4803884   GLEN ROCK                   NJ    07452    SFD      7.375     6.250    $ 1,999.51    360     1-Sep-28   $    289,058.06
4804706   PALO ALTO                   CA    94301    SFD      7.625     6.250    $ 3,652.22    360     1-Sep-28   $    515,250.69
4805316   BONITA SPRINGS              FL    34135    LCO      7.750     6.250    $   947.46    360     1-Jul-28   $    131,872.98
4805389   TERRACE PARK                OH    45174    SFD      7.375     6.250    $ 1,964.28    360     1-Aug-28   $    283,746.79
4806172   HUNTINGTON BEACH            CA    92648    SFD      7.375     6.250    $ 2,121.41    360     1-Aug-28   $    306,444.53
4806332   MARIETTA                    GA    30060    SFD      7.250     6.250    $ 1,698.62    360     1-Aug-28   $    248,413.74
4807221   ALPHARETTA                  GA    30201    SFD      7.125     6.250    $ 1,872.94    360     1-Oct-28   $    277,729.70
4807288   DOWNERS GROVE               IL    60515    SFD      7.375     6.250    $ 2,172.17    360     1-Sep-28   $    314,019.91
4807440   SCARSDALE                   NY    10014    SFD      7.125     6.250    $ 3,638.09    360     1-Sep-28   $    539,133.76
4808186   CHATHAM                     NJ    07928    SFD      7.125     6.250    $ 2,096.62    360     1-Oct-28   $    310,951.13
4808553   MADISON                     CT    06443    SFD      7.375     6.250    $ 1,673.17    360     1-Nov-28   $    242,250.00
4808734   MORGAN HILL                 CA    95037    SFD      6.750     6.250    $ 1,880.94    360     1-Oct-28   $    289,750.31
4809164   DANVILLE                    CA    94526    SFD      7.375     6.250    $ 2,058.22    360     1-Aug-28   $    297,315.52
4811754   PASADENA                    CA    91106    SFD      7.500     6.250    $ 1,978.78    360     1-Aug-28   $    282,008.59
4812023   TOWNSHIP OF BRIDGEWATER     NJ    08807    SFD      7.500     6.250    $ 1,748.04    360     1-Sep-28   $    249,627.76
4812033   ALEXANDRIA                  VA    22311    SFD      7.875     6.250    $ 1,848.93    360     1-Jul-28   $    254,291.09
4814085   EAGAN                       MN    55123    SFD      7.250     6.250    $ 2,333.04    360     1-Aug-28   $    339,498.19
4814786   BRONXVILLE                  NY    10708    SFD      6.250     5.983    $ 3,538.53    360     1-Oct-28   $    574,154.70
4815160   COLUMBIA                    MD    21044    SFD      7.250     6.250    $ 2,161.68    240     1-Sep-18   $    272,478.36
4815367   ASTORIA                     OR    97103    SFD      7.500     6.250    $ 1,887.88    360     1-Oct-28   $    269,799.62
4815578   WOODSTOCK                   MD    21104    SFD      7.000     6.250    $ 2,144.27    360     1-Nov-28   $    322,300.00
4815612   SILVER SPRINGS              MD    20906    SFD      7.375     6.250    $ 2,072.03    360     1-Sep-28   $    299,542.04
4815762   NAPERVILLE                  IL    60540    SFD      7.250     6.250    $ 2,251.18    360     1-Jul-28   $    328,960.91
4816273   ALAMO                       CA    94507    SFD      7.375     6.250    $ 2,632.51    360     1-Oct-28   $    380,859.97
4816366   LAWRENCE                    KS    66047    SFD      7.250     6.250    $ 1,807.77    360     1-Sep-28   $    264,585.29
4816481   SAN JOSE                    CA    95125    SFD      6.875     6.250    $ 1,838.09    360     1-Nov-28   $    279,800.00
4817886   YORKTOWN HEIGHTS            NY    10598    PUD      7.375     6.250    $ 1,740.51    360     1-Sep-28   $    251,615.30
4817891   SOUTHLAKE                   TX    76092    SFD      7.250     6.250    $ 1,828.24    360     1-Aug-28   $    267,368.98
4817898   BURBANK                     CA    91501    SFD      7.000     6.250    $ 2,368.48    360     1-Sep-28   $    355,414.66
4818322   OAK HILL                    VA    20171    SFD      7.250     6.250    $ 1,895.09    360     1-Jul-28   $    276,925.26
4818711   BROOKLYN                    NY    11217    HCO      7.500     6.250    $ 1,957.81    360     1-Nov-28   $    280,000.00
4818832   MILL VALLEY                 CA    94941    SFD      7.500     6.250    $ 2,545.15    360     1-Oct-28   $    363,729.85
4819001   MARLBORO                    NJ    07746    SFD      7.375     6.250    $ 1,726.69    360     1-Oct-28   $    249,809.77
4819253   WASHINGTON TOWNSHIP         NJ    07675    SFD      7.375     6.250    $ 1,036.01    360     1-Oct-28   $    149,885.86
4819299   CARMEL                      IN    46032    SFD      7.375     6.250    $ 2,099.66    360     1-Sep-28   $    303,535.93
4819349   BALLWIN                     MO    63011    SFD      7.125     6.250    $ 2,452.34    360     1-Sep-28   $    363,416.09
4819477   SHORELINE                   WA    98177    SFD      7.000     6.250    $ 1,669.91    360     1-Aug-28   $    250,378.78
4819483   SCARSDALE                   NY    10583    SFD      7.500     6.250    $ 3,408.67    360     1-Oct-28   $    487,138.21
4819714   CARLSBAD                    CA    92009    SFD      7.750     6.250    $ 2,245.95    360     1-Jun-28   $    312,293.52
4819957   SMITHTOWN                   NY    11787    SFD      7.750     6.250    $ 1,769.54    360     1-Oct-28   $    246,825.67
4819979   COTO DE CAZA                CA    92679    SFD      7.125     6.250    $ 2,694.88    360     1-Aug-28   $    399,034.65
4820062   SAN DIEGO                   CA    92127    SFD      7.375     6.250    $ 2,120.03    360     1-Oct-28   $    306,716.43
4820073   HUNTINGTON BEACH            CA    92648    SFD      7.000     6.250    $ 3,171.50    360     1-Aug-28   $    474,986.25
4820173   ROWLAND HEIGHTS             CA    91748    SFD      7.125     6.250    $ 1,784.01    360     1-Sep-28   $    264,375.22
4820235   ANAHEIM                     CA    92808    SFD      7.125     6.250    $ 1,957.49    360     1-Sep-28   $    290,083.92
4820385   CASTRO VALLEY               CA    94552    SFD      7.500     6.250    $ 1,755.38    360     1-Sep-28   $    250,676.20
4820397   SAN JOSE                    CA    95135    SFD      7.375     6.250    $ 2,145.93    360     1-Aug-28   $    309,834.83
4820416   SAN CLEMENTE                CA    92672    SFD      6.750     6.250    $ 2,390.66    360     1-Nov-28   $    368,588.00
4820419   MOUNTAIN VIEW               CA    94043    SFD      7.250     6.250    $ 2,449.70    360     1-Sep-28   $    358,538.03
4820432   ANAHEIM                     CA    92808    SFD      7.125     6.250    $ 1,770.54    360     1-Sep-28   $    262,378.43
4820482   ROGERS                      MN    55374    SFD      7.250     6.250    $ 1,637.23    360     1-Nov-28   $    240,000.00
4820638   CARDIFF BY THE SEA          CA    92007    THS      7.375     6.250    $ 2,154.91    360     1-Aug-28   $    311,283.38
4820787   SIMI VALLEY                 CA    93065    SFD      7.250     6.250    $ 2,737.91    360     1-Aug-28   $    400,405.05
4820818   HUNTINGTON STATION          NY    11746    SFD      7.750     6.250    $ 1,611.93    360     1-Oct-28   $    224,841.19
4820949   RANCHO SANTA FE             CA    92067    SFD      7.250     6.250    $ 4,434.15    360     1-Oct-28   $    649,492.93
4821283   ALEXANDRIA                  VA    22314    SFD      7.500     6.250    $ 2,217.91    360     1-Aug-28   $    316,489.35
4821454   SOLANA BEACH                CA    92075    SFD      7.125     6.250    $ 2,027.90    360     1-Oct-28   $    300,759.29
4821517   DAUPHIN ISLAND              AL    36529    SFD      7.250     6.250    $ 2,194.57    360     1-Oct-28   $    321,449.03
4821688   ANKENY                      IA    50021    SFD      7.250     6.250    $ 1,790.04    360     1-Nov-28   $    262,400.00
4822170   TRABUCO CANYON              CA    92679    SFD      7.375     6.250    $ 1,758.46    360     1-Aug-28   $    253,969.56
4822350   CITY OF RYE                 NY    10580    SFD      7.125     6.250    $ 2,155.90    360     1-Sep-28   $    319,486.68
4822448   RIDGEWOOD                   NJ    07450    SFD      7.250     6.250    $ 3,124.37    360     1-Sep-28   $    457,283.26
4822478   BIG BEAR LAKE               CA    92315    SFD      7.000     6.250    $ 2,661.21    360     1-Sep-28   $    399,342.33
4822513   LINCOLN                     NE    68528    SFD      7.125     6.250    $ 2,371.49    360     1-Jul-28   $    350,863.98
4823458   MAPLE GROVE                 MN    55311    SFD      7.125     6.250    $ 1,718.39    360     1-Sep-28   $    254,650.85
4823659   POUND RIDGE                 NY    10576    SFD      7.250     6.250    $ 2,582.72    360     1-Oct-28   $    378,304.66
4823830   WOLVERINE LAKE              MI    48390    SFD      7.625     6.250    $ 2,316.19    360     1-Sep-28   $    326,764.79
4823911   LARGO                       FL    33777    SFD      7.125     6.250    $ 1,855.43    360     1-Oct-28   $    275,179.76
4823954   LOS ANGELES                 CA    90077    SFD      7.375     6.250    $ 2,679.82    360     1-Oct-28   $    387,704.76
4824392   CHULA VISTA                 CA    91910    SFD      7.625     6.250    $ 1,973.51    360     1-Aug-28   $    278,215.73
4824517   IOWA CITY                   IA    52246    SFD      7.250     6.250    $ 3,110.72    360     1-Oct-28   $    455,644.28
4824590   OJAI                        CA    93023    SFD      7.250     6.250    $ 2,428.55    360     1-Oct-28   $    355,722.28
4824705   BERKELEY                    CA    94708    SFD      7.000     6.250    $ 2,511.52    360     1-Oct-28   $    377,190.56
4825269   SAN JOSE                    CA    95125    SFD      7.750     6.250    $ 1,934.31    360     1-Aug-28   $    269,424.62
4825703   ATLANTIC BEACH              NY    11509    SFD      7.750     6.250    $ 3,288.34    360     1-Oct-28   $    458,676.03
4825965   TRUMBULL                    CT    06611    SFD      6.750     6.250    $ 1,551.45    360     1-Aug-28   $    238,578.67
4826024   SUMMERLAND KEY              FL    33042    SFD      7.250     6.250    $ 1,886.90    360     1-Oct-28   $    276,384.23
4826049   CALIFORNIA                  KY    41007    SFD      7.250     6.250    $ 2,363.74    360     1-Sep-28   $    345,957.76
4826419   RENTON                      WA    98056    SFD      7.250     6.250    $ 2,010.37    360     1-Jul-28   $    293,305.31
4826427   GRESHAM                     OR    97080    SFD      7.250     6.250    $ 1,593.22    360     1-Aug-28   $    233,000.12
4826527   BEL AIR                     MD    21014    SFD      7.000     6.250    $   888.85    360     1-Jul-28   $    133,158.08
4826578   TORRANCE                    CA    90504    SFD      7.875     6.250    $ 1,972.19    360     1-Jul-28   $    271,243.84
4826595   ARCADIA                     CA    91006    SFD      7.875     6.250    $ 2,088.20    360     1-Jul-28   $    287,193.33
4827095   ROLLING HILLS ESTATES       CA    90274    SFD      7.750     6.250    $ 2,333.20    360     1-Aug-28   $    324,985.07
4827311   WESTON                      CT    06883    SFD      7.250     6.250    $ 1,910.09    360     1-Sep-28   $    279,561.83
4827367   RANCHO PALOS VERDES         CA    90275    SFD      7.625     6.250    $ 2,781.63    360     1-Sep-28   $    392,429.31
4827719   ROCKVILLE                   MD    20853    SFD      7.625     6.250    $ 1,840.27    360     1-Sep-28   $    259,622.44
4827923   BLOOMFIELD HILLS            MI    48302    SFD      7.375     6.250    $ 4,109.52    360     1-Oct-28   $    594,547.25
4827967   ALPHARETTA                  GA    30004    SFD      7.250     6.250    $ 3,285.02    360     1-Sep-28   $    480,796.42
4828119   HO HO KUS                   NJ    07423    SFD      7.500     6.250    $ 3,663.88    360     1-Sep-28   $    523,219.81
4828132   PERKASIE                    PA    18944    SFD      7.375     6.250    $ 2,762.36    360     1-Oct-28   $    399,245.67
4828407   MAPLEWOOD                   NJ    07040    SFD      7.375     6.250    $ 2,541.68    360     1-Oct-28   $    367,719.99
4828876   NASHVILLE                   TN    37215    SFD      7.375     6.250    $ 2,002.96    360     1-Oct-28   $    289,779.33
4829208   NORTHPORT                   NY    11768    SFD      7.625     6.250    $ 3,185.07    360     1-Oct-28   $    449,674.31
4829213   PELHAM                      NY    10803    SFD      7.250     6.250    $ 2,517.23    360     1-Oct-28   $    367,712.15
4829261   SANTA CLARA                 CA    95051    SFD      7.625     6.250    $ 2,123.38    360     1-Jul-28   $    298,779.36
4829324   SHREWSBURY                  MA    01545    SFD      7.125     6.250    $ 1,902.59    360     1-Nov-28   $    282,400.00
4829328   BRAINTREE                   MA    02184    SFD      7.625     6.250    $ 1,769.49    360     1-Sep-28   $    249,636.95
4829356   DALLAS                      TX    75230    SFD      7.250     6.250    $ 2,180.24    360     1-Aug-28   $    318,847.51
4829403   MORRISTOWN                  NJ    07960    SFD      7.375     6.250    $ 2,072.03    360     1-Oct-28   $    299,771.72
4829534   SYLMAR                      CA    91342    SFD      7.875     6.250    $ 1,334.13    360     1-Jul-28   $    183,473.37
4829645   GARDEN GROVE                CA    92845    SFD      7.500     6.250    $ 1,845.93    360     1-Sep-28   $    263,606.92
4829787   TRABUCO CANYON              CA    92679    SFD      7.000     6.250    $ 1,796.32    360     1-Oct-28   $    269,778.68
4829801   TUSTIN                      CA    92782    SFD      7.375     6.250    $ 2,363.49    360     1-Sep-28   $    341,677.63
4829873   SCOTTSDALE                  AZ    85260    SFD      6.500     6.233    $ 1,230.95    360     1-Aug-28   $    194,218.97
4829876   EDEN PRAIRIE                MN    55344    SFD      7.500     6.250    $ 4,055.45    360     1-Sep-28   $    579,136.41
4830059   FRANKFORT                   IL    60423    SFD      7.250     6.250    $ 1,875.98    360     1-Oct-28   $    274,785.48
4830067   DALLAS                      TX    75230    SFD      7.375     6.250    $ 4,420.33    360     1-Sep-28   $    639,023.01
4830129   CHATSWORTH                  CA    91311    SFD      7.125     6.250    $ 1,994.21    360     1-Sep-28   $    295,525.17
4830190   SAN JOSE                    CA    95118    SFD      7.375     6.250    $ 1,740.51    360     1-Jul-28   $    251,225.87
4830227   SAN DIEGO                   CA    92126    SFD      7.400     6.250    $ 1,661.72    360     1-Jul-28   $    239,266.37
4830252   MONROVIA                    CA    91016    SFD      7.350     6.250    $ 2,011.80    360     1-Jul-28   $    291,098.56
4830275   COLD SPRING HARBOR          NY    11724    SFD      6.875     6.250    $ 2,397.80    360     1-Oct-28   $    364,693.35
4830322   BEDFORD                     NH    03110    SFD      6.875     6.250    $ 1,778.31    360     1-Oct-28   $    270,472.58
4830369   NEW YORK                    NY    10017    HCO      7.000     6.250    $ 2,311.93    360     1-Nov-28   $    347,500.00
4830388   LONGWOOD                    FL    32779    SFD      7.375     6.250    $ 2,088.36    350     1-Nov-27   $    299,509.28
4830488   GILROY                      CA    95020    SFD      7.600     6.250    $ 1,721.06    360     1-Jul-28   $    243,034.00
4830495   DALLAS                      PA    18612    SFD      7.125     6.250    $ 2,027.90    360     1-Oct-28   $    300,759.29
4830517   MANHATTAN BEACH             CA    90266    SFD      7.350     6.250    $ 2,838.57    360     1-Jul-28   $    410,728.10
4830658   GOLETA                      CA    93117    SFD      7.300     6.250    $ 1,686.51    360     1-Jul-28   $    245,232.99
4830672   SAN LUIS OBISPO             CA    93401    SFD      7.550     6.250    $ 1,714.45    360     1-Jul-28   $    243,276.07
4830757   EASTON                      CT    06612    SFD      7.500     6.250    $ 3,055.57    360     1-Jul-28   $    435,690.50
4830789   SOLANA BEACH                CA    92075    SFD      7.500     6.250    $ 1,880.89    360     1-Sep-28   $    268,398.22
4830824   MOUNTAIN VIEW               CA    94040    SFD      7.150     6.250    $ 2,431.47    360     1-Jul-28   $    358,843.84
4830842   LARCHMONT                   NY    10538    SFD      7.650     6.250    $ 1,729.09    360     1-Jul-28   $    242,991.25
4830847   SAN MATEO                   CA    94403    SFD      7.250     6.250    $ 1,828.24    360     1-Jul-28   $    267,156.09
4830937   DANA POINT                  CA    92629    SFD      7.300     6.250    $ 3,071.36    360     1-Jul-28   $    445,735.45
4830948   PORT WASHINGTON             NY    11050    SFD      6.900     6.250    $ 2,338.04    360     1-Jul-28   $    353,739.53
4830976   SAN JOSE                    CA    95136    SFD      7.300     6.250    $ 1,748.21    360     1-Jul-28   $    254,204.94
4831217   CORONA                      CA    91720    SFD      7.625     6.250    $ 1,752.50    360     1-Aug-28   $    247,058.96
4831232   CHESTER                     NJ    07930    SFD      7.125     6.250    $ 2,442.23    360     1-Sep-28   $    361,918.51
4831238   ISSAQUAH                    WA    98027    SFD      7.375     6.250    $ 1,789.54    360     1-Sep-28   $    258,704.47
4831462   HUNTINGTON                  NY    11743    SFD      7.500     6.250    $ 1,852.92    360     1-Sep-28   $    264,605.43
4831555   ELMHURST                    NY    11373    SFD      7.750     6.250    $ 1,755.21    360     1-Sep-28   $    244,653.04
4831922   NEW ALBANY                  OH    43054    SFD      7.125     6.250    $ 2,876.78    360     1-Aug-28   $    425,969.51
4831943   LINCOLN                     MA    01773    SFD      7.000     6.250    $ 4,164.80    360     1-Nov-28   $    626,000.00
4831974   NEWBURY PARK                CA    91320    SFD      7.400     6.250    $ 2,658.74    360     1-Jul-28   $    382,826.24
4832048   BROOKLYN                    NY    11230    SFD      7.375     6.250    $ 1,864.83    360     1-Oct-28   $    269,794.54
4832090   YORBA LINDA                 CA    92886    SFD      7.300     6.250    $ 1,727.64    360     1-Jul-28   $    251,214.31
4832104   WEST HILLS                  CA    91307    SFD      7.500     6.250    $ 1,901.87    360     1-Jul-28   $    271,080.07
4832265   SAN MARTIN                  CA    95046    SFD      7.450     6.250    $ 2,727.52    360     1-Jul-28   $    390,813.60
4832322   DEERFIELD                   IL    60015    SFD      7.400     6.250    $ 2,129.07    360     1-Jul-28   $    306,560.07
4832332   MAPLE VALLEY                WA    98038    SFD      7.750     6.250    $ 2,156.41    360     1-Oct-28   $    300,787.55
4832335   ENCINITAS                   CA    92024    SFD      7.625     6.250    $ 4,246.77    360     1-Oct-28   $    599,565.73
4832369   SAN JOSE                    CA    95123    SFD      7.550     6.250    $ 1,686.34    360     1-Jul-28   $    239,287.95
4832410   MANHATTAN BEACH             CA    90266    SFD      7.375     6.250    $ 1,982.24    360     1-Oct-28   $    286,781.61
4832522   BORING                      OR    97009    SFD      7.400     6.250    $ 2,461.42    360     1-Jul-28   $    354,312.08
4832558   ESCONDIDO                   CA    92029    SFD      7.800     6.250    $ 2,708.16    360     1-Jul-28   $    375,138.26
4832559   MONROVIA                    IN    46157    SFD      7.375     6.250    $ 1,989.14    360     1-Oct-28   $    287,780.86
4832604   VERNON HILLS                IL    60061    SFD      7.500     6.250    $ 1,727.06    360     1-Jul-28   $    246,259.85
4832605   FISHERS ISLAND              NY    06390    SFD      6.250     5.983    $ 5,172.03    360     1-Nov-28   $    840,000.00
4832636   LARCHMONT                   NY    10538    SFD      6.625     6.250    $ 2,241.09    360     1-Nov-28   $    350,000.00
4832647   RALEIGH                     NC    27608    SFD      7.250     6.250    $ 2,101.11    360     1-Nov-28   $    308,000.00
4832740   VALENCIA                    CA    91354    SFD      7.125     6.250    $ 1,636.46    360     1-Oct-28   $    242,705.76
4832830   NEWCASTLE                   WA    98056    SFD      7.375     6.250    $ 2,154.22    360     1-Oct-28   $    311,662.67
4832925   RANDOLPH TOWNSHIP           NJ    07869    SFD      7.250     6.250    $ 2,114.75    360     1-Oct-28   $    309,758.17
4832941   CHULA VISTA                 CA    91910    SFD      7.150     6.250    $ 1,864.13    360     1-Jul-28   $    275,113.59
4832972   SAN PEDRO                   CA    90732    SFD      7.300     6.250    $ 2,303.52    360     1-Jul-28   $    334,952.40
4833104   LOS ANGELES                 CA    90034    SFD      7.500     6.250    $ 2,272.45    360     1-Sep-28   $    324,516.09
4833120   LOS ANGELES                 CA    90056    SFD      7.600     6.250    $ 2,647.79    360     1-Jul-28   $    373,898.42
4833220   RUMSON                      NJ    07760    SFD      7.500     6.250    $ 1,947.31    360     1-Sep-28   $    278,085.33
4833243   SAN CLEMENTE                CA    92672    SFD      7.650     6.250    $ 1,759.60    360     1-Jul-28   $    247,278.74
4833341   NORTH BABYLON               NY    11703    SFD      7.500     6.250    $   699.22    360     1-Oct-28   $     99,925.78
4833395   SUDBURY                     MA    01776    SFD      7.125     6.250    $ 2,728.57    360     1-Oct-28   $    404,676.12
4833416   BONITA SPRINGS              FL    34134    SFD      7.500     6.250    $ 1,769.01    360     1-Oct-28   $    252,812.24
4833479   DENVER                      CO    80211    LCO      7.250     6.250    $   796.45    360     1-Sep-28   $    116,567.28
4833523   SCOTTSDALE                  AZ    85255    SFD      7.250     6.250    $ 3,185.42    360     1-Oct-28   $    466,585.74
4833585   BARDONIA                    NY    10954    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4833602   SAN CLEMENTE                CA    92672    SFD      7.375     6.250    $ 1,885.54    360     1-Sep-28   $    271,577.13
4833626   DEMAREST                    NJ    07627    SFD      6.875     6.250    $ 2,956.18    360     1-Nov-28   $    450,000.00
4833647   NEW PRAGUE                  MN    56071    SFD      7.125     6.250    $ 1,650.61    360     1-Sep-28   $    244,606.98
4833657   LAJOLLA                     CA    92037    LCO      7.000     6.250    $ 2,461.62    360     1-Jul-28   $    368,776.19
4833676   ANNANDALE                   VA    22003    SFD      7.000     6.250    $ 2,095.70    360     1-Sep-28   $    314,482.09
4833698   SAN CARLOS                  CA    94070    SFD      7.500     6.250    $ 3,428.95    360     1-Jul-28   $    488,930.50
4833782   SAN GABRIEL                 CA    91775    SFD      7.400     6.250    $ 1,682.49    360     1-Jul-28   $    242,257.21
4833816   GOLDENS BRIDGE              NY    10526    SFD      7.375     6.250    $ 1,696.30    360     1-Aug-28   $    244,950.56
4833830   MOUNT AIRY                  MD    21771    SFD      7.250     6.250    $ 1,583.34    360     1-Oct-28   $    231,918.93
4833924   VISTA                       CA    92084    SFD      7.375     6.250    $ 1,768.13    360     1-Aug-28   $    255,412.02
4833986   SAN JUAN CAPISTRANO         CA    92675    SFD      7.600     6.250    $ 1,751.07    360     1-Jul-28   $    247,271.50
4833997   RICHMOND                    CA    94803    SFD      7.250     6.250    $ 1,691.80    360     1-Aug-28   $    247,416.09
4834092   TUCSON                      AZ    85718    SFD      7.000     6.250    $ 1,862.85    360     1-Sep-28   $    279,539.62
4834095   FALL CREEK                  OR    97438    SFD      7.125     6.250    $ 2,405.18    360     1-Sep-28   $    356,427.31
4834103   MOUNTAIN VIEW               CA    94041    SFD      7.375     6.250    $ 1,968.43    360     1-Sep-28   $    284,564.93
4834330   SPRINGFIELD                 OR    97478    SFD      7.250     6.250    $ 2,046.53    360     1-Oct-28   $    299,765.97
4834411   SANTA CLARITA               CA    91351    SFD      7.375     6.250    $ 3,287.62    360     1-Sep-28   $    475,273.37
4834441   LONG BEACH                  CA    90808    SFD      7.500     6.250    $ 1,975.99    360     1-Oct-28   $    282,366.25
4834661   NEWHALL                     CA    91321    SFD      7.000     6.250    $ 2,128.97    360     1-Oct-28   $    319,737.70
4834900   HAYDEN                      ID    83835    SFD      7.125     6.250    $ 2,173.42    360     1-Oct-28   $    322,342.02
4835320   SAN PEDRO                   CA    90731    SFD      7.375     6.250    $ 2,072.03    360     1-Sep-28   $    299,542.04
4835451   BROOKLYN                    NY    11210    SFD      6.875     6.250    $ 1,970.79    360     1-Nov-28   $    300,000.00
4835519   NEW CANAAN                  CT    06840    SFD      7.000     6.250    $ 2,661.21    360     1-Oct-28   $    399,672.12
4835649   CHASKA                      MN    55318    SFD      7.250     6.250    $ 2,148.86    360     1-Sep-28   $    314,507.04
4835826   WOODBURY                    MN    55125    SFD      7.375     6.250    $ 2,304.09    360     1-Sep-28   $    333,090.76
4835988   WHITE PLAINS                NY    10606    SFD      7.375     6.250    $ 2,210.16    360     1-Oct-28   $    319,478.51
4836012   GRANTS PASS                 OR    97526    SFD      7.000     6.250    $ 2,553.44    360     1-Nov-28   $    383,800.00
4836023   HIGHLAND VILLAGE            TX    75067    SFD      7.125     6.250    $ 1,940.99    360     1-Nov-28   $    288,100.00
4836457   LAS VEGAS                   NV    89117    SFD      7.250     6.250    $ 1,691.80    360     1-Aug-28   $    247,416.08
4836468   EL CAJON                    CA    92019    SFD      7.250     6.250    $ 1,664.51    360     1-Aug-28   $    243,425.52
4836479   HUNTINGTON BEACH            CA    92649    SFD      7.875     6.250    $ 1,925.06    360     1-Aug-28   $    264,948.24
4836825   JONESBORO                   AR    72401    SFD      7.000     6.250    $ 1,995.91    360     1-Sep-28   $    299,506.75
4837031   LOS ANGELES                 CA    90039    SFD      6.875     6.250    $ 1,497.80    360     1-Aug-28   $    227,422.06
4837171   CAMPBELL                    CA    95008    SFD      7.000     6.250    $ 2,062.44    360     1-Aug-28   $    309,233.23
4837614   CENTREVILLE                 MD    21617    SFD      7.250     6.250    $ 1,637.23    360     1-Oct-28   $    239,731.85
4837703   PRUNEDALE                   CA    93907    SFD      7.500     6.250    $ 2,343.07    360     1-Nov-28   $    335,100.00
4837832   ANAHEIM                     CA    92807    SFD      6.875     6.250    $ 1,780.28    360     1-Aug-28   $    270,313.05
4838328   VIRGINIA BEACH              VA    23455    SFD      7.625     6.250    $ 2,543.82    360     1-Oct-28   $    359,139.87
4838362   FAYETTEVILLE                GA    30215    SFD      7.250     6.250    $ 3,547.32    360     1-Sep-28   $    519,186.25
4838493   HIGHLAND MILLS              NY    10930    SFD      7.375     6.250    $   518.01    360     1-Oct-28   $     74,942.93
4838525   BAYSIDE                     NY    11360    COP      7.000     6.250    $   399.19    360     1-Oct-28   $     59,951.82
4838796   BIG PINE KEY                FL    33040    SFD      7.125     6.250    $   657.55    360     1-Oct-28   $     97,521.95
4838814   TRAVERSE CITY               MI    49684    LCO      7.750     6.250    $   451.34    360     1-Sep-28   $     62,910.79
4838928   SCITUATE                    MA    02066    SFD      7.250     6.250    $ 2,319.40    360     1-Oct-28   $    339,734.77
4838945   IRVINE                      CA    92612    SFD      7.375     6.250    $ 2,418.40    360     1-Sep-28   $    349,615.49
4839113   LEXINGTON                   KY    40502    SFD      7.375     6.250    $ 2,230.89    360     1-Nov-28   $    323,000.00
4839175   LA VERNE                    CA    91750    SFD      7.250     6.250    $ 1,848.70    360     1-Oct-28   $    270,788.59
4839201   MANHATTAN BEACH             CA    90266    SFD      7.375     6.250    $ 2,721.26    360     1-Sep-28   $    393,398.56
4839213   ISSAQUAH                    WA    98029    SFD      7.625     6.250    $ 2,315.90    360     1-Sep-28   $    326,724.87
4839309   SHORT HILLS                 NJ    07078    SFD      7.250     6.250    $ 2,723.25    360     1-Nov-28   $    399,200.00
4839367   ALISO VIEJO                 CA    92656    SFD      7.250     6.250    $ 2,378.07    360     1-Oct-28   $    348,328.06
4839373   MANSFIELD                   TX    76063    SFD      7.250     6.250    $ 1,881.10    360     1-Oct-28   $    275,534.89
4839575   GLASTONBURY                 CT    06033    SFD      7.625     6.250    $ 1,698.71    360     1-Oct-28   $    239,826.29
4839863   PORTLAND                    OR    97210    SFD      7.250     6.250    $ 2,363.74    360     1-Sep-28   $    345,957.76
4839880   ROCHESTER HILLS             MI    48306    SFD      7.250     6.250    $ 2,038.00    360     1-Oct-28   $    298,516.95
4839923   WINDERMERE                  FL    34786    SFD      7.375     6.250    $ 2,292.74    345     1-Jun-27   $    327,444.48
4839927   ORLANDO                     FL    32836    SFD      7.375     6.250    $ 2,097.02    345     1-Jun-27   $    299,491.90
4840139   SAN JOSE                    CA    95136    SFD      7.500     6.250    $ 1,978.78    360     1-Oct-28   $    282,789.97
4840141   WEST DES MOINES             IA    50265    SFD      7.125     6.250    $ 1,805.57    360     1-Nov-28   $    268,000.00
4840185   YORBA LINDA                 CA    92886    SFD      7.125     6.250    $ 1,663.42    360     1-Oct-28   $    246,702.55
4840216   SEATTLE                     WA    98116    SFD      7.375     6.250    $ 2,900.84    360     1-Oct-28   $    419,680.41
4840654   SCHAUMBURG                  IL    60193    SFD      7.250     6.250    $ 1,705.45    360     1-Oct-28   $    249,305.17
4840669   MARLBORO                    MA    01752    SFD      7.375     6.250    $ 1,861.72    360     1-Oct-28   $    269,344.89
4840762   NEPTUNE                     NJ    07756    SFD      7.375     6.250    $ 1,903.50    360     1-Oct-28   $    274,390.29
4840796   HUNTINGTON BEACH            CA    92647    SFD      7.500     6.250    $ 1,699.10    360     1-Oct-28   $    242,819.65
4840810   MCKINLEYVILLE               CA    95519    MF2      7.125     6.250    $ 2,096.61    360     1-Aug-28   $    310,448.99
4840958   LOS OSOS                    CA    93402    SFD      7.750     6.250    $ 1,905.30    360     1-Oct-28   $    265,762.29
4841285   DEL MAR                     CA    92014    SFD      7.125     6.250    $ 2,627.50    360     1-Sep-28   $    389,374.40
4841553   ORIENT                      NY    11957    SFD      7.000     6.250    $ 3,236.70    360     1-Nov-28   $    486,500.00
4841604   SAN JOSE                    CA    95126    SFD      7.250     6.250    $ 1,794.13    360     1-Oct-28   $    262,794.83
4841629   CAMBRIDGE                   MA    02138    SFD      7.000     6.250    $ 3,550.06    360     1-Oct-28   $    533,162.61
4841674   NEW YORK                    NY    10014    HCO      7.250     6.250    $ 1,526.37    360     1-Nov-28   $    223,750.00
4841804   LOUISVILLE                  KY    40245    SFD      6.875     6.250    $ 2,276.26    360     1-Oct-28   $    346,208.90
4841837   LEESBURG                    VA    20175    SFD      7.500     6.250    $ 2,181.55    360     1-Aug-28   $    311,298.26
4841844   ATLANTA                     GA    30350    SFD      7.250     6.250    $ 1,646.78    360     1-Oct-28   $    241,211.68
4841882   RIDGEWOOD                   NJ    07450    SFD      7.250     6.250    $ 1,773.66    360     1-Oct-28   $    259,797.17
4841956   PLANO                       TX    75093    SFD      7.000     6.250    $ 2,049.14    360     1-Nov-28   $    308,000.00
4841957   LOS GATOS                   CA    95033    SFD      7.000     6.250    $ 1,611.70    360     1-Oct-28   $    241,951.42
4842181   EAST ROCKAWAY               NY    11581    SFD      6.875     6.250    $ 1,876.19    360     1-Nov-28   $    285,600.00
4842345   THOUSAND OAKS               CA    91362    LCO      7.500     6.250    $ 1,817.96    360     1-Sep-28   $    259,612.87
4842422   SEATTLE                     WA    98122    SFD      7.250     6.250    $ 1,743.64    360     1-Sep-28   $    255,200.02
4842430   DALLAS                      TX    75214    SFD      7.250     6.250    $ 2,618.87    360     1-Sep-28   $    383,299.24
4842474   FOSTER CITY                 CA    94404    SFD      7.375     6.250    $ 2,077.55    360     1-Aug-28   $    300,109.11
4842484   MARIETTA                    GA    30064    SFD      7.125     6.250    $ 1,744.93    360     1-Oct-28   $    258,792.88
4842523   GRAND HAVEN                 MI    49417    SFD      7.625     6.250    $ 2,802.87    360     1-Oct-28   $    395,713.38
4842630   GAITHERSBURG                MD    20879    SFD      7.250     6.250    $ 1,799.58    360     1-Oct-28   $    263,594.21
4843073   SANTEE                      CA    92071    SFD      7.750     6.250    $ 1,747.33    360     1-Aug-28   $    243,380.24
4843084   POMPANO BEACH               FL    33062    SFD      7.500     6.250    $ 2,097.64    360     1-Aug-28   $    299,327.90
4843168   SEAL BEACH                  CA    90740    SFD      7.125     6.250    $ 2,182.52    360     1-Sep-28   $    323,430.32
4843235   CARLSBAD                    CA    92009    SFD      7.000     6.250    $ 2,182.20    360     1-Oct-28   $    327,731.13
4843356   BARNEGAT LIGHT              NJ    08006    SFD      7.500     6.250    $ 1,957.81    360     1-Sep-28   $    279,583.08
4843424   ARLINGTON HEIGHTS           IL    60005    SFD      7.000     6.250    $ 1,630.00    360     1-Nov-28   $    245,000.00
4843464   SAN JOSE                    CA    95138    SFD      6.625     6.250    $ 2,016.98    360     1-Nov-28   $    315,000.00
4843588   CUPERTINO                   CA    95014    SFD      7.375     6.250    $ 3,425.75    360     1-Oct-28   $    495,622.58
4843734   FOREST HILLS                NY    11375    SFD      7.625     6.250    $ 2,194.16    360     1-Sep-28   $    309,549.84
4843786   BEND                        OR    97701    SFD      7.250     6.250    $ 5,327.80    360     1-Oct-28   $    780,390.74
4843792   AUROA                       CO    80015    SFD      7.125     6.250    $ 2,126.93    360     1-Oct-28   $    315,447.54
4843836   WOODBURY                    MN    55125    SFD      6.875     6.250    $ 2,414.87    360     1-Oct-28   $    367,291.17
4844196   SEATTLE                     WA    98115    SFD      7.125     6.250    $ 1,719.33    360     1-Sep-28   $    254,790.63
4844267   KATY                        TX    77450    SFD      7.125     6.250    $ 1,788.73    360     1-Nov-28   $    265,500.00
4844316   SPICEWOOD                   TX    78669    SFD      6.875     6.250    $ 1,813.13    360     1-Nov-28   $    276,000.00
4844373   OAK PARK                    IL    60302    SFD      7.250     6.250    $ 2,073.82    360     1-Oct-28   $    303,762.85
4844455   BIRMINGHAM                  AL    35243    SFD      7.250     6.250    $ 3,069.79    360     1-Sep-28   $    449,295.80
4844693   RESTON                      VA    20190    SFD      7.125     6.250    $ 2,231.36    360     1-Sep-28   $    330,668.71
4844699   BOCA RATON                  FL    33498    SFD      7.375     6.250    $ 1,653.48    360     1-Oct-28   $    239,217.83
4844770   VIOLA                       NY    10952    SFD      7.125     6.250    $ 1,670.83    360     1-Nov-28   $    248,000.00
4844809   ANDOVER                     MA    01810    SFD      7.500     6.250    $ 2,321.40    360     1-Oct-28   $    331,753.60
4844810   WARREN                      NJ    07059    SFD      7.000     6.250    $   971.35    360     1-Sep-28   $    145,759.93
4844998   RANCHO SANTA                CA    92688    SFD      7.500     6.250    $ 1,887.88    360     1-Sep-28   $    269,597.99
4845167   GROSSE POINTE PARK          MI    48230    SFD      7.250     6.250    $ 1,691.80    360     1-Aug-28   $    247,416.08
4845204   ROCKVILLE                   MD    20850    PUD      7.000     6.250    $ 1,729.79    360     1-Jul-28   $    259,140.03
4845216   MENLO PARK                  CA    94025    LCO      7.375     6.250    $ 2,693.63    360     1-Jul-28   $    388,802.01
4845218   MORGAN HILL                 CA    95037    LCO      7.625     6.250    $   962.60    360     1-Aug-28   $    135,702.82
4845235   SANTA CLARA                 CA    95054    SFD      7.625     6.250    $ 1,698.71    360     1-Jul-28   $    239,298.52
4845253   OAK PARK                    IL    60302    SFD      7.250     6.250    $ 2,046.53    360     1-Oct-28   $    299,765.97
4845337   LEBANON                     TN    37087    SFD      7.500     6.250    $ 1,843.83    360     1-Jul-28   $    262,622.98
4845609   SOUTHAMPTON                 NY    11968    SFD      7.625     6.250    $ 1,521.76    360     1-Nov-28   $    215,000.00
4845628   FREMONT                     CA    94536    SFD      7.500     6.250    $ 1,723.57    360     1-Oct-28   $    246,314.61
4845713   THE PLAINS                  VA    20198    SFD      7.250     6.250    $ 1,841.88    360     1-Sep-28   $    269,577.47
4845777   MOUNTAIN VIEW               CA    94040    SFD      7.375     6.250    $ 2,555.50    360     1-Oct-28   $    369,718.46
4845793   BROOKLYN                    NY    11201    COP      7.500     6.250    $   205.57    360     1-Nov-28   $     29,400.00
4845812   VISTA                       CA    92084    SFD      7.250     6.250    $ 2,626.38    360     1-Aug-28   $    384,093.53
4845850   GREAT NECK                  NY    11021    SFD      6.875     6.250    $ 2,496.33    360     1-Oct-28   $    379,680.75
4845895   GAITHERSBURG                MD    20882    SFD      7.250     6.250    $ 1,746.38    360     1-Oct-28   $    255,800.29
4845925   TORRANCE                    CA    90505    SFD      7.125     6.250    $ 1,843.30    360     1-Sep-28   $    273,061.10
4845937   DOYLESTOWN                  PA    18901    SFD      6.500     6.233    $ 2,717.90    360     1-Sep-28   $    429,138.33
4846018   RANCHO SANTA MARGARITA      CA    92688    SFD      7.250     6.250    $ 1,620.17    360     1-Aug-28   $    236,940.82
4846027   BENICIA                     CA    94510    SFD      7.250     6.250    $ 1,965.01    360     1-Sep-28   $    287,599.23
4846054   RICHBORO                    PA    18954    SFD      7.375     6.250    $ 1,906.27    360     1-Sep-28   $    275,578.67
4846130   SAN JOSE                    CA    95138    SFD      7.500     6.250    $ 2,020.73    360     1-Aug-28   $    287,918.06
4846139   BONSALL                     CA    92003    SFD      7.625     6.250    $ 1,148.04    360     1-Aug-28   $    161,845.58
4846303   SAN JOSE                    CA    95135    SFD      7.125     6.250    $ 3,976.96    360     1-Sep-28   $    589,353.08
4846369   MONTEBELLO                  NY    10901    SFD      7.375     6.250    $ 1,833.74    360     1-Oct-28   $    265,297.98
4846372   HUNTINGTON STATION          NY    11746    SFD      7.375     6.250    $ 2,044.40    360     1-Sep-28   $    295,548.15
4846388   PORTLAND                    OR    97221    SFD      7.250     6.250    $ 2,217.07    360     1-Sep-28   $    324,491.42
4846527   SAN FRANCISCO               CA    94109    HCO      7.500     6.250    $ 1,887.88    360     1-Oct-28   $    269,799.62
4846701   THOUSAND OAKS               CA    91320    SFD      7.375     6.250    $ 2,458.80    360     1-Aug-28   $    355,182.35
4846703   ELLICOTT CITY               MD    21043    SFD      7.375     6.250    $ 1,721.17    360     1-Oct-28   $    249,010.37
4846729   BEDFORD                     NH    03110    SFD      7.625     6.250    $ 1,790.02    360     1-Oct-28   $    252,716.95
4846821   WYCKOFF                     NJ    07481    SFD      6.875     6.250    $ 1,642.33    360     1-Oct-28   $    249,789.96
4846831   GARDEN CITY                 NY    11530    SFD      7.250     6.250    $ 2,046.53    360     1-Nov-28   $    300,000.00
4846988   PORTSMOUTH                  VA    23703    LCO      7.250     6.250    $   682.18    360     1-Sep-28   $     99,843.51
4847020   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $ 2,293.05    360     1-Oct-28   $    331,747.37
4847097   SAN FRANCISCO               CA    94116    SFD      7.500     6.250    $ 1,957.80    360     1-Sep-28   $    279,583.10
4847108   SOUTH SAN FRANCISCO         CA    94080    SFD      7.250     6.250    $ 1,739.55    360     1-Oct-28   $    254,801.08
4847184   BLUFFTON                    SC    29910    SFD      7.250     6.250    $ 3,065.48    240     1-Oct-18   $    387,127.78
4847186   GLENDORA                    CA    91741    SFD      7.750     6.250    $ 3,582.06    360     1-Jul-28   $    497,669.57
4847196   SAN JOSE                    CA    95135    SFD      7.625     6.250    $ 2,463.12    360     1-Aug-28   $    347,239.58
4847223   SAN FRANCISCO               CA    94110    SFD      7.625     6.250    $ 2,089.41    360     1-Aug-28   $    294,554.94
4847270   SANTA MONICA                CA    90404    LCO      7.000     6.250    $ 1,124.36    360     1-Aug-28   $    168,581.98
4847325   HILLSBOROUGH                NJ    08876    SFD      7.625     6.250    $ 2,356.25    360     1-Aug-28   $    332,172.56
4847335   ANAHEIM                     CA    92807    SFD      7.125     6.250    $ 1,630.40    360     1-Aug-28   $    241,415.98
4847365   ALAMO                       CA    94507    SFD      7.375     6.250    $ 2,823.48    360     1-Oct-28   $    408,488.94
4847449   SEAFORD                     NY    11783    SFD      7.250     6.250    $ 1,719.09    360     1-Oct-28   $    251,803.41
4847501   SAN JOSE                    CA    95129    SFD      7.375     6.250    $ 2,403.55    360     1-Oct-28   $    347,735.20
4847556   PASADENA                    CA    91105    SFD      6.875     6.250    $ 1,781.60    360     1-Oct-28   $    270,972.15
4847707   LOS GATOS                   CA    95032    SFD      7.500     6.250    $ 1,957.80    360     1-Sep-28   $    279,583.10
4847799   SCOTTSDALE                  AZ    85255    SFD      7.250     6.250    $ 1,918.63    360     1-Oct-28   $    281,030.59
4847805   DUBLIN                      CA    94568    SFD      7.375     6.250    $ 1,282.93    360     1-Aug-28   $    185,323.37
4848245   SEATTLE                     WA    98103    SFD      7.375     6.250    $ 1,740.50    360     1-Sep-28   $    251,615.32
4848488   WEST LINN                   OR    97068    SFD      6.750     6.250    $ 1,848.51    360     1-Oct-28   $    284,754.62
4848681   WEST COVINA                 CA    91791    SFD      7.000     6.250    $ 2,128.97    360     1-Oct-28   $    319,737.70
4848809   CINCINNATI                  OH    45208    SFD      7.250     6.250    $ 1,691.80    360     1-Sep-28   $    247,611.89
4848886   GRANITE BAY                 CA    95746    SFD      7.750     6.250    $ 1,687.15    360     1-Sep-28   $    235,166.50
4848918   WASHINGTON                  DC    20016    SFD      7.250     6.250    $ 1,828.23    360     1-Oct-28   $    267,790.94
4849102   ALAMO                       CA    94507    SFD      7.000     6.250    $ 3,778.92    360     1-Oct-28   $    567,345.46
4849190   MONTVILLE                   NJ    07045    SFD      7.250     6.250    $ 2,046.53    360     1-Oct-28   $    299,765.97
4849235   EL PASO                     TX    79912    SFD      7.125     6.250    $ 1,972.65    360     1-Oct-28   $    292,538.50
4849260   GARFIELD                    AR    72732    SFD      7.250     6.250    $ 2,117.48    360     1-Oct-28   $    310,157.85
4849328   LAKE FOREST                 CA    92630    SFD      7.125     6.250    $ 1,638.83    360     1-Oct-28   $    243,055.47
4849449   SAN DIEGO                   CA    92104    SFD      7.125     6.250    $ 1,681.60    360     1-Aug-28   $    248,997.63
4849518   ARCADIA                     CA    91007    SFD      7.000     6.250    $ 2,654.56    360     1-Aug-28   $    398,013.08
4849555   MORAGA                      CA    94556    SFD      7.000     6.250    $ 1,749.75    360     1-Oct-28   $    262,784.42
4849721   MOORPARK                    CA    93021    SFD      7.500     6.250    $ 1,985.77    360     1-Oct-28   $    283,789.23
4849724   URBANDALE                   IA    50322    PUD      7.375     6.250    $ 2,375.93    360     1-Oct-28   $    343,738.24
4849754   STATEN ISLAND               NY    10314    SFD      7.750     6.250    $ 1,683.57    360     1-Sep-28   $    234,667.21
4849801   FAIRFAX                     VA    22033    SFD      7.000     6.250    $ 1,660.27    360     1-Oct-28   $    249,345.44
4849826   VISALIA                     CA    93292    SFD      7.375     6.250    $ 1,885.55    360     1-Sep-28   $    272,583.25
4849870   STINSON BEACH               CA    94970    SFD      7.375     6.250    $ 1,989.15    360     1-Oct-28   $    287,780.85
4849949   LAYTON                      UT    84040    SFD      7.250     6.250    $ 1,995.37    360     1-Sep-28   $    292,042.26
4850000   ALBUQUERQUE                 NM    87122    SFD      7.375     6.250    $ 2,106.56    360     1-Sep-28   $    304,534.41
4850016   NAPA                        CA    94558    SFD      7.375     6.250    $ 2,624.57    360     1-Jul-28   $    378,832.68
4850064   NORTH MIAMI BEACH           FL    33179    SFD      7.250     6.250    $ 1,746.38    360     1-Nov-28   $    256,000.00
4850328   BOSTON                      MA    02116    LCO      7.375     6.250    $ 2,235.03    360     1-Oct-28   $    323,353.76
4850472   COTO DE CAZA                CA    92679    SFD      7.500     6.250    $ 2,629.05    360     1-Oct-28   $    375,720.95
4850474   SUFFIELD                    CT    06078    SFD      7.625     6.250    $   624.28    360     1-Oct-28   $     88,136.16
4850592   MISSION VIEJO               CA    92692    SFD      7.000     6.250    $ 1,763.05    360     1-Jul-28   $    264,123.50
4850606   SOLANA BEACH                CA    92075    SFD      6.875     6.250    $ 2,385.97    360     1-Jul-28   $    361,968.93
4850690   WATSONVILLE                 CA    95076    SFD      7.750     6.250    $ 2,154.61    360     1-Oct-28   $    300,537.73
4850709   MORGAN HILL                 CA    95037    SFD      7.250     6.250    $ 2,640.03    360     1-Oct-28   $    386,698.10
4850795   HILTON HEAD ISLAND          SC    29928    SFD      7.375     6.250    $ 2,161.82    360     1-Nov-28   $    313,000.00
4850877   MARTINEZ                    CA    94553    SFD      7.375     6.250    $ 2,357.28    360     1-Oct-28   $    341,040.29
4850940   OLMSTED TOWNSHIP            OH    44138    SFD      7.125     6.250    $ 1,637.14    360     1-Aug-28   $    242,413.55
4850987   MOUNT LAUREL                NJ    08054    SFD      7.500     6.250    $ 1,940.33    360     1-Oct-28   $    277,294.05
4851018   POTOMAC                     MD    20854    SFD      7.375     6.250    $ 3,398.12    360     1-Sep-28   $    491,248.96
4851105   FRANKLIN                    TN    37064    SFD      7.000     6.250    $ 1,835.57    360     1-Sep-28   $    275,446.37
4851147   SOMERS                      NY    10589    SFD      6.875     6.250    $ 1,970.79    360     1-Nov-28   $    300,000.00
4851157   DUVALL                      WA    98019    SFD      7.375     6.250    $ 2,048.89    360     1-Sep-28   $    296,197.15
4851187   CAVE CREEK                  AZ    85331    SFD      7.375     6.250    $ 1,914.56    360     1-Sep-28   $    276,776.83
4851190   NASHVILLE                   TN    37215    SFD      6.875     6.250    $ 2,299.26    360     1-Oct-28   $    349,705.95
4851215   ANCHORAGE                   AK    99516    SFD      7.250     6.250    $ 2,865.14    360     1-Sep-28   $    419,342.74
4851260   EDMONDS                     WA    98020    SFD      7.250     6.250    $ 1,957.85    360     1-Sep-28   $    286,550.86
4851307   ALPHARETTA                  GA    30202    SFD      6.750     6.250    $ 2,262.64    360     1-Sep-28   $    348,147.59
4851345   NAPLES                      FL    33999    SFD      7.250     6.250    $ 3,438.17    360     1-Oct-25   $    487,751.73
4851406   EUGENE                      OR    97403    SFD      7.375     6.250    $ 1,726.69    360     1-Oct-28   $    249,809.77
4851410   EUGENE                      OR    97408    SFD      7.375     6.250    $ 2,541.68    360     1-Oct-28   $    367,719.99
4851443   MUKILTEO                    WA    98275    SFD      7.125     6.250    $ 1,713.94    360     1-Sep-28   $    253,991.92
4851573   ARNOLD                      MO    63010    SFD      7.375     6.250    $ 2,590.04    360     1-Aug-28   $    374,138.67
4851741   PLYMOUTH                    MN    55446    SFD      7.125     6.250    $ 2,152.76    240     1-Aug-18   $    273,286.13
4851780   MANHASSET                   NY    11030    SFD      7.250     6.250    $ 2,046.53    360     1-Oct-28   $    299,765.97
4851835   SARATOGA                    CA    95070    SFD      7.250     6.250    $ 5,757.57    360     1-Oct-28   $    843,341.60
4851872   FISHERS                     IN    46038    SFD      7.375     6.250    $ 1,678.35    360     1-Oct-28   $    242,815.09
4851909   ANNAPOLIS                   MD    21403    SFD      7.125     6.250    $ 2,161.29    360     1-Oct-28   $    320,543.46
4852106   PLANO                       TX    75093    SFD      7.000     6.250    $ 1,620.55    360     1-Oct-28   $    243,380.34
4852165   HIGHLAND PARK               TX    75205    SFD      7.250     6.250    $ 1,968.76    360     1-Oct-28   $    288,374.87
4852167   OAKLAND                     CA    94611    SFD      6.875     6.250    $ 2,364.94    360     1-Aug-28   $    359,087.47
4852285   SAN FRANCISCO               CA    94112    SFD      6.875     6.250    $ 1,668.60    360     1-Sep-28   $    253,572.00
4852444   ALEXANDRIA                  VA    22308    SFD      7.000     6.250    $ 2,541.46    360     1-Oct-28   $    381,686.87
4852454   NASHVILLE                   TN    37215    SFD      7.000     6.250    $ 1,849.54    360     1-Oct-28   $    277,772.13
4852508   LOS GATOS                   CA    95033    SFD      7.500     6.250    $ 2,069.67    360     1-Aug-28   $    295,336.86
4852553   LEXINGTON                   MA    02173    SFD      7.375     6.250    $ 2,659.10    360     1-Oct-28   $    384,707.05
4852641   SCOTTSDALE                  AZ    85255    SFD      7.625     6.250    $ 2,307.41    360     1-Oct-28   $    325,764.05
4852644   CHINO HILLS                 CA    91709    SFD      7.500     6.250    $ 1,746.99    360     1-Oct-28   $    249,664.57
4852747   PRINCETON                   NJ    08540    SFD      7.250     6.250    $ 2,009.01    360     1-Oct-28   $    294,270.26
4852801   SEASIDE PARK                NJ    08752    SFD      7.375     6.250    $ 1,685.25    360     1-Oct-28   $    243,814.33
4852840   KEY BISCAYNE                FL    33149    SFD      7.500     6.250    $ 2,796.86    360     1-Oct-28   $    399,703.14
4852857   SYRACUSE                    IN    46567    SFD      7.250     6.250    $ 2,251.18    360     1-Oct-28   $    329,742.57
4852956   SAN FRANCISCO               CA    94112    SFD      7.000     6.250    $ 1,836.24    360     1-Nov-28   $    276,000.00
4852971   WOODBURY                    NY    11797    SFD      7.500     6.250    $ 1,798.03    360     1-Oct-28   $    256,959.16
4853017   SOUTH RIDING                VA    20152    SFD      6.875     6.250    $ 1,647.91    360     1-Sep-28   $    250,383.52
4853027   ASHBURN                     VA    20148    SFD      7.000     6.250    $ 1,833.24    360     1-Sep-28   $    275,096.95
4853032   ELPASO                      TX    79936    SFD      7.125     6.250    $ 1,435.03    360     1-Oct-28   $    212,829.66
4853058   SIMI VALLEY                 CA    93063    SFD      7.500     6.250    $ 1,678.11    360     1-Aug-28   $    239,462.33
4853173   SEATTLE                     WA    98105    SFD      7.125     6.250    $ 2,099.31    360     1-Oct-28   $    311,350.82
4853258   BODEGA BAY                  CA    94923    SFD      7.250     6.250    $ 1,910.09    360     1-Aug-28   $    279,340.76
4853431   MUTTONTOWN                  NY    11732    SFD      6.625     6.250    $ 2,967.85    360     1-Oct-28   $    463,091.06
4853445   BURLINGAME                  CA    94010    SFD      7.500     6.250    $ 1,957.81    360     1-Oct-28   $    279,792.19
4853468   SAINT HELENA                CA    94574    SFD      7.250     6.250    $ 2,182.97    360     1-Oct-28   $    319,750.36
4853546   EL CAJON                    CA    92020    SFD      7.625     6.250    $ 1,719.94    360     1-Oct-28   $    242,824.12
4853558   FREMONT                     CA    94539    SFD      7.375     6.250    $ 2,002.96    360     1-Oct-28   $    289,779.33
4853607   EXCELSIOR                   MN    55331    SFD      7.125     6.250    $ 3,705.46    360     1-Oct-28   $    549,560.17
4853673   TORRANCE                    CA    90505    SFD      7.250     6.250    $ 2,177.51    360     1-Aug-28   $    318,448.45
4853737   SAN FRANCISCO               CA    94115    LCO      7.750     6.250    $ 1,855.51    360     1-Oct-28   $    258,817.20
4853931   CARLSBAD                    CA    92009    SFD      7.625     6.250    $ 3,185.07    360     1-Oct-28   $    449,674.31
4854010   LEMONT                      IL    60439    SFD      7.250     6.250    $ 1,869.17    360     1-Oct-28   $    273,461.25
4854056   LOS GATOS                   CA    95032    SFD      7.625     6.250    $ 2,310.24    360     1-Oct-28   $    326,163.76
4854076   CARLSBAD                    CA    92009    SFD      7.500     6.250    $ 2,053.95    360     1-Oct-28   $    293,531.99
4854299   LIVERMORE                   CA    94550    SFD      7.500     6.250    $ 1,873.90    360     1-Oct-28   $    267,801.10
4854350   REDMOND                     WA    98053    SFD      7.000     6.250    $ 1,929.38    360     1-Sep-28   $    289,523.19
4854463   HAILEY                      ID    83333    SFD      7.000     6.250    $ 2,661.21    360     1-Nov-28   $    400,000.00
4854464   FRANKLIN PARK               NJ    08823    SFD      7.500     6.250    $ 2,593.04    360     1-Aug-28   $    370,019.15
4854557   HOUSTON                     TX    77057    SFD      6.875     6.250    $ 3,941.58    360     1-Nov-28   $    600,000.00
4854628   LONG BEACH                  CA    90807    SFD      6.900     6.250    $ 2,081.18    360     1-Aug-28   $    315,202.90
4854653   SAN CARLOS                  CA    94070    SFD      7.625     6.250    $ 2,831.18    360     1-Oct-28   $    399,710.49
4854675   PLANO                       TX    75093    SFD      7.250     6.250    $ 2,425.82    360     1-Oct-28   $    355,322.60
4854694   CUPERTINO                   CA    95014    SFD      7.700     6.250    $ 7,129.61    360     1-Aug-28   $    997,847.43
4854916   LA JOLLA                    CA    92037    SFD      7.200     6.250    $ 5,769.70    360     1-Aug-28   $    847,978.83
4854937   TORRANCE                    CA    90503    SFD      7.400     6.250    $ 1,987.14    360     1-Aug-28   $    286,344.06
4854950   SARATOGA                    CA    95070    SFD      7.500     6.250    $ 2,202.53    360     1-Oct-28   $    314,766.22
4854960   SANTA BARBARA               CA    93108    SFD      7.650     6.250    $ 5,761.26    360     1-Aug-28   $    810,234.52
4854967   STUDIO CITY                 CA    91604    SFD      7.250     6.250    $ 2,728.71    360     1-Aug-28   $    399,058.20
4854973   UNION CITY                  CA    94587    SFD      7.375     6.250    $ 1,657.63    360     1-Oct-28   $    239,817.37
4855027   CASTRO VALLEY               CA    94552    SFD      7.500     6.250    $ 2,066.88    360     1-Sep-28   $    295,159.87
4855061   ORANGE                      CA    92867    SFD      7.375     6.250    $ 1,029.11    360     1-Sep-28   $    148,772.54
4855073   OCEANSIDE                   CA    92054    SFD      7.500     6.250    $   990.09    360     1-Aug-28   $    141,282.75
4855109   LA PALMA                    CA    90623    SFD      7.250     6.250    $ 1,050.55    360     1-Aug-28   $    153,637.41
4855148   KINTNERSVILLE               PA    18930    SFD      7.375     6.250    $ 2,210.17    360     1-Nov-28   $    320,000.00
4855154   SPRING VALLEY               CA    91977    SFD      7.375     6.250    $ 2,020.22    360     1-Sep-28   $    292,053.51
4855199   SAN MATEO                   CA    94403    SFD      7.500     6.250    $ 1,559.25    360     1-Sep-28   $    222,667.97
4855200   BRIDGEWATER                 NJ    08807    SFD      7.375     6.250    $ 2,790.33    360     1-Sep-28   $    403,383.28
4855211   SHREWSBURY                  MA    01545    SFD      7.250     6.250    $ 2,373.98    360     1-Sep-28   $    347,455.40
4855218   SPRINGDALE                  AR    72764    SFD      7.250     6.250    $ 2,112.02    360     1-Sep-28   $    309,115.50
4855232   IRVINE                      CA    92612    SFD      7.625     6.250    $ 1,953.51    360     1-Sep-28   $    275,599.21
4855247   SALINAS                     CA    93901    LCO      7.375     6.250    $   873.01    360     1-Sep-28   $    126,207.06
4855272   LA MIRADA                   CA    90638    SFD      7.125     6.250    $ 1,897.19    360     1-Sep-28   $    281,148.28
4855273   SANTA BARBARA               CA    93110    SFD      7.250     6.250    $ 2,687.78    360     1-Oct-28   $    393,692.64
4855281   FARMINGTON                  CT    06032    SFD      7.125     6.250    $ 1,192.48    360     1-Sep-28   $    176,716.08
4855283   PORT WASHINGTON             NY    11050    SFD      6.875     6.250    $ 1,918.24    360     1-Oct-28   $    291,754.68
4855297   GLENDALE                    CA    91201    SFD      7.875     6.250    $ 1,848.93    360     1-Sep-28   $    254,647.87
4855307   NEWARK                      CA    94560    SFD      7.375     6.250    $ 2,817.95    360     1-Sep-28   $    407,377.19
4855326   HAINESPORT                  NJ    08060    SFD      6.875     6.250    $ 1,497.80    360     1-Sep-28   $    227,615.80
4855348   FORT LAUDERDALE             FL    33308    SFD      7.500     6.250    $ 1,817.96    360     1-Aug-28   $    259,417.50
4855370   SWAMPSCOTT                  MA    01907    SFD      7.000     6.250    $ 1,680.89    360     1-Sep-28   $    252,134.01
4855371   ENCINITAS                   CA    92084    SFD      7.300     6.250    $ 2,686.76    360     1-Aug-28   $    390,986.36
4855375   ESCONDIDO                   CA    92027    SFD      7.750     6.250    $ 1,765.24    360     1-Aug-28   $    245,874.90
4855382   VISTA                       CA    92084    SFD      7.375     6.250    $ 1,740.50    360     1-Aug-28   $    251,421.21
4855388   SPRING VALLEY               CA    91978    SFD      7.375     6.250    $   918.60    360     1-Aug-28   $    132,644.21
4855397   HUNTINGTON BEACH            CA    92648    PUD      7.250     6.250    $ 1,794.12    360     1-Aug-28   $    262,201.26
4855399   SUNNYVALE                   CA    94086    SFD      7.375     6.250    $ 2,286.13    360     1-Aug-28   $    330,239.78
4855445   HENDERSON                   NV    89014    SFD      7.500     6.250    $ 2,726.94    360     1-Aug-28   $    389,126.24
4855519   SAN MARTIN                  CA    95046    SFD      7.250     6.250    $ 1,749.78    360     1-Sep-28   $    256,098.61
4855585   SANTA CRUZ                  CA    95062    SFD      7.250     6.250    $ 2,387.62    360     1-Aug-28   $    349,175.93
4855589   PLEASANTON                  CA    94566    SFD      7.000     6.250    $ 2,143.27    360     1-Sep-28   $    321,620.34
4855594   FREMONT                     CA    94539    SFD      7.375     6.250    $ 2,217.07    360     1-Aug-28   $    320,262.72
4855604   SAN JOSE                    CA    95132    SFD      7.250     6.250    $ 2,511.09    360     1-Sep-28   $    367,523.96
4855634   SEATTLE                     WA    98122    SFD      7.125     6.250    $ 1,768.51    360     1-Sep-28   $    262,078.93
4855638   CARLSBAD                    CA    92008    SFD      7.750     6.250    $ 2,109.12    360     1-Sep-28   $    293,983.09
4855650   SANTA BARBARA               CA    93108    SFD      7.650     6.250    $ 6,385.63    360     1-Aug-28   $    898,043.19
4855677   LOS GATOS                   CA    95032    SFD      7.250     6.250    $ 2,292.11    360     1-Aug-28   $    335,200.98
4855678   AURORA                      IL    60504    SFD      7.250     6.250    $ 1,773.66    360     1-Oct-28   $    258,870.83
4855684   HILLSBOROUGH                CA    94010    SFD      7.050     6.250    $ 4,112.29    360     1-Aug-28   $    613,493.70
4855697   AURORA                      IL    60504    PUD      7.250     6.250    $ 2,087.46    360     1-Nov-28   $    306,000.00
4855719   PORTOLA VALLEY              CA    94028    SFD      6.950     6.250    $ 1,721.07    360     1-Aug-28   $    259,350.54
4855744   MANHATTAN BEACH             CA    90266    SFD      7.250     6.250    $ 4,181.75    360     1-Oct-28   $    612,521.79
4855850   OLDSMAR                     FL    34677    SFD      7.000     6.250    $ 2,328.56    360     1-Oct-28   $    349,713.11
4855871   LONG BEACH                  CA    90808    SFD      7.250     6.250    $ 1,991.96    360     1-Oct-28   $    291,772.21
4855906   SAN JOSE                    CA    95120    SFD      6.875     6.250    $ 2,128.45    360     1-Oct-28   $    323,727.80
4855907   AGOURA HILLS                CA    91301    SFD      7.400     6.250    $ 1,807.12    360     1-Aug-28   $    260,403.49
4856007   LOS ANGELES                 CA    90024    HCO      6.875     6.250    $ 2,627.72    360     1-Nov-28   $    400,000.00
4856014   SANTA ANA                   CA    92705    SFD      7.375     6.250    $ 2,106.56    360     1-Sep-28   $    304,534.41
4856055   VERO BEACH                  FL    32963    SFD      7.250     6.250    $ 1,896.46    360     1-Sep-28   $    277,564.93
4856063   MORGAN HILL                 CA    95037    SFD      7.200     6.250    $ 2,643.89    360     1-Aug-28   $    388,573.80
4856065   WESTON                      CT    06883    SFD      6.875     6.250    $ 1,885.39    360     1-Oct-28   $    286,758.88
4856125   LINCOLN                     MA    01773    SFD      7.375     6.250    $ 3,108.04    360     1-Nov-28   $    450,000.00
4856205   AGOURA HILLS                CA    91301    SFD      7.125     6.250    $ 3,478.08    360     1-Oct-28   $    515,837.15
4856210   HUNTINGTON BEACH            CA    92648    SFD      7.350     6.250    $ 1,736.21    360     1-Aug-28   $    251,418.32
4856231   CHINO HILLS                 CA    91709    SFD      7.375     6.250    $ 1,989.15    360     1-Sep-28   $    287,560.35
4856238   SAN JOSE                    CA    95135    SFD      7.375     6.250    $ 2,736.46    360     1-Oct-28   $    395,898.52
4856249   CASTRO VALLEY               CA    94552    SFD      6.900     6.250    $ 3,293.01    360     1-Aug-28   $    498,738.75
4856276   MILL VALLEY                 CA    94941    SFD      7.500     6.250    $ 2,796.86    360     1-Sep-28   $    399,404.42
4856285   BEVERLY HILLS               CA    90212    SFD      7.500     6.250    $ 6,992.15    360     1-Aug-28   $    997,759.61
4856313   LOS ANGELES                 CA    90046    SFD      7.875     6.250    $ 3,088.80    360     1-Sep-28   $    425,411.73
4856341   NAPERVILLE                  IL    60540    SFD      7.500     6.250    $ 1,013.86    360     1-Sep-28   $    144,784.11
4856343   HILLSDALE                   NJ    07642    SFD      7.250     6.250    $ 1,735.46    360     1-Oct-28   $    254,201.54
4856375   SAN DIEGO                   CA    92129    SFD      7.550     6.250    $ 1,668.78    360     1-Aug-28   $    236,973.18
4856474   WESTMINSTER                 CA    92683    SFD      7.375     6.250    $ 1,788.85    360     1-Sep-28   $    258,604.64
4856484   RICHBORO                    PA    18954    SFD      6.625     6.250    $ 2,561.25    360     1-Oct-28   $    399,647.08
4856528   TERREL HILLS                TX    78209    SFD      7.250     6.250    $ 1,446.55    360     1-Sep-28   $    211,718.18
4856565   SANDY                       UT    84093    SFD      7.125     6.250    $ 1,640.51    360     1-Oct-28   $    243,305.27
4856610   ARVADA                      CO    80007    SFD      7.375     6.250    $ 1,099.55    360     1-Sep-28   $    158,956.99
4856643   OJAI                        CA    93023    SFD      7.250     6.250    $ 1,915.55    360     1-Sep-28   $    280,360.58
4856644   EL GRANADA                  CA    94018    SFD      7.500     6.250    $ 2,016.54    360     1-Oct-28   $    288,185.96
4856683   WOODINVILLE                 WA    98072    SFD      7.250     6.250    $ 2,189.79    360     1-Oct-28   $    320,749.59
4856718   BELLEVUE                    WA    98006    SFD      7.125     6.250    $ 1,724.72    360     1-Oct-28   $    255,795.28
4856830   SAN JOSE                    CA    95124    SFD      7.250     6.250    $ 1,722.50    360     1-Aug-28   $    251,905.48
4856847   CHAPPAQUA                   NY    10514    SFD      7.375     6.250    $ 2,113.47    360     1-Oct-28   $    305,767.15
4856878   TORRANCE                    CA    90503    SFD      7.125     6.250    $ 1,751.67    360     1-Sep-28   $    259,582.93
4856923   PAWLEYS ISLAND              SC    29585    SFD      7.750     6.250    $ 2,018.14    360     1-Oct-28   $    281,501.17
4856996   HAYWARD                     CA    94542    SFD      7.625     6.250    $ 2,413.58    360     1-Oct-28   $    340,753.19
4857014   FAIRFAX                     VA    22032    SFD      7.375     6.250    $ 1,761.23    360     1-Oct-28   $    254,805.96
4857026   ARCADIA                     CA    91006    SFD      7.500     6.250    $ 1,817.96    360     1-Oct-28   $    259,807.04
4857124   SCOTTSDALE                  AZ    85258    SFD      7.250     6.250    $ 2,087.46    360     1-Sep-28   $    305,521.14
4857128   LAWRENCE                    KS    66044    SFD      7.125     6.250    $ 1,894.84    360     1-Oct-28   $    281,025.08
4857166   CARMEL                      IN    46033    SFD      7.250     6.250    $ 1,955.12    360     1-Oct-28   $    285,076.42
4857202   VISALIA                     CA    93277    SFD      7.250     6.250    $ 1,882.81    360     1-Oct-28   $    275,784.69
4857246   OLYMPIA                     WA    98502    SFD      7.125     6.250    $ 2,053.49    360     1-Oct-28   $    304,556.26
4857266   HOLMDEL                     NJ    07733    SFD      7.500     6.250    $ 2,340.98    360     1-Oct-28   $    334,551.52
4857282   PALM BEACH GARDENS          FL    33418    SFD      7.250     6.250    $ 3,069.80    360     1-Oct-28   $    449,648.95
4857474   BEDFORD                     NY    10506    SFD      7.500     6.250    $ 3,621.94    360     1-Oct-28   $    517,615.56
4857491   NEW YORK                    NY    10024    HCO      7.125     6.250    $ 1,616.93    360     1-Oct-28   $    239,808.07
4857514   CHESTERFIELD                MO    63017    SFD      7.250     6.250    $ 1,773.66    360     1-Oct-28   $    259,797.17
4857609   CUPERTINO                   CA    94015    SFD      7.125     6.250    $ 4,042.32    360     1-Oct-28   $    599,520.18
4857615   SONOMA                      CA    95476    SFD      7.000     6.250    $ 2,162.23    360     1-Jul-28   $    323,925.04
4857653   SAN JOSE                    CA    95138    SFD      7.125     6.250    $ 1,859.46    360     1-Sep-28   $    275,557.27
4857656   LOS ANGELES                 CA    90064    SFD      7.500     6.250    $ 3,496.08    360     1-Oct-28   $    499,628.92
4857663   WALNUT CREEK                CA    94596    SFD      7.750     6.250    $ 2,149.24    360     1-Oct-28   $    299,788.26
4857705   REDMOND                     WA    98053    SFD      7.125     6.250    $ 1,734.83    360     1-Oct-28   $    257,294.08
4857777   PETALUMA                    CA    94952    SFD      7.000     6.250    $ 1,591.40    360     1-Sep-28   $    238,644.69
4857812   LA MESA                     CA    91941    SFD      7.150     6.250    $ 1,874.93    360     1-Aug-28   $    276,681.72
4857834   YORBA LINDA                 CA    92887    SFD      6.900     6.250    $ 3,589.38    360     1-Aug-28   $    543,625.25
4857916   SANTA CLARA                 CA    95051    SFD      7.500     6.250    $ 2,015.84    360     1-Oct-28   $    288,086.04
4857936   BRENTWOOD                   TN    37027    SFD      7.250     6.250    $ 2,019.24    360     1-Oct-28   $    295,769.09
4857986   MADISON                     NJ    07940    SFD      7.250     6.250    $ 2,087.46    360     1-Oct-28   $    305,761.29
4858037   BEVERLY HILLS               CA    90210    SFD      7.250     6.250    $ 5,014.00    360     1-Aug-28   $    733,269.48
4858041   PENFIELD                    NY    14526    SFD      7.125     6.250    $ 1,583.24    360     1-Sep-28   $    234,623.04
4858059   TORRANCE                    CA    90503    SFD      7.500     6.250    $ 1,829.15    360     1-Oct-28   $    261,405.85
4858081   HACIENDA HEIGHTS            CA    91745    SFD      7.250     6.250    $ 5,587.03    360     1-Aug-28   $    817,071.69
4858092   WYCKOFF                     NJ    07481    SFD      7.250     6.250    $ 2,455.84    360     1-Oct-28   $    359,719.16
4858102   WYCKOFF                     NJ    07481    SFD      7.250     6.250    $ 1,875.99    360     1-Oct-28   $    274,785.47
4858147   LOS GATOS                   CA    95033    SFD      7.000     6.250    $ 4,155.61    240     1-Oct-18   $    534,971.06
4858198   HUNTINGTON BEACH            CA    92649    SFD      7.250     6.250    $ 2,796.93    360     1-Sep-28   $    409,358.38
4858201   REDWOOD CITY                CA    94065    SFD      7.500     6.250    $ 3,129.69    360     1-Oct-28   $    447,267.81
4858507   DARIEN                      IL    60561    SFD      6.625     6.250    $ 2,602.87    360     1-Nov-28   $    406,500.00
4858517   FREMONT                     CA    94539    SFD      7.250     6.250    $ 2,840.59    360     1-Oct-28   $    416,075.16
4858542   BUENA PARK                  CA    90621    SFD      7.250     6.250    $ 1,974.91    360     1-Oct-28   $    289,274.15
4858543   KIRKLAND                    WA    98034    SFD      7.250     6.250    $ 1,809.82    360     1-Oct-28   $    265,093.03
4858587   ROCHESTER                   MI    48306    LCO      7.250     6.250    $ 4,477.81    360     1-Oct-28   $    655,887.94
4858625   MONROVIA                    CA    91016    SFD      7.000     6.250    $ 2,461.62    360     1-Sep-28   $    369,391.65
4858657   SIMI VALLEY                 CA    93065    SFD      7.250     6.250    $ 2,283.93    360     1-Oct-28   $    334,538.82
4858728   UNIVERSITY PARK             TX    75225    SFD      6.875     6.250    $ 2,522.61    360     1-Oct-28   $    383,677.39
4858755   NEWTON                      MA    02159    LCO      7.375     6.250    $ 3,453.38    360     1-Oct-28   $    499,619.54
4858812   MIAMI                       FL    33141    SFD      7.125     6.250    $ 1,852.73    360     1-Nov-28   $    275,000.00
4858818   AUSTIN                      TX    78707    SFD      6.875     6.250    $ 1,970.79    360     1-Oct-28   $    299,747.96
4858975   WAYLAND                     MA    01778    SFD      7.375     6.250    $ 3,501.73    360     1-Oct-28   $    506,614.21
4858988   HOLLISTER                   CA    95023    SFD      7.375     6.250    $ 1,681.80    360     1-Sep-28   $    243,128.28
4859080   LONG BEACH                  CA    90815    SFD      7.250     6.250    $ 1,750.47    360     1-Oct-28   $    256,399.82
4859089   ALAMEDA                     CA    94502    SFD      7.625     6.250    $ 2,104.98    360     1-Oct-28   $    297,184.75
4859090   HERNDON                     VA    20170    SFD      7.250     6.250    $ 1,780.48    360     1-Oct-28   $    260,796.40
4859118   SAN JOSE                    CA    95148    SFD      7.250     6.250    $ 2,142.04    360     1-Oct-28   $    313,755.04
4859136   SAN DIEGO                   CA    92130    SFD      7.375     6.250    $ 2,500.25    360     1-Oct-28   $    361,724.54
4859138   SEATTLE                     WA    98116    SFD      7.250     6.250    $ 1,841.88    360     1-Oct-28   $    269,789.37
4859316   LAGUNA NIGUEL               CA    92677    SFD      7.500     6.250    $ 2,209.52    360     1-Oct-28   $    315,765.48
4859337   SAN JOSE                    CA    95125    SFD      7.500     6.250    $ 2,494.45    360     1-Oct-28   $    356,485.24
4859353   ALAMEDA                     CA    94502    SFD      7.500     6.250    $ 2,657.02    360     1-Sep-28   $    379,434.20
4859403   OLD GREENWICH               CT    06870    SFD      7.500     6.250    $ 2,083.66    360     1-Nov-28   $    298,000.00
4859498   BETHANY BEACH               DE    19930    SFD      7.375     6.250    $ 2,144.55    360     1-Oct-28   $    310,263.73
4859513   PALO ALTO                   CA    94306    SFD      7.500     6.250    $ 2,447.26    360     1-Oct-28   $    349,740.24
4859630   CASTRO VALLEY               CA    94552    SFD      7.000     6.250    $ 1,681.89    360     1-Oct-28   $    252,592.78
4859707   ATLANTA                     GA    30329    SFD      7.000     6.250    $ 2,147.26    360     1-Oct-28   $    322,485.45
4859719   MENLO PARK                  CA    94025    SFD      7.250     6.250    $ 4,400.04    360     1-Oct-28   $    644,496.84
4859859   MONTCLAIR                   NJ    07042    SFD      7.250     6.250    $ 2,510.41    360     1-Oct-28   $    367,712.92
4859878   SANTA CLARA                 CA    95054    SFD      7.500     6.250    $ 1,825.65    360     1-Oct-28   $    260,906.23
4859975   WALNUT CREEK                CA    94598    SFD      7.500     6.250    $ 2,062.69    360     1-Oct-28   $    294,781.06
4860064   HOUSTON                     TX    77024    SFD      6.750     6.250    $ 2,555.48    360     1-Nov-28   $    394,000.00
4860230   MONTAUK                     NY    11954    SFD      7.750     6.250    $ 2,385.66    360     1-Oct-28   $    332,764.96
4860236   LA VERNE                    CA    91750    SFD      6.875     6.250    $ 1,543.13    360     1-Oct-28   $    234,702.65
4860241   SMITHTOWN                   NY    11767    SFD      7.250     6.250    $ 1,710.56    360     1-Oct-28   $    250,554.39
4860304   CANBY                       OR    97013    SFD      7.000     6.250    $ 1,756.40    360     1-Oct-28   $    263,783.60
4860330   DALLAS                      TX    75225    SFD      7.250     6.250    $ 1,963.99    360     1-Oct-28   $    287,675.41
4860432   PLANO                       TX    75093    SFD      7.125     6.250    $ 2,172.33    240     1-Oct-18   $    276,975.33
4860450   ISSAQUAH                    WA    98029    SFD      6.875     6.250    $ 2,123.40    360     1-Oct-28   $    322,958.44
4860474   LAS VEGAS                   NV    89102    SFD      7.250     6.250    $ 1,817.32    360     1-Oct-28   $    266,192.18
4860480   MERCED                      CA    95340    SFD      7.250     6.250    $ 2,472.21    360     1-Oct-28   $    362,117.29
4860958   VANCOUVER                   WA    98683    SFD      7.375     6.250    $ 1,136.17    360     1-Oct-28   $    164,374.82
4860984   MORAGA                      CA    94556    SFD      7.500     6.250    $ 2,079.47    360     1-Sep-28   $    296,957.18
4861019   SAN DIEGO                   CA    92120    SFD      7.750     6.250    $ 2,292.88    360     1-Sep-28   $    319,596.76
4861028   DANVILLE                    CA    94526    SFD      7.125     6.250    $ 2,056.26    360     1-Sep-28   $    304,720.40
4861033   SOUTH BETHANY               DE    19930    SFD      7.125     6.250    $ 2,021.16    360     1-Oct-28   $    299,760.09
4861117   VIRGINIA BEACH              VA    23451    SFD      7.250     6.250    $ 2,015.49    360     1-Sep-28   $    294,987.65
4861187   LOS GATOS                   CA    95032    SFD      6.875     6.250    $ 2,299.26    360     1-Oct-28   $    349,705.95
4861208   REDWOOD CITY                CA    94061    SFD      7.375     6.250    $ 2,693.64    360     1-Sep-28   $    389,291.57
4861234   LAFAYETTE                   CA    94549    SFD      7.250     6.250    $ 2,296.21    360     1-Oct-28   $    336,337.42
4861245   DANVILLE                    CA    94506    SFD      7.375     6.250    $ 3,108.04    360     1-Oct-28   $    449,657.58
4861247   HOLLYWOOD                   MD    20636    SFD      7.000     6.250    $ 1,873.50    360     1-Oct-28   $    281,369.17
4861248   GREENBURGH                  NY    10603    SFD      7.875     6.250    $ 1,740.17    360     1-Jul-28   $    239,272.57
4861330   FAIRVIEW                    TX    75069    SFD      7.125     6.250    $ 3,008.83    360     1-Oct-28   $    446,242.86
4861359   REDONDO BEACH               CA    90277    LCO      7.250     6.250    $ 2,032.89    360     1-Oct-28   $    297,767.53
4861380   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $ 2,534.78    360     1-Oct-28   $    366,720.74
4861406   BARRINGTON                  IL    60010    SFD      7.750     6.250    $ 3,940.27    360     1-Aug-28   $    548,827.90
4861413   BELMONT                     CA    94002    SFD      7.250     6.250    $ 2,060.18    360     1-Oct-28   $    301,764.40
4861437   KIRKLAND                    WA    98033    SFD      7.125     6.250    $ 1,854.07    360     1-Sep-28   $    274,758.55
4861450   HUNTINGTON BEACH            CA    92648    SFD      7.000     6.250    $ 1,882.81    360     1-Oct-28   $    282,650.02
4861494   FREMONT                     CA    94539    SFD      7.750     6.250    $ 3,488.93    360     1-Oct-28   $    486,656.28
4861509   DEEP RIVER                  CT    06417    SFD      7.250     6.250    $ 1,691.80    360     1-Aug-28   $    247,416.08
4861510   LITTLE ROCK                 AR    72212    SFD      7.375     6.250    $ 2,311.69    360     1-Jul-28   $    333,671.86
4861642   RICHMOND                    VA    23229    SFD      7.875     6.250    $ 2,048.33    360     1-Jul-28   $    281,714.62
4861653   FORT LAUDERDALE             FL    33308    SFD      7.250     6.250    $ 2,087.46    360     1-Oct-28   $    305,761.29
4861660   ORLANDO                     FL    32806    SFD      7.500     6.250    $ 1,922.84    360     1-Jul-28   $    274,175.95
4861679   SUNNYVALE                   CA    94087    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4861702   FAIRFAX STATION             VA    22039    SFD      7.375     6.250    $ 1,830.29    360     1-Oct-28   $    264,798.36
4861705   NAPA                        CA    94558    SFD      7.000     6.250    $ 2,009.21    360     1-Sep-28   $    301,503.47
4861716   OCALA                       FL    34480    SFD      7.625     6.250    $ 2,519.75    360     1-Jul-28   $    354,959.47
4861722   SAN JOSE                    CA    95124    SFD      7.500     6.250    $ 1,977.38    360     1-Oct-28   $    282,590.12
4861723   WRIGHTSTOWN                 PA    18940    SFD      7.000     6.250    $ 2,884.09    360     1-Nov-28   $    433,500.00
4861764   LONG BEACH                  NY    11561    SFD      7.250     6.250    $ 1,364.35    360     1-Sep-28   $    199,687.02
4861785   HOLLIS HILLS                NY    11427    SFD      7.250     6.250    $ 1,888.27    360     1-Nov-28   $    276,800.00
4861788   WESTLAKE VILLAGE            CA    91361    SFD      7.125     6.250    $ 1,920.10    360     1-Sep-28   $    284,542.82
4861820   OREM                        UT    84057    SFD      7.375     6.250    $ 1,861.37    360     1-Oct-28   $    269,294.93
4861831   SUNNYVALE                   CA    94087    SFD      7.250     6.250    $ 2,036.30    360     1-Oct-28   $    298,267.14
4861840   BROOKFIELD                  WI    53045    SFD      7.250     6.250    $ 1,871.89    360     1-Oct-28   $    274,185.94
4861849   EL GRANADA                  CA    94018    SFD      7.000     6.250    $ 2,328.56    360     1-Jul-28   $    348,842.35
4861863   CHARLESTON                  SC    29401    SFD      7.250     6.250    $ 3,751.97    360     1-May-28   $    547,386.48
4861886   OGUNQUIT                    ME    03907    SFD      8.000     6.250    $ 3,522.07    360     1-Jul-28   $    478,698.78
4861892   DEDHAM                      MA    02026    SFD      7.500     6.250    $ 4,544.90    360     1-Jul-28   $    648,052.24
4861893   NOVATO                      CA    94945    SFD      7.375     6.250    $ 1,983.62    360     1-May-28   $    285,768.68
4861943   NEW CITY                    NY    10956    SFD      7.625     6.250    $ 2,220.00    360     1-Oct-28   $    313,422.98
4861970   SEATTLE                     WA    98112    SFD      7.125     6.250    $ 1,724.72    360     1-Oct-28   $    255,795.28
4862006   LAKE FOREST                 CA    92630    SFD      7.250     6.250    $ 1,637.23    360     1-Aug-28   $    239,434.91
4862011   AUSTIN                      TX    78746    SFD      7.000     6.250    $ 2,647.91    360     1-Oct-28   $    397,673.76
4862050   LITTLE ROCK                 AR    72211    SFD      7.375     6.250    $ 1,873.11    360     1-Feb-28   $    269,296.44
4862052   OAKLAND                     CA    94610    SFD      7.250     6.250    $ 2,128.39    360     1-Oct-28   $    311,756.61
4862092   LOVELAND                    OH    45140    SFD      7.500     6.250    $ 2,017.24    360     1-Jul-28   $    287,628.27
4862101   CARMICHAEL                  CA    95608    SFD      6.875     6.250    $ 3,465.96    360     1-Aug-28   $    526,262.62
4862122   SEATTLE                     WA    98136    SFD      7.000     6.250    $ 1,796.32    360     1-Oct-28   $    269,778.68
4862163   STATEN ISLAND               NY    10307    SFD      8.500     6.250    $ 4,382.80    360     1-Jul-27   $    564,171.77
4862183   OLD LYME                    CT    06371    SFD      6.750     6.250    $ 1,880.94    360     1-Jul-28   $    288,992.78
4862196   SANTA ROSA                  CA    95405    SFD      7.375     6.250    $ 2,978.19    360     1-Aug-28   $    430,205.97
4862203   LIVERMORE                   CA    94550    SFD      7.375     6.250    $ 2,258.51    360     1-Aug-28   $    326,248.94
4862211   SANTA CLARA                 CA    95051    SFD      7.500     6.250    $ 1,794.88    360     1-Aug-28   $    256,124.91
4862229   FARGO                       ND    58102    SFD      7.625     6.250    $ 2,123.38    360     1-Jul-28   $    298,649.52
4862231   WALNUT CREEK                CA    94598    SFD      7.500     6.250    $ 2,511.58    360     1-Aug-28   $    357,853.46
4862248   EDISON                      NJ    08820    SFD      7.875     6.250    $ 1,786.58    360     1-Jul-28   $    245,714.98
4862261   AMHERST                     NY    14221    SFD      8.250     6.250    $ 1,727.92    360     1-Jul-28   $    228,322.37
4862349   SAN CLEMENTE                CA    92672    SFD      7.000     6.250    $ 1,818.27    360     1-Oct-28   $    273,075.98
4862354   SUPERIOR                    CO    80027    SFD      6.625     6.250    $ 1,664.81    360     1-Oct-28   $    259,770.61
4862365   OXNARD                      CA    93030    SFD      7.000     6.250    $ 1,729.79    360     1-Sep-28   $    259,572.51
4862374   ALPHARETTA                  GA    30202    SFD      7.250     6.250    $ 1,644.05    360     1-Nov-28   $    241,000.00
4862454   MILL VALLEY                 CA    94941    SFD      7.250     6.250    $ 4,434.15    360     1-Oct-28   $    649,492.93
4862519   DARIEN                      CT    06820    SFD      7.250     6.250    $ 5,430.13    360     1-Nov-28   $    796,000.00
4862573   PALO ALTO                   CA    94303    SFD      7.250     6.250    $ 3,410.89    360     1-Oct-28   $    499,609.94
4862581   BROOKLYN                    NY    11236    MF2      7.750     6.250    $ 2,147.09    360     1-Sep-28   $    299,275.59
4862594   SANTA BARBARA               CA    93108    SFD      7.375     6.250    $ 4,150.96    360     1-Nov-28   $    601,000.00
4862631   SAN JOSE                    CA    95117    SFD      7.500     6.250    $ 1,852.92    360     1-Oct-28   $    264,803.33
4862635   AUSTIN                      TX    78746    SFD      7.000     6.250    $ 2,433.02    360     1-Oct-28   $    365,400.23
4862659   MELBOURNE BEACH             FL    32951    SFD      7.125     6.250    $ 2,118.18    360     1-Oct-28   $    313,625.65
4862690   LOS ANGELES                 CA    90049    LCO      7.250     6.250    $ 1,828.24    360     1-Oct-28   $    267,790.93
4862706   MENLO PARK                  CA    94025    SFD      7.500     6.250    $ 6,929.22    360     1-Oct-28   $    990,264.53
4862775   SCOTTSDALE                  AZ    85255    SFD      7.500     6.250    $ 2,226.72    360     1-Jul-28   $    317,505.72
4862799   SALT LAKE CITY              UT    84117    SFD      7.250     6.250    $ 3,047.62    360     1-Oct-28   $    446,401.49
4862805   LIVERMORE                   CA    94550    SFD      6.875     6.250    $ 2,669.76    360     1-Aug-28   $    405,369.84
4862807   JONESBORO                   AR    72401    SFD      7.325     6.250    $ 3,436.35    360     1-Aug-28   $    498,802.42
4862832   PIEDMONT                    CA    94611    SFD      7.375     6.250    $ 2,969.91    360     1-Oct-28   $    429,672.80
4862834   WESTFIELD                   IN    46074    SFD      7.375     6.250    $ 1,682.49    360     1-Aug-28   $    243,040.48
4862861   SALT LAKE CITY              UT    84109    SFD      7.000     6.250    $ 2,049.13    360     1-Oct-28   $    307,747.54
4862881   FOSTER CITY                 CA    94404    SFD      7.375     6.250    $ 1,920.08    360     1-Oct-28   $    277,788.46
4862886   LA GRANGE                   IL    60525    SFD      7.000     6.250    $ 2,860.81    360     1-Nov-28   $    430,000.00
4862943   ARNOLD                      MD    21012    SFD      7.250     6.250    $ 1,838.47    360     1-Apr-28   $    268,001.37
4862979   NEWARK                      CA    94560    SFD      7.000     6.250    $ 1,821.27    360     1-Aug-28   $    273,072.88
4862986   LAWRENCE                    KS    66044    SFD      7.250     6.250    $ 1,816.30    360     1-Nov-28   $    266,250.00
4862989   SHELBY TWP                  MI    48315    SFD      7.375     6.250    $ 1,690.77    360     1-Nov-28   $    244,800.00
4863000   OAKLAND                     CA    94602    SFD      7.125     6.250    $ 2,603.25    360     1-Aug-28   $    385,467.49
4863004   SAN JOSE                    CA    95123    SFD      8.125     6.250    $ 1,974.31    360     1-Jul-28   $    264,869.54
4863006   WASHINGTON                  NJ    08080    SFD      7.375     6.250    $ 1,719.78    360     1-Oct-28   $    248,810.53
4863043   BELMONT                     CA    94002    SFD      7.125     6.250    $ 2,652.77    360     1-Aug-28   $    392,799.74
4863048   SANTA CRUZ                  CA    95065    SFD      7.250     6.250    $ 1,887.93    360     1-Sep-28   $    276,316.80
4863081   PACIFICA                    CA    94044    SFD      7.500     6.250    $ 1,899.42    360     1-Sep-28   $    271,245.52
4863143   RALEIGH                     NC    27615    SFD      7.125     6.250    $ 1,573.14    360     1-Oct-28   $    233,313.27
4863153   WEST WINDSOR                NJ    08550    SFD      7.625     6.250    $ 2,799.43    360     1-Jul-28   $    394,357.96
4863162   LOUISVILLE                  KY    40241    SFD      7.375     6.250    $ 1,738.09    360     1-Oct-28   $    251,458.51
4863188   MIDLOTHIAN                  VA    23113    SFD      7.000     6.250    $ 1,829.59    360     1-Oct-28   $    274,774.58
4863198   CUMMING                     GA    30040    SFD      7.125     6.250    $ 2,154.22    360     1-Oct-28   $    319,494.30
4863211   RALEIGH                     NC    27614    SFD      7.375     6.250    $ 2,051.31    360     1-Jul-28   $    296,066.89
4863216   SANTA ROSA                  CA    95405    SFD      7.375     6.250    $ 1,491.86    360     1-Sep-28   $    215,435.70
4863241   PLEASANTON                  CA    94588    SFD      7.250     6.250    $ 1,807.77    360     1-Sep-28   $    264,492.52
4863250   DUBLIN                      OH    43017    SFD      7.250     6.250    $ 1,791.39    360     1-Oct-28   $    262,333.00
4863268   IRVINE                      CA    92614    PUD      7.250     6.250    $ 1,970.13    360     1-Sep-28   $    288,348.04
4863278   CARSON                      CA    90745    SFD      7.875     6.250    $ 1,773.52    360     1-Sep-28   $    244,261.80
4863289   GREAT FALLS                 VA    22066    SFD      6.875     6.250    $ 3,140.12    360     1-Jul-28   $    476,379.83
4863311   WALNUT CREEK                CA    94598    SFD      7.125     6.250    $ 1,826.79    360     1-Sep-28   $    270,715.04
4863325   HUNTINGTON BEACH            CA    92648    SFD      7.000     6.250    $ 3,958.55    360     1-Oct-28   $    594,512.28
4863368   DALY CITY                   CA    94015    LCO      7.125     6.250    $   808.46    360     1-Sep-28   $    119,807.51
4863372   TORRANCE                    CA    90503    SFD      7.125     6.250    $ 1,920.10    360     1-Sep-28   $    284,542.82
4863384   SHERMAN OKAS                CA    91423    SFD      7.500     6.250    $ 2,896.85    360     1-Aug-28   $    413,171.80
4863416   SAN DIEGO                   CA    92129    SFD      7.500     6.250    $ 1,950.81    360     1-Sep-28   $    278,584.59
4863422   DUARTE                      CA    91010    SFD      7.375     6.250    $   552.54    360     1-Aug-28   $     79,768.50
4863438   CARLSBAD                    CA    92008    SFD      7.250     6.250    $ 1,637.22    360     1-Sep-28   $    239,523.82
4863446   ORINDA                      CA    94563    SFD      7.375     6.250    $ 2,279.23    360     1-Oct-28   $    329,748.89
4863453   TARZANA                     CA    91356    SFD      7.125     6.250    $ 1,717.98    360     1-Aug-28   $    254,384.61
4863498   SANTA BARBARA               CA    93108    SFD      7.375     6.250    $ 2,907.75    360     1-Oct-28   $    420,679.65
4863499   LIVERMORE                   CA    94550    SFD      7.250     6.250    $ 2,237.54    360     1-Oct-28   $    327,744.13
4863514   LIMA                        OH    45805    SFD      7.125     6.250    $ 2,017.79    360     1-Jul-28   $    298,533.40
4863521   TORRANCE                    CA    90503    LCO      7.250     6.250    $ 2,087.46    360     1-Oct-28   $    305,061.29
4863610   ARDSLEY                     NY    10502    SFD      6.750     6.250    $ 1,556.64    360     1-Nov-28   $    240,000.00
4863644   FREMONT                     CA    94539    SFD      7.375     6.250    $ 1,747.41    360     1-Oct-28   $    252,807.49
4863648   ANCHORAGE                   AK    99515    SFD      7.375     6.250    $ 2,781.10    360     1-Oct-28   $    402,356.60
4863707   LOS ANGELES                 CA    90066    SFD      7.375     6.250    $ 1,961.52    360     1-Aug-28   $    283,347.70
4863740   TUXEDO PARK                 NY    10987    SFD      7.500     6.250    $ 4,139.35    360     1-Sep-28   $    591,118.55
4863771   HOUSTON                     TX    77005    SFD      7.000     6.250    $ 1,663.26    360     1-Oct-28   $    249,795.07
4863867   FREMONT                     CA    94539    SFD      7.250     6.250    $ 2,412.18    360     1-Oct-28   $    353,324.15
4863882   SAN ANTONIO                 TX    78209    SFD      7.000     6.250    $ 2,155.59    360     1-Oct-28   $    323,734.41
4863912   FREMONT                     CA    94539    SFD      7.250     6.250    $ 2,346.69    360     1-Oct-28   $    343,731.64
4863971   PALO ALTO                   CA    94303    SFD      7.500     6.250    $ 2,566.12    360     1-Oct-28   $    366,727.63
4863978   REDWOOD CITY                CA    94061    SFD      7.500     6.250    $ 3,279.32    360     1-Oct-28   $    468,651.93
4863985   LARGO                       FL    33777    SFD      7.375     6.250    $ 3,294.53    360     1-Nov-28   $    477,000.00
4864047   ALPHARETTA                  GA    30022    SFD      7.375     6.250    $ 2,389.74    360     1-Oct-28   $    345,736.72
4864164   HUNTINGTON BEACH            CA    92646    SFD      7.000     6.250    $ 1,643.30    360     1-Oct-28   $    246,797.53
4864183   UNION                       KY    41091    SFD      6.750     6.250    $ 2,409.54    360     1-Oct-28   $    371,180.15
4864263   SEMINOLE                    FL    33772    SFD      7.375     6.250    $ 1,933.20    360     1-Oct-28   $    279,687.02
4864265   ETNA                        WY    83118    SFD      7.000     6.250    $ 1,836.24    360     1-Oct-28   $    275,773.76
4864274   DOVER                       MA    02030    SFD      7.125     6.250    $ 4,311.80    360     1-Oct-28   $    639,488.20
4864321   SAN JOSE                    CA    95129    SFD      7.250     6.250    $ 1,910.10    360     1-Oct-28   $    279,781.57
4864498   LOS GATOS                   CA    95033    SFD      7.375     6.250    $ 1,892.45    360     1-Nov-28   $    274,000.00
4864554   SAN JOSE                    CA    95120    SFD      7.250     6.250    $ 2,387.62    360     1-Oct-28   $    349,726.96
4864565   SAN FRANCISCO               CA    94127    SFD      7.375     6.250    $ 2,662.56    360     1-Oct-28   $    384,869.22
4864567   SAN JOSE                    CA    95134    LCO      7.500     6.250    $ 2,066.18    360     1-Oct-28   $    295,280.70
4864610   LAKE ARROWHEAD              CA    92352    SFD      7.375     6.250    $ 1,768.13    360     1-Oct-28   $    255,805.20
4864694   LOS GATOS                   CA    95032    SFD      7.250     6.250    $ 2,657.76    360     1-Oct-28   $    389,296.07
4864696   SAN MATEO                   CA    94403    SFD      7.500     6.250    $ 1,755.03    360     1-Oct-28   $    250,813.72
4864697   MOUNTAIN VIEW               CA    94040    SFD      7.500     6.250    $ 2,167.57    360     1-Oct-28   $    309,769.93
4864719   PALO ALTO                   CA    94306    SFD      7.375     6.250    $ 2,417.37    360     1-Oct-28   $    349,733.67
4864739   SUNNYVALE                   CA    94087    SFD      7.125     6.250    $ 2,004.32    360     1-Oct-28   $    297,262.09
4864784   FREMONT                     CA    94539    SFD      7.250     6.250    $ 2,073.82    360     1-Oct-28   $    293,762.85
4864790   SAN JOSE                    CA    95129    SFD      7.250     6.250    $ 1,910.10    360     1-Oct-28   $    279,781.57
4864820   LAKE ARROWHEAD              CA    92352    SFD      7.125     6.250    $ 2,155.90    360     1-Sep-28   $    319,486.68
4864837   HUNTINGTON BEACH            CA    92646    SFD      7.375     6.250    $ 1,653.48    360     1-Sep-28   $    239,034.54
4864860   GILROY                      CA    95020    SFD      7.250     6.250    $ 2,166.26    360     1-Oct-28   $    317,218.53
4864885   CHICAGO                     IL    60613    SFD      7.500     6.250    $ 1,218.74    360     1-Oct-28   $    174,170.64
4864888   MOUNTAIN VIEW               CA    94043    SFD      7.375     6.250    $ 1,678.35    360     1-Oct-28   $    242,815.09
4864889   NORTH SALT LAKE             UT    84054    SFD      8.125     6.250    $ 2,595.78    360     1-Jul-28   $    160,183.21
4864920   CAMPBELL                    CA    95008    SFD      7.250     6.250    $ 2,157.73    360     1-Oct-28   $    316,053.25
4864923   GOLETA                      CA    93117    SFD      7.375     6.250    $ 1,837.20    360     1-Nov-28   $    266,000.00
4864930   AGOURA HILLS                CA    91301    SFD      7.500     6.250    $ 1,887.88    360     1-Aug-28   $    269,395.10
4864931   SAN JOSE                    CA    95118    SFD      7.250     6.250    $ 1,841.88    360     1-Oct-28   $    269,789.37
4864952   SACRAMENTO                  CA    95864    SFD      7.250     6.250    $ 1,705.44    360     1-Aug-28   $    249,411.38
4864955   LOS ALTOS                   CA    94024    SFD      7.250     6.250    $ 1,739.55    360     1-Oct-28   $    254,801.08
4864961   NANTUCKET                   MA    02554    SFD      7.625     6.250    $ 2,611.76    360     1-Oct-28   $    368,732.93
4864988   NORTHBROOK                  IL    60062    SFD      7.500     6.250    $ 1,957.80    360     1-Jul-28   $    279,160.97
4865054   CHARLOTTE                   NC    28277    SFD      7.875     6.250    $ 4,712.59    360     1-Jul-28   $    648,143.14
4865057   SANDY                       UT    84092    SFD      7.625     6.250    $ 2,491.44    360     1-Jul-28   $    350,971.16
4865059   PHOENIX                     AZ    85018    SFD      7.125     6.250    $ 2,364.76    360     1-Jul-28   $    349,867.17
4865060   HOT SPRINGS                 AR    71901    SFD      7.500     6.250    $ 1,957.81    360     1-Jun-28   $    278,947.88
4865070   FRANKLIN                    NC    28734    SFD      7.250     6.250    $ 1,879.40    360     1-Jul-28   $    274,632.49
4865140   MIAMI                       FL    33133    SFD      7.250     6.250    $ 1,599.02    360     1-Jul-28   $    233,585.55
4865151   SAN DIEGO                   CA    92131    SFD      7.500     6.250    $ 2,177.36    360     1-Aug-28   $    310,702.33
4865152   LA VERNE                    CA    91750    SFD      7.125     6.250    $ 1,670.83    360     1-Jun-28   $    246,996.51
4865190   ST PETERSBURG               FL    33704    SFD      7.375     6.250    $ 4,948.06    300     1-Oct-23   $    676,212.67
4865263   MIAMI                       FL    33175    SFD      7.000     6.250    $ 1,649.96    360     1-Nov-28   $    248,000.00
4865266   BOCA RATON                  FL    33432    HCO      7.250     6.250    $ 1,855.52    360     1-Oct-28   $    271,787.81
4865393   AUSTIN                      TX    78730    SFD      7.125     6.250    $ 2,071.68    360     1-Jul-28   $    306,507.61
4865403   IRVINE                      CA    92612    PUD      7.625     6.250    $ 1,840.27    360     1-Jul-28   $    259,240.04
4865427   NOBLESVILLE                 IN    46060    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4865458   LUTZ                        FL    33549    SFD      7.625     6.250    $ 2,172.93    360     1-Nov-28   $    307,000.00
4865503   GREENWICH                   CT    06830    SFD      7.125     6.250    $ 5,827.67    360     1-Oct-28   $    864,308.27
4865637   NOVATO                      CA    94945    SFD      7.250     6.250    $ 2,341.23    360     1-Jul-28   $    342,119.34
4865675   NEWTON                      MA    02459    SFD      7.250     6.250    $ 2,046.53    360     1-Oct-28   $    299,765.97
4865709   CHENEQUA                    WI    53058    SFD      7.000     6.250    $ 2,528.15    360     1-Oct-28   $    379,688.52
4865750   CHANDLER                    AZ    85224    SFD      7.500     6.250    $ 2,709.97    348     1-Jul-27   $    382,748.44
4865763   MENLO PARK                  CA    94025    SFD      7.250     6.250    $ 2,848.09    360     1-Oct-28   $    417,174.31
4865768   GARDEN CITY                 NY    11530    SFD      7.375     6.250    $ 1,795.76    360     1-Oct-28   $    259,802.16
4865777   SAN RAMON                   CA    94583    SFD      7.625     6.250    $ 2,121.26    360     1-Oct-28   $    299,483.08
4865781   DIAMOND BAR                 CA    91765    SFD      7.375     6.250    $ 1,689.56    360     1-Oct-28   $    244,440.86
4865790   SUGAR LAND                  TX    77478    SFD      7.125     6.250    $ 1,832.52    360     1-Oct-28   $    271,782.48
4865801   REDWOOD CITY                CA    94062    SFD      7.375     6.250    $ 1,954.62    360     1-Nov-28   $    283,000.00
4865805   LIBERTYVILLE                IL    60048    PUD      7.250     6.250    $ 3,233.52    360     1-Oct-28   $    473,630.23
4865837   LOS GATOS                   CA    95030    SFD      7.375     6.250    $ 3,004.44    360     1-Jul-28   $    433,663.74
4865865   SEATTLE                     WA    98144    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4865870   FREMONT                     CA    94536    SFD      7.500     6.250    $ 1,845.93    360     1-Nov-28   $    264,000.00
4865883   CASTRO VALLEY               CA    94552    SFD      7.250     6.250    $ 2,201.38    360     1-Oct-28   $    322,448.27
4865911   WEST CHESTER                PA    19382    SFD      7.125     6.250    $ 1,615.17    360     1-Oct-28   $    239,548.29
4865923   OAKLAND                     CA    94611    SFD      7.750     6.250    $ 2,632.82    360     1-Oct-28   $    367,240.62
4865950   BELLEVUE                    WA    98006    SFD      6.375     6.108    $ 1,778.03    360     1-Oct-28   $    284,736.03
4866036   SAN JOSE                    CA    95120    SFD      7.500     6.250    $ 2,195.54    360     1-Sep-28   $    313,532.46
4866041   FRUIT HEIGHTS               UT    84037    SFD      7.125     6.250    $ 1,879.68    360     1-Oct-28   $    278,776.88
4866055   BROOKFIELD                  WI    53045    SFD      7.000     6.250    $ 1,995.91    360     1-Oct-28   $    299,754.09
4866111   FREEHOLD                    NJ    07728    SFD      7.375     6.250    $ 2,265.42    360     1-Oct-28   $    327,750.41
4866122   TRABUCO CANYON AREA         CA    92679    SFD      7.125     6.250    $ 1,994.21    360     1-Oct-28   $    295,763.29
4866172   SAN RAMON                   CA    94583    SFD      7.125     6.250    $ 1,660.72    360     1-Sep-28   $    246,104.58
4866180   SAN CARLOS                  CA    94070    SFD      7.500     6.250    $ 1,857.12    360     1-Oct-28   $    265,402.88
4866186   SANTA ROSA                  CA    95405    SFD      7.375     6.250    $ 2,002.96    360     1-Sep-28   $    289,557.32
4866192   WAKEFIELD                   MA    01880    SFD      7.500     6.250    $ 1,918.65    360     1-Jul-28   $    273,577.74
4866194   DANVILLE                    CA    94526    SFD      7.250     6.250    $   852.72    360     1-Sep-28   $    124,804.39
4866197   STAMFORD                    CT    06903    SFD      7.625     6.250    $ 3,362.03    360     1-Jul-28   $    473,611.63
4866214   FELTON                      CA    95018    SFD      7.500     6.250    $ 1,866.91    360     1-Jul-28   $    266,199.90
4866229   ROXBURY                     CT    06783    SFD      7.250     6.250    $ 3,329.03    360     1-Jul-28   $    485,534.56
4866235   PHOENIX                     AZ    85018    SFD      7.500     6.250    $ 1,957.81    360     1-Jul-28   $    279,160.93
4866245   HILLSBOROUGH                CA    94010    SFD      7.375     6.250    $ 4,351.26    360     1-Oct-28   $    629,520.61
4866347   FOOTHILL RANCH              CA    92610    SFD      7.750     6.250    $ 1,791.04    360     1-Oct-28   $    249,823.54
4866350   PALO ALTO                   CA    94303    SFD      7.250     6.250    $ 3,138.02    360     1-Oct-28   $    459,641.15
4866386   SAN MATEO                   CA    94402    SFD      7.375     6.250    $ 3,612.24    360     1-Oct-28   $    522,602.03
4866481   OAKLAND                     CA    94611    SFD      7.500     6.250    $ 1,644.55    360     1-Oct-28   $    235,025.45
4866498   SUDBURY                     MA    01776    SFD      7.125     6.250    $ 2,164.32    360     1-Oct-28   $    320,993.10
4866630   SAN RAMON                   CA    94583    SFD      7.625     6.250    $ 2,218.94    360     1-Oct-28   $    313,273.09
4866694   SAN MATEO                   CA    94402    SFD      6.875     6.250    $ 3,153.26    360     1-Nov-28   $    480,000.00
4866747   LIVERMORE                   CA    94550    SFD      7.375     6.250    $ 2,265.42    360     1-Sep-28   $    327,499.30
4866763   DAVIDSONVILLE               MD    21035    SFD      7.250     6.250    $ 1,926.47    360     1-Oct-28   $    282,179.70
4866800   STERLING HEIGHTS            MI    48314    SFD      7.250     6.250    $ 1,637.23    360     1-Oct-28   $    239,812.77
4866861   LOS ALTOS                   CA    94024    SFD      7.250     6.250    $ 2,428.55    360     1-Oct-28   $    355,722.28
4866869   LIVERMORE                   CA    94550    SFD      7.375     6.250    $ 1,636.91    360     1-Oct-28   $    236,819.65
4866875   IRVINE                      CA    92612    PUD      7.500     6.250    $ 1,809.57    360     1-Oct-28   $    258,607.93
4866878   TORRANCE                    CA    90503    SFD      7.375     6.250    $ 1,890.73    360     1-Sep-28   $    273,332.11
4866900   ORANGE AREA                 CA    92676    SFD      6.750     6.250    $ 2,189.99    360     1-Sep-28   $    337,066.95
4866926   FOUNTAIN VALLEY             CA    92708    SFD      7.375     6.250    $ 2,762.71    360     1-Sep-28   $    399,389.37
4866941   ESCONDIDO                   CA    92026    SFD      7.250     6.250    $ 2,674.14    360     1-Oct-28   $    391,694.20
4866972   FAIRFAX                     VA    22030    SFD      7.250     6.250    $ 1,828.24    360     1-Oct-28   $    267,790.93
4866975   DAVIS                       CA    95616    SFD      7.500     6.250    $ 2,178.06    360     1-Sep-28   $    311,036.19
4867019   MENLO PARK                  CA    94025    SFD      7.250     6.250    $ 3,240.34    360     1-Oct-28   $    474,629.45
4867026   SAN DIEGO                   CA    92109    SFD      7.750     6.250    $ 2,485.96    360     1-Oct-28   $    346,755.08
4867090   SUNNYVALE                   CA    94087    SFD      7.250     6.250    $ 2,331.00    360     1-Oct-28   $    341,433.44
4867096   WESTPORT                    CT    06880    SFD      7.625     6.250    $ 1,607.76    360     1-Nov-28   $    227,150.00
4867135   WESTLAKE VILLAGE            CA    91361    SFD      7.250     6.250    $ 2,401.27    360     1-Nov-28   $    352,000.00
4867247   EL GRANDA                   CA    94018    SFD      7.625     6.250    $ 2,937.34    360     1-Oct-28   $    414,699.64
4867306   WESTERLY                    RI    02891    SFD      7.500     6.250    $   804.10    360     1-Oct-28   $    114,914.65
4867329   SAINT GEORGE                UT    84790    SFD      7.375     6.250    $ 1,809.57    360     1-Oct-28   $    261,800.64
4867331   BELMONT                     CA    94002    SFD      7.375     6.250    $ 2,125.07    360     1-Oct-28   $    307,445.88
4867351   SAN JOSE                    CA    95124    SFD      7.250     6.250    $ 1,978.32    360     1-Oct-28   $    289,773.76
4867426   SCOTTSDALE                  AZ    85250    SFD      7.375     6.250    $ 1,950.47    360     1-Oct-28   $    282,185.11
4867529   OAKLAND                     CA    94611    SFD      7.375     6.250    $ 1,761.23    360     1-Nov-28   $    255,000.00
4867670   SHORT HILLS                 NJ    07078    SFD      7.125     6.250    $ 2,681.40    360     1-Oct-28   $    397,681.73
4867861   CUPERTINO                   CA    95014    SFD      7.500     6.250    $ 1,699.10    360     1-Oct-28   $    242,819.65
4867986   ANCHORAGE                   AK    99516    SFD      7.250     6.250    $ 2,408.09    360     1-Sep-28   $    352,447.56
4868004   VILLA PARK                  CA    92667    SFD      7.375     6.250    $ 2,669.46    360     1-Sep-28   $    385,910.00
4868006   TUSTIN                      CA    92782    PUD      7.500     6.250    $ 1,922.84    360     1-Sep-28   $    274,590.54
4868027   MENLO PARK                  CA    94025    SFD      7.500     6.250    $ 1,675.32    360     1-Oct-28   $    239,422.18
4868068   MILPITAS                    CA    95035    SFD      7.000     6.250    $ 1,590.08    360     1-Nov-28   $    239,000.00
4868073   MERRITT ISLAND              FL    32952    SFD      7.000     6.250    $ 1,729.79    360     1-Oct-28   $    259,786.88
4868081   CONCORD                     CA    94518    SFD      7.500     6.250    $ 1,622.18    360     1-Oct-28   $    231,827.82
4868128   MARBLEHEAD                  MA    01945    SFD      7.500     6.250    $ 2,403.90    360     1-Oct-28   $    343,544.85
4868174   MANHATTAN BEACH             CA    90266    SFD      7.375     6.250    $ 3,197.83    360     1-Sep-28   $    462,293.22
4868180   THOUSAND OAKS               CA    91361    SFD      7.375     6.250    $ 1,692.16    360     1-Sep-28   $    244,625.98
4868194   DAKOTA DUNES                SD    57049    SFD      7.125     6.250    $ 1,832.52    360     1-Sep-28   $    271,396.19
4868227   PORT WASHINGTON             NY    11050    SFD      7.250     6.250    $ 1,855.52    360     1-Nov-28   $    272,000.00
4868264   SNOHOMISH                   WA    98296    SFD      7.500     6.250    $ 1,713.08    360     1-Sep-28   $    244,635.20
4868270   MADISON                     CT    06443    SFD      6.750     6.250    $ 1,621.50    360     1-Oct-28   $    249,784.75
4868277   BRONXVILLE                  NY    10708    SFD      7.500     6.250    $ 2,419.29    360     1-Oct-28   $    345,743.21
4868293   OGDEN                       UT    84403    SFD      7.250     6.250    $ 2,155.68    360     1-Oct-28   $    315,753.49
4868302   RANCHO SANTA MARGARITA      CA    92688    PUD      7.500     6.250    $ 2,013.74    360     1-Sep-28   $    287,571.18
4868333   NAPA                        CA    94558    SFD      7.500     6.250    $ 2,146.59    360     1-Sep-28   $    306,424.30
4868340   SUMMIT                      NJ    07901    SFD      7.375     6.250    $ 4,199.31    360     1-Oct-28   $    607,537.36
4868367   DANVILLE                    CA    94526    SFD      7.375     6.250    $ 3,166.75    360     1-Oct-28   $    458,151.11
4868368   SAN RAMON                   CA    94583    SFD      7.500     6.250    $ 2,160.58    360     1-Oct-28   $    308,770.67
4868502   FREMONT                     CA    94539    SFD      7.375     6.250    $ 1,994.33    360     1-Oct-28   $    288,530.28
4868568   VISTA                       CA    92084    SFD      7.375     6.250    $ 1,730.15    360     1-Oct-28   $    250,309.38
4868706   WHITE PLAINS                NY    10605    SFD      6.375     6.108    $ 1,610.21    360     1-Nov-28   $    258,100.00
4868773   VALENCIA                    CA    91354    SFD      7.500     6.250    $ 1,889.98    360     1-Sep-28   $    269,897.53
4868781   WOODLAND HILLS AREA         CA    91364    SFD      7.250     6.250    $ 2,592.27    360     1-Sep-28   $    379,405.33
4868799   SEVERNA PARK                MD    21146    SFD      7.000     6.250    $ 3,991.81    360     1-Sep-28   $    599,013.51
4868806   ROCKVILLE                   MD    20850    SFD      7.000     6.250    $ 2,428.36    360     1-Nov-28   $    365,000.00
4868842   SAN DIEGO                   CA    92103    SFD      7.875     6.250    $ 2,524.33    360     1-Sep-28   $    347,669.24
4868851   SAN RAFAEL                  CA    94901    SFD      7.125     6.250    $ 1,684.30    360     1-Sep-28   $    249,598.97
4868916   BRANDON                     MS    39042    SFD      7.125     6.250    $ 1,965.24    360     1-Oct-28   $    291,466.73
4868935   ROSLYN                      NY    11576    SFD      7.000     6.250    $ 2,328.56    360     1-Oct-28   $    349,541.67
4868964   LAGUNA NIGUEL               CA    92677    SFD      7.625     6.250    $ 1,911.05    360     1-Oct-28   $    269,804.58
4868969   EL DORADO HILLS             CA    95762    SFD      7.250     6.250    $ 2,013.44    360     1-Sep-28   $    294,688.13
4868990   ELK GROVE                   CA    95758    SFD      7.375     6.250    $ 1,662.11    360     1-Sep-28   $    240,254.33
4869005   SAN DIEGO                   CA    92130    LCO      7.500     6.250    $ 1,734.06    360     1-Oct-28   $    247,815.94
4869025   INVERNESS                   CA    94937    SFD      7.375     6.250    $ 1,699.06    360     1-Sep-28   $    245,624.48
4869042   VANCOUVER                   WA    98686    SFD      7.250     6.250    $ 1,855.52    360     1-Sep-28   $    271,574.35
4869069   LA VERNE                    CA    91750    SFD      7.250     6.250    $   992.57    360     1-Sep-28   $    145,272.31
4869084   WEST HARRISON               NY    10604    SFD      7.500     6.250    $ 2,120.72    360     1-Oct-28   $    303,074.91
4869086   TUCKER                      GA    30084    SFD      7.500     6.250    $ 1,817.96    360     1-Oct-28   $    259,807.04
4869107   LIVERMORE                   CA    94550    SFD      7.375     6.250    $ 1,864.83    360     1-Oct-28   $    269,794.54
4869116   SAN FRANCISCO               CA    94112    SFD      7.250     6.250    $ 1,680.88    360     1-Sep-28   $    246,014.42
4869136   CROFTON                     MD    21114    SFD      7.375     6.250    $ 1,325.41    360     1-Sep-28   $    191,607.06
4869158   LOS ANGELES                 CA    90046    SFD      6.875     6.250    $ 1,256.70    360     1-Sep-28   $    190,777.09
4869171   OAKLAND                     NY    07436    SFD      7.500     6.250    $ 1,922.84    360     1-Oct-28   $    274,795.91
4869194   SAN ANSELMO                 CA    94960    SFD      7.000     6.250    $ 2,182.19    360     1-Sep-28   $    327,460.71
4869232   COTO DE CAZA                CA    92679    SFD      7.125     6.250    $ 2,694.88    360     1-Oct-28   $    399,680.12
4869337   JAMESTOWN                   NC    27282    SFD      7.000     6.250    $ 1,661.60    360     1-Oct-28   $    249,545.27
4869342   NEW HAVEN                   CT    06514    SFD      7.375     6.250    $   497.29    360     1-Oct-28   $     71,945.21
4869413   SAN DIEGO                   CA    92127    SFD      7.000     6.250    $ 1,786.34    360     1-Sep-28   $    268,058.54
4869429   PORTLAND                    OR    97213    SFD      7.125     6.250    $   897.39    360     1-Sep-28   $    132,986.34
4869430   SOUTH SAN FRANCISCO         CA    94080    SFD      7.125     6.250    $ 2,559.79    360     1-Sep-28   $    379,340.53
4869441   SOUTH WINDSOR               CT    06074    SFD      7.500     6.250    $   698.52    360     1-Sep-28   $     99,550.00
4869452   POWAY                       CA    92064    SFD      7.250     6.250    $ 2,421.39    360     1-Sep-28   $    353,335.79
4869454   MANHATTAN BEACH             CA    90266    SFD      7.375     6.250    $ 3,453.38    360     1-Sep-28   $    497,441.35
4869493   MISSION VIEJO               CA    92691    SFD      7.375     6.250    $ 1,425.55    360     1-Sep-28   $    206,084.93
4869524   SIMI VALLEY                 CA    93065    SFD      7.625     6.250    $ 2,148.86    360     1-Sep-28   $    303,159.14
4869534   WOODBRIDGE                  VA    22192    SFD      7.125     6.250    $ 1,600.09    360     1-Sep-28   $    237,119.01
4869545   SEAL BEACH                  CA    90740    SFD      7.625     6.250    $ 1,819.74    360     1-Sep-28   $    256,726.65
4869556   BEDFORD                     MA    01730    SFD      7.125     6.250    $ 1,953.78    360     1-Sep-28   $    289,534.82
4869559   DILLSBURG                   PA    17019    SFD      7.625     6.250    $ 1,719.94    360     1-Sep-28   $    242,647.14
4869564   SAUSALITO                   CA    94965    SFD      7.500     6.250    $ 3,188.42    360     1-Sep-28   $    455,321.04
4869578   LEONARDTOWN                 MD    20650    SFD      7.500     6.250    $ 1,118.75    360     1-Sep-28   $    159,761.76
4869636   CHESTER                     VT    05143    SFD      7.125     6.250    $ 3,031.74    360     1-Oct-28   $    449,640.14
4869654   FORT WORTH                  TX    76109    SFD      7.000     6.250    $ 1,852.20    360     1-Oct-28   $    278,171.80
4869696   FAYETTEVILLE                GA    30215    SFD      7.500     6.250    $ 2,612.27    360     1-Oct-28   $    373,322.73
4869762   ANNANDALE                   VA    22003    SFD      6.875     6.250    $ 2,332.10    360     1-Oct-28   $    354,692.10
4869793   AUSTIN                      TX    78746    SFD      7.125     6.250    $ 1,909.66    360     1-Oct-28   $    282,216.98
4869795   SEATTLE                     WA    98144    SFD      7.125     6.250    $ 2,014.42    360     1-Oct-28   $    298,760.89
4869799   CUMMING                     GA    30041    SFD      7.000     6.250    $ 1,809.63    360     1-Oct-28   $    271,777.04
4869836   NEWBURY                     MA    01922    SFD      7.250     6.250    $ 1,627.00    360     1-Nov-28   $    238,500.00
4869902   DUVALL                      WA    98019    SFD      6.750     6.250    $ 1,707.11    360     1-Oct-28   $    262,973.39
4869949   SAN MATEO                   CA    94402    SFD      7.375     6.250    $ 1,837.20    360     1-Nov-28   $    266,000.00
4869950   PALO ALTO                   CA    94303    SFD      7.375     6.250    $ 3,419.54    360     1-Nov-28   $    495,100.00
4869958   AVON                        NC    27915    SFD      7.375     6.250    $ 2,424.27    360     1-Oct-28   $    350,732.92
4869995   BELLEVUE                    WA    98006    SFD      7.375     6.250    $ 2,417.36    360     1-Oct-28   $    349,733.68
4870005   BOUNTIFUL                   UT    84010    SFD      7.000     6.250    $ 1,995.91    360     1-Oct-28   $    299,754.09
4870030   RENTON                      WA    98059    SFD      7.125     6.250    $ 2,142.09    360     1-Oct-28   $    317,595.74
4870032   SALT LAKE CITY              UT    84106    LCO      6.500     6.233    $   632.07    360     1-Oct-28   $     99,909.60
4870042   SAN DIEGO                   CA    92120    SFD      7.500     6.250    $ 1,636.16    360     1-Oct-28   $    233,250.63
4870050   MILLBRAE                    CA    94030    SFD      7.625     6.250    $ 2,180.01    360     1-Oct-28   $    307,777.07
4870052   SAN DIEGO                   CA    92103    SFD      7.125     6.250    $ 1,909.99    360     1-Oct-28   $    283,273.29
4870057   KINGSPORT                   TN    37660    SFD      7.000     6.250    $ 1,829.58    360     1-Oct-28   $    274,774.59
4870062   DELRAY BEACH                FL    33483    SFD      7.625     6.250    $ 3,397.41    360     1-Oct-28   $    479,652.59
4870378   MILPITAS                    CA    95035    SFD      7.125     6.250    $ 2,691.51    360     1-Sep-28   $    398,859.14
4870393   REDWOOD CITY                CA    94061    SFD      7.500     6.250    $ 2,062.69    360     1-Oct-28   $    294,781.06
4870477   ALISO VIEJO                 CA    92656    SFD      7.625     6.250    $ 2,172.93    360     1-Oct-28   $    306,777.80
4870702   SAN JOSE                    CA    95120    SFD      7.125     6.250    $ 2,711.72    360     1-Nov-28   $    402,500.00
4870817   SHERMAN OAKS                CA    91423    SFD      7.500     6.250    $ 2,649.33    360     1-Oct-28   $    378,618.80
4870902   MOUNTAIN VIEW               CA    94040    SFD      7.250     6.250    $ 1,978.32    360     1-Oct-28   $    289,773.76
4870929   YORBA LINDA                 CA    92887    SFD      7.250     6.250    $ 2,560.01    360     1-Oct-28   $    374,977.25
4870981   BOSTON                      MA    02108    HCO      7.125     6.250    $ 1,778.62    360     1-Oct-28   $    263,788.88
4871078   SAN JOSE                    CA    95125    SFD      7.500     6.250    $ 2,852.80    360     1-Oct-28   $    407,697.20
4871111   SAN CARLOS                  CA    94070    SFD      7.375     6.250    $ 2,120.38    360     1-Oct-28   $    306,766.39
4871266   POTOMAC                     MD    20854    SFD      7.125     6.250    $ 4,123.16    360     1-Oct-28   $    611,510.59
4871359   CARPINTERIA                 CA    93013    LCO      7.500     6.250    $ 1,711.68    360     1-Nov-28   $    244,800.00
4871376   BOCA RATON                  FL    33432    HCO      7.125     6.250    $ 2,071.69    360     1-Oct-28   $    307,254.09
4871434   WHITTIER                    CA    90602    SFD      7.000     6.250    $ 2,029.18    360     1-Oct-28   $    304,749.99
4871444   WEST PALM BEACH             FL    33418    SFD      7.000     6.250    $ 1,630.00    360     1-Oct-28   $    244,799.17
4871551   SAN JOSE                    CA    95135    SFD      7.750     6.250    $ 2,758.19    360     1-Oct-28   $    384,728.27
4871582   FREEHOLD                    NJ    07728    SFD      7.500     6.250    $ 2,153.59    360     1-Oct-28   $    307,771.41
4871926   TORRANCE                    CA    90503    LCO      7.000     6.250    $ 1,989.26    360     1-Oct-28   $    298,754.91
4872075   FAIRFAX STATION             VA    22039    SFD      7.000     6.250    $ 2,644.58    360     1-Oct-28   $    397,174.17
4872080   CHEVY CHASE                 MD    20815    SFD      7.125     6.250    $ 3,368.60    360     1-Oct-28   $    499,600.15
4872085   NEEDHAM                     MA    02192    SFD      7.375     6.250    $ 2,020.23    360     1-Oct-28   $    292,277.43
4872167   GLENDALE                    CA    91206    LCO      7.250     6.250    $   682.18    360     1-Sep-28   $     99,843.51
4872183   OAKLAND                     NJ    07436    SFD      7.125     6.250    $ 1,729.77    360     1-Oct-28   $    256,544.69
4872220   OAKLAND                     NJ    07436    SFD      7.625     6.250    $ 1,783.64    360     1-Nov-28   $    252,000.00
4872222   PALO ALTO                   CA    94301    LCO      7.125     6.250    $ 1,881.03    360     1-Nov-28   $    279,200.00
4872224   CINCINNATI                  OH    45243    SFD      7.000     6.250    $ 1,995.91    360     1-Oct-28   $    299,754.09
4872253   PARK CITY                   UT    84098    SFD      7.125     6.250    $ 1,563.03    360     1-Sep-28   $    231,627.84
4872275   SAN DIEGO                   CA    92131    SFD      7.000     6.250    $ 2,574.39    360     1-Sep-28   $    386,313.79
4872292   HOUSTON                     TX    77024    SFD      7.125     6.250    $ 3,368.59    360     1-Sep-28   $    499,197.95
4872301   PLEASANT GROVE              UT    84062    PUD      7.500     6.250    $   743.27    360     1-Sep-28   $    106,141.72
4872336   GRASS VALLEY                CA    95945    SFD      7.500     6.250    $ 1,006.87    360     1-Sep-28   $    143,785.59
4872350   NAPLES                      ME    04055    SFD      7.750     6.250    $ 1,084.65    360     1-Sep-28   $    151,185.60
4872357   DALLAS                      TX    75220    SFD      7.250     6.250    $ 5,798.50    360     1-Oct-28   $    848,336.92
4872391   LOS ANGELES                 CA    90036    SFD      7.125     6.250    $ 1,448.49    360     1-Sep-28   $    214,655.13
4872423   LONG BEACH                  CA    90808    SFD      7.125     6.250    $ 1,670.82    360     1-Sep-28   $    247,602.18
4872428   LONG BEACH                  CA    90803    SFD      7.000     6.250    $ 1,916.08    360     1-Oct-28   $    287,763.92
4872440   SAN CLEMENTE                CA    92672    SFD      7.125     6.250    $ 1,821.73    360     1-Sep-28   $    269,966.26
4872472   BOISE                       ID    83703    SFD      7.250     6.250    $ 3,513.21    360     1-Oct-28   $    514,598.25
4872491   SALT LAKE CITY              UT    84121    SFD      7.375     6.250    $ 1,787.12    360     1-Oct-28   $    258,553.12
4872499   NEWTON                      MA    02166    SFD      7.375     6.250    $ 2,210.17    360     1-Nov-28   $    320,000.00
4872651   SAN DIEGO                   CA    92107    SFD      6.875     6.250    $ 2,167.87    360     1-Oct-28   $    329,722.76
4872764   PLEASANTON                  CA    94588    SFD      7.375     6.250    $ 4,233.84    360     1-Oct-28   $    612,533.56
4872801   CAPITOLA                    CA    95010    SFD      7.125     6.250    $ 1,913.37    360     1-Oct-28   $    283,772.88
4872993   NEW YORK                    NY    10013    LCO      6.625     6.250    $ 1,844.10    360     1-Nov-28   $    288,000.00
4873104   BOCA RATON                  FL    33496    SFD      7.375     6.250    $ 2,900.84    360     1-Oct-28   $    419,680.41
4873119   SAN CARLOS                  CA    94070    SFD      7.250     6.250    $ 1,667.24    360     1-Oct-28   $    244,209.34
4873252   DALLAS                      TX    75225    SFD      7.125     6.250    $ 2,327.37    360     1-Nov-28   $    345,450.00
4873258   WHEATRIDGE                  CO    80033    SFD      6.875     6.250    $   814.59    360     1-Sep-28   $    123,791.06
4873272   SIMI VALLEY                 CA    93065    SFD      7.000     6.250    $ 1,685.54    360     1-Sep-28   $    252,933.46
4873301   ANAHEIM                     CA    92808    SFD      6.500     6.233    $ 1,643.38    360     1-Oct-28   $    259,764.95
4873326   ROSSMOOR                    CA    90720    SFD      7.500     6.250    $ 2,103.24    360     1-Sep-28   $    300,352.12
4873346   OCEANSIDE                   CA    92056    PUD      7.500     6.250    $ 1,667.63    360     1-Sep-28   $    238,144.88
4873350   COSTA MESA                  CA    92627    SFD      7.125     6.250    $ 1,596.72    360     1-Sep-28   $    236,619.80
4873382   NAPA                        CA    94558    SFD      7.375     6.250    $ 1,634.83    360     1-Sep-28   $    236,338.66
4873537   HIGHLAND PARK               TX    75205    SFD      7.250     6.250    $ 3,475.01    360     1-Oct-28   $    509,002.62
4873605   LONG BEACH                  CA    90803    SFD      7.125     6.250    $ 1,922.12    360     1-Oct-28   $    285,071.85
4873611   SANTA BARBARA               CA    93110    SFD      6.500     6.233    $ 1,851.96    360     1-Sep-28   $    292,468.81
4873614   IRVINE                      CA    92620    PUD      7.375     6.250    $ 3,320.77    360     1-Oct-28   $    480,434.15
4873659   NIPOMO                      CA    93444    SFD      7.250     6.250    $ 1,991.96    360     1-Sep-28   $    291,543.04
4873674   FORT WORTH                  TX    76111    SFD      7.500     6.250    $ 1,788.60    360     1-Oct-28   $    255,610.15
4873702   LITTLETON                   CO    80125    SFD      7.000     6.250    $ 2,442.99    360     1-Oct-28   $    366,899.01
4873741   SAN JOSE                    CA    95111    SFD      6.875     6.250    $ 1,524.08    360     1-Nov-28   $    232,000.00
4873802   SAN FRANCISCO               CA    94111    LCO      7.250     6.250    $ 1,773.66    360     1-Nov-28   $    260,000.00
4873942   CENTERPORT                  NY    11721    SFD      7.375     6.250    $ 1,933.90    360     1-Nov-28   $    280,000.00
4874021   SARATOGA                    CA    95070    SFD      7.375     6.250    $ 3,322.15    360     1-Nov-28   $    481,000.00
4874043   SAN JOSE                    CA    95124    SFD      7.375     6.250    $ 1,830.29    360     1-Nov-28   $    265,000.00
4874046   BELMONT                     MA    02178    MF2      7.250     6.250    $ 2,425.14    360     1-Oct-28   $    355,222.67
4874085   LOS GATOS                   CA    95030    SFD      7.500     6.250    $ 2,464.74    360     1-Nov-28   $    352,500.00
4874119   SAN CLEMENTE                CA    92673    SFD      7.125     6.250    $ 2,039.68    360     1-Oct-28   $    302,507.90
4874131   STEVENSON RANCH             CA    91381    SFD      7.000     6.250    $ 1,809.29    360     1-Oct-28   $    271,727.09
4874634   DAVIS                       CA    95616    SFD      7.250     6.250    $ 1,875.98    360     1-Oct-28   $    274,785.48
4874695   COLLENVILLE                 TX    76034    SFD      7.125     6.250    $ 2,425.39    360     1-Oct-28   $    359,712.11
4874810   DALLAS                      TX    75287    SFD      7.125     6.250    $ 2,017.79    360     1-Oct-28   $    299,260.49
4874834   EMERALD ISLE                NC    28594    SFD      7.375     6.250    $ 2,483.33    360     1-Oct-28   $    359,276.40
4874912   CHATHAM TWP                 NJ    07928    SFD      7.125     6.250    $ 4,008.63    360     1-Sep-28   $    594,045.54
4874915   SAN JUAN CAPISTRANO         CA    92675    SFD      7.125     6.250    $ 2,806.04    360     1-Sep-28   $    415,831.87
4874932   HUNTINGTON BEACH            CA    92648    PUD      7.375     6.250    $ 2,020.23    360     1-Oct-28   $    292,277.43
4874980   WESTFORD                    MA    01886    SFD      7.500     6.250    $ 1,866.90    360     1-Oct-28   $    266,801.85
4875014   RANCHO SANTA FE             CA    92067    SFD      7.375     6.250    $ 4,489.39    360     1-Sep-28   $    649,007.77
4875064   LOS ANGELES                 CA    90056    SFD      7.500     6.250    $ 1,957.80    360     1-Sep-28   $    279,385.29
4875067   ORLANDO                     FL    32835    SFD      7.250     6.250    $ 2,425.14    360     1-Oct-28   $    355,222.67
4875088   SUNNYVALE                   CA    94086    SFD      7.250     6.250    $ 2,373.98    360     1-Oct-28   $    347,728.52
4875114   HOLLYWOOD AREA              CA    90068    SFD      7.375     6.250    $ 1,816.48    360     1-Oct-28   $    262,799.87
4875119   NEWPORT BEACH               CA    92660    SFD      7.375     6.250    $ 2,762.71    360     1-Oct-28   $    399,675.62
4875121   ROCKLIN                     CA    95677    SFD      7.500     6.250    $ 2,014.44    360     1-Sep-28   $    287,671.04
4875125   WESTMINSTER                 CA    92683    SFD      7.000     6.250    $ 1,622.81    360     1-Oct-28   $    243,720.06
4875130   CHINO HILLS                 CA    91709    SFD      7.125     6.250    $ 1,859.47    360     1-Oct-28   $    275,779.28
4875135   FULLERTON                   CA    92631    SFD      7.250     6.250    $ 1,616.76    360     1-Sep-28   $    236,629.12
4875145   HUNTINGTON BEACH            CA    92648    SFD      7.375     6.250    $ 1,851.01    360     1-Oct-28   $    267,796.07
4875153   SAN PEDRO                   CA    90732    LCO      7.375     6.250    $ 1,851.01    360     1-Sep-28   $    267,590.90
4875161   TORRANCE                    CA    90501    SFD      7.375     6.250    $ 1,661.77    360     1-Oct-28   $    240,416.92
4875169   SAN FRANCISCO               CA    94115    SFD      7.000     6.250    $ 3,055.07    360     1-Oct-28   $    458,823.60
4875267   HUNTINGTON BEACH            CA    92646    SFD      7.375     6.250    $ 1,878.64    360     1-Sep-28   $    271,584.78
4875287   EAGLE                       ID    83616    SFD      7.125     6.250    $ 1,886.42    360     1-Oct-28   $    279,776.08
4875353   MERCER ISLAND               WA    98040    SFD      7.375     6.250    $ 4,024.56    360     1-Oct-28   $    582,256.62
4875640   SANTA MONICA                CA    90405    SFD      7.250     6.250    $ 2,182.97    360     1-Oct-28   $    319,750.36
4875814   DENVER                      CO    80209    SFD      7.250     6.250    $ 2,469.48    360     1-Oct-28   $    361,717.60
4875846   NORTHRIDGE                  CA    91324    SFD      7.250     6.250    $ 1,939.09    360     1-Oct-28   $    284,028.25
4875891   WINDSOR                     CA    95492    SFD      7.625     6.250    $ 1,911.05    360     1-Oct-28   $    269,804.58
4875895   CHINO HILLS                 CA    91709    SFD      7.500     6.250    $ 1,873.90    360     1-Oct-28   $    267,801.10
4875937   DANVILLE                    CA    94526    PUD      7.000     6.250    $ 1,915.74    360     1-Oct-28   $    287,713.97
4875961   SAN FRANCISCO               CA    94118    SFD      7.250     6.250    $ 2,046.53    360     1-Oct-28   $    299,765.97
4875967   HILLSBOROUGH                CA    94010    SFD      7.125     6.250    $ 4,163.59    360     1-Oct-28   $    617,505.79
4875996   BEVERLY HILLS               CA    90211    SFD      7.375     6.250    $ 2,693.63    360     1-Sep-28   $    389,404.67
4876070   CUPERTINO                   CA    95014    SFD      7.500     6.250    $ 1,748.04    360     1-Sep-28   $    249,627.76
4876072   SAN JOSE                    CA    95135    SFD      7.250     6.250    $ 1,937.39    360     1-Sep-28   $    283,555.55
4876110   HUNTINGTON BEACH            CA    92649    SFD      7.125     6.250    $ 3,132.79    360     1-Sep-28   $    464,254.09
4876123   LA CANADA FLINTRIDGE        CA    91011    SFD      7.250     6.250    $ 2,641.39    360     1-Sep-28   $    386,594.07
4876159   PARK RIDGE                  IL    60068    SFD      7.500     6.250    $ 2,618.56    360     1-Oct-28   $    374,222.07
4876204   FORNEY                      TX    75126    SFD      7.250     6.250    $ 2,592.27    360     1-Sep-28   $    379,405.34
4876211   SOUTHLAKE                   TX    76092    SFD      7.250     6.250    $ 1,973.19    360     1-Sep-28   $    288,797.37
4876238   SANTA ANA                   CA    92705    SFD      7.500     6.250    $ 2,698.97    360     1-Sep-28   $    385,425.27
4876254   SAN FRANCISCO               CA    94132    SFD      7.125     6.250    $ 1,482.18    360     1-Sep-28   $    219,542.69
4876267   SAN FRANCISCO               CA    94122    SFD      7.250     6.250    $ 2,046.53    360     1-Sep-28   $    299,530.53
4876319   THOUSAND OAKS               CA    91360    SFD      7.250     6.250    $ 1,982.07    360     1-Sep-28   $    290,095.31
4876396   CANTON                      MI    48187    SFD      7.250     6.250    $ 2,009.01    360     1-Oct-28   $    294,238.72
4876498   TORRANCE                    CA    90505    SFD      7.375     6.250    $ 1,947.71    360     1-Oct-28   $    281,785.41
4876503   CHINO HILLS                 CA    91709    SFD      7.375     6.250    $ 1,833.74    360     1-Sep-28   $    265,094.71
4876505   FULLERTON                   CA    92385    SFD      7.375     6.250    $ 1,699.07    360     1-Oct-28   $    245,812.80
4876507   LOS ANGELES                 CA    90272    SFD      7.375     6.250    $ 2,078.94    360     1-Oct-28   $    300,770.96
4876517   ORANGE                      CA    92869    SFD      7.375     6.250    $ 1,640.36    360     1-Oct-28   $    237,319.28
4876533   SAN DIEGO                   CA    92131    SFD      7.375     6.250    $ 1,628.96    360     1-Sep-28   $    235,489.97
4876537   FRANKLIN                    TN    37064    SFD      7.125     6.250    $ 3,051.95    360     1-Oct-28   $    452,599.45
4876555   HACIENDA HEIGHTS AREA       CA    91745    SFD      7.250     6.250    $ 1,773.66    360     1-Oct-28   $    259,797.17
4876556   BURLINGAME                  CA    94010    SFD      7.000     6.250    $ 3,417.00    360     1-Oct-28   $    513,179.00
4876562   BELMONT                     CA    94002    SFD      6.875     6.250    $ 1,970.79    360     1-Oct-28   $    299,747.96
4876563   CORONA DEL MAR              CA    92625    SFD      6.875     6.250    $ 3,216.33    360     1-Oct-28   $    489,188.67
4876572   TRABUCO CANYON AREA         CA    92679    SFD      7.375     6.250    $ 1,989.15    360     1-Oct-28   $    287,780.85
4876580   LA CANADA FLINTRIDGE        CA    91011    SFD      7.500     6.250    $ 2,293.43    360     1-Sep-28   $    327,511.62
4876584   CITY OF LOS ANGELES         CA    90731    SFD      6.875     6.250    $ 2,417.50    360     1-Oct-28   $    367,690.83
4876599   BOULDER CITY                NV    89005    SFD      7.250     6.250    $ 1,765.13    360     1-Oct-28   $    258,548.15
4876667   SANTA ANA                   CA    92705    LCO      7.250     6.250    $   798.15    360     1-Oct-28   $    116,908.73
4876895   COLTS NECK                  NJ    07722    SFD      7.125     6.250    $ 2,998.05    360     1-Oct-28   $    444,644.14
4877297   NATICK                      MA    01760    SFD      7.125     6.250    $ 3,115.95    360     1-Oct-28   $    462,130.14
4877423   OAKLAND                     NJ    07436    SFD      7.500     6.250    $ 1,873.89    360     1-Oct-28   $    266,910.17
4877719   CHICAGO                     IL    60630    SFD      7.500     6.250    $ 2,517.17    360     1-Oct-28   $    359,732.83
4877748   BOCA RATON                  FL    33434    SFD      7.500     6.250    $ 2,325.31    360     1-Sep-28   $    332,064.84
4877812   SEWICKLEY                   PA    15143    SFD      7.250     6.250    $ 2,387.62    360     1-Sep-28   $    349,452.28
4877842   FORT SMITH                  AR    72903    SFD      7.125     6.250    $ 1,913.37    360     1-Sep-28   $    283,414.45
4877956   RENO                        NV    89509    SFD      7.375     6.250    $ 3,708.93    360     1-Sep-28   $    536,180.26
4877974   TAMPA                       FL    32626    SFD      7.500     6.250    $ 2,245.88    360     1-Oct-28   $    320,961.62
4878089   DANVILLE                    CA    94526    SFD      6.750     6.250    $ 1,816.08    360     1-Oct-28   $    279,758.92
4878090   BOWIE                       MD    20716    LCO      6.500     6.233    $   537.26    360     1-Sep-28   $     84,845.89
4878095   BOTHELL                     WA    98011    PUD      7.000     6.250    $ 1,766.95    300     1-Sep-23   $    249,380.97
4878103   WOODSTOCK                   MD    21163    SFD      7.125     6.250    $ 2,128.96    360     1-Nov-28   $    316,000.00
4878123   MIAMI                       FL    33133    SFD      6.875     6.250    $ 2,548.89    360     1-Nov-28   $    388,000.00
4878221   FOSTER CITY                 CA    94404    SFD      7.500     6.250    $ 2,027.72    360     1-Oct-28   $    289,784.78
4878293   HILTON HEAD ISLAND          SC    29928    SFD      7.375     6.250    $ 1,830.29    360     1-Sep-28   $    264,595.48
4878305   BRENTWOOD                   TN    37027    SFD      7.000     6.250    $ 1,889.46    360     1-Sep-28   $    283,533.06
4878309   HERCULES                    CA    94547    SFD      7.250     6.250    $ 1,330.25    360     1-Sep-28   $    194,694.84
4878339   DALLAS                      TX    75230    SFD      7.000     6.250    $ 2,388.44    360     1-Oct-28   $    358,705.73
4878362   STEVENSON RANCH             CA    91381    SFD      6.750     6.250    $ 1,677.27    360     1-Oct-28   $    258,377.36
4878405   MAPLE GROVE                 MN    55311    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4878412   WOODBURY                    MN    55125    SFD      7.125     6.250    $ 2,021.16    360     1-Sep-28   $    299,518.76
4878470   LEXINGTON                   MA    02173    SFD      7.250     6.250    $ 2,094.29    360     1-Oct-28   $    306,760.50
4878471   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $ 1,747.41    360     1-Oct-28   $    252,807.49
4878507   CORONA                      CA    91719    SFD      7.875     6.250    $ 1,569.78    360     1-Sep-28   $    216,122.03
4878590   SAN JOSE                    CA    95124    SFD      7.375     6.250    $ 1,634.14    360     1-Nov-28   $    236,600.00
4878673   WASHINGTON                  DC    20016    SFD      7.375     6.250    $ 3,453.38    360     1-Oct-28   $    499,619.54
4878962   EAST AMWELL                 NJ    08551    SFD      7.375     6.250    $ 2,375.92    360     1-Sep-28   $    343,474.89
4878974   NORTH POTOMAC               MD    20878    SFD      7.250     6.250    $ 1,937.39    360     1-Sep-28   $    283,555.55
4879002   THOUSAND OAKS               CA    91361    SFD      7.250     6.250    $ 1,330.25    360     1-Sep-28   $    194,694.84
4879015   SAN MARINO                  CA    91108    SFD      7.375     6.250    $ 2,480.91    360     1-Sep-28   $    358,475.21
4879145   BREA                        CA    92621    SFD      7.250     6.250    $ 1,637.23    360     1-Sep-28   $    239,624.41
4879162   SIMI VALLEY                 CA    93065    SFD      6.875     6.250    $ 1,155.54    360     1-Sep-28   $    175,603.60
4879179   YORBA LINDA                 CA    92887    SFD      7.500     6.250    $ 1,999.76    360     1-Sep-28   $    285,413.96
4879197   CHINO HILLS                 CA    91709    SFD      7.375     6.250    $ 1,052.59    360     1-Sep-28   $    152,123.47
4879203   LAGUNA NIGUEL               CA    92677    SFD      7.000     6.250    $ 1,819.21    360     1-Oct-28   $    273,215.86
4879269   DUMFRIES                    VA    22026    SFD      7.125     6.250    $ 1,670.82    360     1-Sep-28   $    247,602.17
4879279   EUGENE                      OR    97402    SFD      7.125     6.250    $   460.83    360     1-Oct-28   $     68,345.30
4879297   EL CAJON                    CA    92020    SFD      7.375     6.250    $ 1,989.14    360     1-Sep-28   $    287,560.37
4879309   SAN JOSE                    CA    95148    SFD      7.250     6.250    $ 1,964.33    360     1-Sep-28   $    287,296.44
4879322   NEWHALL                     CA    91321    SFD      7.125     6.250    $ 2,237.42    360     1-Sep-28   $    331,366.09
4879323   UNION CITY                  CA    94587    SFD      7.500     6.250    $ 1,957.80    360     1-Sep-28   $    279,583.10
4879352   FREMONT                     CA    94555    SFD      7.125     6.250    $ 1,158.80    360     1-Sep-28   $    171,676.23
4879373   SOUTH SAN FRANCISCO         CA    94080    SFD      7.375     6.250    $ 1,802.66    360     1-Sep-28   $    260,601.59
4879387   OREM                        UT    84097    SFD      7.500     6.250    $ 2,279.44    360     1-Oct-28   $    325,758.06
4879399   REDWOOD CITY                CA    94061    SFD      7.250     6.250    $ 1,378.00    360     1-Sep-28   $    201,545.97
4879413   HOLLYWOOD                   MD    20636    SFD      7.375     6.250    $ 2,210.17    360     1-Nov-28   $    320,000.00
4879453   SUFFERN                     NY    10901    SFD      8.000     6.250    $ 2,628.34    360     1-Aug-28   $    357,474.16
4879545   REDONDO BEACH               CA    90277    LCO      7.500     6.250    $ 1,887.88    360     1-Nov-28   $    270,000.00
4879570   SAN MATEO                   CA    94402    SFD      7.000     6.250    $ 3,326.51    360     1-Oct-28   $    499,590.16
4879635   DANVILLE                    CA    94526    SFD      7.125     6.250    $ 1,918.76    360     1-Oct-28   $    284,572.24
4879660   SYOSSET                     NY    11791    SFD      6.875     6.250    $ 1,734.30    360     1-Oct-28   $    263,778.20
4879683   SAN MATEO                   CA    94403    SFD      7.125     6.250    $ 2,102.01    360     1-Nov-28   $    312,000.00
4879690   LITTLETON                   CO    80123    SFD      7.125     6.250    $ 2,147.48    360     1-Oct-28   $    318,495.10
4879732   DEL MAR                     CA    92014    LCO      7.125     6.250    $ 2,384.96    360     1-Oct-28   $    352,710.60
4879741   SANTA ROSA                  CA    95404    SFD      7.500     6.250    $ 2,342.37    360     1-Oct-28   $    334,751.38
4879811   HAUPPAUGE                   NY    11788    SFD      7.375     6.250    $ 1,958.07    360     1-Sep-28   $    283,067.23
4880049   LOS ALTOS                   CA    94022    SFD      7.250     6.250    $ 3,138.02    360     1-Oct-28   $    459,641.15
4880091   BURLINGAME                  CA    94010    SFD      7.500     6.250    $ 3,146.47    360     1-Sep-28   $    449,329.97
4880146   ROWLAND HEIGHTS             CA    91748    PUD      7.500     6.250    $ 1,873.90    360     1-Oct-28   $    267,801.10
4880233   TRACY                       CA    95376    SFD      7.625     6.250    $ 1,637.13    360     1-Nov-28   $    231,300.00
4880444   ORMOND BEACH                FL    32174    SFD      7.125     6.250    $ 1,893.15    360     1-Oct-28   $    280,775.29
4880485   SAN DIEGO                   CA    92131    SFD      7.125     6.250    $ 2,317.59    360     1-Sep-28   $    343,448.19
4880489   SAN RAFAEL                  CA    94901    SFD      7.375     6.250    $ 4,403.05    360     1-Sep-28   $    636,526.85
4880505   KENSINGTON                  CA    94708    SFD      6.875     6.250    $ 2,036.48    360     1-Sep-28   $    309,206.09
4880510   DULUTH                      GA    30096    SFD      7.500     6.250    $ 1,758.88    360     1-Nov-28   $    251,550.00
4880518   LAFAYETTE                   CA    94549    SFD      7.250     6.250    $ 1,869.16    360     1-Sep-28   $    273,571.23
4880550   FULLERTON                   CA    92831    SFD      7.250     6.250    $ 2,013.78    360     1-Oct-28   $    294,969.72
4880557   SNOHOMISH                   WA    98296    SFD      7.375     6.250    $ 1,899.36    360     1-Sep-28   $    274,580.20
4880562   SUNNYVALE                   CA    94086    SFD      7.125     6.250    $ 1,972.65    360     1-Oct-28   $    292,565.85
4880574   RANCHO PALOS VERDES         CA    90275    SFD      7.000     6.250    $ 2,709.11    360     1-Sep-28   $    406,530.50
4880583   CASTRO VALLEY               CA    94552    SFD      7.250     6.250    $ 1,738.53    360     1-Oct-28   $    254,651.19
4880598   WALNUT CREEK                CA    94596    SFD      7.000     6.250    $ 2,022.52    360     1-Sep-28   $    303,500.18
4880655   OAKLAND                     CA    94611    SFD      7.000     6.250    $ 1,751.08    360     1-Sep-28   $    262,767.25
4880690   STINSON BEACH               CA    94970    SFD      7.125     6.250    $ 2,021.16    360     1-Aug-28   $    299,275.99
4880693   OAKLAND                     CA    94610    SFD      7.000     6.250    $ 2,634.60    360     1-Sep-28   $    395,348.91
4880709   CAMARILLO                   CA    93012    SFD      7.250     6.250    $ 2,046.53    360     1-Sep-28   $    299,530.53
4880721   SAN JOSE                    CA    95117    SFD      7.000     6.250    $ 1,689.87    360     1-Sep-28   $    253,582.38
4880725   SARATOGA                    CA    95070    SFD      7.375     6.250    $ 2,279.23    360     1-Sep-28   $    329,496.24
4880737   ISSAQUAH                    WA    98029    SFD      7.000     6.250    $ 1,746.42    360     1-Sep-28   $    262,068.40
4880738   DANVILLE                    CA    94506    SFD      7.250     6.250    $ 1,852.11    360     1-Sep-28   $    271,075.13
4880751   LOS ANGELES                 CA    90732    SFD      7.375     6.250    $ 1,705.97    360     1-Sep-28   $    246,622.96
4880756   PLEASANTON                  CA    94588    SFD      7.250     6.250    $ 2,196.61    360     1-Sep-28   $    321,496.10
4880764   OAKLAND                     CA    94611    SFD      7.000     6.250    $ 2,627.95    360     1-Sep-28   $    394,350.55
4880765   SOUTH SAN FRANCISCO         CA    94080    SFD      7.250     6.250    $ 1,773.66    360     1-Sep-28   $    259,593.13
4880809   SEAL BEACH                  CA    90740    SFD      7.375     6.250    $ 2,023.68    360     1-Sep-28   $    292,552.73
4880822   FORT LAUDERDALE             FL    33305    SFD      7.375     6.250    $ 1,871.73    360     1-Nov-28   $    271,000.00
4880840   ESCONDIDO                   CA    92025    SFD      7.250     6.250    $ 1,787.30    360     1-Sep-28   $    261,590.00
4880842   SAN JOSE                    CA    95125    SFD      7.250     6.250    $ 1,841.88    360     1-Sep-28   $    269,577.47
4880851   SEBASTOPOL                  CA    95472    SFD      7.125     6.250    $ 2,051.47    360     1-Sep-28   $    304,011.54
4880867   FOSTER CITY                 CA    94404    SFD      7.125     6.250    $ 1,886.41    360     1-Sep-28   $    279,550.85
4880875   VALENCIA                    CA    91354    SFD      7.125     6.250    $ 2,021.16    360     1-Sep-28   $    299,518.76
4880883   MENLO PARK                  CA    94025    SFD      7.250     6.250    $ 3,987.33    360     1-Nov-28   $    584,500.00
4880885   ALAMEDA                     CA    94501    SFD      7.125     6.250    $ 1,630.40    360     1-Sep-28   $    241,611.81
4880904   ENCINITAS                   CA    92024    SFD      7.125     6.250    $ 1,751.67    360     1-Sep-28   $    259,582.93
4880914   LOS GATOS                   CA    95030    SFD      7.000     6.250    $ 1,842.89    360     1-Sep-28   $    276,544.57
4880930   HERCULES                    CA    94547    SFD      7.250     6.250    $ 1,705.44    360     1-Oct-28   $    249,804.98
4880943   MERCED                      CA    95340    SFD      7.250     6.250    $ 3,110.72    360     1-Oct-28   $    455,644.28
4880997   SACRAMENTO                  CA    95821    SFD      7.375     6.250    $ 1,878.64    360     1-Sep-28   $    271,584.78
4881009   SIMI VALLEY                 CA    93065    SFD      7.125     6.250    $ 2,085.83    360     1-Sep-28   $    309,103.37
4881023   GROTON LONG POINT           CT    06340    SFD      7.000     6.250    $ 1,929.38    360     1-Sep-28   $    289,523.19
4881044   SAN JOSE                    CA    95129    SFD      7.000     6.250    $ 1,953.66    360     1-Sep-28   $    293,167.19
4881075   TUSTIN                      CA    92782    PUD      7.375     6.250    $ 1,797.14    360     1-Oct-28   $    260,002.01
4881088   BERKELEY                    CA    94707    SFD      7.000     6.250    $ 1,849.54    360     1-Sep-28   $    277,542.93
4881095   CLAYTON                     CA    94517    SFD      7.125     6.250    $ 1,765.14    360     1-Sep-28   $    261,579.73
4881100   CUPERTINO                   CA    95014    SFD      7.000     6.250    $ 3,512.80    360     1-Oct-28   $    527,567.20
4881107   ST HELENA                   CA    94574    SFD      7.000     6.250    $ 2,661.21    360     1-Sep-28   $    399,342.34
4881114   SAN JOSE                    CA    95132    SFD      7.375     6.250    $ 2,453.28    360     1-Sep-28   $    354,657.78
4881137   OAKLAND                     CA    94610    SFD      7.000     6.250    $ 2,262.03    360     1-Oct-28   $    339,721.30
4881144   GLEN ELLEN                  CA    95442    SFD      7.250     6.250    $ 1,807.77    360     1-Oct-28   $    264,793.27
4881162   SAN JOSE                    CA    95129    SFD      7.625     6.250    $ 1,804.87    360     1-Oct-28   $    254,815.45
4881165   SAN RAMON                   CA    94583    SFD      7.000     6.250    $ 2,076.08    360     1-Sep-28   $    311,536.93
4881172   MESA                        AZ    85213    SFD      7.000     6.250    $   505.63    360     1-Oct-28   $     75,937.70
4881194   GILROY                      CA    95020    SFD      7.250     6.250    $ 1,644.04    360     1-Oct-28   $    240,812.00
4881197   MOUNTAIN VIEW               CA    94040    SFD      7.250     6.250    $ 2,895.84    360     1-Oct-28   $    424,168.85
4881227   SAN JOSE                    CA    95120    SFD      7.125     6.250    $ 2,747.76    360     1-Oct-28   $    407,523.85
4881247   SAUSALITO                   CA    94965    SFD      7.375     6.250    $ 3,146.03    360     1-Oct-28   $    455,153.40
4881260   CLAYTON                     CA    94517    SFD      7.375     6.250    $ 2,044.40    360     1-Oct-28   $    295,774.77
4881263   HOLLYWOOD                   FL    33019    SFD      7.375     6.250    $ 1,749.83    360     1-Nov-28   $    253,350.00
4881275   SAN RAMON                   CA    94583    SFD      7.250     6.250    $ 2,051.99    360     1-Oct-28   $    300,565.34
4881308   CULVER CITY                 CA    90230    SFD      7.250     6.250    $ 1,794.13    360     1-Oct-28   $    262,794.83
4881316   NEWPORT BEACH               CA    92660    SFD      7.375     6.250    $ 1,964.98    360     1-Oct-28   $    284,048.49
4881326   DANA POINT                  CA    92624    SFD      7.250     6.250    $ 1,369.81    360     1-Oct-28   $    200,601.69
4881328   PORT WASHINGTON             NY    11050    SFD      7.375     6.250    $ 2,900.84    360     1-Sep-28   $    419,358.86
4881341   SONOMA                      CA    95476    SFD      7.375     6.250    $ 2,555.50    360     1-Sep-28   $    369,390.40
4881355   CUPERTINO                   CA    95014    SFD      7.000     6.250    $ 2,315.25    360     1-Sep-28   $    347,427.84
4881359   MUTTONTOWN                  NY    11791    SFD      7.000     6.250    $ 3,326.51    360     1-Sep-28   $    499,177.93
4881367   LOS GATOS                   CA    95030    SFD      7.000     6.250    $ 2,381.79    360     1-Sep-28   $    357,411.37
4881373   FREMONT                     CA    94539    SFD      7.125     6.250    $ 2,829.62    360     1-Sep-28   $    419,326.27
4881382   MILL VALLEY                 CA    94941    SFD      7.375     6.250    $ 3,038.97    360     1-Sep-28   $    439,328.33
4881386   NOVATO                      CA    94949    SFD      7.125     6.250    $ 2,560.13    360     1-Sep-28   $    379,390.44
4881399   STERLING                    VA    20164    SFD      7.500     6.250    $ 2,006.75    360     1-Oct-28   $    286,787.00
4881428   PORTLAND                    OR    97212    SFD      7.125     6.250    $ 2,122.21    360     1-Sep-28   $    314,494.72
4881438   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $ 2,817.95    360     1-Sep-28   $    407,377.19
4881452   LIVERMORE                   CA    94550    SFD      7.250     6.250    $ 2,414.91    360     1-Sep-28   $    353,446.01
4881453   DANVILLE                    CA    94526    SFD      7.125     6.250    $ 3,287.75    360     1-Aug-28   $    486,822.28
4881462   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $ 2,313.76    360     1-Sep-28   $    334,388.01
4881464   NAPA                        CA    94558    SFD      7.375     6.250    $ 1,985.69    360     1-Sep-28   $    287,061.13
4881476   MISSION VIEJO               CA    92692    SFD      7.125     6.250    $ 1,616.93    360     1-Oct-28   $    239,808.07
4881493   ISSAQUAH                    WA    98029    SFD      7.375     6.250    $ 1,754.31    360     1-Sep-28   $    253,612.28
4881502   SCOTTSDALE                  AZ    85259    SFD      7.125     6.250    $ 2,526.44    360     1-Aug-28   $    374,095.02
4881514   MANASQUAN BORO              NJ    08736    SFD      7.375     6.250    $ 1,657.63    360     1-Oct-28   $    239,817.37
4881515   GRANITE BAY                 CA    95746    SFD      7.250     6.250    $ 1,657.69    360     1-Sep-28   $    242,619.73
4881531   OAKLAND                     CA    94611    SFD      7.000     6.250    $ 2,035.83    360     1-Sep-28   $    305,496.88
4881586   DANVILLE                    CA    94526    SFD      7.375     6.250    $ 2,610.75    360     1-Sep-28   $    377,422.99
4881597   CORTE MADERA                CA    94925    SFD      7.125     6.250    $ 1,549.55    360     1-Sep-28   $    229,631.05
4881606   WALNUT CREEK                CA    94598    SFD      7.000     6.250    $ 3,326.51    360     1-Jul-28   $    498,346.22
4881626   NORTHPORT                   NY    11768    SFD      7.250     6.250    $ 2,783.28    360     1-Nov-28   $    408,000.00
4881628   SAN DIEGO                   CA    92106    LCO      7.625     6.250    $ 3,323.09    360     1-Oct-28   $    469,160.19
4881784   EDINA                       MN    55439    SFD      7.375     6.250    $ 2,144.55    360     1-Oct-28   $    310,263.73
4881874   SUNNYVALE                   CA    94086    LCO      7.125     6.250    $ 2,004.99    360     1-Nov-28   $    297,600.00
4882025   FULLERTON                   CA    92631    SFD      7.250     6.250    $ 2,210.25    360     1-Sep-28   $    323,492.97
4882036   WESTON                      MA    02193    SFD      7.250     6.250    $ 6,139.59    360     1-Nov-28   $    900,000.00
4882039   RANCHO SANTE FE             CA    92067    SFD      7.250     6.250    $ 2,496.77    360     1-Sep-28   $    365,427.24
4882043   ORINDA                      CA    94563    SFD      7.250     6.250    $ 3,965.15    360     1-Sep-28   $    580,340.39
4882052   ALBANY                      CA    94706    SFD      6.875     6.250    $ 1,839.40    360     1-Sep-28   $    279,367.58
4882063   SAN JOSE                    CA    95128    SFD      7.000     6.250    $ 2,155.58    360     1-Sep-28   $    323,467.29
4882069   PHOENIX                     AZ    85012    SFD      7.125     6.250    $ 2,694.88    360     1-Sep-28   $    399,358.34
4882070   PALOS VERDES ESTATES        CA    90274    SFD      7.000     6.250    $ 4,317.81    360     1-Sep-28   $    647,932.95
4882076   LAS VEGAS                   NV    89117    PUD      6.875     6.250    $ 2,230.93    360     1-Sep-28   $    339,027.76
4882091   MANTECA                     CA    95336    SFD      6.875     6.250    $ 1,760.57    360     1-Oct-28   $    267,774.85
4882095   SAN RAMON                   CA    94583    SFD      7.250     6.250    $ 2,831.03    360     1-Sep-28   $    414,350.57
4882097   ENCINITAS                   CA    92024    SFD      7.000     6.250    $ 2,993.86    360     1-Sep-28   $    449,260.13
4882104   POWAY                       CA    92064    SFD      7.125     6.250    $ 2,694.87    360     1-Sep-28   $    399,222.82
4882108   VAN BUREN TWP               MI    48111    SFD      7.375     6.250    $ 2,327.58    360     1-Sep-28   $    336,485.56
4882116   BROADVIEW HEIGHTS           OH    44147    SFD      7.125     6.250    $ 1,886.42    360     1-Sep-28   $    279,550.83
4882119   PALOS VERDES ESTATES        CA    90274    SFD      7.000     6.250    $ 3,326.51    360     1-Sep-28   $    499,177.93
4882134   SAN JOSE                    CA    95120    SFD      7.250     6.250    $ 3,809.27    360     1-Sep-28   $    557,526.16
4882154   NEVADA CITY                 CA    95959    SFD      7.000     6.250    $ 1,749.75    360     1-Oct-28   $    262,784.42
4882155   WHITE PLAINS                NY    10603    SFD      7.500     6.250    $ 1,748.04    360     1-Oct-28   $    249,814.46
4882159   PORTLAND                    OR    97223    SFD      7.000     6.250    $ 2,195.50    360     1-Sep-28   $    328,952.92
4882165   ARCADIA                     CA    91007    SFD      7.250     6.250    $ 1,910.09    360     1-Sep-28   $    279,561.84
4882189   REDWOOD CITY                CA    94062    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4882199   GIG HARBOR                  WA    98329    SFD      7.125     6.250    $ 2,128.96    360     1-Sep-28   $    315,493.08
4882224   SAN JOSE                    CA    95125    SFD      7.000     6.250    $ 1,683.22    360     1-Oct-28   $    252,792.61
4882230   SCOTTSDALE                  AZ    85255    SFD      7.250     6.250    $ 2,708.24    360     1-Sep-28   $    395,753.72
4882231   PLEASANT HILL               CA    94523    SFD      7.000     6.250    $ 1,862.85    360     1-Sep-28   $    279,539.62
4882243   REDMOND                     WA    98053    SFD      7.125     6.250    $ 1,711.92    360     1-Aug-28   $    253,166.77
4882246   SARATOGA                    CA    95070    SFD      7.000     6.250    $ 4,989.77    360     1-Sep-28   $    748,766.87
4882255   LOS ALTOS                   CA    94024    SFD      7.375     6.250    $ 3,453.38    360     1-Oct-28   $    499,619.54
4882265   SAN DIEGO                   CA    92037    SFD      7.375     6.250    $ 2,762.70    360     1-Sep-28   $    399,389.40
4882280   MIDDLETON                   MA    01949    SFD      7.375     6.250    $ 2,192.90    360     1-Oct-28   $    317,258.40
4882290   LOS ANGELES STUDIO CITY A   CA    91604    SFD      7.250     6.250    $ 2,592.27    360     1-Oct-28   $    379,703.56
4882295   WOODLAND HILLS              CA    91364    SFD      7.375     6.250    $ 2,044.40    360     1-Oct-28   $    295,774.77
4882302   FULLERTON                   CA    92835    SFD      7.375     6.250    $ 1,643.81    360     1-Oct-28   $    237,818.90
4882310   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $ 1,933.89    360     1-Sep-28   $    279,572.58
4882317   TUSTIN                      CA    92782    SFD      7.125     6.250    $ 1,751.67    360     1-Oct-28   $    259,792.08
4882341   MILL VALLEY                 CA    94941    SFD      7.125     6.250    $ 1,819.04    360     1-Sep-28   $    269,566.88
4882342   BERKELEY                    CA    94707    SFD      7.125     6.250    $ 4,379.17    360     1-Sep-28   $    648,957.32
4882360   LOS GATOS                   CA    95032    SFD      7.375     6.250    $ 2,678.44    360     1-Sep-28   $    387,208.02
4882366   PLEASANTON                  CA    94566    SFD      7.375     6.250    $ 1,816.48    360     1-Sep-28   $    262,598.52
4882386   RENO                        NV    89509    SFD      7.125     6.250    $ 2,317.59    360     1-Sep-28   $    343,448.19
4882390   PORTLAND                    OR    97229    SFD      7.125     6.250    $ 1,913.36    360     1-Sep-28   $    283,544.43
4882394   REDWOOD CITY                CA    94062    SFD      7.000     6.250    $ 2,059.78    360     1-Aug-28   $    308,834.21
4882398   REDWOOD CITY                CA    94062    SFD      7.000     6.250    $ 2,661.21    360     1-Aug-28   $    399,010.63
4882402   SAN JOSE                    CA    95120    SFD      7.125     6.250    $ 2,694.87    360     1-Sep-28   $    399,358.36
4882407   SAN MATEO                   CA    94402    SFD      7.250     6.250    $ 2,469.48    360     1-Sep-28   $    361,433.51
4882413   PLEASANT HILL               CA    94523    SFD      7.250     6.250    $ 2,013.78    360     1-Oct-28   $    294,969.72
4882417   COMMERCE TWP                MI    48382    SFD      7.250     6.250    $ 2,237.54    360     1-Sep-28   $    327,486.70
4882439   SAN DIEGO                   CA    92122    LCO      7.000     6.250    $ 1,623.34    360     1-Oct-28   $    243,799.99
4882447   DRAPER                      UT    84020    SFD      7.000     6.250    $ 1,687.88    360     1-Sep-28   $    253,282.86
4882448   LAKE OSWEGO                 OR    97034    SFD      7.375     6.250    $ 1,657.63    360     1-Oct-28   $    239,817.37
4882451   LOS ANGELES                 CA    91436    SFD      7.375     6.250    $ 2,866.31    360     1-Oct-28   $    414,684.21
4882466   CASTLE ROCK                 CO    80104    SFD      7.000     6.250    $ 1,936.03    360     1-Sep-28   $    290,521.55
4882468   SAN MATEO                   CA    94402    SFD      7.125     6.250    $ 1,670.83    360     1-Sep-28   $    247,602.16
4882476   BIRMINGHAM                  AL    35242    SFD      7.125     6.250    $ 1,724.72    360     1-Sep-28   $    255,589.34
4882492   SANTA ROSA                  CA    95404    SFD      7.250     6.250    $ 3,410.88    360     1-Sep-28   $    499,217.56
4882497   LOS ANGELES                 CA    91311    SFD      7.250     6.250    $ 1,923.74    360     1-Oct-28   $    281,780.01
4882504   CYPRESS                     CA    90630    SFD      7.250     6.250    $ 1,981.73    360     1-Oct-28   $    290,273.37
4882505   FREMONT                     CA    94539    SFD      7.375     6.250    $ 2,817.95    360     1-Sep-28   $    407,377.19
4882507   MANHATTAN BEACH             CA    90266    SFD      7.250     6.250    $ 3,526.86    360     1-Oct-28   $    516,596.68
4882519   CORTE MADERA                CA    94925    SFD      7.250     6.250    $ 2,271.65    360     1-Sep-28   $    332,478.89
4882525   SAN JOSE                    CA    95123    SFD      7.250     6.250    $ 1,848.70    360     1-Oct-28   $    270,788.59
4882532   LOS ANGELES                 CA    91364    SFD      7.375     6.250    $ 2,918.11    360     1-Oct-28   $    422,178.50
4882533   SAN FRANCISCO               CA    94110    SFD      7.375     6.250    $ 1,933.89    360     1-Sep-28   $    279,572.57
4882546   ALISO VIEJO                 CA    92677    PUD      7.250     6.250    $ 1,916.92    360     1-Oct-28   $    280,780.79
4882550   CYPRESS                     CA    90630    SFD      7.250     6.250    $ 2,297.57    360     1-Sep-28   $    336,272.94
4882554   DENVER                      CO    80206    PUD      7.125     6.250    $ 1,670.82    360     1-Sep-28   $    247,602.18
4882564   PARADISE VALLEY             AZ    85253    SFD      7.125     6.250    $ 2,147.48    360     1-Sep-28   $    318,238.68
4882570   SUNNYVALE                   CA    94086    SFD      7.250     6.250    $ 2,018.90    360     1-Sep-28   $    295,486.87
4882582   SANTA ROSA                  CA    95403    SFD      7.125     6.250    $ 1,720.68    360     1-Sep-28   $    254,990.29
4882602   SAN MATEO                   CA    94403    SFD      7.125     6.250    $ 2,048.78    360     1-Aug-28   $    303,366.10
4882625   TRABUCO CANYON              CA    92679    PUD      7.125     6.250    $ 1,758.41    360     1-Sep-28   $    260,581.31
4882666   LOS GATOS                   CA    95032    SFD      7.375     6.250    $ 1,657.62    360     1-Sep-28   $    239,633.64
4882704   SANTA CLARA                 CA    95050    SFD      7.250     6.250    $ 2,112.02    360     1-Oct-28   $    309,358.48
4882710   NOVATO                      CA    94947    SFD      7.000     6.250    $ 1,562.80    360     1-Sep-28   $    234,513.78
4882717   VENTURA                     CA    93003    SFD      7.250     6.250    $ 1,903.27    360     1-Sep-28   $    278,563.39
4882720   MOUNTAIN VIEW               CA    94040    SFD      6.875     6.250    $ 2,069.33    360     1-Aug-28   $    314,201.52
4882741   SAUGUS                      CA    91350    SFD      7.000     6.250    $ 1,636.65    360     1-Sep-28   $    245,195.52
4882743   MISSION VIEJO               CA    92692    SFD      7.000     6.250    $ 1,838.90    360     1-Sep-28   $    275,945.55
4882753   LOS ANGELES                 CA    90732    SFD      7.375     6.250    $ 1,695.61    360     1-Sep-28   $    245,125.24
4882770   GREENSBORO                  NC    27455    SFD      7.000     6.250    $ 2,139.29    360     1-Sep-28   $    321,021.30
4882778   OAKLAND                     CA    94611    SFD      7.375     6.250    $ 2,382.83    360     1-Oct-28   $    344,737.48
4882784   CULVER CITY                 CA    90230    SFD      7.375     6.250    $ 1,700.44    360     1-Sep-28   $    245,824.18
4882804   GLENDORA                    CA    91741    SFD      7.125     6.250    $ 3,314.70    360     1-Sep-28   $    491,125.46
4882851   SAN RAFAEL                  CA    94903    SFD      7.375     6.250    $ 1,823.38    360     1-Sep-28   $    263,597.01
4882863   TARZANA                     CA    91356    SFD      7.125     6.250    $ 2,689.48    360     1-Sep-28   $    398,559.64
4882873   CAMARILLO                   CA    93010    SFD      7.125     6.250    $ 2,021.16    360     1-Sep-28   $    299,518.76
4882917   MISSION VIEJO               CA    92692    PUD      7.000     6.250    $ 2,357.83    360     1-Sep-28   $    353,445.16
4882948   BERKELEY                    CA    94702    SFD      6.875     6.250    $ 1,629.18    360     1-Sep-28   $    247,582.11
4882961   SANTA CLARITA               CA    91350    PUD      7.375     6.250    $ 2,900.84    360     1-Sep-28   $    419,358.86
4882977   SALT LAKE CITY              UT    84124    SFD      7.375     6.250    $ 1,795.76    360     1-Aug-28   $    259,402.81
4882991   SAN MATEO                   CA    94402    SFD      7.375     6.250    $ 3,453.38    360     1-Sep-28   $    499,236.73
4883050   LONG BEACH                  CA    90808    SFD      7.375     6.250    $ 1,924.23    360     1-Nov-28   $    278,600.00
4883103   MILFORD                     CT    06460    SFD      6.875     6.250    $ 2,364.95    360     1-Nov-28   $    360,000.00
4883158   TRUCKEE                     CA    96161    PUD      7.125     6.250    $ 2,236.75    360     1-Aug-28   $    331,198.76
4883176   VALENCIA                    CA    91355    SFD      7.000     6.250    $ 2,167.56    360     1-Aug-28   $    324,994.14
4883180   ESTES PARK                  CO    80517    SFD      7.250     6.250    $ 2,387.62    360     1-Sep-28   $    349,452.27
4883185   FOSTER CITY                 CA    94404    SFD      7.250     6.250    $ 2,135.21    360     1-Sep-28   $    312,510.19
4883188   FREMONT                     CA    94539    SFD      7.375     6.250    $ 2,154.91    360     1-Sep-28   $    311,523.72
4883192   CAPE MAY                    NJ    08204    SFD      7.625     6.250    $ 1,799.57    360     1-Oct-28   $    254,065.98
4883197   BELMONT                     CA    94002    PUD      7.375     6.250    $ 2,299.95    360     1-Sep-28   $    332,491.67
4883199   TRABUCO CANYON              CA    92679    SFD      7.000     6.250    $ 1,748.42    360     1-Sep-28   $    262,367.90
4883210   FAIR OAKS                   CA    95628    SFD      7.000     6.250    $ 2,128.97    360     1-Sep-28   $    319,473.86
4883218   LOS GATOS                   CA    95032    SFD      7.000     6.250    $ 2,415.05    360     1-Sep-28   $    362,403.17
4883222   PROVO                       UT    84604    SFD      7.125     6.250    $ 2,539.92    360     1-Sep-28   $    376,395.24
4883230   PLEASANTON                  CA    94588    SFD      7.000     6.250    $ 2,341.86    360     1-Oct-28   $    351,711.47
4883231   SAN RAFAEL                  CA    94901    SFD      6.875     6.250    $ 2,069.33    360     1-Sep-28   $    314,469.20
4883239   SAN JOSE                    CA    95131    SFD      7.375     6.250    $ 1,602.37    360     1-Sep-28   $    231,645.84
4883258   LOS ANGELES                 CA    90068    SFD      7.250     6.250    $ 3,172.12    360     1-Sep-28   $    464,272.31
4883262   TARZANA                     CA    91356    SFD      7.000     6.250    $ 2,215.46    360     1-Sep-28   $    332,452.49
4883268   REDONDO BEACH               CA    90278    SFD      7.125     6.250    $ 1,934.92    360     1-Sep-28   $    286,739.30
4883270   SANTA ROSA                  CA    95404    SFD      6.875     6.250    $ 2,890.49    360     1-Sep-28   $    439,258.57
4883285   SUNNYVALE                   CA    94087    SFD      7.000     6.250    $ 2,701.13    360     1-Oct-28   $    405,667.20
4883299   DANVILLE                    CA    94526    SFD      7.500     6.250    $ 1,992.76    360     1-Oct-28   $    284,788.49
4883324   CUPERTINO                   CA    95014    SFD      7.125     6.250    $ 2,762.25    360     1-Aug-28   $    409,010.52
4883330   SEBASTOPOL                  CA    95472    SFD      7.375     6.250    $ 2,027.82    360     1-Sep-28   $    293,151.81
4883342   PETALUMA                    CA    94952    SFD      7.000     6.250    $ 1,963.97    360     1-Sep-28   $    294,714.65
4883353   COTATI                      CA    94931    SFD      6.875     6.250    $ 2,890.49    360     1-Oct-28   $    439,630.34
4883363   W. BLOOMFIELD               MI    48323    SFD      7.250     6.250    $ 2,674.13    360     1-Oct-28   $    391,694.20
4883367   CORBETT                     OR    97019    SFD      7.125     6.250    $ 1,667.45    360     1-Sep-28   $    247,102.99
4883374   LOS ANGELES                 CA    90731    SFD      6.875     6.250    $ 2,548.88    360     1-Sep-28   $    387,346.20
4883406   HUNTINGTON BEACH            CA    92646    SFD      7.000     6.250    $ 1,784.34    360     1-Sep-28   $    267,759.04
4883407   REDWOOD CITY                CA    94062    SFD      6.875     6.250    $ 2,167.87    360     1-Sep-28   $    329,443.92
4883418   ROCKLIN                     CA    95677    SFD      7.125     6.250    $ 1,670.82    360     1-Sep-28   $    247,602.18
4883424   DANVILLE                    CA    94506    PUD      7.375     6.250    $ 1,944.94    360     1-Sep-28   $    281,170.13
4883427   ALBANY                      CA    94706    SFD      7.125     6.250    $ 1,678.23    360     1-Aug-28   $    248,498.85
4883429   CULVER CITY                 CA    90232    SFD      7.125     6.250    $ 1,616.93    360     1-Oct-28   $    239,808.07
4883440   LAFAYETTE                   CA    94549    SFD      7.250     6.250    $ 2,882.20    360     1-Oct-28   $    422,170.40
4883462   PLEASANTON                  CA    94566    SFD      7.250     6.250    $ 3,765.96    360     1-Sep-28   $    551,186.08
4883493   ORANGE                      CA    92867    SFD      7.250     6.250    $ 3,309.24    360     1-Sep-28   $    484,340.86
4883498   LOS ALTOS                   CA    94024    SFD      7.375     6.250    $ 1,968.42    360     1-Oct-28   $    284,783.14
4883506   SAN JOSE                    CA    95111    SFD      7.250     6.250    $ 1,892.70    360     1-Sep-28   $    277,015.81
4883509   SHERMAN OAKS                CA    91423    SFD      7.250     6.250    $ 2,878.78    360     1-Oct-28   $    421,670.80
4883513   DANVILLE                    CA    94526    SFD      7.375     6.250    $ 1,899.36    360     1-Sep-28   $    274,580.20
4883521   EDGEWOOD                    KY    41017    SFD      7.125     6.250    $ 1,804.22    360     1-Sep-28   $    267,370.41
4883524   MILPITAS                    CA    95035    SFD      7.000     6.250    $ 1,995.91    360     1-Sep-28   $    299,506.75
4883541   SANTA MONICA                CA    90402    SFD      7.000     6.250    $ 2,993.86    360     1-Sep-28   $    449,260.13
4883544   CASTRO VALLEY               CA    94552    PUD      7.000     6.250    $ 1,766.38    360     1-Oct-28   $    265,282.37
4883551   LA SELVA BEACH              CA    95076    SFD      7.375     6.250    $ 2,296.49    360     1-Sep-28   $    331,992.43
4883563   MANHATTAN BEACH             CA    90266    SFD      7.250     6.250    $ 4,410.27    360     1-Oct-28   $    645,995.67
4883564   BERKELEY                    CA    94707    SFD      7.125     6.250    $ 3,557.23    360     1-Sep-28   $    527,153.03
4883574   ORANGE                      CA    92869    SFD      7.250     6.250    $ 2,360.33    360     1-Sep-28   $    345,458.54
4883578   SCOTTSDALE                  AZ    85258    SFD      7.125     6.250    $ 1,886.41    360     1-Sep-28   $    279,550.85
4883580   BERKELEY                    CA    94708    SFD      6.750     6.250    $ 2,270.09    360     1-Aug-28   $    349,090.88
4883602   MORRISVILLE                 NC    27560    SFD      6.875     6.250    $ 1,642.32    360     1-Sep-28   $    249,578.75
4883617   LAGUNA NIGUEL               CA    92677    SFD      7.125     6.250    $ 1,606.15    360     1-Oct-28   $    237,695.44
4883646   AGOURA                      CA    91301    SFD      7.000     6.250    $ 2,288.64    360     1-Sep-28   $    343,234.40
4883658   VENTURA                     CA    93003    SFD      7.000     6.250    $ 2,195.50    360     1-Oct-28   $    329,729.50
4883689   WHITSETT                    NC    27977    SFD      6.875     6.250    $ 1,773.71    360     1-Sep-28   $    269,545.03
4883721   NEW YORK                    NY    10024    HCO      7.125     6.250    $ 2,667.93    360     1-Nov-28   $    396,000.00
4883739   FREMONT                     CA    94539    SFD      6.875     6.250    $ 2,824.79    360     1-Oct-28   $    429,638.75
4883758   SAN JOSE                    CA    95148    SFD      7.125     6.250    $ 1,677.56    360     1-Sep-28   $    248,600.57
4883802   ANGWIN                      CA    94508    SFD      7.375     6.250    $ 2,141.09    360     1-Sep-28   $    309,526.78
4883818   PACIFICA                    CA    94044    SFD      7.375     6.250    $ 2,072.03    360     1-Sep-28   $    299,542.04
4883831   SAN JOSE                    CA    95120    SFD      7.000     6.250    $ 3,326.51    360     1-Sep-28   $    499,177.92
4883832   FLORAL PARK                 NY    11001    SFD      7.625     6.250    $ 1,630.76    360     1-Sep-28   $    230,065.42
4883845   SCOTCH PLAINS               NJ    07076    SFD      6.750     6.250    $ 1,621.50    360     1-Sep-28   $    249,568.29
4883846   SAN MATEO                   CA    94403    SFD      6.875     6.250    $ 2,204.00    360     1-Sep-28   $    334,934.65
4883860   SHORT HILLS                 NJ    07078    SFD      7.000     6.250    $ 3,326.52    360     1-Sep-28   $    499,177.91
4883879   PORT WASHINGTON             NY    11050    SFD      7.375     6.250    $ 2,149.39    360     1-Sep-28   $    310,724.94
4883884   SAN JUAN CAPRISTRANO        CA    92675    SFD      7.250     6.250    $ 3,560.96    360     1-Sep-28   $    521,183.12
4883934   SAN JOSE                    CA    95123    SFD      7.125     6.250    $ 1,616.92    360     1-Sep-28   $    239,615.02
4883972   CARNELIAN BAY               CA    96140    SFD      7.375     6.250    $ 2,072.03    360     1-Sep-28   $    299,542.04
4884007   SANTA CLARITA               CA    91321    PUD      7.375     6.250    $ 1,982.24    360     1-Sep-28   $    286,561.88
4884012   HEMET                       CA    92544    SFD      7.500     6.250    $ 2,534.65    360     1-Oct-28   $    362,230.98
4884042   BIRMINGHAM                  AL    35242    SFD      6.875     6.250    $ 1,642.32    360     1-Oct-28   $    249,789.97
4884058   SANTA ROSA                  CA    95409    SFD      7.000     6.250    $ 1,629.99    360     1-Sep-28   $    244,597.18
4884095   NEW HAVEN                   CT    06515    SFD      7.750     6.250    $ 2,040.06    240     1-Oct-18   $    248,064.84
4884161   TRABUCO CANYON              CA    92679    PUD      7.250     6.250    $ 2,547.25    360     1-Sep-28   $    372,815.65
4884170   SANTA BARBARA               CA    93101    SFD      7.375     6.250    $ 1,933.89    360     1-Sep-28   $    279,572.57
4884172   SALT LAKE CITY              UT    84121    SFD      7.125     6.250    $ 1,785.35    360     1-Aug-28   $    264,360.47
4884173   TARZANA                     CA    91356    SFD      7.000     6.250    $ 2,827.54    360     1-Aug-28   $    423,948.77
4884175   ANAHEIM                     CA    92807    SFD      6.875     6.250    $ 1,744.15    360     1-Sep-28   $    265,052.61
4884179   TRABUCO CANYON              CA    92679    PUD      7.000     6.250    $ 1,896.11    360     1-Sep-28   $    284,531.42
4884180   SAN JOSE                    CA    95132    SFD      7.375     6.250    $ 1,920.08    360     1-Sep-28   $    277,575.62
4884181   PIEDMONT                    CA    94610    SFD      7.000     6.250    $ 3,000.51    360     1-Sep-28   $    450,258.49
4884183   SAN FRANCISCO               CA    94131    SFD      7.375     6.250    $ 2,417.36    360     1-Sep-28   $    349,465.73
4884184   PALO ALTO                   CA    94306    SFD      7.250     6.250    $ 4,267.69    360     1-Sep-28   $    624,621.00
4884185   SEATTLE                     WA    98109    SFD      7.375     6.250    $ 3,460.28    360     1-Sep-28   $    500,235.22
4884186   ORINDA                      CA    94563    SFD      6.875     6.250    $ 2,727.57    360     1-Sep-28   $    414,500.36
4884187   KIRKLAND                    WA    98033    SFD      6.875     6.250    $ 1,723.12    360     1-Sep-28   $    261,858.02
4884190   SEATTLE                     WA    98109    HCO      7.375     6.250    $ 2,058.21    360     1-Sep-28   $    297,545.09
4884197   FOOTHILL RANCH              CA    92610    SFD      7.000     6.250    $ 1,536.85    360     1-Oct-28   $    230,810.65
4884198   ROWLAND HEIGHTS             CA    91748    PUD      7.000     6.250    $ 1,969.30    360     1-Oct-28   $    295,757.37
4884201   SAN RAMON                   CA    94583    SFD      7.375     6.250    $ 1,716.33    360     1-Sep-28   $    248,120.65
4884204   SAN FRANCISCO               CA    94107    SFD      6.875     6.250    $ 1,760.57    360     1-Oct-28   $    267,774.85
4884259   SUISUN                      CA    94585    SFD      7.375     6.250    $ 1,906.26    360     1-Oct-28   $    275,789.99
4884267   CUPERTINO                   CA    95014    SFD      7.250     6.250    $ 2,387.62    360     1-Sep-28   $    349,452.27
4884282   MENLO PARK                  CA    94025    SFD      7.250     6.250    $ 2,217.07    360     1-Oct-28   $    324,746.47
4884287   MILLBRAE                    CA    94030    SFD      7.000     6.250    $ 2,029.17    360     1-Aug-28   $    304,245.60
4884304   LAFAYETTE                   CA    94549    SFD      7.375     6.250    $ 2,969.90    360     1-Oct-28   $    429,672.81
4884332   CLEVELAND HEIGHTS           OH    44118    SFD      7.125     6.250    $ 1,758.41    360     1-Oct-28   $    260,791.28
4884374   LOS ANGELES                 CA    90046    SFD      7.125     6.250    $ 2,913.83    360     1-Sep-28   $    431,806.22
4884451   RANCHO SANTA MARGARITA      CA    92688    SFD      7.500     6.250    $ 1,588.27    360     1-Oct-28   $    226,981.42
4884462   NORCO                       CA    91760    SFD      7.625     6.250    $ 1,774.80    360     1-Oct-28   $    250,568.51
4884485   LAGUNA NIGUEL               CA    92677    SFD      7.250     6.250    $ 2,865.15    360     1-Oct-28   $    419,672.35
4884492   NOVATO                      CA    94947    SFD      6.875     6.250    $ 1,819.69    360     1-Oct-28   $    276,767.29
4884621   LITTLE ROCK                 AR    72212    SFD      7.000     6.250    $ 1,613.70    360     1-Sep-28   $    242,151.19
4884678   NEWPORT COAST               CA    92657    HCO      6.375     6.108    $ 3,462.48    360     1-Oct-28   $    554,485.96
4884720   LIVERMORE                   CA    94550    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4885008   GREEN BROOK                 NJ    08812    SFD      7.250     6.250    $ 2,363.75    360     1-Sep-28   $    345,957.73
4885024   REDWOOD CITY                CA    94062    SFD      7.000     6.250    $ 1,696.52    360     1-Oct-28   $    254,790.98
4885045   PLAINVIEW                   NY    11803    SFD      7.375     6.250    $ 2,237.10    360     1-Sep-28   $    323,405.56
4885165   BAKERSFIELD                 CA    93311    SFD      7.250     6.250    $ 1,927.83    360     1-Oct-28   $    282,379.55
4885169   GLOUCESTER                  VA    23061    SFD      7.125     6.250    $ 1,792.09    360     1-Sep-28   $    265,573.30
4885188   TULSA                       OK    74137    PUD      7.500     6.250    $ 1,817.96    360     1-Sep-28   $    259,612.87
4885338   FAIRFAX                     CA    94930    SFD      7.250     6.250    $ 2,019.25    360     1-Sep-28   $    295,536.77
4885368   DURHAM                      OR    97224    SFD      7.125     6.250    $ 1,811.63    360     1-Sep-28   $    268,071.74
4885938   LOS ANGELES                 CA    91326    SFD      7.000     6.250    $ 2,315.26    360     1-Oct-28   $    347,714.74
4885947   CARY                        NC    27511    SFD      7.375     6.250    $ 2,610.76    360     1-Oct-28   $    377,712.36
4885961   CARLSBAD                    CA    92009    SFD      7.250     6.250    $ 2,489.95    360     1-Oct-28   $    364,715.26
4885966   MISSION VIEJO               CA    92692    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4885981   MALIBU                      CA    90265    SFD      7.375     6.250    $ 1,913.18    360     1-Oct-28   $    276,789.22
4886135   IRVINE                      CA    92612    PUD      7.250     6.250    $ 3,997.56    360     1-Oct-28   $    585,542.86
4886142   IRVINE                      CA    92612    PUD      7.000     6.250    $ 1,929.38    360     1-Oct-28   $    289,762.29
4886147   TORRANCE                    CA    90505    SFD      7.250     6.250    $ 1,753.20    360     1-Oct-28   $    256,799.51
4886155   OXNARD                      CA    93035    LCO      7.375     6.250    $ 1,712.88    360     1-Oct-28   $    247,811.29
4886173   FULLERTON                   CA    92835    SFD      7.125     6.250    $ 1,744.94    360     1-Oct-28   $    258,792.87
4886251   VILLA PARK                  CA    92861    SFD      7.375     6.250    $ 2,391.12    360     1-Oct-28   $    345,936.57
4886256   LONG BEACH                  CA    90803    SFD      7.125     6.250    $ 1,857.45    360     1-Oct-28   $    275,329.52
4886265   TORRANCE                    CA    90505    SFD      7.375     6.250    $ 1,830.29    360     1-Oct-28   $    264,798.36
4886267   CAMARILLO                   CA    93012    SFD      7.250     6.250    $ 2,251.19    360     1-Oct-28   $    328,993.75
4886272   NEWBURY PARK                CA    91320    SFD      7.000     6.250    $ 1,839.57    360     1-Oct-28   $    276,273.35
4886286   SAN CLEMENTE                CA    92672    SFD      7.375     6.250    $ 1,830.29    360     1-Oct-28   $    264,798.36
4886345   SANTA ANA                   CA    92705    SFD      7.250     6.250    $ 2,302.35    360     1-Oct-28   $    337,236.71
4886361   THOUSAND OAKS               CA    91361    SFD      7.375     6.250    $ 1,743.96    360     1-Oct-28   $    252,307.86
4886365   NORTHRIDGE                  CA    91324    SFD      7.375     6.250    $ 1,650.72    360     1-Sep-28   $    238,635.15
4886408   SANTA ANA                   CA    92705    SFD      7.125     6.250    $ 1,760.09    360     1-Oct-28   $    261,041.08
4886423   POWAY                       CA    92064    SFD      7.500     6.250    $ 1,922.84    360     1-Oct-28   $    274,795.91
4886440   UNION CITY                  CA    94587    SFD      7.375     6.250    $ 1,804.39    360     1-Oct-28   $    261,051.21
4886477   TORRANCE                    CA    90503    SFD      7.000     6.250    $ 1,817.61    360     1-Oct-28   $    272,976.06
4886501   DANVILLE                    CA    94526    SFD      7.125     6.250    $ 2,863.31    360     1-Oct-28   $    424,660.13
4886508   RICHMOND                    CA    94804    SFD      7.625     6.250    $ 1,741.17    360     1-Oct-28   $    245,821.96
4886512   DALY CITY                   CA    94014    SFD      7.250     6.250    $ 1,758.66    360     1-Oct-28   $    257,598.88
4887430   IRVINE                      CA    92614    LCO      7.375     6.250    $ 1,705.97    360     1-Oct-28   $    246,812.05
4887437   SAN CARLOS                  CA    94070    SFD      7.000     6.250    $ 2,062.44    360     1-Oct-28   $    309,745.89
4887453   SOUTH PASADENA              CA    91030    SFD      7.375     6.250    $ 1,878.64    360     1-Oct-28   $    271,793.03
4887458   LOS ANGELES                 CA    90066    SFD      7.250     6.250    $ 3,133.24    360     1-Oct-28   $    458,941.70
4887468   LAGUNA NIGUEL               CA    92677    SFD      7.000     6.250    $ 1,558.81    360     1-Oct-28   $    234,107.94
4887474   GLENDALE                    CA    91206    SFD      7.250     6.250    $ 1,596.98    360     1-Oct-28   $    233,917.37
4887481   MISSION VIEJO               CA    92692    SFD      7.375     6.250    $ 1,726.69    360     1-Oct-28   $    249,809.77
4887523   AMAGANSETT                  NY    11930    SFD      7.375     6.250    $ 2,762.71    360     1-Nov-28   $    400,000.00
4887549   LOS ANGELES                 CA    91364    SFD      7.375     6.250    $ 2,072.03    360     1-Oct-28   $    299,771.72
4887555   WINDERMERE                  FL    34786    SFD      7.250     6.250    $ 1,705.44    360     1-Oct-28   $    249,804.98
4887557   IRVINE                      CA    92620    SFD      7.250     6.250    $ 1,647.46    360     1-Oct-28   $    241,311.60
4887562   PLACENTIA                   CA    92670    SFD      7.125     6.250    $ 2,000.95    360     1-Oct-28   $    296,762.49
4887583   HUNTINGTON                  CA    92646    SFD      7.250     6.250    $ 1,875.99    360     1-Oct-28   $    274,785.47
4887589   TUSTIN                      CA    92782    SFD      7.250     6.250    $ 2,114.75    360     1-Oct-28   $    309,758.17
4887599   CYPRESS                     CA    90630    SFD      7.250     6.250    $ 1,794.13    360     1-Oct-28   $    262,794.83
4887621   SAN MARINO                  CA    91108    SFD      7.250     6.250    $ 2,182.97    360     1-Oct-28   $    319,750.36
4887631   WOODMERE                    NY    11598    SFD      7.125     6.250    $ 2,290.64    360     1-Oct-28   $    339,728.11
4887665   COTO DE CAZA                CA    92679    PUD      7.375     6.250    $ 1,837.20    360     1-Oct-28   $    265,797.59
4887668   SAN JUAN CAPISTRANO         CA    92675    SFD      7.250     6.250    $ 2,578.63    360     1-Oct-28   $    377,705.12
4887677   SANTA ANA                   CA    92705    SFD      7.375     6.250    $ 2,289.59    360     1-Oct-28   $    331,247.75
4887683   YORBA LINDA                 CA    92887    SFD      6.875     6.250    $ 2,167.87    360     1-Oct-28   $    329,590.63
4887737   RANCHO PALOS VERDES         CA    90275    SFD      7.250     6.250    $ 1,739.55    360     1-Oct-28   $    254,801.08
4887743   BEDFORD                     NY    10506    SFD      7.250     6.250    $ 3,983.91    360     1-Oct-28   $    583,544.42
4887789   SAN JOSE                    CA    95148    SFD      7.000     6.250    $ 1,995.91    360     1-Nov-28   $    300,000.00
4887791   NEW YORK                    NY    10036    COP      6.625     6.250    $ 1,792.88    360     1-Nov-28   $    280,000.00
4888120   BETHESDA                    MD    20817    SFD      7.000     6.250    $ 1,697.27    360     1-Nov-28   $    255,112.00
4888537   SAN DIEGO                   CA    92130    SFD      7.125     6.250    $ 2,021.16    360     1-Sep-28   $    299,518.76
4888579   FOUNTAIN VALLEY             CA    92708    SFD      7.375     6.250    $ 2,072.03    360     1-Oct-28   $    299,771.72
4888613   TUSTIN                      CA    92782    PUD      7.000     6.250    $ 2,395.09    360     1-Oct-28   $    359,704.91
4888637   SAN JOSE                    CA    95124    SFD      7.250     6.250    $ 1,688.39    360     1-Oct-28   $    247,306.92
4888663   SAN JOSE                    CA    95125    SFD      7.250     6.250    $ 1,708.86    360     1-Oct-28   $    250,304.58
4888708   CHICAGO                     IL    60614    SFD      7.000     6.250    $ 2,262.03    360     1-Nov-28   $    340,000.00
4888907   LOS GATOS                   CA    95030    PUD      7.375     6.250    $ 2,514.06    360     1-Oct-28   $    363,723.02
4888927   SAN JOSE                    CA    95118    SFD      7.250     6.250    $ 1,743.98    360     1-Oct-28   $    255,450.57
4888952   SAN FRANCISCO               CA    94121    SFD      7.375     6.250    $ 1,800.94    360     1-Oct-28   $    260,402.53
4889251   MISSION VIEJO               CA    92692    SFD      7.250     6.250    $ 1,800.95    360     1-Oct-28   $    263,794.05
4889270   LOS ALAMITOS                CA    90720    SFD      6.750     6.250    $ 2,393.33    360     1-Oct-28   $    368,682.30
4889272   SAN DIEGO                   CA    92130    SFD      7.250     6.250    $ 2,551.34    360     1-Oct-28   $    373,708.25
4889281   QUIOGUE                     NY    11978    SFD      7.000     6.250    $   997.95    360     1-Oct-28   $    149,877.05
4889282   CORONA                      CA    91719    SFD      6.500     6.233    $ 1,713.54    360     1-Oct-28   $    270,854.92
4889290   REDONDO BEACH               CA    90278    SFD      7.375     6.250    $ 1,893.84    360     1-Oct-28   $    273,991.35
4889339   SARATOGA                    CA    95070    SFD      7.625     6.250    $ 2,194.16    360     1-Sep-28   $    309,549.84
4889406   LOS ANGELES                 CA    91367    SFD      7.250     6.250    $ 1,740.92    360     1-Oct-28   $    255,000.91
4889410   LOS ANGELES                 CA    90045    SFD      7.000     6.250    $ 1,904.10    360     1-Oct-28   $    285,965.40
4889492   BOCA RATON                  FL    33432    SFD      6.875     6.250    $ 1,839.41    360     1-Nov-28   $    280,000.00
4889638   DANVILLE                    CA    94526    SFD      6.875     6.250    $ 1,878.82    360     1-Nov-28   $    286,000.00
4889779   JAMESVILLE                  VA    23398    SFD      7.375     6.250    $ 1,726.69    360     1-Oct-28   $    249,809.77
4889781   LOS ANGELES                 CA    91401    SFD      6.750     6.250    $ 1,686.36    360     1-Oct-28   $    259,776.14
4889785   REDONDO BEACH               CA    90277    SFD      7.250     6.250    $ 1,910.10    360     1-Oct-28   $    279,781.57
4889806   LAKE HUGHES                 CA    93532    SFD      7.375     6.250    $ 1,609.28    360     1-Oct-28   $    232,822.70
4889815   CHINO HILLS                 CA    91709    SFD      7.375     6.250    $ 2,175.63    360     1-Oct-28   $    314,760.31
4889818   CHINO HILLS                 CA    91709    SFD      7.250     6.250    $ 1,616.76    360     1-Oct-28   $    236,815.12
4889885   TRABUCO CANYON              CA    92679    SFD      7.375     6.250    $ 2,210.17    360     1-Oct-28   $    319,756.50
4889891   DOVE CANYON                 CA    92679    PUD      7.125     6.250    $ 1,886.42    360     1-Oct-28   $    279,776.08
4889898   RIVERSIDE                   CA    92201    SFD      7.250     6.250    $ 1,906.68    360     1-Oct-28   $    279,281.97
4889909   GLENDALE                    CA    91202    SFD      6.875     6.250    $ 2,739.40    360     1-Oct-28   $    416,649.66
4890027   LA MIRADA                   CA    90638    SFD      7.250     6.250    $ 2,182.97    360     1-Oct-28   $    319,750.36
4890035   TORRANCE                    CA    90505    SFD      7.250     6.250    $ 1,812.55    360     1-Oct-28   $    265,492.72
4890037   NOVATO                      CA    94949    SFD      7.250     6.250    $ 1,968.08    360     1-Oct-28   $    288,274.94
4890048   MISSION VIEJO               CA    92692    SFD      7.250     6.250    $ 1,680.89    360     1-Oct-28   $    246,207.78
4890068   HUNTINGTON BEACH            CA    92648    SFD      7.625     6.250    $ 2,831.18    360     1-Nov-28   $    400,000.00
4890192   IRVINE                      CA    92620    SFD      7.375     6.250    $ 1,933.90    360     1-Oct-28   $    279,786.93
4890206   SAN BUENAVENTURA            CA    93001    SFD      7.375     6.250    $ 2,426.35    360     1-Oct-28   $    351,032.68
4890214   PACIFIC GROVE               CA    93950    SFD      7.125     6.250    $ 2,102.91    360     1-Oct-28   $    311,749.59
4890358   SANTA MONICA                CA    90402    SFD      7.375     6.250    $ 2,431.18    360     1-Oct-28   $    351,732.15
4890360   BERKELEY                    CA    94707    SFD      6.875     6.250    $ 1,905.09    360     1-Sep-28   $    289,511.33
4890601   FORT LAUDERDALE             FL    33316    HCO      7.250     6.250    $ 1,835.06    360     1-Nov-28   $    269,000.00
4890643   SURFSIDE                    FL    33154    SFD      7.000     6.250    $ 1,862.85    360     1-Nov-28   $    280,000.00
4890662   MIAMI BEACH                 FL    33139    SFD      6.875     6.250    $ 1,778.97    360     1-Nov-28   $    270,800.00
4891063   SANTA CRUZ                  CA    95065    SFD      7.375     6.250    $ 3,101.13    360     1-Oct-28   $    448,658.35
4891544   BEAVERTON                   OR    97006    SFD      7.250     6.250    $ 1,604.48    360     1-Sep-28   $    234,831.93
4892004   ODESSA                      FL    33556    SFD      7.125     6.250    $ 1,751.67    360     1-Nov-28   $    260,000.00
4892104   SAN FRANCISCO               CA    94131    SFD      7.000     6.250    $ 1,766.38    360     1-Oct-28   $    265,282.37
4892125   HIGHLAND PARK               TX    75205    SFD      7.125     6.250    $ 4,964.63    360     1-Oct-28   $    736,310.71
4892155   WEST HILLS                  CA    91307    PUD      7.375     6.250    $ 3,211.64    360     1-Oct-28   $    464,646.18
4892166   IRVINE                      CA    92620    SFD      7.250     6.250    $ 1,800.95    360     1-Oct-28   $    263,794.05
4892174   RANCHO PALOS VERDES         CA    90275    SFD      7.250     6.250    $ 1,841.88    360     1-Oct-28   $    269,789.37
4892181   LAFAYETTE                   CA    94549    SFD      7.250     6.250    $ 2,827.63    360     1-Oct-28   $    414,176.64
4892278   YORBA LINDA                 CA    92887    SFD      7.250     6.250    $ 1,773.66    360     1-Oct-28   $    259,570.83
4892282   LOS ANGELES                 CA    91356    SFD      7.375     6.250    $ 1,830.29    360     1-Oct-28   $    264,798.36
4892502   FOSTER CITY                 CA    94404    SFD      7.000     6.250    $ 2,389.77    360     1-Nov-28   $    359,200.00
4892954   SANTA CRUZ                  CA    95065    SFD      6.875     6.250    $ 2,575.17    360     1-Nov-28   $    392,000.00
4893364   MOUNTAIN VIEW               CA    94040    SFD      7.375     6.250    $ 1,788.85    360     1-Oct-28   $    258,802.92
4893382   BRIDGEWATER                 NJ    08836    SFD      7.250     6.250    $ 3,273.77    360     1-Oct-28   $    479,525.63
4894422   BIRMINGHAM                  AL    35244    SFD      6.875     6.250    $ 1,708.01    360     1-Sep-28   $    259,561.89
4894932   LOS ANGELES                 CA    90066    SFD      7.500     6.250    $ 1,845.93    360     1-Sep-28   $    263,606.92
4894950   SANTA MONICA                CA    90405    LCO      7.500     6.250    $ 4,195.29    360     1-Sep-28   $    599,106.64
4895044   CUPERTINO                   CA    95014    SFD      7.625     6.250    $ 2,123.38    360     1-Sep-28   $    299,564.37
4895089   SAN RAMON                   CA    94583    SFD      7.500     6.250    $ 1,734.05    360     1-Sep-28   $    247,630.75
4895262   SANDY                       UT    84093    SFD      7.625     6.250    $ 1,840.26    360     1-Sep-28   $    259,622.45
4895325   REDONDO BEACH               CA    90278    SFD      7.625     6.250    $ 1,762.41    360     1-Sep-28   $    248,638.41
4895346   REDWOOD CITY                CA    94062    SFD      7.000     6.250    $ 2,182.20    360     1-Nov-28   $    328,000.00
4895585   AUSTIN                      TX    78733    SFD      7.000     6.250    $ 2,242.74    360     1-Nov-28   $    337,100.00
4895854   TEMECULA                    CA    92591    SFD      7.500     6.250    $ 1,728.46    360     1-Sep-28   $    246,831.94
4895870   BOUNTIFUL                   UT    84010    SFD      7.500     6.250    $ 1,699.09    360     1-Oct-28   $    242,819.66
4895902   FRESNO                      CA    93711    SFD      7.500     6.250    $ 1,826.70    360     1-Sep-28   $    260,861.02
4895991   LA PALMA                    CA    90623    SFD      7.000     6.250    $ 1,869.51    360     1-Nov-28   $    281,000.00
4896389   LA MIRADA                   CA    90638    SFD      7.250     6.250    $ 1,695.90    360     1-Oct-28   $    248,406.06
4896401   LOS ANGELES                 CA    90056    SFD      7.250     6.250    $ 1,813.23    360     1-Oct-28   $    265,592.65
4896408   ORANGE                      CA    92869    SFD      7.250     6.250    $ 1,680.89    360     1-Oct-28   $    246,207.78
4896410   DUBLIN                      CA    94568    SFD      7.375     6.250    $ 2,087.92    360     1-Oct-28   $    302,069.97
4896420   SANTA BARBARA               CA    93108    SFD      7.000     6.250    $ 1,995.91    360     1-Oct-28   $    299,754.09
4896521   BYRON                       CA    94514    SFD      7.250     6.250    $ 1,705.45    360     1-Oct-28   $    249,804.97
4896674   DEL MAR                     CA    92014    SFD      7.500     6.250    $ 2,608.07    360     1-Sep-28   $    372,444.63
4896740   LOS ANGELES                 CA    90045    SFD      7.500     6.250    $ 1,783.00    360     1-Oct-28   $    254,810.75
4896759   SAN JOSE                    CA    95123    SFD      7.000     6.250    $ 3,166.84    360     1-Nov-28   $    476,000.00
4896803   SEBASTOPOL                  CA    95472    SFD      7.500     6.250    $ 1,787.19    360     1-Sep-28   $    255,219.43
4896808   CASTRO VALLEY               CA    94552    SFD      7.500     6.250    $ 1,769.01    360     1-Oct-28   $    252,812.24
4897267   MILPITAS                    CA    95035    SFD      7.500     6.250    $ 1,817.96    360     1-Sep-28   $    259,612.88
4897276   LOS ALTOS                   CA    94024    SFD      7.500     6.250    $ 4,398.06    360     1-Sep-28   $    628,063.47
4897347   MILLBRAE                    CA    94030    SFD      7.625     6.250    $ 2,696.69    360     1-Oct-28   $    380,724.25
4897368   CYPRESS                     CA    90630    SFD      7.500     6.250    $ 1,671.12    360     1-Sep-28   $    238,644.16
4897496   DANVILLE                    CA    94526    SFD      7.125     6.250    $ 1,785.36    360     1-Oct-28   $    264,788.08
4897662   SAN CLEMENTE                CA    92673    SFD      7.250     6.250    $ 1,790.72    360     1-Oct-28   $    262,295.22
4897686   BELVEDERE                   CA    94920    SFD      7.125     6.250    $ 4,143.37    360     1-Oct-28   $    614,508.20
4897709   OLALLA                      WA    98359    SFD      6.875     6.250    $ 2,016.77    360     1-Oct-28   $    306,742.09
4897826   CLIVE                       IA    50325    SFD      7.125     6.250    $ 4,379.17    360     1-Sep-28   $    648,554.95
4897857   SOQUEL                      CA    95073    SFD      7.750     6.250    $ 2,944.46    360     1-Aug-28   $    410,124.12
4897858   BEN LOMOND                  CA    95005    SFD      7.500     6.250    $ 1,817.96    360     1-Sep-28   $    259,612.88
4897889   MONETA                      VA    24121    SFD      6.875     6.250    $ 1,602.91    360     1-Oct-28   $    243,795.01
4897907   GILROY                      CA    95020    SFD      7.625     6.250    $ 1,568.48    360     1-Aug-28   $    221,115.75
4897911   BELMONT                     CA    94002    PUD      7.625     6.250    $ 2,264.94    360     1-Aug-28   $    319,300.81
4897931   SAN JOSE                    CA    95118    SFD      7.875     6.250    $ 2,120.83    360     1-Sep-28   $    292,096.09
4897937   DALLAS                      TX    75240    SFD      7.375     6.250    $ 1,950.47    360     1-Sep-28   $    281,968.91
4897962   WESTERN SPRINGS             IL    60558    SFD      7.375     6.250    $ 1,890.38    360     1-Oct-28   $    273,491.74
4898382   SAN JOSE                    CA    95136    SFD      7.500     6.250    $ 1,609.95    360     1-Aug-28   $    229,734.13
4898402   WEST ROXBURY                MA    02132    SFD      7.500     6.250    $ 1,783.00    360     1-Oct-28   $    254,810.75
4898424   PIEDMONT                    CA    94611    SFD      7.500     6.250    $ 3,859.67    360     1-Sep-28   $    551,178.10
4898464   WILLIAMSBURG                VA    23188    SFD      7.125     6.250    $ 1,568.08    360     1-Sep-28   $    232,376.64
4898757   BROAD RUN                   VA    20137    SFD      7.000     6.250    $ 1,844.22    360     1-Nov-28   $    277,200.00
4898764   LEE'S SUMMIT                MO    64081    SFD      7.375     6.250    $ 1,764.61    360     1-Oct-28   $    255,295.59
4898808   MILLBRAE                    CA    94030    SFD      7.375     6.250    $ 1,788.85    360     1-Aug-28   $    258,405.13
4898841   LOS GATOS                   CA    95032    PUD      7.125     6.250    $ 1,684.30    360     1-Sep-28   $    249,347.49
4898877   LITTLE SILVER               NJ    07739    SFD      7.500     6.250    $ 4,195.29    360     1-Oct-28   $    599,554.71
4898911   WALL                        NJ    07719    SFD      7.625     6.250    $ 3,369.10    360     1-Oct-28   $    475,655.49
4898937   MOUNTAIN VIEW               CA    94043    SFD      7.500     6.250    $ 2,338.18    360     1-Oct-28   $    334,151.82
4898969   VERNON HILLS                IL    60061    SFD      7.250     6.250    $ 1,749.79    360     1-Oct-28   $    256,299.90
4899180   SUNNYVALE                   CA    94087    SFD      7.500     6.250    $ 1,685.11    360     1-Oct-28   $    240,821.14
4899385   PLEASANTON                  CA    94566    SFD      7.375     6.250    $ 1,961.52    360     1-Sep-28   $    283,566.47
4899468   ST. LOUIS                   MO    63141    SFD      7.375     6.250    $ 2,348.30    360     1-Sep-28   $    339,480.98
4899497   CONIFER                     CO    80433    SFD      7.250     6.250    $ 1,663.83    360     1-Oct-28   $    243,709.74
4899503   KENMORE                     WA    98028    SFD      6.750     6.250    $ 1,663.55    360     1-Oct-28   $    256,262.17
4899542   JACKSONVILLE                FL    32259    SFD      7.875     6.250    $ 1,824.64    360     1-Aug-28   $    251,027.04
4899557   WILDWOOD                    MO    63011    SFD      7.375     6.250    $ 2,105.18    360     1-Sep-28   $    304,334.72
4899747   HUNTINGTON BEACH            CA    92647    SFD      6.875     6.250    $ 1,665.98    360     1-Nov-28   $    253,600.00
4899784   ROWLAND HEIGHTS             CA    91748    SFD      7.125     6.250    $ 2,238.10    360     1-Nov-28   $    332,200.00
4899972   SAN JOSE                    CA    95125    SFD      6.875     6.250    $ 1,642.32    360     1-Oct-28   $    249,789.98
4899986   SEATTLE                     WA    98105    SFD      7.250     6.250    $ 2,084.05    360     1-Oct-28   $    305,261.68
4900502   THOUSAND OAKS               CA    91360    SFD      7.125     6.250    $ 2,021.16    360     1-Nov-28   $    300,000.00
4900519   SAN JOSE                    CA    95120    SFD      7.250     6.250    $ 3,432.71    360     1-Oct-28   $    502,807.46
4900526   REDWOOD CITY                CA    94065    SFD      7.375     6.250    $ 2,099.66    360     1-Oct-28   $    303,768.68
4900534   STEVENSON RANCH             CA    91381    SFD      7.375     6.250    $ 2,486.43    360     1-Oct-28   $    359,726.07
4900545   SAN FRANCISCO               CA    94116    SFD      7.500     6.250    $ 2,125.62    360     1-Oct-28   $    303,552.98
4900566   TOWN   COUNTRY              MO    63017    SFD      7.000     6.250    $ 3,166.84    360     1-Oct-28   $    475,609.83
4900611   SAN JOSE                    CA    95118    SFD      6.875     6.250    $ 1,891.96    360     1-Oct-28   $    287,758.04
4900631   MILLERSVILLE                MD    21108    SFD      7.250     6.250    $ 1,882.81    360     1-Oct-28   $    275,784.69
4900811   HERMOSA BEACH               CA    90254    SFD      7.250     6.250    $ 1,804.36    360     1-Oct-28   $    264,293.67
4900832   SAN JOSE                    CA    95148    SFD      7.125     6.250    $ 1,804.56    360     1-Sep-28   $    267,420.32
4900882   GOODYEAR                    AZ    85338    SFD      7.125     6.250    $ 1,788.72    360     1-Oct-28   $    265,287.69
4900937   CARLSBAD                    CA    92009    SFD      7.000     6.250    $ 1,733.78    360     1-Nov-28   $    260,600.00
4900949   LOS ALAMITOS                CA    90720    SFD      7.250     6.250    $ 2,435.37    360     1-Sep-28   $    356,441.33
4900983   LONG BEACH                  CA    90814    SFD      7.125     6.250    $ 1,832.52    360     1-Oct-28   $    271,782.48
4900993   GLENDALE                    CA    91208    SFD      7.125     6.250    $ 2,196.33    360     1-Oct-28   $    325,739.30
4901046   SAN CLEMENTE                CA    92673    SFD      6.750     6.250    $ 2,069.03    360     1-Oct-28   $    318,725.35
4901065   DALY CITY                   CA    94014    SFD      7.000     6.250    $ 1,796.32    360     1-Oct-28   $    269,778.68
4901110   TIBURON                     CA    94920    SFD      7.125     6.250    $ 1,702.49    360     1-Oct-28   $    252,497.92
4901137   ST GEORGE                   UT    84790    SFD      7.125     6.250    $ 1,704.51    360     1-Aug-28   $    252,389.42
4901210   STOCKTON                    CA    95212    SFD      6.875     6.250    $ 1,839.40    360     1-Oct-28   $    279,764.77
4901242   SAN JOSE                    CA    95124    PUD      6.875     6.250    $ 1,872.25    360     1-Oct-28   $    284,760.57
4901264   MISSION                     TX    78572    SFD      7.125     6.250    $ 2,459.08    360     1-Oct-28   $    364,708.11
4901370   MONROVIA                    CA    91016    SFD      7.000     6.250    $ 1,751.08    360     1-Oct-28   $    262,984.26
4901421   PLEASANTON                  CA    94588    SFD      7.250     6.250    $ 1,691.80    360     1-Oct-28   $    247,806.54
4901459   BERKLEY                     CA    94702    SFD      7.000     6.250    $ 1,591.40    360     1-Oct-28   $    239,003.94
4901540   BLOOMFIELD TOWNSHIP         MI    48302    SFD      7.125     6.250    $ 1,771.88    360     1-Oct-28   $    262,789.69
4901868   REDWOOD CITY                CA    94062    SFD      7.125     6.250    $ 1,734.83    360     1-Oct-28   $    257,294.08
4901885   VENTURA                     CA    93004    SFD      7.250     6.250    $ 1,705.44    360     1-Oct-28   $    249,804.98
4901893   GRANITE BAY                 CA    95746    SFD      7.125     6.250    $ 1,751.67    360     1-Oct-28   $    259,792.08
4901896   CUPERTINO                   CA    95014    SFD      7.250     6.250    $ 2,319.40    360     1-Oct-28   $    339,734.77
4901903   LA CANADA                   CA    91011    SFD      6.750     6.250    $ 3,137.66    360     1-Sep-28   $    482,924.64
4901926   MIAMI                       FL    33133    SFD      7.125     6.250    $ 2,011.05    360     1-Nov-28   $    298,500.00
4901981   CASTRO VALLEY               CA    94552    SFD      7.000     6.250    $ 1,751.08    360     1-Oct-28   $    262,984.26
4901998   PINOLE                      CA    94564    SFD      7.250     6.250    $ 1,719.08    360     1-Oct-28   $    251,803.42
4902014   BLOOMFIELD HILLS            MI    48301    SFD      7.500     6.250    $ 4,457.49    360     1-Sep-28   $    636,550.81
4902050   BANKS                       OR    97106    SFD      7.000     6.250    $ 1,729.79    360     1-Oct-28   $    259,786.88
4902051   LAGUNA NIGUEL               CA    92677    PUD      7.125     6.250    $ 2,010.38    360     1-Oct-28   $    298,161.37
4902064   NAPA                        CA    94559    SFD      7.125     6.250    $ 3,483.12    360     1-Sep-28   $    516,170.68
4902077   WATSONVILLE                 CA    95076    SFD      6.375     6.108    $ 1,593.99    360     1-Oct-28   $    255,263.36
4902093   SACRAMENTO                  CA    95831    SFD      7.250     6.250    $ 1,729.32    360     1-Oct-28   $    253,302.25
4902120   RIPON                       CA    95366    SFD      6.750     6.250    $ 1,783.64    360     1-Sep-28   $    274,525.14
4902122   NORTH REDLANDS              CA    92373    SFD      7.250     6.250    $ 1,719.08    360     1-Oct-28   $    251,803.42
4902139   ORANGE                      CA    92869    SFD      7.250     6.250    $ 1,760.01    360     1-Oct-28   $    257,798.74
4902145   GRANITE BAY                 CA    95746    SFD      7.250     6.250    $ 1,903.27    360     1-Oct-28   $    278,782.36
4902164   OAKLAND                     CA    94618    SFD      7.000     6.250    $ 1,756.40    360     1-Oct-28   $    263,783.60
4902174   RANCHO PALOS VERDES         CA    90275    SFD      7.000     6.250    $ 2,703.12    360     1-Oct-28   $    405,966.97
4902183   ALHAMBRA                    CA    91803    SFD      7.250     6.250    $ 1,807.77    360     1-Sep-28   $    264,585.30
4902195   CLAREMONT                   CA    91711    SFD      7.125     6.250    $ 1,879.67    360     1-Oct-28   $    278,776.90
4902223   ESCONDIDO                   CA    92029    SFD      7.000     6.250    $ 1,596.73    360     1-Oct-28   $    239,803.27
4902299   FREMONT                     CA    94538    SFD      6.750     6.250    $ 2,827.89    360     1-Oct-28   $    435,624.61
4902320   NAPA                        CA    94558    SFD      7.125     6.250    $ 1,701.14    360     1-Oct-28   $    252,298.08
4902357   EL CERRITO                  CA    94530    SFD      7.250     6.250    $ 1,794.12    360     1-Oct-28   $    262,794.84
4902373   CORONA                      CA    91720    SFD      7.125     6.250    $ 1,667.45    360     1-Oct-28   $    247,302.09
4902391   SANTA CRUZ                  CA    95062    SFD      7.125     6.250    $ 2,263.69    360     1-Oct-28   $    335,731.31
4902395   BEVERLY HILLS               CA    90211    SFD      7.250     6.250    $ 1,773.66    360     1-Oct-28   $    259,797.18
4902469   SANTA CRUZ                  CA    95060    SFD      7.125     6.250    $ 2,425.39    360     1-Oct-28   $    359,712.11
4902510   LAS VEGAS                   NV    89110    SFD      7.000     6.250    $ 1,587.74    360     1-Oct-28   $    238,454.39
4902545   CAMPBELL                    CA    95008    SFD      7.250     6.250    $ 1,719.08    360     1-Oct-28   $    251,803.42
4902556   LAGUNA NIGEL                CA    92677    SFD      7.250     6.250    $ 1,678.15    360     1-Oct-28   $    245,808.10
4902655   PETALUMA                    CA    94952    SFD      7.250     6.250    $ 1,762.74    360     1-Oct-28   $    258,198.43
4902674   OLATHE                      KS    66061    SFD      7.375     6.250    $ 2,583.13    360     1-Nov-28   $    374,000.00
4902781   CASTRO VALLEY               CA    94552    SFD      7.125     6.250    $ 1,886.41    360     1-Oct-28   $    279,776.09
4902825   DANVILLE                    CA    94506    SFD      7.250     6.250    $ 2,524.05    360     1-Oct-28   $    369,711.37
4903065   SAN JOSE                    CA    95135    LCO      6.875     6.250    $ 1,939.25    360     1-Oct-28   $    294,952.00
4903094   SAN DIEGO                   CA    92127    SFD      7.000     6.250    $ 2,065.43    360     1-Oct-28   $    310,195.53
4903106   LOS ANGELES                 CA    91367    SFD      6.750     6.250    $ 1,653.93    360     1-Oct-28   $    254,780.45
4903116   SAN JOSE                    CA    95138    SFD      7.125     6.250    $ 1,757.06    360     1-Sep-28   $    260,381.65
4903141   THOUSAND OAKS               CA    91362    PUD      7.250     6.250    $ 3,363.13    360     1-Oct-28   $    492,615.42
4903211   SANTA ROSA                  CA    95405    SFD      7.125     6.250    $ 2,263.69    360     1-Oct-28   $    335,731.31
4903227   MISSION VIEJO               CA    92692    PUD      7.125     6.250    $ 1,641.18    360     1-Oct-28   $    243,405.20
4903305   UNION CITY                  CA    94587    SFD      7.000     6.250    $ 2,256.71    360     1-Oct-28   $    338,921.96
4903311   REDWOOD CITY                CA    94061    SFD      7.250     6.250    $ 1,790.03    360     1-Oct-28   $    262,195.31
4903322   WOODSIDE                    CA    94062    SFD      6.750     6.250    $ 3,891.59    360     1-Oct-28   $    599,483.41
4903347   PETALUMA                    CA    95452    PUD      6.750     6.250    $ 1,955.52    360     1-Oct-28   $    301,240.42
4903359   ELK GROVE                   CA    95624    SFD      7.000     6.250    $ 1,825.59    360     1-Oct-28   $    274,175.08
4903373   SAN CLEMENTE                CA    92673    SFD      6.750     6.250    $ 1,556.64    360     1-Oct-28   $    239,793.36
4903389   LIVERMORE                   CA    94550    SFD      7.000     6.250    $ 1,649.95    360     1-Oct-28   $    247,796.72
4903410   SAN BRUNO                   CA    94066    SFD      6.750     6.250    $ 2,107.94    360     1-Oct-28   $    324,720.19
4903425   REDWOOD CITY                CA    94065    LCO      7.125     6.250    $ 2,122.21    360     1-Oct-28   $    314,748.11
4903530   SCOTTSDALE                  AZ    85258    PUD      7.125     6.250    $ 2,317.59    360     1-Oct-28   $    343,724.91
4903681   LOS ANGELES VENICE AREA     CA    90291    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
4903783   RANCHO PALOS VERDES         CA    90275    SFD      7.250     6.250    $ 1,773.66    360     1-Oct-28   $    259,797.18
4903795   HUNTINGTON BEACH            CA    92649    SFD      6.750     6.250    $ 1,718.79    360     1-Oct-28   $    264,771.84
4903834   SAN DIEGO                   CA    92122    SFD      6.750     6.250    $ 1,595.55    360     1-Oct-28   $    245,788.20
4903923   SANTA MONICA                CA    90403    SFD      7.250     6.250    $ 3,397.24    360     1-Oct-28   $    497,611.51
4903951   FOSTER CITY                 CA    94404    SFD      7.000     6.250    $ 1,696.53    360     1-Oct-28   $    254,790.97
4903979   LOS ANGELES                 CA    90005    SFD      7.250     6.250    $ 1,712.26    360     1-Oct-28   $    250,804.20
4903980   CANYON LAKE                 CA    92587    SFD      7.250     6.250    $ 1,779.12    360     1-Sep-28   $    260,391.86
4904092   SAN FRANCISCO               CA    94123    SFD      7.375     6.250    $ 3,773.16    360     1-Oct-28   $    545,884.31
4907051   NEWARK                      CA    94560    SFD      7.375     6.250    $ 1,899.36    360     1-Oct-28   $    274,790.75
4907082   PLEASANTON                  CA    94588    PUD      7.250     6.250    $ 1,719.77    360     1-Oct-28   $    251,903.34
4907135   SAN DIEGO                   CA    92131    SFD      7.375     6.250    $ 2,134.19    360     1-Oct-28   $    308,764.88
4908652   NAPERVILLE                  IL    60540    SFD      7.625     6.250    $ 2,717.93    360     1-Nov-28   $    384,000.00
4909969   TULSA                       OK    74137    SFD      7.250     6.250    $ 2,046.53    360     1-Oct-28   $    299,765.97
6430223   MPLS                        MN    55408    SFD      7.250     6.250    $ 3,820.19    360     1-Sep-28   $    559,123.64
6432608   NEWPORT COAST               CA    92657    PUD      7.375     6.250    $ 3,327.33    360     1-Sep-28   $    481,014.60
6444436   FORT COLLINS                CO    80524    SFD      7.625     6.250    $ 2,866.56    360     1-Apr-28   $    400,786.91
6498878   LANDENBERG                  PA    19350    SFD      6.875     6.250    $ 2,049.62    360     1-Oct-28   $    311,737.88
6499959   DELAFIELD                   WI    53018    SFD      7.750     6.250    $ 1,977.30    360     1-Jun-28   $    275,013.34
6520397   CASTLE ROCK                 CO    80104    SFD      7.375     6.250    $ 2,095.65    360     1-Aug-28   $    302,723.09
6527775   FOUNTAINVILLE               PA    18923    SFD      7.000     6.250    $ 2,508.19    360     1-Aug-28   $    376,067.51
6555115   COLLEYVILLE                 TX    76034    PUD      7.000     6.250    $ 2,029.17    360     1-Sep-28   $    304,498.54
6558600   FORT COLLINS                CO    80525    SFD      7.375     6.250    $ 2,762.70    360     1-Aug-28   $    399,081.27
6566285   BETHLEHEM TWNSP             NJ    08827    PUD      7.375     6.250    $ 2,302.43    360     1-Sep-28   $    332,851.13
6577216   STOUGHTON                   MA    02072    SFD      7.750     6.250    $ 2,063.27    360     1-Oct-28   $    287,796.73
6588766   NORTH HAMPTON               NH    03870    SFD      8.125     6.250    $ 3,408.06    360     1-Aug-28   $    458,093.14
6591313   JACKSON                     NJ    08527    SFD      7.250     6.250    $ 1,241.56    360     1-Sep-28   $    181,514.04
6594925   LAKE ELMO                   MN    55042    SFD      7.250     6.250    $ 2,977.97    360     1-Feb-28   $    433,287.85
6609161   PACIFICA                    CA    94044    SFD      7.125     6.250    $ 2,746.78    360     1-Aug-28   $    406,721.09
6610775   MAHOPAC                     NY    10541    SFD      7.750     6.250    $ 1,791.03    360     1-Aug-28   $    249,265.29
6620813   SAN MATEO                   CA    94404    LCO      7.875     6.250    $ 2,107.78    360     1-Aug-28   $    290,095.87
6633901   COLORADO SPRINGS            CO    80919    PUD      7.250     6.250    $ 2,283.24    360     1-Aug-28   $    333,257.76
6634680   LAKEVILLE                   MN    55044    SFD      7.375     6.250    $ 1,873.11    360     1-Oct-28   $    270,993.64
6640039   CHANDLER                    AZ    85248    SFD      7.250     6.250    $ 1,907.19    360     1-Aug-28   $    278,916.77
6644647   BERWYN                      PA    19312    PUD      6.750     6.250    $ 2,702.58    360     1-Sep-28   $    415,960.48
6646018   MIAMI                       FL    33156    SFD      7.375     6.250    $ 6,906.75    360     1-Sep-28   $    998,473.49
6646959   GOLDEN                      CO    80401    PUD      7.125     6.250    $ 1,785.35    360     1-Sep-28   $    264,341.60
6647244   MONTGOMERY                  NJ    08502    SFD      7.625     6.250    $ 2,208.32    360     1-Oct-28   $    311,712.42
6655429   FRANKFORD TWP               NJ    07826    SFD      7.750     6.250    $ 1,708.28    360     1-Oct-28   $    238,281.71
6663906   VERONA                      NJ    07044    SFD      6.875     6.250    $ 2,259.84    360     1-Oct-28   $    343,710.99
6672160   HIGHLAND                    MD    20777    SFD      7.250     6.250    $ 1,943.52    360     1-Sep-28   $    284,454.16
6684358   COLORADO SPRINGS            CO    80921    SFD      7.375     6.250    $ 1,694.22    360     1-Oct-28   $    245,112.35
6687680   SAN DIEGO                   CA    92130    SFD      7.125     6.250    $ 2,760.22    360     1-Aug-28   $    408,711.27
6700950   LIVERMORE                   CA    94550    SFD      6.875     6.250    $ 3,073.11    360     1-Oct-28   $    467,406.99
6712497   DENVER                      CO    80220    SFD      7.125     6.250    $ 3,395.54    360     1-Oct-28   $    503,596.96
6713356   REDWOOD CITY                CA    94063    SFD      7.250     6.250    $ 1,611.64    360     1-Aug-28   $    235,693.76
6715307   LA VERNE                    CA    91750    PUD      7.375     6.250    $ 3,277.94    360     1-Oct-28   $    474,237.87
6716615   SHARON                      MA    02067    SFD      7.625     6.250    $ 3,003.52    360     1-Sep-28   $    423,733.79
6717325   RAPID CITY                  SD    57702    SFD      7.500     6.250    $ 2,265.45    360     1-Sep-28   $    323,517.60
6730581   KENNETT SQUARE              PA    19348    SFD      7.500     6.250    $ 1,800.13    360     1-Oct-28   $    257,258.93
6737838   SAN DIEGO                   CA    92121    PUD      7.000     6.250    $ 1,875.82    360     1-Oct-28   $    281,718.89
6739748   SAN DIEGO                   CA    92128    PUD      7.000     6.250    $ 1,957.65    360     1-Oct-28   $    294,008.81
6740977   SHOREWOOD                   MN    55331    SFD      7.125     6.250    $ 2,189.59    360     1-Sep-28   $    324,478.65
6743407   LAS FLORES                  CA    92688    SFD      7.500     6.250    $ 2,064.08    360     1-Jun-28   $    294,090.82
6748119   PISCATAWAY                  NJ    08854    SFD      7.750     6.250    $ 2,021.00    360     1-Oct-28   $    281,683.27
6759481   SHREWSBURY                  NJ    07702    SFD      7.125     6.250    $ 1,906.62    360     1-Oct-28   $    282,773.69
6765696   EDEN PRAIRIE                MN    55346    SFD      7.250     6.250    $ 1,779.12    360     1-Oct-28   $    260,596.55
6767633   OTTSVILLE                   PA    18942    SFD      6.750     6.250    $ 2,289.23    360     1-Sep-28   $    352,340.51
6780005   SAN DIEGO                   CA    92130    PUD      7.125     6.250    $ 2,771.68    360     1-Oct-28   $    411,071.01
6786881   BERKELEY HTS                NJ    07901    SFD      7.000     6.250    $ 2,448.31    360     1-Sep-28   $    367,394.96
6791792   KATY                        TX    77450    SFD      7.625     6.250    $ 1,923.08    360     1-Sep-28   $    271,305.45
6792990   GLENDALE                    AZ    85308    SFD      7.250     6.250    $ 1,637.22    360     1-Oct-28   $    239,812.78
6798296   MINNEAPOLIS                 MN    55409    SFD      7.250     6.250    $ 1,756.26    360     1-Jul-28   $    256,639.36
6798593   SANTA CLARA                 CA    95050    SFD      7.500     6.250    $ 2,059.19    360     1-Aug-28   $    293,840.20
6802917   AUSTIN                      TX    78733    SFD      7.250     6.250    $ 1,672.01    360     1-Oct-28   $    244,908.80
6805073   PITTSBURGH                  PA    15217    SFD      7.375     6.250    $ 1,709.42    360     1-May-28   $    246,352.53
6805798   MISSOURI CITY               TX    77459    SFD      7.125     6.250    $ 2,021.16    360     1-Oct-28   $    299,760.09
6808595   PAWLING                     NY    12564    SFD      7.625     6.250    $ 2,069.73    240     1-Aug-18   $    253,133.58
6812910   PHOENIX                     AZ    85045    SFD      7.000     6.250    $ 1,697.85    360     1-Sep-28   $    254,780.42
6818526   GILROY                      CA    95020    SFD      7.875     6.250    $ 1,999.02    360     1-Aug-28   $    275,127.04
6818898   ELLICOTT CITY               MD    21043    SFD      7.125     6.250    $ 1,721.82    360     1-Sep-28   $    255,159.03
6823887   NEWTOWN                     PA    18940    SFD      7.500     6.250    $ 3,747.79    360     1-Oct-28   $    535,602.21
6826128   PLYMOUTH                    MN    55442    SFD      7.500     6.250    $ 1,738.11    300     1-Aug-23   $    234,390.63
6826167   MARBLEHEAD                  MA    01945    SFD      6.875     6.250    $ 2,135.02    360     1-Aug-28   $    323,698.20
6829446   MEDINA                      MN    55340    SFD      7.375     6.250    $ 1,864.82    360     1-Sep-28   $    268,984.15
6830450   SHREWSBURY                  NJ    07702    SFD      7.375     6.250    $ 2,928.46    360     1-Sep-28   $    423,109.24
6835461   SAN DIEGO                   CA    92037    SFD      7.375     6.250    $ 2,762.70    360     1-Jul-28   $    396,336.05
6836139   LIVINGSTON                  NJ    07016    SFD      7.500     6.250    $ 2,104.64    360     1-Oct-28   $    300,776.61
6838687   GIG HARBOR                  WA    98332    SFD      7.000     6.250    $ 1,596.73    360     1-Aug-28   $    239,406.36
6839922   VIENNA                      VA    22182    SFD      6.625     6.250    $ 1,818.48    360     1-Oct-28   $    283,749.44
6840344   LAFAYETTE                   CO    80026    SFD      7.625     6.250    $ 4,444.94    360     1-Sep-28   $    627,088.07
6842273   GILROY                      CA    95020    SFD      7.000     6.250    $ 1,951.22    360     1-Aug-28   $    292,557.58
6843343   ELK GROVE                   CA    95758    SFD      7.500     6.250    $ 1,830.89    360     1-Oct-28   $    261,655.67
6844365   WEST CHESTER                PA    19380    SFD      6.875     6.250    $ 2,126.28    360     1-Sep-28   $    323,124.60
6846478   MALVERN                     PA    19355    PUD      7.375     6.250    $ 3,155.69    360     1-Oct-28   $    456,552.34
6846749   INVER GROVE HEIGH           MN    55115    SFD      7.125     6.250    $ 2,156.57    360     1-Sep-28   $    319,586.52
6850555   SUFFERN                     NY    10901    SFD      7.375     6.250    $ 2,127.28    360     1-Sep-28   $    307,529.84
6851408   OMAHA                       NE    68114    SFD      7.375     6.250    $ 2,099.65    360     1-Sep-28   $    303,535.94
6852336   PHOENIXVILLE                PA    19460    SFD      7.375     6.250    $ 1,899.36    360     1-Aug-28   $    274,225.61
6854142   EL CAJON                    CA    92019    SFD      7.750     6.250    $ 1,701.48    360     1-Oct-28   $    237,332.37
6854209   SANTA ROSA                  CA    95401    SFD      7.250     6.250    $ 1,756.60    360     1-Sep-28   $    257,097.05
6857045   SAN JOSE                    CA    95135    SFD      7.500     6.250    $ 2,247.28    360     1-Oct-28   $    321,161.47
6858116   SIOUX FALLS                 SD    57108    SFD      7.375     6.250    $ 2,033.35    360     1-Aug-28   $    293,723.81
6863658   SAN ANTONIO                 TX    78212    SFD      7.500     6.250    $ 2,293.42    360     1-Jul-28   $    327,017.16
6866481   LA CANADA FLINTRIDGE        CA    91011    SFD      7.000     6.250    $ 2,953.94    360     1-May-28   $    441,784.26
6866771   PLYMOUTH                    MN    55442    SFD      7.250     6.250    $ 2,026.06    360     1-Aug-28   $    296,170.48
6867415   BUENA PARK                  CA    90620    LCO      7.375     6.250    $ 1,794.03    360     1-Sep-28   $    259,353.49
6872748   PINEHURST                   NC    28374    SFD      7.375     6.250    $ 1,916.62    360     1-Aug-28   $    276,862.65
6872872   ENCINITAS                   CA    92024    SFD      7.250     6.250    $ 5,675.71    360     1-Sep-28   $    830,698.00
6873886   CARLSBAD                    CA    92009    LCO      7.125     6.250    $ 2,214.51    360     1-Oct-28   $    328,151.66
6874668   EVESHAM TOWNSHIP            NJ    08053    SFD      7.500     6.250    $ 1,849.77    360     1-Oct-28   $    264,353.67
6875176   BENICIA                     CA    94510    SFD      7.375     6.250    $ 2,249.64    360     1-Sep-28   $    325,218.79
6876909   PLYMOUTH                    MN    55447    SFD      7.250     6.250    $ 1,921.01    360     1-Sep-28   $    281,159.32
6877696   SAN DIEGO                   CA    92130    SFD      6.875     6.250    $ 2,187.57    360     1-Oct-28   $    332,720.24
6878880   SAN JOSE                    CA    95135    SFD      7.625     6.250    $ 2,352.74    240     1-Aug-18   $    287,746.73
6879204   TUSTIN                      CA    92782    PUD      7.250     6.250    $ 1,774.61    360     1-Sep-28   $    259,732.61
6880116   SEASIDE PARK                NJ    08752    SFD      7.625     6.250    $   838.74    360     1-Sep-28   $    118,327.91
6883451   PHOENIX                     AZ    85027    PUD      7.250     6.250    $ 2,134.02    240     1-Sep-18   $    268,990.85
6884072   SAN FRANCISCO               CA    94103    LCO      7.125     6.250    $ 1,967.26    360     1-Sep-28   $    291,531.59
6884231   CAMARILLO                   CA    93010    SFD      6.875     6.250    $ 1,967.83    360     1-Sep-28   $    299,045.24
6885292   MARIETTA                    GA    30068    SFD      7.000     6.250    $ 2,214.13    360     1-Sep-28   $    332,252.81
6885672   CRANFORD                    NJ    07016    SFD      7.500     6.250    $ 2,006.75    360     1-Aug-28   $    286,357.00
6886876   ACTON                       MA    01720    SFD      7.500     6.250    $ 1,957.80    360     1-Aug-28   $    279,372.69
6888453   SAN DIEGO                   CA    92130    SFD      7.000     6.250    $ 2,128.97    360     1-Sep-28   $    319,473.87
6888865   EL DORADO HILLS             CA    95762    SFD      7.375     6.250    $ 4,489.39    360     1-Sep-28   $    649,007.76
6889425   SIOUX CITY                  IA    51104    SFD      7.625     6.250    $ 2,073.84    360     1-Jul-28   $    292,143.60
6890428   RIVERSIDE                   CA    92506    SFD      7.375     6.250    $ 2,762.70    360     1-Oct-28   $    399,695.63
6890616   SAN DIEGO                   CA    92128    PUD      7.000     6.250    $ 2,198.05    360     1-Oct-28   $    330,113.19
6891081   COSTA MESA                  CA    92626    SFD      7.625     6.250    $ 2,477.28    360     1-Jun-28   $    348,717.20
6891772   WASHINGTON                  DC    20007    HCO      7.375     6.250    $ 2,182.53    360     1-Aug-28   $    315,274.22
6891778   SAN JOSE                    CA    95135    SFD      7.500     6.250    $ 2,936.70    360     1-Sep-28   $    419,374.65
6892150   GOOD THUNDER                MN    56037    SFD      7.750     6.250    $ 1,942.91    360     1-Aug-28   $    270,622.05
6893823   NEWARK                      DE    19711    PUD      7.250     6.250    $ 1,773.66    360     1-Aug-28   $    259,387.84
6894051   CANYON COUNTRY              CA    91351    SFD      7.625     6.250    $ 1,913.17    360     1-Aug-28   $    269,709.35
6894756   WYCKOFF                     NJ    07481    SFD      7.125     6.250    $ 3,153.00    360     1-Aug-28   $    466,870.57
6895694   VICTORVILLE                 CA    92392    PUD      7.375     6.250    $ 2,408.73    360     1-Sep-28   $    347,244.36
6896129   SANTA CLARITA               CA    91350    SFD      7.375     6.250    $ 1,947.70    360     1-Oct-28   $    281,785.42
6896572   SANTA CLARITA               CA    91350    SFD      6.750     6.250    $ 1,907.85    360     1-Oct-28   $    293,896.74
6898838   SAN DIEGO                   CA    92130    SFD      6.625     6.250    $ 2,561.24    360     1-Oct-28   $    399,647.09
6900840   BURLINGAME                  CA    94010    SFD      7.125     6.250    $ 2,716.43    360     1-Aug-28   $    402,226.96
6911716   SAN PEDRO                   CA    90732    LCO      7.250     6.250    $ 1,886.90    360     1-Oct-28   $    276,384.23
6912786   SUPERIOR                    CO    80027    SFD      7.000     6.250    $ 1,878.25    360     1-Aug-28   $    281,616.71
6915844   SOUTH RIDING                VA    20152    PUD      6.875     6.250    $ 2,059.14    360     1-Sep-28   $    312,921.83
6915929   MITCHELLVILLE               MD    20721    SFD      7.250     6.250    $ 1,941.47    360     1-Aug-28   $    283,929.94
6916237   HERNDON                     VA    20171    SFD      6.500     6.233    $ 1,750.83    360     1-Sep-28   $    276,497.82
6916254   HERNDON                     VA    20171    PUD      6.875     6.250    $ 1,782.58    360     1-Sep-28   $    270,892.75
6917057   SPRINGFIELD                 VA    22153    SFD      6.875     6.250    $ 1,806.55    360     1-Aug-28   $    274,238.60
6920432   SAN JOSE                    CA    95135    SFD      7.000     6.250    $ 1,601.82    360     1-Aug-28   $    240,169.46
6921446   ROCKVILLE                   MD    20850    PUD      6.875     6.250    $ 2,159.65    360     1-Oct-28   $    328,473.81
6921462   CLINTON                     NJ    08801    SFD      7.500     6.250    $ 1,999.75    360     1-Aug-28   $    285,359.26
6921831   MINNETONKA                  MN    55305    SFD      7.250     6.250    $ 1,678.67    360     1-Aug-28   $    245,495.61
6922985   HENDERSON                   NV    89011    SFD      7.250     6.250    $ 3,370.29    360     1-Oct-28   $    493,664.60
6923314   SANTA CLARITA               CA    91321    SFD      6.875     6.250    $ 2,508.81    360     1-Oct-28   $    381,579.16
6923677   CARLSBAD                    CA    92009    LCO      7.500     6.250    $ 1,655.04    360     1-Oct-28   $    236,524.34
6925864   GERMANTOWN                  MD    20876    SFD      7.125     6.250    $ 1,827.12    360     1-Oct-28   $    270,983.13
6925944   ROCKVILLE                   MD    20850    SFD      7.125     6.250    $ 3,449.44    360     1-Oct-28   $    511,590.56
6926626   OLNEY                       MD    20832    PUD      7.000     6.250    $ 1,896.11    360     1-Oct-28   $    284,766.39
6928118   ANDOVER                     MN    55304    SFD      7.125     6.250    $ 2,004.25    360     1-Sep-28   $    297,012.78
6928353   ROCKVILLE                   MD    20850    PUD      7.375     6.250    $ 2,355.20    360     1-Oct-28   $    340,740.53
6928836   SANTA CLARITA               CA    91351    SFD      7.500     6.250    $ 3,775.41    360     1-Sep-28   $    539,146.05
6930545   FAIRFAX STATION             VA    22039    SFD      6.750     6.250    $ 3,313.04    360     1-Oct-28   $    510,360.21
6931718   MINDEN                      NV    89423    SFD      7.500     6.250    $ 2,097.64    360     1-Oct-28   $    299,777.36
6934933   MONROE                      CT    06468    SFD      7.250     6.250    $ 1,637.22    360     1-Sep-28   $    239,624.43
6936873   WEST DES MOINES             IA    50265    SFD      7.375     6.250    $ 2,679.82    360     1-Aug-28   $    387,108.83
6937100   NEWTOWN SQUARE              PA    19073    SFD      6.875     6.250    $ 2,200.71    360     1-Sep-28   $    334,435.51
6938967   LAS FLORES AREA             CA    92688    SFD      7.375     6.250    $ 1,631.03    360     1-Oct-28   $    235,970.31
6939163   HAMILTON                    MA    01936    SFD      7.625     6.250    $ 1,698.70    360     1-Jul-28   $    239,298.56
6941476   TRABUCO CANYON              CA    92679    SFD      7.125     6.250    $ 2,094.25    360     1-Sep-28   $    310,351.37
6942100   MONTCLAIR                   NJ    07043    SFD      7.500     6.250    $ 2,131.21    360     1-Sep-28   $    304,346.17
6947373   SAN DIEGO                   CA    92128    PUD      6.750     6.250    $ 1,926.66    360     1-Oct-28   $    296,794.25
6947595   LA PALMA                    CA    90623    SFD      6.875     6.250    $ 2,085.04    360     1-Oct-28   $    317,125.35
6949873   BENICIA                     CA    94510    SFD      6.875     6.250    $ 1,891.43    360     1-Oct-28   $    287,517.11
6951634   RICHMOND                    VA    23233    SFD      7.000     6.250    $ 2,714.43    360     1-Sep-28   $    407,329.19
6951673   CAREFREE                    AZ    85377    SFD      7.250     6.250    $ 1,739.55    360     1-Aug-28   $    254,399.61
6953664   SAN JOSE                    CA    95111    SFD      7.250     6.250    $ 1,669.63    360     1-Aug-28   $    244,173.73
6961026   OAK PARK                    CA    91301    PUD      6.375     6.108    $ 2,183.54    360     1-Oct-28   $    349,675.84
6961381   MORGAN HILL                 CA    95037    SFD      7.500     6.250    $ 2,097.64    360     1-Sep-28   $    299,553.33
6962345   MARS                        PA    16046    SFD      6.875     6.250    $ 1,944.51    360     1-Aug-28   $    295,249.69
6962440   NEW ROCHELLE                NY    10804    SFD      7.250     6.250    $ 2,068.36    360     1-Nov-28   $    303,200.00
6963325   CHULA VISTA                 CA    91915    PUD      7.875     6.250    $ 1,879.74    360     1-Sep-28   $    258,892.01
6965197   AUSTIN                      MN    55912    SFD      7.375     6.250    $ 2,154.91    360     1-Jul-28   $    311,041.57
6965347   STAMFORD                    CT    06905    SFD      6.875     6.250    $ 2,562.02    360     1-Aug-28   $    389,011.43
6965797   REDMOND                     WA    98052    SFD      7.250     6.250    $ 1,768.54    360     1-Sep-28   $    258,844.30
6965829   JACKSON                     MI    49201    SFD      7.750     6.250    $ 2,660.04    360     1-Aug-28   $    370,508.73
6966838   ROCKLIN                     CA    95765    SFD      7.375     6.250    $ 1,834.43    360     1-Aug-28   $    264,989.97
6967091   CARLSBAD                    CA    92009    PUD      7.000     6.250    $ 1,862.85    360     1-Oct-28   $    279,770.48
6967236   PORTLAND                    OR    97219    SFD      7.375     6.250    $ 1,773.55    360     1-Aug-28   $    256,195.22
6967875   BROOKFIELD                  WI    53045    SFD      7.500     6.250    $ 1,887.88    360     1-Aug-28   $    269,382.82
6968092   WESTPORT                    CT    06880    SFD      7.250     6.250    $ 2,387.62    360     1-Oct-28   $    349,726.96
6968278   OXNARD                      CA    93035    SFD      7.125     6.250    $ 1,983.43    360     1-Aug-28   $    293,689.51
6968527   SALT LAKE CITY              UT    84105    SFD      7.500     6.250    $ 1,671.12    360     1-Sep-28   $    238,565.27
6968728   MARIETTA                    GA    30068    SFD      7.250     6.250    $ 2,182.96    360     1-Aug-28   $    319,246.59
6969104   SAN JOSE                    CA    95122    SFD      7.375     6.250    $ 1,823.93    360     1-Aug-28   $    263,473.47
6969147   BRECKENRIDGE                CO    80424    LCO      7.125     6.250    $ 2,098.63    360     1-Sep-28   $    310,346.46
6972489   SANTA ANA AREA              CA    92705    SFD      7.125     6.250    $ 2,021.16    360     1-Jul-28   $    299,031.78
6973032   WYCKOFF                     NJ    07481    SFD      7.875     6.250    $ 1,756.48    360     1-Aug-28   $    241,746.57
6973914   SO LAKE TAHOE               CA    96150    SFD      7.000     6.250    $ 2,262.03    360     1-Jul-28   $    338,875.42
6975954   PALOS VERDES                CA    90275    SFD      7.375     6.250    $ 2,914.65    360     1-Oct-28   $    421,678.89
6976598   RANCHO SANTA FE             CA    92067    SFD      7.875     6.250    $10,150.97    360     1-Jul-28   $    1,396,108.
6976613   SAN DIEGO                   CA    92130    SFD      7.250     6.250    $ 2,618.19    360     1-Sep-28   $    383,199.39
6976845   ATLANTA                     GA    30327    SFD      7.125     6.250    $ 2,452.34    360     1-Sep-28   $    363,416.09
6977136   STILLWATER                  MN    55082    SFD      7.125     6.250    $ 1,731.46    360     1-Aug-28   $    256,379.77
6977629   PLYMOUTH                    MN    55442    SFD      7.500     6.250    $ 1,977.73    360     1-Aug-28   $    282,216.30
6979023   SAN DIEGO                   CA    92121    SFD      6.875     6.250    $ 2,436.22    360     1-Oct-28   $    370,538.44
6979258   LAS VEGAS                   NV    89102    SFD      6.875     6.250    $ 1,525.06    360     1-Oct-28   $    231,954.97
6979936   WACCABUC                    NY    10597    SFD      7.500     6.250    $ 6,992.15    360     1-Aug-28   $    997,759.60
6980046   SAN RAMON                   CA    94583    SFD      7.375     6.250    $ 2,768.23    360     1-Aug-28   $    399,879.43
6981588   SALT LAKE CITY              UT    84103    SFD      7.625     6.250    $ 3,482.35    360     1-Jul-28   $    490,561.97
6981756   PLEASANTON                  CA    94566    SFD      6.875     6.250    $ 1,938.27    360     1-Aug-28   $    294,302.09
6982925   ROCKVILLE                   MD    20850    SFD      7.375     6.250    $ 2,043.71    360     1-Aug-28   $    295,220.37
6983018   APTOS                       CA    95003    SFD      7.625     6.250    $ 1,896.89    360     1-Aug-28   $    267,414.37
6984702   SAN JOSE                    CA    95111    PUD      7.500     6.250    $ 1,859.91    360     1-Aug-28   $    265,404.06
6984717   STAMFORD                    CT    06905    PUD      7.375     6.250    $ 3,066.60    360     1-Sep-28   $    443,322.22
6986028   EL DORADO HILLS             CA    95762    PUD      7.125     6.250    $ 1,653.98    360     1-Sep-28   $    245,106.19
6986222   HOPEWELL                    NJ    08525    SFD      7.375     6.250    $ 1,851.01    360     1-Sep-28   $    266,971.99
6987228   NEW YORK                    NY    10031    SFD      7.625     6.250    $ 2,378.19    360     1-Sep-28   $    335,464.20
6988438   HILLSDALE                   NJ    07642    SFD      6.875     6.250    $ 1,678.45    360     1-Oct-28   $    255,285.35
6988454   EVERGREEN                   CO    80439    SFD      7.250     6.250    $ 2,865.14    360     1-Oct-28   $    419,672.36
7000168   FAIRFAX                     VA    22031    SFD      6.750     6.250    $ 1,699.33    360     1-Sep-28   $    261,547.57
7000295   MISSION VIEJO               CA    92692    SFD      7.500     6.250    $ 2,557.73    360     1-Aug-28   $    364,980.46
7000401   INDIANAPOLIS                IN    46220    SFD      7.500     6.250    $ 2,164.07    360     1-Aug-28   $    308,806.60
7001342   SAN DIEGO                   CA    92109    SFD      7.125     6.250    $ 1,778.62    360     1-Aug-28   $    263,362.88
7001505   CARLSBAD                    CA    92009    PUD      7.125     6.250    $ 2,111.53    360     1-Sep-28   $    312,907.84
7003323   HOLLISTON                   MA    01746    SFD      6.875     6.250    $ 1,773.71    360     1-Sep-28   $    269,545.04
7004280   OCEAN CITY                  NJ    08226    LCO      7.625     6.250    $ 1,998.81    360     1-Oct-28   $    282,195.61
7008971   MEQUON                      WI    53092    SFD      7.375     6.250    $ 2,348.30    360     1-Sep-28   $    339,480.97
7010204   WAIKOLOA                    HI    96738    PUD      7.250     6.250    $   931.17    360     1-Sep-28   $    136,286.39
7010354   ARVADA                      CO    80005    SFD      7.250     6.250    $ 1,822.78    360     1-Aug-28   $    266,491.34
7015655   EL MACERO                   CA    95618    SFD      7.500     6.250    $ 2,335.38    360     1-Sep-28   $    333,502.69
7016054   SANTA FE                    NM    87501    SFD      7.875     6.250    $ 2,795.87    360     1-Aug-28   $    384,798.66
7021548   WEXFORD                     PA    15090    SFD      7.250     6.250    $ 1,909.41    360     1-Aug-28   $    279,145.52
7023889   KALISPELL                   MT    59901    SFD      7.500     6.250    $ 3,020.61    360     1-Oct-28   $    431,679.39
7026649   WASHINGTON                  DC    20015    SFD      7.375     6.250    $ 1,751.55    360     1-Aug-28   $    253,017.53
7027360   STERLING                    VA    20165    SFD      7.375     6.250    $ 2,849.03    360     1-Sep-28   $    411,870.33
7029657   LARAMIE                     WY    82072    SFD      7.750     6.250    $ 1,638.79    360     1-Sep-28   $    228,426.06
7029843   ORONO                       MN    55391    SFD      7.125     6.250    $ 2,964.36    360     1-Oct-28   $    439,648.14
7032653   CROWN POINT                 IN    46307    SFD      7.500     6.250    $ 2,416.49    360     1-Aug-28   $    344,825.71
7036846   SAN JOSE                    CA    95119    SFD      7.500     6.250    $ 1,809.22    360     1-Aug-28   $    258,170.30
7037734   SAN CLEMENTE                CA    92707    PUD      7.250     6.250    $ 1,995.37    360     1-Oct-28   $    292,271.82
7046320   PUYALLUP                    WA    98375    SFD      7.875     6.250    $ 1,722.04    360     1-Aug-28   $    237,006.43
7048525   ST CHARLES                  IL    60174    SFD      7.500     6.250    $ 1,783.00    360     1-Aug-28   $    254,428.70
7051334   NO CALDWELL                 NJ    07006    SFD      7.250     6.250    $ 1,817.32    360     1-Oct-28   $    266,192.18
7051616   NEWTON                      MA    02165    SFD      7.750     6.250    $ 1,998.79    360     1-Aug-28   $    278,405.42
7051669   STAMFORD                    CT    06905    SFD      7.000     6.250    $ 2,128.97    360     1-Sep-28   $    319,473.87
7055651   KANSAS CITY                 MO    64113    SFD      7.500     6.250    $ 1,887.88    360     1-Sep-28   $    269,597.99
7056511   CAMARILLO                   CA    93012    SFD      7.250     6.250    $ 1,730.00    360     1-Aug-28   $    251,996.87
7058214   ORANGE                      CA    92867    SFD      7.375     6.250    $ 1,816.48    360     1-Aug-28   $    262,089.11
7058920   SEATTLE                     WA    98116    SFD      7.000     6.250    $ 2,317.25    360     1-Oct-28   $    348,014.50
7059145   CHATHAM                     NJ    07928    SFD      7.500     6.250    $ 2,668.20    360     1-Aug-28   $    380,745.08
7062910   CLEARWATER                  FL    33767    SFD      7.250     6.250    $ 3,274.45    360     1-Sep-28   $    479,248.84
7066134   KEY WEST                    FL    33040    SFD      7.625     6.250    $   792.73    360     1-Oct-28   $    111,918.94
7068566   PLAINSBORO TWNSP            NJ    08512    SFD      7.500     6.250    $ 2,237.49    360     1-Aug-28   $    319,283.07
7068648   ENCINITAS                   CA    92024    SFD      7.375     6.250    $ 3,885.05    360     1-Oct-28   $    562,071.98
7068729   SAN DIEGO                   CA    92128    PUD      6.875     6.250    $ 2,682.57    360     1-Oct-28   $    408,006.94
7070272   WEST HILLS                  CA    91304    PUD      6.875     6.250    $ 3,190.05    360     1-Oct-28   $    485,192.03
7071161   MARIETTA                    GA    30068    PUD      7.125     6.250    $ 1,603.45    360     1-Sep-28   $    237,618.22
7071291   NORTH ANDOVER               MA    01824    SFD      7.250     6.250    $ 3,210.32    360     1-Sep-28   $    469,863.56
7071489   SAN JOSE                    CA    95123    SFD      7.250     6.250    $ 2,612.39    360     1-Sep-28   $    382,350.73
7072063   SALINE                      MI    48176    SFD      7.625     6.250    $ 1,857.96    360     1-Sep-28   $    262,118.81
7072226   MINNEAPOLIS                 MN    55416    SFD      7.125     6.250    $ 1,684.30    360     1-Aug-28   $    249,396.66
7072380   SANTA FE                    NM    87505    SFD      7.625     6.250    $ 2,831.17    360     1-Sep-28   $    399,419.16
7072383   STEWARTSTOWN                PA    17363    SFD      7.500     6.250    $ 1,859.91    360     1-Sep-28   $    265,603.95
7072985   SUNDANCE                    UT    84604    LCO      7.250     6.250    $ 2,387.62    360     1-Aug-28   $    349,175.92
7073250   TROY                        IL    62294    SFD      7.625     6.250    $ 2,774.55    360     1-Aug-28   $    391,143.43
7074083   HERNDON                     VA    20171    PUD      6.875     6.250    $ 1,891.95    360     1-Aug-28   $    287,269.98
7076304   EDEN PRAIRIE                MN    55347    SFD      7.250     6.250    $ 2,564.98    360     1-Sep-28   $    375,411.60
7077030   STAMFORD                    CT    06905    SFD      7.250     6.250    $ 3,432.71    360     1-Aug-28   $    502,015.25
7077364   ASHBURN                     VA    20148    SFD      7.250     6.250    $ 1,673.38    360     1-Aug-28   $    244,722.44
7077990   SAN JOSE                    CA    95148    SFD      7.000     6.250    $ 2,245.40    360     1-Sep-28   $    336,945.09
7078439   SAN LUIS OBISPO             CA    93401    SFD      6.875     6.250    $ 1,806.29    360     1-Aug-28   $    274,263.03
7078979   WEST HOLLYWOOD              CA    90069    LCO      7.375     6.250    $ 1,837.20    360     1-Aug-28   $    265,389.04
7081283   MAPLE GROVE                 MN    55311    SFD      7.375     6.250    $ 1,848.25    360     1-Jul-28   $    266,777.95
7081648   RANCHO CUCAMONGA            CA    91739    SFD      7.250     6.250    $ 1,637.17    360     1-Sep-28   $    239,616.43
7082589   STILLWATER                  MN    55082    SFD      7.125     6.250    $ 3,415.75    360     1-Aug-28   $    505,776.45
7082770   SAN JOSE                    CA    95122    SFD      7.125     6.250    $ 1,757.54    360     1-Aug-28   $    260,242.44
7083044   FAIRBURN                    GA    30213    SFD      7.125     6.250    $ 2,358.01    360     1-Oct-28   $    349,720.12
7083637   CARLSBAD                    CA    92009    SFD      7.375     6.250    $ 4,972.86    360     1-Sep-28   $    718,900.91
7085427   BRENTWOOD                   TN    37204    SFD      7.125     6.250    $ 3,397.63    360     1-Sep-28   $    503,501.03
7085958   LITTLETON                   CO    80124    SFD      7.125     6.250    $ 2,206.43    360     1-Sep-28   $    326,974.65
7088126   BRENTWOOD                   CA    94513    SFD      7.250     6.250    $ 2,292.11    360     1-Oct-28   $    335,737.89
7088341   FREDERICK                   MD    21703    SFD      7.250     6.250    $ 1,730.00    360     1-Sep-28   $    253,203.14
7089573   EDINA                       MN    55439    SFD      7.000     6.250    $ 2,774.31    360     1-Sep-28   $    416,314.39
7090031   ROCKVILLE                   MD    20852    PUD      7.625     6.250    $ 1,802.04    360     1-Sep-28   $    253,827.75
7090538   FREMONT                     CA    94539    PUD      6.750     6.250    $ 4,157.01    360     1-Sep-28   $    639,815.25
7091038   POTOMAC                     MD    20854    SFD      7.375     6.250    $ 1,933.89    360     1-Aug-28   $    279,356.89
7091311   TRABUCO CANYON              CA    92679    SFD      7.125     6.250    $ 1,951.09    360     1-Sep-28   $    289,034.75
7091345   CORBETT                     OR    97019    SFD      7.250     6.250    $ 1,626.99    360     1-Oct-28   $    238,313.95
7092134   CHANHASSEN                  MN    55317    SFD      7.250     6.250    $ 1,663.83    360     1-Aug-28   $    243,315.03
7092406   POUGHQUAG                   NY    12570    SFD      7.875     6.250    $ 1,538.96    360     1-Oct-28   $    212,103.93
7092986   SAN DIEGO                   CA    92122    LCO      7.000     6.250    $ 2,096.50    360     1-Sep-28   $    314,601.89
7093995   MILLBURN                    NJ    07041    SFD      7.500     6.250    $ 1,762.02    360     1-Sep-28   $    251,624.79
7094044   LOS ANGELES                 CA    90049    SFD      7.250     6.250    $ 6,821.76    360     1-Aug-28   $    997,645.55
7094305   GLOUCESTER                  MA    01930    SFD      7.250     6.250    $ 2,455.83    360     1-Sep-28   $    359,436.64
7095340   DANVILLE                    CA    94526    SFD      7.375     6.250    $ 1,983.62    360     1-Sep-28   $    286,761.58
7095617   SAN JOSE                    CA    95123    SFD      7.375     6.250    $ 1,609.27    360     1-Sep-28   $    232,644.33
7097160   LOS ANGELES                 CA    90049    SFD      7.500     6.250    $ 2,097.64    360     1-Sep-28   $    299,553.33
7097309   SANTA CLARA                 CA    95054    SFD      7.375     6.250    $ 1,641.76    360     1-Sep-28   $    237,180.92
7098462   OCEAN CITY                  NJ    08226    LCO      7.500     6.250    $ 2,111.63    360     1-Oct-28   $    301,275.87
7098883   ROCHESTER                   MN    55435    SFD      7.375     6.250    $ 1,968.42    360     1-Aug-28   $    284,345.42
7098885   FOSTER CITY                 CA    94404    PUD      7.375     6.250    $ 1,802.66    360     1-Sep-28   $    260,601.58
7098951   HOUSTON                     TX    77057    SFD      6.625     6.250    $ 2,817.37    360     1-Sep-28   $    439,221.45
7099326   FORT COLLINS                CO    80524    SFD      7.250     6.250    $ 1,929.88    360     1-Sep-28   $    282,457.28
7100342   BETTENDORF                  IA    52722    SFD      7.500     6.250    $ 2,227.00    360     1-Sep-28   $    317,223.28
7100409   BELLEVUE                    WA    98006    SFD      7.000     6.250    $ 1,990.92    360     1-Sep-28   $    298,757.97
7100412   WOODBURY                    MN    55125    SFD      6.875     6.250    $ 1,681.74    360     1-Sep-28   $    255,568.62
7100497   KINNELON                    NJ    07405    SFD      7.375     6.250    $ 2,590.03    360     1-Sep-28   $    374,427.56
7100659   TEMECULA                    CA    92590    SFD      7.125     6.250    $ 2,358.01    360     1-Oct-28   $    349,720.12
7100787   ENGLEWOOD                   CO    80111    PUD      7.375     6.250    $ 1,730.14    360     1-Aug-28   $    249,924.65
7101670   SAN LUIS OBISPO             CA    93401    SFD      7.125     6.250    $ 1,832.51    360     1-Sep-28   $    271,563.69
7102518   TIBURON                     CA    94920    SFD      6.500     6.233    $ 2,787.42    360     1-Oct-28   $    440,388.75
7102523   PHOENIX                     AZ    85020    PUD      7.375     6.250    $ 1,298.47    360     1-Sep-28   $    187,713.02
7102540   OAK PARK                    CA    91301    SFD      7.125     6.250    $ 2,021.16    360     1-Aug-28   $    299,275.99
7102683   SAUSALITO                   CA    94965    SFD      6.750     6.250    $ 3,178.13    360     1-Oct-28   $    489,578.12
7102934   MEDINAH                     IL    60157    SFD      7.375     6.250    $ 3,120.88    360     1-Sep-28   $    451,170.24
7105395   DEL MAR                     CA    92014    SFD      7.375     6.250    $ 2,693.63    360     1-Sep-28   $    389,404.66
7106285   TOPSFIELD                   MA    01983    SFD      6.875     6.250    $ 1,650.21    360     1-Sep-28   $    250,776.71
7106335   MONTCLAIR                   NJ    07042    SFD      7.500     6.250    $ 2,629.05    360     1-Oct-28   $    375,720.95
7107984   LAKEVILLE                   MN    55044    SFD      7.250     6.250    $ 2,701.42    360     1-Sep-28   $    395,380.29
7108066   ISSAQUAH                    WA    98027    SFD      7.125     6.250    $ 2,309.51    360     1-Sep-28   $    337,298.54
7108107   FREEPORT                    NY    11520    SFD      7.875     6.250    $   797.58    360     1-Sep-28   $    109,848.10
7108219   PORTOLA VALLEY              CA    94028    SFD      7.250     6.250    $ 1,875.98    360     1-Oct-28   $    274,785.48
7109018   ENCINITAS                   CA    92007    SFD      7.250     6.250    $ 2,190.13    360     1-Sep-28   $    320,235.84
7109221   SALINAS                     CA    93907    SFD      7.250     6.250    $ 1,664.51    360     1-Sep-28   $    243,517.56
7109311   ARLINGTON                   VA    22207    SFD      7.750     6.250    $ 1,912.46    360     1-Sep-28   $    266,571.97
7110241   SAN RAFAEL                  CA    94901    SFD      7.500     6.250    $ 2,601.08    360     1-Oct-28   $    371,723.92
7110728   BIRMINGHAM                  MI    48009    SFD      7.500     6.250    $ 4,614.82    360     1-Sep-28   $    659,017.30
7110994   BIRMINGHAM                  MI    48009    SFD      7.500     6.250    $ 1,762.02    360     1-Sep-28   $    251,624.79
7112062   WINFIELD                    IL    60190    SFD      7.500     6.250    $ 1,824.95    360     1-Sep-28   $    260,611.39
7112181   NEWPORT BEACH               CA    92625    PUD      7.125     6.250    $ 2,506.23    360     1-Oct-28   $    371,702.52
7112631   CORRALES                    NM    87048    SFD      7.750     6.250    $ 2,762.49    360     1-Sep-28   $    385,053.93
7112734   LOS ANGELES                 CA    90034    SFD      6.875     6.250    $ 1,765.82    360     1-Sep-28   $    268,347.07
7112817   SAN DIEGO                   CA    92106    SFD      7.500     6.250    $ 1,234.11    360     1-Oct-28   $    176,369.02
7113205   SAN JOSE                    CA    95120    SFD      6.875     6.250    $ 5,386.82    360     1-Sep-28   $    818,618.25
7116594   GOLD RIVER                  CA    95670    SFD      7.500     6.250    $ 1,641.76    360     1-Sep-28   $    234,450.39
7117111   FOX ISLAND                  WA    98333    SFD      7.375     6.250    $ 2,102.07    360     1-Sep-28   $    303,885.40
7117572   FRIDAY HARBOR               WA    98250    PUD      7.375     6.250    $ 1,795.76    360     1-Sep-28   $    259,603.10
7117858   ATLANTA                     GA    30305    SFD      7.375     6.250    $ 1,933.89    360     1-Sep-28   $    279,572.57
7117951   SUNNYVALE                   CA    94087    SFD      7.000     6.250    $ 2,827.54    360     1-Sep-28   $    424,301.22
7119180   LONGMONT                    CO    80503    SFD      7.375     6.250    $ 1,795.76    360     1-Sep-28   $    259,603.10
7119350   LA CANADA-FLINTRI           CA    91011    SFD      7.000     6.250    $ 1,955.99    360     1-Sep-28   $    293,516.61
7119818   LAGUNA NIGUEL               CA    92677    PUD      7.375     6.250    $ 2,078.93    360     1-Oct-28   $    300,770.97
7119965   SOUTH RIDING                VA    20152    PUD      6.875     6.250    $ 2,207.28    360     1-Oct-28   $    335,717.72
7120000   NICHOLS HILLS               OK    73116    SFD      7.125     6.250    $ 3,368.59    360     1-Oct-28   $    499,100.16
7121349   CHAPPAQUA                   NY    10514    SFD      7.375     6.250    $ 1,747.41    360     1-Sep-28   $    252,613.79
7121734   SANTA CLARITA               CA    91321    SFD      7.250     6.250    $ 2,319.40    360     1-Oct-28   $    339,734.77
7122344   SAN FRANCISCO               CA    94115    HCO      7.125     6.250    $ 2,021.16    360     1-Oct-28   $    299,760.09
7122456   WOODINVILLE                 WA    98072    PUD      7.250     6.250    $ 2,524.05    360     1-Sep-28   $    369,420.99
7122490   REDMOND                     WA    98053    PUD      7.750     6.250    $ 2,137.77    360     1-Sep-28   $    297,977.44
7122707   FREMONT                     CA    94536    PUD      6.875     6.250    $ 2,023.34    360     1-Oct-28   $    307,741.24
7122927   RANCHO PALOS VERDES         CA    90275    SFD      7.375     6.250    $ 2,344.84    360     1-Oct-28   $    339,241.67
7122970   ROSELLE                     IL    60172    SFD      7.500     6.250    $ 3,044.64    300     1-Sep-23   $    411,057.78
7123124   KENT                        WA    98042    SFD      7.250     6.250    $ 1,650.87    360     1-Oct-28   $    241,811.21
7123522   SAN JOSE                    CA    95111    SFD      7.500     6.250    $ 1,924.48    360     1-Aug-28   $    274,618.38
7123889   WILMINGTON                  DE    19807    SFD      7.500     6.250    $ 3,061.25    240     1-Oct-18   $    379,313.75
7123987   FOX POINT                   WI    53217    SFD      7.375     6.250    $ 2,541.68    360     1-Sep-28   $    367,438.26
7124443   RANCHO SANTA FE             CA    92067    PUD      7.375     6.250    $ 4,489.39    360     1-Sep-28   $    649,007.76
7125112   BINGHAMTON                  NY    13905    SFD      7.375     6.250    $ 2,268.87    360     1-Oct-28   $    328,250.04
7125305   HAYWARD                     WI    54843    SFD      7.250     6.250    $ 1,577.19    360     1-Sep-28   $    230,838.19
7125354   MILPITAS                    CA    95035    SFD      7.000     6.250    $ 2,062.44    360     1-Oct-28   $    309,745.89
7125454   LAGUNA NIGUEL               CA    92677    SFD      7.375     6.250    $ 4,144.05    360     1-Sep-28   $    599,084.09
7125610   EDINA                       MN    55439    SFD      7.250     6.250    $ 3,001.58    360     1-Sep-28   $    439,311.43
7125634   WESTFORD                    MA    01886    SFD      7.375     6.250    $ 2,227.77    360     1-Sep-28   $    321,984.96
7125869   MEDINA                      MN    55340    SFD      7.500     6.250    $ 3,517.60    300     1-Aug-23   $    474,362.01
7125903   BOONTON TWP                 NJ    07054    SFD      7.500     6.250    $ 2,326.99    360     1-Sep-28   $    332,304.48
7126037   PARSIPPANY                  NJ    07054    SFD      7.625     6.250    $ 1,776.56    360     1-Oct-28   $    250,818.34
7126346   BETHESDA                    MD    20852    SFD      7.000     6.250    $ 2,095.70    360     1-Oct-28   $    314,741.80
7127056   STOUGHTON                   WI    53589    SFD      7.250     6.250    $ 1,647.46    360     1-Aug-28   $    240,270.99
7127391   BRIGHTON                    MA    02135    MF2      7.875     6.250    $ 2,251.34    360     1-Sep-28   $    310,071.23
7127860   CAMARILLO                   CA    93012    SFD      7.125     6.250    $ 1,637.14    360     1-Oct-28   $    242,805.67
7127901   SAN CLEMENTE                CA    92673    SFD      7.500     6.250    $ 1,678.11    360     1-Oct-28   $    239,821.89
7128077   ROCKVILLE                   MD    20852    SFD      6.875     6.250    $ 2,892.46    360     1-Oct-28   $    439,930.09
7128144   NORFOLK                     VA    23505    SFD      7.625     6.250    $ 1,925.20    360     1-Oct-28   $    271,803.13
7128694   GREENVILLE                  DE    19807    SFD      7.625     6.250    $ 2,017.21    360     1-Oct-28   $    284,793.73
7129115   CHEVY CHASE                 MD    20815    SFD      7.250     6.250    $ 1,787.30    360     1-Sep-28   $    261,590.00
7130304   RCHO PALOS VERDES           CA    90275    SFD      7.375     6.250    $ 5,870.74    360     1-Sep-28   $    848,702.46
7130454   ESCONDIDO                   CA    92027    PUD      7.000     6.250    $ 1,995.91    360     1-Oct-28   $    299,754.09
7130821   PENN VALLEY                 CA    95946    SFD      7.375     6.250    $ 1,823.38    360     1-Oct-28   $    263,799.12
7130936   KEYWEST                     FL    33040    SFD      7.375     6.250    $ 1,683.52    360     1-Sep-28   $    243,327.61
7131043   COROLLA                     NC    27927    SFD      7.000     6.250    $ 2,031.83    360     1-Oct-28   $    305,149.67
7131285   NEW HOPE                    PA    18938    SFD      7.500     6.250    $ 1,783.00    360     1-Sep-28   $    254,620.32
7131616   STATE COLLEGE               PA    16803    SFD      7.375     6.250    $ 2,016.77    360     1-Oct-28   $    291,777.81
7132041   KENTFIELD                   CA    94904    SFD      7.250     6.250    $ 3,253.98    360     1-Oct-28   $    476,627.90
7132125   MONROVIA                    CA    91016    SFD      7.375     6.250    $ 1,795.76    360     1-Sep-28   $    259,603.10
7132376   BETHESDA                    MD    20817    SFD      7.625     6.250    $ 1,741.53    360     1-Oct-28   $    245,871.91
7133126   BETHESDA                    MD    20817    SFD      7.125     6.250    $ 2,930.68    360     1-Sep-28   $    434,302.20
7133199   BETHESDA                    MD    20817    SFD      7.375     6.250    $ 2,293.04    360     1-Oct-28   $    331,747.38
7133322   PLEASANTON                  CA    94566    SFD      6.875     6.250    $ 2,162.94    360     1-Oct-28   $    328,973.39
7133414   GERMANTOWN                  TN    38139    SFD      7.375     6.250    $ 1,808.19    360     1-Oct-28   $    261,600.79
7134866   CUPERTINO                   CA    95014    SFD      7.125     6.250    $ 3,584.18    360     1-Oct-28   $    531,574.57
7135089   WILSONVILLE                 OR    97075    PUD      7.375     6.250    $ 1,696.13    360     1-Oct-28   $    245,388.13
7135106   SAN RAMON                   CA    94583    SFD      7.500     6.250    $ 2,461.24    360     1-Sep-28   $    351,475.89
7135205   EL DORADO HILLS             CA    95762    SFD      7.500     6.250    $ 2,964.67    360     1-Sep-28   $    423,368.69
7136242   MONKTON                     MD    21111    SFD      7.375     6.250    $ 1,955.99    360     1-Oct-28   $    282,984.51
7136584   NEW CANAAN                  CT    06840    SFD      7.250     6.250    $ 2,646.84    360     1-Sep-28   $    387,392.83
7136904   CAYUCOS                     CA    93430    SFD      7.250     6.250    $ 2,865.14    360     1-Oct-28   $    419,672.36
7137797   HIGHLAND PARK               IL    60035    SFD      7.375     6.250    $ 1,906.26    360     1-Oct-28   $    275,789.99
7137878   SNOHOMISH                   WA    98290    SFD      7.375     6.250    $ 2,458.80    360     1-Sep-28   $    355,155.96
7137892   SPARKS                      NV    89436    PUD      7.500     6.250    $ 1,760.27    360     1-Oct-28   $    251,562.16
7138034   SEATTLE                     WA    98115    SFD      7.250     6.250    $ 2,728.71    360     1-Oct-28   $    399,687.96
7138121   WAUKEE                      IA    50263    PUD      7.250     6.250    $ 2,353.51    360     1-Oct-28   $    344,730.87
7138157   SAN RAMON                   CA    94583    PUD      7.000     6.250    $ 1,809.62    360     1-Oct-28   $    271,777.05
7138177   SNOWMASS VILLAGE            CO    81615    LCO      7.125     6.250    $ 2,358.01    360     1-Oct-28   $    349,720.12
7138864   AVALON                      NJ    08202    SFD      7.375     6.250    $ 2,735.07    360     1-Oct-28   $    395,633.75
7138966   BENICIA                     CA    94510    SFD      7.250     6.250    $ 1,958.66    360     1-Oct-28   $    286,896.02
7139246   NIPOMO                      CA    93444    SFD      7.250     6.250    $ 1,706.46    360     1-Oct-28   $    249,954.86
7139697   AFTON                       MN    55001    SFD      7.125     6.250    $ 1,684.30    360     1-Oct-28   $    249,800.08
7139816   SAN JOSE                    CA    95120    SFD      7.250     6.250    $ 3,043.53    360     1-Oct-28   $    445,801.96
7140175   SANTA CRUZ                  CA    95060    SFD      7.000     6.250    $ 3,080.35    360     1-Oct-28   $    462,620.48
7141805   SAN DIEGO                   CA    92037    SFD      7.375     6.250    $ 4,972.86    360     1-Oct-28   $    719,452.14
7142702   BERNARDS TOWNSHIP           NJ    07920    SFD      7.125     6.250    $ 6,669.81    360     1-Sep-28   $    988,411.93
7143022   TACOMA                      WA    98499    SFD      7.375     6.250    $ 3,280.71    360     1-Oct-28   $    474,638.56
7143426   BULLHEAD CITY               AZ    86442    SFD      7.625     6.250    $ 2,760.40    360     1-Oct-28   $    389,717.73
7143917   BUFFALO CREEK               CO    80425    SFD      7.375     6.250    $ 1,770.20    360     1-Oct-28   $    256,104.98
7144179   CORONADO                    CA    92118    SFD      7.250     6.250    $ 2,524.05    360     1-Sep-28   $    369,420.99
7144263   BOULDER                     CO    80303    SFD      6.875     6.250    $ 2,397.79    360     1-Oct-28   $    364,693.36
7144294   HEDWIG VILLAGE              TX    77024    SFD      7.375     6.250    $ 5,028.11    360     1-Oct-28   $    727,446.06
7144433   MORGAN HILL                 CA    95037    SFD      7.250     6.250    $ 2,455.83    360     1-Sep-28   $    359,436.64
7144488   FAIRFIELD                   CT    06430    SFD      7.250     6.250    $ 1,866.43    360     1-Oct-28   $    273,386.57
7145416   OMAHA                       NE    68164    SFD      7.125     6.250    $ 3,890.72    360     1-Oct-28   $    577,038.19
7145452   SAN DIEGO                   CA    92130    SFD      7.250     6.250    $ 3,050.25    300     1-Oct-23   $    421,499.33
7145935   MIDDLETOWN                  NJ    07748    SFD      7.750     6.250    $ 1,690.73    360     1-Sep-28   $    235,665.80
7146062   ASPEN                       CO    81611    LCO      7.250     6.250    $ 1,773.66    360     1-Sep-28   $    259,593.12
7146760   MILLBRAE                    CA    94030    MF2      7.500     6.250    $ 2,785.67    360     1-Sep-28   $    397,804.47
7148551   LAGUNA BEACH                CA    92651    SFD      7.250     6.250    $ 4,433.46    360     1-Oct-28   $    649,393.02
7149205   ROCHESTER                   MN    55902    SFD      7.250     6.250    $ 2,353.51    360     1-Sep-28   $    344,460.11
7149750   MORGAN HILL                 CA    95037    SFD      7.375     6.250    $ 3,453.38    360     1-Oct-28   $    499,619.54
7150729   SEATTLE                     WA    98107    PUD      7.250     6.250    $ 1,705.44    360     1-Oct-28   $    249,804.98
7150933   SIOUX FALLS                 SD    57105    SFD      7.250     6.250    $ 1,957.16    360     1-Oct-28   $    286,676.19
7151257   SAN ANSELMO                 CA    94960    SFD      7.250     6.250    $ 2,544.52    360     1-Oct-28   $    372,609.02
7151320   SUNNYVALE                   CA    94087    SFD      7.250     6.250    $ 2,899.25    360     1-Oct-28   $    424,668.46
7151502   REDWOOD CITY                CA    94065    PUD      7.250     6.250    $ 3,282.63    360     1-Sep-28   $    480,446.97
7151790   BRECKENRIDGE                CO    80424    SFD      7.125     6.250    $ 2,021.16    360     1-Oct-28   $    299,760.09
7151898   SCOTTS VALLEY               CA    95066    SFD      7.250     6.250    $ 1,674.74    360     1-Oct-28   $    245,308.49
7151973   OMAHA                       NE    68114    SFD      7.125     6.250    $ 1,920.10    360     1-Oct-28   $    284,772.09
7152788   DEL MAR                     CA    92014    LCO      7.125     6.250    $ 3,665.03    360     1-Oct-28   $    543,564.97
7152846   TUSTIN                      CA    92782    SFD      7.500     6.250    $ 1,901.86    360     1-Sep-28   $    271,595.02
7154087   SHERBORN                    MA    01770    SFD      7.500     6.250    $ 2,106.73    360     1-Oct-28   $    301,076.40
7154136   CASTLE ROCK                 CO    80104    SFD      7.125     6.250    $ 1,726.39    360     1-Oct-28   $    256,043.08
7154232   FOGELSVILLE                 PA    18051    SFD      6.875     6.250    $ 1,743.94    360     1-Oct-28   $    265,244.97
7155336   LOS ANGELES                 CA    91423    SFD      7.000     6.250    $ 1,819.60    360     1-Oct-28   $    273,275.82
7161247   LOS ANGELES                 CA    90732    LCO      7.125     6.250    $ 1,866.20    360     1-Sep-28   $    276,535.54
7161761   CHESTER                     NJ    07930    SFD      7.375     6.250    $ 1,712.87    360     1-Sep-28   $    247,621.44
7162502   MISSION VIEJO               CA    92692    SFD      7.250     6.250    $ 2,385.23    360     1-Oct-28   $    349,377.24
7162524   HILLSDALE                   NJ    07642    SFD      7.500     6.250    $ 1,783.00    360     1-Oct-28   $    254,810.75
7162954   SAN FRANCISCO               CA    94109    SFD      7.375     6.250    $ 6,872.22    360     1-Sep-28   $    993,481.11
7163171   RENO                        NV    89511    SFD      7.375     6.250    $ 1,830.29    360     1-Sep-28   $    264,595.48
7163194   ST PETERSBURG               FL    33703    SFD      6.875     6.250    $ 1,760.57    360     1-Sep-28   $    267,548.41
7163334   HENDERSON                   NV    89014    PUD      7.250     6.250    $ 2,019.24    360     1-Oct-28   $    295,769.09
7163654   ALEXANDRIA                  VA    22309    SFD      6.625     6.250    $ 1,987.53    360     1-Oct-28   $    310,126.14
7164051   SAN FRANCISCO               CA    94105    LCO      7.125     6.250    $ 3,638.08    360     1-Oct-28   $    539,568.17
7164475   KEY WEST                    FL    33040    SFD      7.250     6.250    $ 1,698.62    360     1-Oct-28   $    248,805.76
7164501   POTOMAC                     MD    20852    SFD      7.250     6.250    $ 2,919.71    360     1-Oct-28   $    427,666.12
7164555   GRANITE BAY                 CA    95746    SFD      7.375     6.250    $ 4,472.12    360     1-Sep-28   $    646,511.59
7164926   LUBBOCK                     TX    79424    SFD      7.500     6.250    $ 2,293.42    360     1-Sep-28   $    327,511.64
7165452   IPSWICH                     MA    01938    SFD      6.875     6.250    $ 2,364.94    360     1-Oct-28   $    359,497.56
7166073   SAN MARINO                  CA    91108    SFD      7.000     6.250    $ 3,832.14    360     1-Oct-28   $    575,527.86
7166532   REDMOND                     WA    98052    SFD      7.375     6.250    $ 2,072.03    360     1-Oct-28   $    299,771.72
7167073   MONTCLAIR                   NJ    07042    SFD      7.375     6.250    $ 2,762.70    360     1-Oct-28   $    399,695.63
7167098   CORONADO                    CA    92118    LCO      7.375     6.250    $ 1,815.09    360     1-Oct-28   $    262,600.03
7167105   LEEDS                       AL    35094    SFD      7.375     6.250    $ 1,968.42    360     1-Oct-28   $    284,783.14
7167849   WAYLAND                     MA    01778    SFD      7.125     6.250    $ 2,694.87    360     1-Oct-28   $    399,680.13
7168073   CULVER CITY                 CA    90232    SFD      7.375     6.250    $ 2,410.46    360     1-Oct-28   $    348,734.44
7168186   MORGAN HILL                 CA    95037    SFD      7.250     6.250    $ 1,872.57    360     1-Oct-28   $    274,285.87
7168223   ATLANTA                     GA    30327    SFD      7.000     6.250    $ 1,995.91    360     1-Oct-28   $    299,754.09
7169567   ANNAPOLIS                   MD    21401    SFD      7.375     6.250    $ 2,592.10    360     1-Sep-28   $    374,727.11
7169694   BLOOMINGTON                 MN    55438    SFD      6.750     6.250    $ 1,696.73    360     1-Sep-28   $    261,144.98
7170646   BOULDER                     CO    80302    SFD      7.250     6.250    $ 4,093.06    360     1-Oct-28   $    599,531.94
7173762   EL PASO                     TX    79922    SFD      6.875     6.250    $ 1,642.32    360     1-Oct-28   $    249,789.97
7173765   SANTA CLARITA               CA    91350    SFD      7.125     6.250    $ 1,867.21    360     1-Oct-28   $    276,928.37
7175128   SAN RAFAEL                  CA    94901    SFD      7.125     6.250    $ 3,031.73    360     1-Oct-28   $    449,640.15
7175324   ALEXANDRIA                  VA    22304    SFD      7.000     6.250    $ 2,919.35    360     1-Oct-28   $    438,440.32
7175327   GILBERT                     AZ    85233    PUD      7.250     6.250    $ 4,058.95    360     1-Oct-28   $    594,535.84
7175456   MORGAN HILL                 CA    95037    SFD      7.375     6.250    $ 1,968.42    360     1-Oct-28   $    284,783.14
7176972   PARADISE VALLEY             AZ    85253    PUD      7.250     6.250    $ 2,766.60    360     1-Oct-28   $    404,359.65
7176989   STAMFORD                    CT    06903    SFD      7.125     6.250    $ 2,098.63    360     1-Oct-28   $    311,250.90
7177227   COLORADO SPRINGS            CO    80907    SFD      7.125     6.250    $ 1,701.14    360     1-Oct-28   $    252,298.08
7177870   CINCINNATI                  OH    45244    SFD      6.875     6.250    $ 3,413.40    360     1-Oct-28   $    519,163.48
7180085   SARATOGA                    CA    95070    SFD      7.250     6.250    $ 3,165.30    360     1-Oct-28   $    463,638.03
7180500   CARLSBAD                    CA    92008    LCO      7.125     6.250    $ 2,263.69    360     1-Oct-28   $    335,731.31
7180668   LANCASTER                   PA    17601    SFD      6.750     6.250    $ 1,555.99    360     1-Oct-28   $    239,693.45
7181005   WAVERLY                     PA    18471    SFD      7.375     6.250    $ 2,072.03    360     1-Oct-28   $    299,771.72
7181116   TORRANCE                    CA    90505    SFD      7.000     6.250    $ 1,661.59    360     1-Oct-28   $    249,545.28
7181438   RIVERWOODS                  IL    60015    SFD      7.500     6.250    $ 2,517.17    360     1-Oct-28   $    359,732.83
7181450   RYE                         NY    10580    SFD      7.500     6.250    $   950.93    360     1-Oct-28   $    135,899.07
7181484   GREEN BAY                   WI    54313    SFD      7.625     6.250    $ 1,751.79    360     1-Sep-28   $    247,140.60
7181625   SAN JOSE                    CA    95123    PUD      7.500     6.250    $ 1,720.77    360     1-Sep-28   $    245,733.57
7181678   SAN JOSE                    CA    95135    SFD      6.875     6.250    $ 2,332.10    360     1-Sep-28   $    354,401.80
7181731   GENEVA                      IL    60134    SFD      7.000     6.250    $ 1,596.73    360     1-Oct-28   $    239,803.27
7181951   CRYSTAL LAKE                IL    60014    SFD      7.375     6.250    $ 1,623.09    360     1-Oct-28   $    234,821.18
7182494   COLORADO SPRINGS            CO    80919    SFD      7.125     6.250    $ 2,735.63    360     1-Sep-28   $    405,398.65
7182739   NEWPORT BEACH               CA    92660    SFD      7.375     6.250    $ 6,699.55    360     1-Oct-28   $    969,261.91
7182884   NEWPORT BEACH               CA    92625    SFD      7.500     6.250    $ 3,496.07    360     1-Oct-28   $    499,628.93
7184603   DENVER                      CO    80210    SFD      7.000     6.250    $ 2,993.86    360     1-Oct-28   $    449,631.14
7185056   MESA                        AZ    85204    SFD      7.500     6.250    $ 1,989.27    360     1-Oct-28   $    284,288.86
7185819   SPOKANE                     WA    99224    SFD      7.375     6.250    $ 1,657.62    360     1-Oct-28   $    239,817.38
7185888   WILSON                      WY    83014    SFD      7.375     6.250    $ 3,729.65    360     1-Oct-28   $    539,589.10
7185910   SAUSALITO                   CA    94965    SFD      7.250     6.250    $ 2,854.91    360     1-Oct-28   $    418,173.53
7187089   WONDER LAKE                 IL    60097    SFD      7.250     6.250    $ 1,659.56    360     1-Oct-28   $    243,085.23
7187117   OXNARD                      CA    93035    SFD      7.500     6.250    $ 1,862.71    360     1-Oct-28   $    265,702.29
7187465   GAITHERSBURG                MD    20882    SFD      7.250     6.250    $ 1,970.13    360     1-Sep-28   $    288,348.04
7188502   EUGENE                      OR    97408    PUD      7.250     6.250    $ 1,927.15    360     1-Oct-28   $    282,279.62
7188748   MALIBU                      CA    90265    LCO      7.250     6.250    $ 2,592.27    360     1-Oct-28   $    379,703.56
7188990   JEFFERSON                   GA    30549    SFD      7.250     6.250    $ 1,739.55    360     1-Oct-28   $    254,801.08
7189438   STONE LAKE                  WI    54876    SFD      7.250     6.250    $ 2,148.86    360     1-Oct-28   $    314,754.27
7190293   REDMOND                     WA    98053    SFD      7.000     6.250    $ 1,511.23    360     1-Oct-28   $    226,963.81
7192247   CANYON COUNTRY              CA    91351    SFD      7.125     6.250    $ 2,689.48    360     1-Sep-28   $    398,559.64
7192374   MERCER ISLAND               WA    98040    SFD      7.375     6.250    $ 2,431.18    360     1-Oct-28   $    351,732.15
7192746   SAINT JAMES                 NY    11780    SFD      7.375     6.250    $ 1,830.29    360     1-Oct-28   $    264,798.36
7194944   ENCINITAS                   CA    92007    PUD      7.125     6.250    $ 2,087.52    360     1-Oct-28   $    309,602.21
7194973   EL CAJON                    CA    92019    SFD      7.375     6.250    $ 2,900.84    360     1-Oct-28   $    419,680.41
7195121   LA CANADA-FLINTRI           CA    91011    SFD      6.875     6.250    $ 2,233.56    360     1-Oct-28   $    339,714.36
7195872   BRECKENRIDGE                CO    80424    PUD      7.125     6.250    $ 2,182.31    360     1-Oct-28   $    323,660.97
7196133   MARBLEHEAD                  MA    01945    SFD      7.125     6.250    $ 2,762.25    360     1-Oct-28   $    409,672.13
7196621   BELLEVUE                    WA    98008    SFD      7.250     6.250    $ 3,765.61    360     1-Oct-28   $    551,569.39
7197584   MCMINNVILLE                 OR    97128    SFD      7.125     6.250    $ 1,630.40    360     1-Oct-28   $    241,710.22
7197596   SAN DIEGO                   CA    92131    PUD      7.375     6.250    $ 2,123.00    360     1-Oct-28   $    306,946.11
7198292   INDIAN SHORES               FL    33785    LCO      7.625     6.250    $ 1,847.34    360     1-Oct-28   $    260,811.10
7198551   FREMONT                     CA    94539    PUD      7.250     6.250    $ 3,410.88    360     1-Oct-28   $    499,609.95
7200422   UKIAH                       CA    95482    SFD      7.375     6.250    $ 1,692.15    360     1-Oct-28   $    244,613.58
7201204   SANTA CLARITA               CA    91350    SFD      7.000     6.250    $ 1,729.79    360     1-Oct-28   $    259,786.88
7201297   SAN JOSE                    CA    95118    SFD      7.250     6.250    $ 1,790.71    360     1-Oct-28   $    262,285.94
7201461   GILROY                      CA    95020    SFD      7.125     6.250    $ 2,349.59    360     1-Oct-28   $    348,471.11
7201740   SAN ANSELMO                 CA    94960    SFD      7.125     6.250    $ 3,368.59    360     1-Oct-28   $    499,600.16
7202520   SAN JOSE                    CA    95124    SFD      7.000     6.250    $ 2,993.86    360     1-Oct-28   $    449,631.14
7202639   ALBANY                      OR    97321    SFD      7.375     6.250    $ 1,699.06    360     1-Oct-28   $    245,812.81
7202736   PARK CITY                   UT    84098    SFD      7.125     6.250    $   882.57    360     1-Oct-28   $    130,895.24
7202961   STEAMBOAT SPRINGS           CO    80477    SFD      7.375     6.250    $ 2,762.70    360     1-Oct-28   $    399,695.63
7203009   WESTMINSTER                 CO    80030    SFD      6.875     6.250    $ 2,758.58    360     1-Oct-28   $    419,567.21
7203741   PARKLAND                    FL    33067    SFD      7.125     6.250    $ 2,371.49    360     1-Oct-28   $    351,718.51
7203822   ASPEN                       CO    81611    SFD      7.125     6.250    $ 6,737.19    360     1-Oct-28   $    999,200.31
7203861   MAMMOTH LAKES               CA    93546    SFD      7.250     6.250    $ 1,877.35    360     1-Oct-28   $    274,985.32
7204283   GOLETA                      CA    93117    SFD      7.000     6.250    $ 1,673.24    360     1-Oct-28   $    251,293.84
7204303   BOLTON                      MA    01740    SFD      7.500     6.250    $ 2,796.86    360     1-Oct-28   $    399,703.14
7204500   ARCADIA                     CA    91007    SFD      7.125     6.250    $ 2,021.16    360     1-Oct-28   $    299,760.09
7205071   HAMPSHIRE                   IL    60140    SFD      7.375     6.250    $ 2,141.09    360     1-Oct-28   $    309,764.12
7206653   CHAPEL HILL                 NC    27516    SFD      7.250     6.250    $ 1,944.20    360     1-Nov-28   $    285,000.00
7207174   SOUTHERN SHORES             NC    27949    SFD      7.125     6.250    $ 1,823.62    360     1-Oct-28   $    270,463.54
7207643   YORBA LINDA                 CA    92887    SFD      7.250     6.250    $ 2,876.06    360     1-Oct-28   $    421,271.11
7207697   SAN LUIS OBISPO             CA    93401    SFD      7.250     6.250    $ 1,959.21    360     1-Oct-28   $    286,952.55
7208148   BLAINE COUNTY               ID    83340    SFD      7.125     6.250    $ 2,236.75    360     1-Oct-28   $    329,734.50
7209095   LAKEVILLE                   MN    55044    SFD      7.125     6.250    $ 1,589.98    360     1-Oct-28   $    235,811.27
7209534   ISSAQUAH                    WA    98029    SFD      7.000     6.250    $ 1,856.19    360     1-Oct-28   $    278,627.50
7209555   DALY CITY                   CA    94014    SFD      6.875     6.250    $ 1,702.79    360     1-Oct-28   $    258,886.23
7209584   PHOENIX                     AZ    85054    SFD      7.500     6.250    $ 2,040.92    360     1-Oct-28   $    291,671.38
7209684   PUKALANI                    HI    96768    SFD      7.375     6.250    $ 3,902.31    360     1-Oct-28   $    564,570.09
7210530   EDINA                       MN    55436    SFD      7.375     6.250    $ 1,823.38    360     1-Oct-28   $    263,799.12
7210838   CARBONDALE                  CO    81623    SFD      7.250     6.250    $ 2,080.64    360     1-Oct-28   $    304,762.07
7211991   ORONO                       MN    55364    SFD      7.000     6.250    $ 1,709.83    360     1-Oct-28   $    256,789.34
7213615   SAN JOSE                    CA    95119    SFD      7.250     6.250    $ 2,117.48    360     1-Oct-28   $    310,157.85
7213827   SAN DIEGO                   CA    92122    LCO      7.125     6.250    $ 2,230.01    360     1-Oct-28   $    330,735.30
7214009   SAN FRANCISCO               CA    94118    LCO      7.250     6.250    $ 2,906.07    360     1-Oct-28   $    425,667.68
7214105   PORTLAND                    OR    97209    HCO      7.000     6.250    $ 1,756.40    360     1-Oct-28   $    263,783.60
7214272   HELLERTOWN                  PA    18055    SFD      7.500     6.250    $ 1,945.21    360     1-Oct-28   $    277,993.54
7214398   MERCER ISLAND               WA    98040    SFD      7.125     6.250    $ 2,391.70    360     1-Oct-28   $    354,716.11
7215009   WOODBINE                    MD    21797    SFD      7.375     6.250    $ 1,906.26    360     1-Oct-28   $    275,789.99
7215019   REDWOOD CITY                CA    94065    PUD      6.875     6.250    $ 3,016.62    360     1-Oct-28   $    458,814.21
7215313   SAN DIEGO                   CA    92106    SFD      7.250     6.250    $ 2,319.40    360     1-Oct-28   $    339,734.77
7216046   BAINBRIDGE ISLAND           WA    98110    SFD      7.250     6.250    $ 2,394.44    360     1-Oct-28   $    350,726.19
7217648   SEATTLE                     WA    98107    LCO      6.875     6.250    $   656.93    360     1-Oct-28   $     99,915.99
7217910   PARK CITY                   UT    84060    SFD      7.250     6.250    $ 2,660.49    360     1-Oct-28   $    389,695.76
7218198   EVERGREEN                   CO    80439    SFD      7.250     6.250    $ 1,609.94    360     1-Oct-28   $    235,815.89
7218277   KIRKLAND                    WA    98033    SFD      7.000     6.250    $ 1,643.30    360     1-Oct-28   $    246,797.53
7220824   HERRIMAN                    UT    84065    SFD      7.375     6.250    $ 1,933.89    360     1-Oct-28   $    279,786.94
7220908   ENGLEWOOD                   CO    80111    PUD      7.375     6.250    $ 2,193.93    360     1-Oct-28   $    317,408.29
7221395   SAN JOSE                    CA    95123    PUD      7.250     6.250    $ 1,893.04    360     1-Oct-28   $    277,283.52
7221681   KAYSVILLE                   UT    84037    SFD      7.500     6.250    $ 1,950.81    360     1-Oct-28   $    278,792.94
7224429   BATH                        OH    44210    SFD      7.250     6.250    $ 2,302.35    360     1-Oct-28   $    337,236.71
7224675   STEAMBOAT SPRINGS           CO    80477    SFD      7.125     6.250    $ 2,021.16    360     1-Nov-28   $    300,000.00
7225475   LOOMIS                      CA    95650    SFD      7.000     6.250    $ 1,736.44    360     1-Oct-28   $    260,786.06
7226089   MARBLEHEAD                  MA    01945    SFD      7.250     6.250    $ 6,821.76    360     1-Oct-28   $    999,219.91
7226111   SOUTH BARRINGTON            IL    60061    SFD      7.250     6.250    $ 2,646.84    360     1-Oct-28   $    387,697.33
7226404   SAN DIEGO                   CA    92127    SFD      7.625     6.250    $ 1,840.26    360     1-Oct-28   $    259,811.82
7227379   GROSSE POINTE FAR           MI    48236    SFD      7.125     6.250    $ 1,610.86    360     1-Oct-28   $    238,908.80
7228341   COLLEYVILLE                 TX    76034    SFD      7.250     6.250    $ 1,719.08    360     1-Oct-28   $    251,803.42
7228770   GLENCOE                     IL    60022    SFD      7.250     6.250    $ 2,165.91    360     1-Oct-28   $    317,252.32
7228852   CUPERTINO                   CA    95014    SFD      6.875     6.250    $ 1,911.66    360     1-Oct-28   $    290,717.19
7229786   ISSAQUAH                    WA    98027    SFD      7.250     6.250    $ 1,725.91    360     1-Oct-28   $    252,802.63
7230094   MOORPARK                    CA    93021    SFD      7.625     6.250    $ 1,679.59    360     1-Oct-28   $    237,128.25
7230990   S SAN FRANCISCO             CA    94080    SFD      6.875     6.250    $ 1,681.74    360     1-Oct-28   $    255,684.93
7231322   WOODINVILLE                 WA    98072    SFD      7.125     6.250    $ 2,836.35    360     1-Oct-28   $    420,663.34
7231625   SCOTTSDALE                  AZ    85259    SFD      7.250     6.250    $ 2,182.96    360     1-Oct-28   $    319,750.37
7231842   ANDOVER                     MA    01810    SFD      7.000     6.250    $ 2,361.82    360     1-Oct-28   $    354,709.01
7233480   SAN GABRIEL                 CA    91775    SFD      7.250     6.250    $ 2,401.26    360     1-Oct-28   $    351,725.41
7234021   PLEASANTON                  CA    94566    SFD      6.625     6.250    $ 2,124.87    360     1-Oct-28   $    331,557.22
7235647   NEWPORT BEACH               CA    92660    SFD      6.750     6.250    $ 3,275.42    360     1-Oct-28   $    504,565.21
7235910   TRUCKEE                     CA    96161    PUD      7.125     6.250    $ 1,801.86    360     1-Oct-28   $    267,236.12
7236971   MORGAN HILL                 CA    95037    SFD      6.750     6.250    $ 2,853.31    360     1-Oct-28   $    439,541.24
7237186   WEST BLOOMFIELD             MI    48322    SFD      6.625     6.250    $ 2,023.38    360     1-Oct-28   $    315,721.20
7237894   CORONADO                    CA    92118    SFD      7.250     6.250    $ 6,003.15    360     1-Oct-28   $    879,313.52
7237897   ORANGE                      CA    92869    SFD      7.375     6.250    $ 2,530.98    360     1-Oct-28   $    366,171.16
7239676   EDEN PRAIRIE                MN    55344    SFD      7.000     6.250    $ 1,949.34    360     1-Oct-28   $    292,759.83
7249129   DENVER                      CO    80209    SFD      7.250     6.250    $ 1,364.35    360     1-Oct-28   $    199,843.98
7259149   CARY                        NC    27511    SFD      7.125     6.250    $ 1,683.29    360     1-Oct-28   $    249,650.19
7277007   ARLINGTON                   VA    22201    SFD      7.000     6.250    $ 1,603.38    360     1-Oct-28   $    240,802.45
7285251   LONGMONT                    CO    80501    SFD      6.625     6.250    $ 2,013.14    360     1-Oct-28   $    314,122.61

                                                                                                                  $752,236,952.32

  (i)           (ii)                  (x)     (xi)      (xii)    (xiii)    (xiv)     (xv)     (xvi)
--------  -----------------          -----   -------  ---------  -------  --------  -------  --------

MORTGAGE                                              MORTGAGE             T.O.P.   MASTER    FIXED
  LOAN                                                INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
 NUMBER         CITY                  LTV    SUBSIDY    CODE       FEE      LOAN      FEE     YIELD
--------  -----------------          -----   -------  ---------  -------  --------  -------  --------
4671778   LIVINGSTON                 66.46                        0.250              0.017    0.608
4688300   STOCKTON                   90.00               33       0.250              0.017    1.233
4695601   SAN CLEMENTE               79.99                        0.250              0.017    0.358
4696077   FREMONT                    75.00                        0.250              0.017    1.083
4698927   CROSS RIVER                74.23                        0.250              0.017    0.858
4708317   MAGNOLIA                   77.04                        0.250              0.017    0.733
4713783   SOUTH MILLBURN TOWNSHIP    58.82                        0.250              0.017    0.733
4715222   OAK HILL                   64.04                        0.250              0.017    0.733
4718590   WESTWOOD                   90.00               01       0.250              0.017    1.233
4718601   LUDLOW                     78.35                        0.250              0.017    0.733
4726262   RIDGEWOOD                  80.00                        0.250              0.017    0.858
4734448   REDWOOD CITY               64.81                        0.250              0.017    0.358
4739487   WHITE PLAINS               58.48                        0.250              0.017    1.108
4739993   NEW HOPE                   80.00                        0.250              0.017    0.358
4747953   RANDOLPH TOWNSHIP          80.00                        0.250              0.017    0.733
4750258   HAMPTON                    90.00               06       0.250              0.017    0.983
4752654   NEW HOPE                   95.00               17       0.250              0.017    1.108
4759760   CROSS RIVER                80.00                        0.250              0.017    0.233
4761556   CLARKSTON                  90.00               01       0.250              0.017    1.108
4762033   SARATOGA                   63.86                        0.250              0.017    0.483
4762842   KIRKLAND                   52.22                        0.250              0.017    0.858
4764069   GREAT FALLS                75.00                        0.250              0.017    0.608
4767686   CHEVY CHASE                80.00                        0.250              0.017    0.608
4768311   KILLINGWORTH               90.00               33       0.250              0.017    0.733
4771842   ALEXANDRIA                 95.00               11       0.250              0.017    0.483
4773074   OAKLAND                    69.70                        0.250              0.017    0.983
4773715   KINDERHOOK                 89.99               33       0.250              0.017    0.733
4774874   CRYSTAL BEACH              71.95                        0.250              0.017    0.608
4777893   O'FALLON                   85.28               01       0.250              0.017    0.983
4780767   SEYMOUR                    90.00               01       0.250              0.017    0.858
4780926   MONROE                     78.30                        0.250              0.017    0.483
4784655   SUMNER                     79.23                        0.250              0.017    0.733
4785109   GLEN ROCK BOROUGH          90.00               11       0.250              0.017    0.858
4786195   SANTA CLARA                60.53                        0.250              0.017    0.858
4787875   WAKE FOREST                84.85               24       0.250              0.017    0.858
4788331   GLEN RIDGE                 90.00               06       0.250              0.017    0.733
4788425   SLOATSBURG                 75.00                        0.250              0.017    0.983
4789803   CASTRO VALLEY              80.00                        0.250              0.017    0.858
4789903   WESTFIELD                  52.76                        0.250              0.017    0.983
4790239   BRIDGEWATER                73.06                        0.250              0.017    0.358
4790717   LAKE ST.LOUIS              83.80               01       0.250              0.017    1.108
4791534   BATON ROUGE                72.26                        0.250              0.017    0.858
4796643   SOUTHLAKE                  80.00                        0.250              0.017    0.858
4797039   BRANCHBURG TOWNSHIP        92.59               06       0.250              0.017    1.108
4797825   WASHINGTON                 79.31                        0.250              0.017    0.983
4798099   BASKING RIDGE              58.14                        0.250              0.017    0.483
4798369   FLOWER MOUND               59.83                        0.250              0.017    0.983
4798647   KANSAS CITY                88.68               01       0.250              0.017    0.858
4798824   BROOKFIELD                 57.50                        0.250              0.017    0.858
4799876   BROOKLINE                  44.43                        0.250              0.017    0.858
4799990   CINCINNATI                 71.45                        0.250              0.017    0.608
4800320   PACIFIC PALASADES AREA     61.23                        0.250              0.017    0.733
4801501   BAYSIDE                    66.67                        0.250              0.017    0.358
4801696   NEW YORK                   80.00                        0.250              0.017    0.483
4802206   WESTERVILLE                94.55               12       0.250              0.017    1.108
4802496   ELK RIVER                  95.00               06       0.250              0.017    0.983
4802655   NEW CITY                   69.58                        0.250              0.017    0.858
4803884   GLEN ROCK                  89.08               17       0.250              0.017    0.858
4804706   PALO ALTO                  72.17                        0.250              0.017    1.108
4805316   BONITA SPRINGS             89.98               33       0.250              0.017    1.233
4805389   TERRACE PARK               79.00                        0.250              0.017    0.858
4806172   HUNTINGTON BEACH           79.78                        0.250              0.017    0.858
4806332   MARIETTA                   81.64               11       0.250              0.017    0.733
4807221   ALPHARETTA                 63.91                        0.250              0.017    0.608
4807288   DOWNERS GROVE              85.00               01       0.250              0.017    0.858
4807440   SCARSDALE                  80.00                        0.250              0.017    0.608
4808186   CHATHAM                    80.00                        0.250              0.017    0.608
4808553   MADISON                    95.00               12       0.250              0.017    0.858
4808734   MORGAN HILL                62.37                        0.250              0.017    0.233
4809164   DANVILLE                   60.20                        0.250              0.017    0.858
4811754   PASADENA                   74.47                        0.250              0.017    0.983
4812023   TOWNSHIP OF BRIDGEWATER    74.63                        0.250              0.017    0.983
4812033   ALEXANDRIA                 89.47               06       0.250              0.017    1.358
4814085   EAGAN                      80.00                        0.250              0.017    0.733
4814786   BRONXVILLE                 68.01                        0.250              0.017    0.000
4815160   COLUMBIA                   89.38               13       0.250              0.017    0.733
4815367   ASTORIA                    67.08                        0.250              0.017    0.983
4815578   WOODSTOCK                  79.99                        0.250              0.017    0.483
4815612   SILVER SPRINGS             80.00                        0.250              0.017    0.858
4815762   NAPERVILLE                 70.97                        0.250              0.017    0.733
4816273   ALAMO                      67.46                        0.250              0.017    0.858
4816366   LAWRENCE                   69.74                        0.250              0.017    0.733
4816481   SAN JOSE                   69.98                        0.250              0.017    0.358
4817886   YORKTOWN HEIGHTS           80.00                        0.250              0.017    0.858
4817891   SOUTHLAKE                  79.76                        0.250              0.017    0.733
4817898   BURBANK                    67.81                        0.250              0.017    0.483
4818322   OAK HILL                   74.98                        0.250              0.017    0.733
4818711   BROOKLYN                   80.00                        0.250              0.017    0.983
4818832   MILL VALLEY                60.67                        0.250              0.017    0.983
4819001   MARLBORO                   71.43                        0.250              0.017    0.858
4819253   WASHINGTON TOWNSHIP        59.52                        0.250              0.017    0.858
4819299   CARMEL                     75.06                        0.250              0.017    0.858
4819349   BALLWIN                    80.00                        0.250              0.017    0.608
4819477   SHORELINE                  52.29                        0.250              0.017    0.483
4819483   SCARSDALE                  75.00                        0.250              0.017    0.983
4819714   CARLSBAD                   78.38                        0.250              0.017    1.233
4819957   SMITHTOWN                  89.82               33       0.250              0.017    1.233
4819979   COTO DE CAZA               68.97                        0.250              0.017    0.608
4820062   SAN DIEGO                  79.23                        0.250              0.017    0.858
4820073   HUNTINGTON BEACH           80.00                        0.250              0.017    0.483
4820173   ROWLAND HEIGHTS            79.99                        0.250              0.017    0.608
4820235   ANAHEIM                    90.00               13       0.250              0.017    0.608
4820385   CASTRO VALLEY              79.98                        0.250              0.017    0.983
4820397   SAN JOSE                   79.99                        0.250              0.017    0.858
4820416   SAN CLEMENTE               80.00                        0.250              0.017    0.233
4820419   MOUNTAIN VIEW              90.00               33       0.250              0.017    0.733
4820432   ANAHEIM                    73.03                        0.250              0.017    0.608
4820482   ROGERS                     69.97                        0.250              0.017    0.733
4820638   CARDIFF BY THE SEA         80.00                        0.250              0.017    0.858
4820787   SIMI VALLEY                79.99                        0.250              0.017    0.733
4820818   HUNTINGTON STATION         75.00                        0.250              0.017    1.233
4820949   RANCHO SANTA FE            52.00                        0.250              0.017    0.733
4821283   ALEXANDRIA                 80.00                        0.250              0.017    0.983
4821454   SOLANA BEACH               49.34                        0.250              0.017    0.608
4821517   DAUPHIN ISLAND             76.14                        0.250              0.017    0.733
4821688   ANKENY                     80.00                        0.250              0.017    0.733
4822170   TRABUCO CANYON             95.00               33       0.250              0.017    0.858
4822350   CITY OF RYE                52.72                        0.250              0.017    0.608
4822448   RIDGEWOOD                  87.24               17       0.250              0.017    0.733
4822478   BIG BEAR LAKE              89.39               01       0.250              0.017    0.483
4822513   LINCOLN                    77.36                        0.250              0.017    0.608
4823458   MAPLE GROVE                90.00               01       0.250              0.017    0.608
4823659   POUND RIDGE                58.43                        0.250              0.017    0.733
4823830   WOLVERINE LAKE             87.03               17       0.250              0.017    1.108
4823911   LARGO                      90.00               12       0.250              0.017    0.608
4823954   LOS ANGELES                66.90                        0.250              0.017    0.858
4824392   CHULA VISTA                95.00               17       0.250              0.017    1.108
4824517   IOWA CITY                  78.62                        0.250              0.017    0.733
4824590   OJAI                       80.00                        0.250              0.017    0.733
4824705   BERKELEY                   69.27                        0.250              0.017    0.483
4825269   SAN JOSE                   54.00                        0.250              0.017    1.233
4825703   ATLANTIC BEACH             85.00               17       0.250              0.017    1.233
4825965   TRUMBULL                   80.00                        0.250              0.017    0.233
4826024   SUMMERLAND KEY             69.15                        0.250              0.017    0.733
4826049   CALIFORNIA                 90.00               33       0.250              0.017    0.733
4826419   RENTON                     79.99                        0.250              0.017    0.733
4826427   GRESHAM                    90.00               01       0.250              0.017    0.733
4826527   BEL AIR                    80.00                        0.250              0.017    0.483
4826578   TORRANCE                   80.00                        0.250              0.017    1.358
4826595   ARCADIA                    90.00               06       0.250              0.017    1.358
4827095   ROLLING HILLS ESTATES      85.71               11       0.250              0.017    1.233
4827311   WESTON                     80.00                        0.250              0.017    0.733
4827367   RANCHO PALOS VERDES        89.93               11       0.250              0.017    1.108
4827719   ROCKVILLE                  77.61                        0.250              0.017    1.108
4827923   BLOOMFIELD HILLS           70.00                        0.250              0.017    0.858
4827967   ALPHARETTA                 69.99                        0.250              0.017    0.733
4828119   HO HO KUS                  80.00                        0.250              0.017    0.983
4828132   PERKASIE                   88.48               06       0.250              0.017    0.858
4828407   MAPLEWOOD                  80.00                        0.250              0.017    0.858
4828876   NASHVILLE                  67.46                        0.250              0.017    0.858
4829208   NORTHPORT                  66.67                        0.250              0.017    1.108
4829213   PELHAM                     77.68                        0.250              0.017    0.733
4829261   SANTA CLARA                74.07                        0.250              0.017    1.108
4829324   SHREWSBURY                 64.92                        0.250              0.017    0.608
4829328   BRAINTREE                  89.29               01       0.250              0.017    1.108
4829356   DALLAS                     80.00                        0.250              0.017    0.733
4829403   MORRISTOWN                 78.95                        0.250              0.017    0.858
4829534   SYLMAR                     76.67                        0.250              0.017    1.358
4829645   GARDEN GROVE               80.00                        0.250              0.017    0.983
4829787   TRABUCO CANYON             67.50                        0.250              0.017    0.483
4829801   TUSTIN                     80.00                        0.250              0.017    0.858
4829873   SCOTTSDALE                 95.00               06       0.250              0.017    0.000
4829876   EDEN PRAIRIE               80.00                        0.250              0.017    0.983
4830059   FRANKFORT                  87.36               01       0.250              0.017    0.733
4830067   DALLAS                     64.97                        0.250              0.017    0.858
4830129   CHATSWORTH                 80.00                        0.250              0.017    0.608
4830190   SAN JOSE                   80.00                        0.250              0.017    0.858
4830227   SAN DIEGO                  80.00                        0.250              0.017    0.883
4830252   MONROVIA                   80.00                        0.250              0.017    0.833
4830275   COLD SPRING HARBOR         62.18                        0.250              0.017    0.358
4830322   BEDFORD                    69.41                        0.250              0.017    0.358
4830369   NEW YORK                   50.00                        0.250              0.017    0.483
4830388   LONGWOOD                   73.51                        0.250              0.017    0.858
4830488   GILROY                     78.88                        0.250              0.017    1.083
4830495   DALLAS                     80.05               17       0.250              0.017    0.608
4830517   MANHATTAN BEACH            80.00                        0.250              0.017    0.833
4830658   GOLETA                     75.69                        0.250              0.017    0.783
4830672   SAN LUIS OBISPO            80.00                        0.250              0.017    1.033
4830757   EASTON                     69.92                        0.250              0.017    0.983
4830789   SOLANA BEACH               39.85                        0.250              0.017    0.983
4830824   MOUNTAIN VIEW              80.00                        0.250              0.017    0.633
4830842   LARCHMONT                  74.98                        0.250              0.017    1.133
4830847   SAN MATEO                  80.00                        0.250              0.017    0.733
4830937   DANA POINT                 80.00                        0.250              0.017    0.783
4830948   PORT WASHINGTON            79.78                        0.250              0.017    0.383
4830976   SAN JOSE                   78.46                        0.250              0.017    0.783
4831217   CORONA                     90.00               17       0.250              0.017    1.108
4831232   CHESTER                    69.05                        0.250              0.017    0.608
4831238   ISSAQUAH                   79.99                        0.250              0.017    0.858
4831462   HUNTINGTON                 77.94                        0.250              0.017    0.983
4831555   ELMHURST                   94.23               12       0.250              0.017    1.233
4831922   NEW ALBANY                 63.73                        0.250              0.017    0.608
4831943   LINCOLN                    80.00                        0.250              0.017    0.483
4831974   NEWBURY PARK               80.00                        0.250              0.017    0.883
4832048   BROOKLYN                   91.53               06       0.250              0.017    0.858
4832090   YORBA LINDA                80.00                        0.250              0.017    0.783
4832104   WEST HILLS                 78.84                        0.250              0.017    0.983
4832265   SAN MARTIN                 80.00                        0.250              0.017    0.933
4832322   DEERFIELD                  61.50                        0.250              0.017    0.883
4832332   MAPLE VALLEY               89.85               17       0.250              0.017    1.233
4832335   ENCINITAS                  67.08                        0.250              0.017    1.108
4832369   SAN JOSE                   77.42                        0.250              0.017    1.033
4832410   MANHATTAN BEACH            34.66                        0.250              0.017    0.858
4832522   BORING                     90.00               11       0.250              0.017    0.883
4832558   ESCONDIDO                  95.00               11       0.250              0.017    1.283
4832559   MONROVIA                   80.00                        0.250              0.017    0.858
4832604   VERNON HILLS               65.00                        0.250              0.017    0.983
4832605   FISHERS ISLAND             60.00                        0.250              0.017    0.000
4832636   LARCHMONT                  66.67                        0.250              0.017    0.108
4832647   RALEIGH                    80.00                        0.250              0.017    0.733
4832740   VALENCIA                   89.99               17       0.250              0.017    0.608
4832830   NEWCASTLE                  79.99                        0.250              0.017    0.858
4832925   RANDOLPH TOWNSHIP          79.49                        0.250              0.017    0.733
4832941   CHULA VISTA                80.00                        0.250              0.017    0.633
4832972   SAN PEDRO                  80.00                        0.250              0.017    0.783
4833104   LOS ANGELES                53.28                        0.250              0.017    0.983
4833120   LOS ANGELES                78.13                        0.250              0.017    1.083
4833220   RUMSON                     87.03               17       0.250              0.017    0.983
4833243   SAN CLEMENTE               75.15                        0.250              0.017    1.133
4833341   NORTH BABYLON              68.97                        0.250              0.017    0.983
4833395   SUDBURY                    77.14                        0.250              0.017    0.608
4833416   BONITA SPRINGS             36.30                        0.250              0.017    0.983
4833479   DENVER                     86.27               06       0.250              0.017    0.733
4833523   SCOTTSDALE                 80.00                        0.250              0.017    0.733
4833585   BARDONIA                   80.00                        0.250              0.017    0.608
4833602   SAN CLEMENTE               69.47                        0.250              0.017    0.858
4833626   DEMAREST                   54.22                        0.250              0.017    0.358
4833647   NEW PRAGUE                 75.38                        0.250              0.017    0.608
4833657   LAJOLLA                    69.16                        0.250              0.017    0.483
4833676   ANNANDALE                  90.00               11       0.250              0.017    0.483
4833698   SAN CARLOS                 80.00                        0.250              0.017    0.983
4833782   SAN GABRIEL                69.83                        0.250              0.017    0.883
4833816   GOLDENS BRIDGE             80.00                        0.250              0.017    0.858
4833830   MOUNT AIRY                 85.96               11       0.250              0.017    0.733
4833924   VISTA                      80.00                        0.250              0.017    0.858
4833986   SAN JUAN CAPISTRANO        80.00                        0.250              0.017    1.083
4833997   RICHMOND                   80.00                        0.250              0.017    0.733
4834092   TUCSON                     80.00                        0.250              0.017    0.483
4834095   FALL CREEK                 70.00                        0.250              0.017    0.608
4834103   MOUNTAIN VIEW              59.38                        0.250              0.017    0.858
4834330   SPRINGFIELD                89.55               11       0.250              0.017    0.733
4834411   SANTA CLARITA              80.00                        0.250              0.017    0.858
4834441   LONG BEACH                 90.00               17       0.250              0.017    0.983
4834661   NEWHALL                    58.18                        0.250              0.017    0.483
4834900   HAYDEN                     78.68                        0.250              0.017    0.608
4835320   SAN PEDRO                  80.00                        0.250              0.017    0.858
4835451   BROOKLYN                   80.00                        0.250              0.017    0.358
4835519   NEW CANAAN                 64.00                        0.250              0.017    0.483
4835649   CHASKA                     77.78                        0.250              0.017    0.733
4835826   WOODBURY                   80.00                        0.250              0.017    0.858
4835988   WHITE PLAINS               73.56                        0.250              0.017    0.858
4836012   GRANTS PASS                77.54                        0.250              0.017    0.483
4836023   HIGHLAND VILLAGE           79.99                        0.250              0.017    0.608
4836457   LAS VEGAS                  80.00                        0.250              0.017    0.733
4836468   EL CAJON                   80.00                        0.250              0.017    0.733
4836479   HUNTINGTON BEACH           90.00               01       0.250              0.017    1.358
4836825   JONESBORO                  82.64               13       0.250              0.017    0.483
4837031   LOS ANGELES                73.55                        0.250              0.017    0.358
4837171   CAMPBELL                   77.11                        0.250              0.017    0.483
4837614   CENTREVILLE                84.81               17       0.250              0.017    0.733
4837703   PRUNEDALE                  79.80                        0.250              0.017    0.983
4837832   ANAHEIM                    88.85               06       0.250              0.017    0.358
4838328   VIRGINIA BEACH             82.15               11       0.250              0.017    1.108
4838362   FAYETTEVILLE               80.00                        0.250              0.017    0.733
4838493   HIGHLAND MILLS             49.02                        0.250              0.017    0.858
4838525   BAYSIDE                    78.95                        0.250              0.017    0.483
4838796   BIG PINE KEY               80.00                        0.250              0.017    0.608
4838814   TRAVERSE CITY              70.00                        0.250              0.017    1.233
4838928   SCITUATE                   68.00                        0.250              0.017    0.733
4838945   IRVINE                     89.90               17       0.250              0.017    0.858
4839113   LEXINGTON                  52.52                        0.250              0.017    0.858
4839175   LA VERNE                   77.43                        0.250              0.017    0.733
4839201   MANHATTAN BEACH            67.35                        0.250              0.017    0.858
4839213   ISSAQUAH                   85.00               11       0.250              0.017    1.108
4839309   SHORT HILLS                80.00                        0.250              0.017    0.733
4839367   ALISO VIEJO                80.00                        0.250              0.017    0.733
4839373   MANSFIELD                  77.68                        0.250              0.017    0.733
4839575   GLASTONBURY                79.47                        0.250              0.017    1.108
4839863   PORTLAND                   51.72                        0.250              0.017    0.733
4839880   ROCHESTER HILLS            74.69                        0.250              0.017    0.733
4839923   WINDERMERE                 80.00                        0.250              0.017    0.858
4839927   ORLANDO                    72.84                        0.250              0.017    0.858
4840139   SAN JOSE                   68.86                        0.250              0.017    0.983
4840141   WEST DES MOINES            77.00                        0.250              0.017    0.608
4840185   YORBA LINDA                95.00               06       0.250              0.017    0.608
4840216   SEATTLE                    60.00                        0.250              0.017    0.858
4840654   SCHAUMBURG                 75.76                        0.250              0.017    0.733
4840669   MARLBORO                   90.00               17       0.250              0.017    0.858
4840762   NEPTUNE                    74.99                        0.250              0.017    0.858
4840796   HUNTINGTON BEACH           78.39                        0.250              0.017    0.983
4840810   MCKINLEYVILLE              80.00                        0.250              0.017    0.608
4840958   LOS OSOS                   69.99                        0.250              0.017    1.233
4841285   DEL MAR                    78.00                        0.250              0.017    0.608
4841553   ORIENT                     74.85                        0.250              0.017    0.483
4841604   SAN JOSE                   68.13                        0.250              0.017    0.733
4841629   CAMBRIDGE                  29.64                        0.250              0.017    0.483
4841674   NEW YORK                   50.00                        0.250              0.017    0.733
4841804   LOUISVILLE                 73.72                        0.250              0.017    0.358
4841837   LEESBURG                   80.00                        0.250              0.017    0.983
4841844   ATLANTA                    69.97                        0.250              0.017    0.733
4841882   RIDGEWOOD                  65.08                        0.250              0.017    0.733
4841956   PLANO                      80.00                        0.250              0.017    0.483
4841957   LOS GATOS                  75.70                        0.250              0.017    0.483
4842181   EAST ROCKAWAY              80.00                        0.250              0.017    0.358
4842345   THOUSAND OAKS              80.00                        0.250              0.017    0.983
4842422   SEATTLE                    89.68               11       0.250              0.017    0.733
4842430   DALLAS                     53.69                        0.250              0.017    0.733
4842474   FOSTER CITY                80.00                        0.250              0.017    0.858
4842484   MARIETTA                   76.18                        0.250              0.017    0.608
4842523   GRAND HAVEN                79.12                        0.250              0.017    1.108
4842630   GAITHERSBURG               73.48                        0.250              0.017    0.733
4843073   SANTEE                     79.97                        0.250              0.017    1.233
4843084   POMPANO BEACH              89.29               06       0.250              0.017    0.983
4843168   SEAL BEACH                 89.99               33       0.250              0.017    0.608
4843235   CARLSBAD                   80.00                        0.250              0.017    0.483
4843356   BARNEGAT LIGHT             80.00                        0.250              0.017    0.983
4843424   ARLINGTON HEIGHTS          69.11                        0.250              0.017    0.483
4843464   SAN JOSE                   44.18                        0.250              0.017    0.108
4843588   CUPERTINO                  59.76                        0.250              0.017    0.858
4843734   FOREST HILLS               80.00                        0.250              0.017    1.108
4843786   BEND                       66.47                        0.250              0.017    0.733
4843792   AUROA                      80.00                        0.250              0.017    0.608
4843836   WOODBURY                   68.07                        0.250              0.017    0.358
4844196   SEATTLE                    80.00                        0.250              0.017    0.608
4844267   KATY                       90.00               17       0.250              0.017    0.608
4844316   SPICEWOOD                  80.00                        0.250              0.017    0.358
4844373   OAK PARK                   80.00                        0.250              0.017    0.733
4844455   BIRMINGHAM                 45.00                        0.250              0.017    0.733
4844693   RESTON                     90.00               06       0.250              0.017    0.608
4844699   BOCA RATON                 95.00               33       0.250              0.017    0.858
4844770   VIOLA                      76.31                        0.250              0.017    0.608
4844809   ANDOVER                    60.36                        0.250              0.017    0.983
4844810   WARREN                     54.28                        0.250              0.017    0.483
4844998   RANCHO SANTA               78.26                        0.250              0.017    0.983
4845167   GROSSE POINTE PARK         80.00                        0.250              0.017    0.733
4845204   ROCKVILLE                  89.66               17       0.250              0.017    0.483
4845216   MENLO PARK                 75.00                        0.250              0.017    0.858
4845218   MORGAN HILL                80.00                        0.250              0.017    1.108
4845235   SANTA CLARA                80.00                        0.250              0.017    1.108
4845253   OAK PARK                   74.07                        0.250              0.017    0.733
4845337   LEBANON                    90.00               11       0.250              0.017    0.983
4845609   SOUTHAMPTON                54.02                        0.250              0.017    1.108
4845628   FREMONT                    85.00               17       0.250              0.017    0.983
4845713   THE PLAINS                 75.00                        0.250              0.017    0.733
4845777   MOUNTAIN VIEW              63.14                        0.250              0.017    0.858
4845793   BROOKLYN                   70.00                        0.250              0.017    0.983
4845812   VISTA                      74.76                        0.250              0.017    0.733
4845850   GREAT NECK                 80.00                        0.250              0.017    0.358
4845895   GAITHERSBURG               80.00                        0.250              0.017    0.733
4845925   TORRANCE                   80.00                        0.250              0.017    0.608
4845937   DOYLESTOWN                 70.49                        0.250              0.017    0.000
4846018   RANCHO SANTA MARGARITA     79.17                        0.250              0.017    0.733
4846027   BENICIA                    79.98                        0.250              0.017    0.733
4846054   RICHBORO                   80.00                        0.250              0.017    0.858
4846130   SAN JOSE                   78.75                        0.250              0.017    0.983
4846139   BONSALL                    72.09                        0.250              0.017    1.108
4846303   SAN JOSE                   79.77                        0.250              0.017    0.608
4846369   MONTEBELLO                 90.00               12       0.250              0.017    0.858
4846372   HUNTINGTON STATION         80.00                        0.250              0.017    0.858
4846388   PORTLAND                   62.50                        0.250              0.017    0.733
4846527   SAN FRANCISCO              64.44                        0.250              0.017    0.983
4846701   THOUSAND OAKS              80.00                        0.250              0.017    0.858
4846703   ELLICOTT CITY              80.00                        0.250              0.017    0.858
4846729   BEDFORD                    90.00               12       0.250              0.017    1.108
4846821   WYCKOFF                    52.31                        0.250              0.017    0.358
4846831   GARDEN CITY                38.22                        0.250              0.017    0.733
4846988   PORTSMOUTH                 66.95                        0.250              0.017    0.733
4847020   SUNNYVALE                  80.00                        0.250              0.017    0.858
4847097   SAN FRANCISCO              80.00                        0.250              0.017    0.983
4847108   SOUTH SAN FRANCISCO        79.69                        0.250              0.017    0.733
4847184   BLUFFTON                   43.34                        0.250              0.017    0.733
4847186   GLENDORA                   78.74                        0.250              0.017    1.233
4847196   SAN JOSE                   80.00                        0.250              0.017    1.108
4847223   SAN FRANCISCO              80.00                        0.250              0.017    1.108
4847270   SANTA MONICA               70.42                        0.250              0.017    0.483
4847325   HILLSBOROUGH               90.00               12       0.250              0.017    1.108
4847335   ANAHEIM                    84.03               06       0.250              0.017    0.608
4847365   ALAMO                      54.51                        0.250              0.017    0.858
4847449   SEAFORD                    82.62               12       0.250              0.017    0.733
4847501   SAN JOSE                   57.52                        0.250              0.017    0.858
4847556   PASADENA                   80.00                        0.250              0.017    0.358
4847707   LOS GATOS                  48.28                        0.250              0.017    0.983
4847799   SCOTTSDALE                 75.00                        0.250              0.017    0.733
4847805   DUBLIN                     74.60                        0.250              0.017    0.858
4848245   SEATTLE                    80.00                        0.250              0.017    0.858
4848488   WEST LINN                  65.67                        0.250              0.017    0.233
4848681   WEST COVINA                66.67                        0.250              0.017    0.483
4848809   CINCINNATI                 80.00                        0.250              0.017    0.733
4848886   GRANITE BAY                77.21                        0.250              0.017    1.233
4848918   WASHINGTON                 79.88                        0.250              0.017    0.733
4849102   ALAMO                      80.00                        0.250              0.017    0.483
4849190   MONTVILLE                  80.00                        0.250              0.017    0.733
4849235   EL PASO                    80.00                        0.250              0.017    0.608
4849260   GARFIELD                   80.00                        0.250              0.017    0.733
4849328   LAKE FOREST                69.50                        0.250              0.017    0.608
4849449   SAN DIEGO                  80.00                        0.250              0.017    0.608
4849518   ARCADIA                    75.00                        0.250              0.017    0.483
4849555   MORAGA                     58.77                        0.250              0.017    0.483
4849721   MOORPARK                   80.00                        0.250              0.017    0.983
4849724   URBANDALE                  80.00                        0.250              0.017    0.858
4849754   STATEN ISLAND              88.51               17       0.250              0.017    1.233
4849801   FAIRFAX                    94.99               13       0.250              0.017    0.483
4849826   VISALIA                    89.51               17       0.250              0.017    0.858
4849870   STINSON BEACH              60.63                        0.250              0.017    0.858
4849949   LAYTON                     75.00                        0.250              0.017    0.733
4850000   ALBUQUERQUE                78.21                        0.250              0.017    0.858
4850016   NAPA                       77.71                        0.250              0.017    0.858
4850064   NORTH MIAMI BEACH          80.00                        0.250              0.017    0.733
4850328   BOSTON                     80.00                        0.250              0.017    0.858
4850472   COTO DE CAZA               66.55                        0.250              0.017    0.983
4850474   SUFFIELD                   90.00               33       0.250              0.017    1.108
4850592   MISSION VIEJO              75.71                        0.250              0.017    0.483
4850606   SOLANA BEACH               80.00                        0.250              0.017    0.358
4850690   WATSONVILLE                75.00                        0.250              0.017    1.233
4850709   MORGAN HILL                66.38                        0.250              0.017    0.733
4850795   HILTON HEAD ISLAND         52.61                        0.250              0.017    0.858
4850877   MARTINEZ                   87.51               11       0.250              0.017    0.858
4850940   OLMSTED TOWNSHIP           79.67                        0.250              0.017    0.608
4850987   MOUNT LAUREL               75.00                        0.250              0.017    0.983
4851018   POTOMAC                    60.00                        0.250              0.017    0.858
4851105   FRANKLIN                   79.99                        0.250              0.017    0.483
4851147   SOMERS                     76.73                        0.250              0.017    0.358
4851157   DUVALL                     80.00                        0.250              0.017    0.858
4851187   CAVE CREEK                 90.00               06       0.250              0.017    0.858
4851190   NASHVILLE                  64.46                        0.250              0.017    0.358
4851215   ANCHORAGE                  80.00                        0.250              0.017    0.733
4851260   EDMONDS                    67.53                        0.250              0.017    0.733
4851307   ALPHARETTA                 89.47               17       0.250              0.017    0.233
4851345   NAPLES                     80.00                        0.250              0.017    0.733
4851406   EUGENE                     48.08                        0.250              0.017    0.858
4851410   EUGENE                     80.00                        0.250              0.017    0.858
4851443   MUKILTEO                   80.00                        0.250              0.017    0.608
4851573   ARNOLD                     75.00                        0.250              0.017    0.858
4851741   PLYMOUTH                   88.71               17       0.250              0.017    0.608
4851780   MANHASSET                  47.62                        0.250              0.017    0.733
4851835   SARATOGA                   56.84                        0.250              0.017    0.733
4851872   FISHERS                    79.67                        0.250              0.017    0.858
4851909   ANNAPOLIS                  80.00                        0.250              0.017    0.608
4852106   PLANO                      77.33                        0.250              0.017    0.483
4852165   HIGHLAND PARK              48.50                        0.250              0.017    0.733
4852167   OAKLAND                    80.00                        0.250              0.017    0.358
4852285   SAN FRANCISCO              89.12               06       0.250              0.017    0.358
4852444   ALEXANDRIA                 68.21                        0.250              0.017    0.483
4852454   NASHVILLE                  55.60                        0.250              0.017    0.483
4852508   LOS GATOS                  80.00                        0.250              0.017    0.983
4852553   LEXINGTON                  49.11                        0.250              0.017    0.858
4852641   SCOTTSDALE                 76.71                        0.250              0.017    1.108
4852644   CHINO HILLS                79.32                        0.250              0.017    0.983
4852747   PRINCETON                  35.48                        0.250              0.017    0.733
4852801   SEASIDE PARK               89.38               17       0.250              0.017    0.858
4852840   KEY BISCAYNE               23.53                        0.250              0.017    0.983
4852857   SYRACUSE                   75.00                        0.250              0.017    0.733
4852956   SAN FRANCISCO              74.59                        0.250              0.017    0.483
4852971   WOODBURY                   79.12                        0.250              0.017    0.983
4853017   SOUTH RIDING               89.98               12       0.250              0.017    0.358
4853027   ASHBURN                    89.99               12       0.250              0.017    0.483
4853032   ELPASO                     58.84                        0.250              0.017    0.608
4853058   SIMI VALLEY                80.00                        0.250              0.017    0.983
4853173   SEATTLE                    80.00                        0.250              0.017    0.608
4853258   BODEGA BAY                 80.00                        0.250              0.017    0.733
4853431   MUTTONTOWN                 54.53                        0.250              0.017    0.108
4853445   BURLINGAME                 37.84                        0.250              0.017    0.983
4853468   SAINT HELENA               47.76                        0.250              0.017    0.733
4853546   EL CAJON                   75.94                        0.250              0.017    1.108
4853558   FREMONT                    40.00                        0.250              0.017    0.858
4853607   EXCELSIOR                  72.56                        0.250              0.017    0.608
4853673   TORRANCE                   80.00                        0.250              0.017    0.733
4853737   SAN FRANCISCO              84.92               33       0.250              0.017    1.233
4853931   CARLSBAD                   62.50                        0.250              0.017    1.108
4854010   LEMONT                     69.72                        0.250              0.017    0.733
4854056   LOS GATOS                  77.71                        0.250              0.017    1.108
4854076   CARLSBAD                   75.32                        0.250              0.017    0.983
4854299   LIVERMORE                  80.00                        0.250              0.017    0.983
4854350   REDMOND                    69.06                        0.250              0.017    0.483
4854463   HAILEY                     65.15                        0.250              0.017    0.483
4854464   FRANKLIN PARK              78.30                        0.250              0.017    0.983
4854557   HOUSTON                    65.93                        0.250              0.017    0.358
4854628   LONG BEACH                 68.70                        0.250              0.017    0.383
4854653   SAN CARLOS                 61.26                        0.250              0.017    1.108
4854675   PLANO                      70.42                        0.250              0.017    0.733
4854694   CUPERTINO                  58.86                        0.250              0.017    1.183
4854916   LA JOLLA                   64.89                        0.250              0.017    0.683
4854937   TORRANCE                   71.04                        0.250              0.017    0.883
4854950   SARATOGA                   42.86                        0.250              0.017    0.983
4854960   SANTA BARBARA              50.75                        0.250              0.017    1.133
4854967   STUDIO CITY                79.21                        0.250              0.017    0.733
4854973   UNION CITY                 65.75                        0.250              0.017    0.858
4855027   CASTRO VALLEY              75.79                        0.250              0.017    0.983
4855061   ORANGE                     65.64                        0.250              0.017    0.858
4855073   OCEANSIDE                  80.00                        0.250              0.017    0.983
4855109   LA PALMA                   66.38                        0.250              0.017    0.733
4855148   KINTNERSVILLE              80.00                        0.250              0.017    0.858
4855154   SPRING VALLEY              84.54               01       0.250              0.017    0.858
4855199   SAN MATEO                  69.69                        0.250              0.017    0.983
4855200   BRIDGEWATER                80.00                        0.250              0.017    0.858
4855211   SHREWSBURY                 80.00                        0.250              0.017    0.733
4855218   SPRINGDALE                 80.00                        0.250              0.017    0.733
4855232   IRVINE                     80.00                        0.250              0.017    1.108
4855247   SALINAS                    80.00                        0.250              0.017    0.858
4855272   LA MIRADA                  80.00                        0.250              0.017    0.608
4855273   SANTA BARBARA              80.00                        0.250              0.017    0.733
4855281   FARMINGTON                 68.08                        0.250              0.017    0.608
4855283   PORT WASHINGTON            80.00                        0.250              0.017    0.358
4855297   GLENDALE                   73.91                        0.250              0.017    1.358
4855307   NEWARK                     80.00                        0.250              0.017    0.858
4855326   HAINESPORT                 76.00                        0.250              0.017    0.358
4855348   FORT LAUDERDALE            80.00                        0.250              0.017    0.983
4855370   SWAMPSCOTT                 79.99                        0.250              0.017    0.483
4855371   ENCINITAS                  69.98                        0.250              0.017    0.783
4855375   ESCONDIDO                  80.00                        0.250              0.017    1.233
4855382   VISTA                      90.00               12       0.250              0.017    0.858
4855388   SPRING VALLEY              79.98                        0.250              0.017    0.858
4855397   HUNTINGTON BEACH           71.08                        0.250              0.017    0.733
4855399   SUNNYVALE                  73.56                        0.250              0.017    0.858
4855445   HENDERSON                  78.00                        0.250              0.017    0.983
4855519   SAN MARTIN                 77.73                        0.250              0.017    0.733
4855585   SANTA CRUZ                 70.14                        0.250              0.017    0.733
4855589   PLEASANTON                 80.00                        0.250              0.017    0.483
4855594   FREMONT                    64.20                        0.250              0.017    0.858
4855604   SAN JOSE                   90.00               13       0.250              0.017    0.733
4855634   SEATTLE                    75.00                        0.250              0.017    0.608
4855638   CARLSBAD                   94.97               12       0.250              0.017    1.233
4855650   SANTA BARBARA              38.30                        0.250              0.017    1.133
4855677   LOS GATOS                  76.36                        0.250              0.017    0.733
4855678   AURORA                     61.90                        0.250              0.017    0.733
4855684   HILLSBOROUGH               41.00                        0.250              0.017    0.533
4855697   AURORA                     84.53               17       0.250              0.017    0.733
4855719   PORTOLA VALLEY             32.10                        0.250              0.017    0.433
4855744   MANHATTAN BEACH            51.08                        0.250              0.017    0.733
4855850   OLDSMAR                    58.33                        0.250              0.017    0.483
4855871   LONG BEACH                 80.00                        0.250              0.017    0.733
4855906   SAN JOSE                   65.32                        0.250              0.017    0.358
4855907   AGOURA HILLS               90.00               01       0.250              0.017    0.883
4856007   LOS ANGELES                37.07                        0.250              0.017    0.358
4856014   SANTA ANA                  63.54                        0.250              0.017    0.858
4856055   VERO BEACH                 78.31                        0.250              0.017    0.733
4856063   MORGAN HILL                95.00               06       0.250              0.017    0.683
4856065   WESTON                     74.55                        0.250              0.017    0.358
4856125   LINCOLN                    59.21                        0.250              0.017    0.858
4856205   AGOURA HILLS               70.00                        0.250              0.017    0.608
4856210   HUNTINGTON BEACH           80.00                        0.250              0.017    0.833
4856231   CHINO HILLS                76.80                        0.250              0.017    0.858
4856238   SAN JOSE                   70.00                        0.250              0.017    0.858
4856249   CASTRO VALLEY              70.92                        0.250              0.017    0.383
4856276   MILL VALLEY                80.00                        0.250              0.017    0.983
4856285   BEVERLY HILLS              62.50                        0.250              0.017    0.983
4856313   LOS ANGELES                66.56                        0.250              0.017    1.358
4856341   NAPERVILLE                 72.50                        0.250              0.017    0.983
4856343   HILLSDALE                  80.00                        0.250              0.017    0.733
4856375   SAN DIEGO                  77.61                        0.250              0.017    1.033
4856474   WESTMINSTER                79.69                        0.250              0.017    0.858
4856484   RICHBORO                   79.36                        0.250              0.017    0.108
4856528   TERREL HILLS               75.73                        0.250              0.017    0.733
4856565   SANDY                      74.92                        0.250              0.017    0.608
4856610   ARVADA                     79.60                        0.250              0.017    0.858
4856643   OJAI                       80.00                        0.250              0.017    0.733
4856644   EL GRANADA                 61.36                        0.250              0.017    0.983
4856683   WOODINVILLE                53.50                        0.250              0.017    0.733
4856718   BELLEVUE                   80.00                        0.250              0.017    0.608
4856830   SAN JOSE                   72.14                        0.250              0.017    0.733
4856847   CHAPPAQUA                  90.00               11       0.250              0.017    0.858
4856878   TORRANCE                   80.00                        0.250              0.017    0.608
4856923   PAWLEYS ISLAND             90.00               33       0.250              0.017    1.233
4856996   HAYWARD                    73.65                        0.250              0.017    1.108
4857014   FAIRFAX                    74.56                        0.250              0.017    0.858
4857026   ARCADIA                    64.20                        0.250              0.017    0.983
4857124   SCOTTSDALE                 80.00                        0.250              0.017    0.733
4857128   LAWRENCE                   65.41                        0.250              0.017    0.608
4857166   CARMEL                     78.52                        0.250              0.017    0.733
4857202   VISALIA                    80.00                        0.250              0.017    0.733
4857246   OLYMPIA                    81.61               06       0.250              0.017    0.608
4857266   HOLMDEL                    80.00                        0.250              0.017    0.983
4857282   PALM BEACH GARDENS         50.00                        0.250              0.017    0.733
4857474   BEDFORD                    70.00                        0.250              0.017    0.983
4857491   NEW YORK                   80.00                        0.250              0.017    0.608
4857514   CHESTERFIELD               80.00                        0.250              0.017    0.733
4857609   CUPERTINO                  66.67                        0.250              0.017    0.608
4857615   SONOMA                     41.94                        0.250              0.017    0.483
4857653   SAN JOSE                   80.00                        0.250              0.017    0.608
4857656   LOS ANGELES                56.18                        0.250              0.017    0.983
4857663   WALNUT CREEK               80.00                        0.250              0.017    1.233
4857705   REDMOND                    79.23                        0.250              0.017    0.608
4857777   PETALUMA                   80.00                        0.250              0.017    0.483
4857812   LA MESA                    80.00                        0.250              0.017    0.633
4857834   YORBA LINDA                80.00                        0.250              0.017    0.383
4857916   SANTA CLARA                52.71                        0.250              0.017    0.983
4857936   BRENTWOOD                  80.00                        0.250              0.017    0.733
4857986   MADISON                    90.00               01       0.250              0.017    0.733
4858037   BEVERLY HILLS              60.00                        0.250              0.017    0.733
4858041   PENFIELD                   73.21                        0.250              0.017    0.608
4858059   TORRANCE                   47.56                        0.250              0.017    0.983
4858081   HACIENDA HEIGHTS           70.00                        0.250              0.017    0.733
4858092   WYCKOFF                    61.54                        0.250              0.017    0.733
4858102   WYCKOFF                    78.57                        0.250              0.017    0.733
4858147   LOS GATOS                  53.60                        0.250              0.017    0.483
4858198   HUNTINGTON BEACH           31.54                        0.250              0.017    0.733
4858201   REDWOOD CITY               77.17                        0.250              0.017    0.983
4858507   DARIEN                     75.00                        0.250              0.017    0.108
4858517   FREMONT                    62.15                        0.250              0.017    0.733
4858542   BUENA PARK                 94.92               11       0.250              0.017    0.733
4858543   KIRKLAND                   78.96                        0.250              0.017    0.733
4858587   ROCHESTER                  59.67                        0.250              0.017    0.733
4858625   MONROVIA                   79.57                        0.250              0.017    0.483
4858657   SIMI VALLEY                79.99                        0.250              0.017    0.733
4858728   UNIVERSITY PARK            76.80                        0.250              0.017    0.358
4858755   NEWTON                     51.55                        0.250              0.017    0.858
4858812   MIAMI                      54.46                        0.250              0.017    0.608
4858818   AUSTIN                     40.00                        0.250              0.017    0.358
4858975   WAYLAND                    69.45                        0.250              0.017    0.858
4858988   HOLLISTER                  79.58                        0.250              0.017    0.858
4859080   LONG BEACH                 77.99                        0.250              0.017    0.733
4859089   ALAMEDA                    37.18                        0.250              0.017    1.108
4859090   HERNDON                    79.09                        0.250              0.017    0.733
4859118   SAN JOSE                   79.09                        0.250              0.017    0.733
4859136   SAN DIEGO                  68.95                        0.250              0.017    0.858
4859138   SEATTLE                    65.06                        0.250              0.017    0.733
4859316   LAGUNA NIGUEL              75.96                        0.250              0.017    0.983
4859337   SAN JOSE                   80.00                        0.250              0.017    0.983
4859353   ALAMEDA                    80.00                        0.250              0.017    0.983
4859403   OLD GREENWICH              56.76                        0.250              0.017    0.983
4859498   BETHANY BEACH              90.00               17       0.250              0.017    0.858
4859513   PALO ALTO                  70.00                        0.250              0.017    0.983
4859630   CASTRO VALLEY              60.19   GD 6YR               0.250              0.017    0.483
4859707   ATLANTA                    80.00                        0.250              0.017    0.483
4859719   MENLO PARK                 57.85                        0.250              0.017    0.733
4859859   MONTCLAIR                  80.00                        0.250              0.017    0.733
4859878   SANTA CLARA                79.99                        0.250              0.017    0.983
4859975   WALNUT CREEK               69.58                        0.250              0.017    0.983
4860064   HOUSTON                    80.00                        0.250              0.017    0.233
4860230   MONTAUK                    90.00               17       0.250              0.017    1.233
4860236   LA VERNE                   90.00               13       0.250              0.017    0.358
4860241   SMITHTOWN                  79.99                        0.250              0.017    0.733
4860304   CANBY                      80.00                        0.250              0.017    0.483
4860330   DALLAS                     61.26                        0.250              0.017    0.733
4860432   PLANO                      75.92                        0.250              0.017    0.608
4860450   ISSAQUAH                   76.05                        0.250              0.017    0.358
4860474   LAS VEGAS                  80.00                        0.250              0.017    0.733
4860480   MERCED                     80.00                        0.250              0.017    0.733
4860958   VANCOUVER                  70.00                        0.250              0.017    0.858
4860984   MORAGA                     64.09                        0.250              0.017    0.983
4861019   SAN DIEGO                  60.39                        0.250              0.017    1.233
4861028   DANVILLE                   89.90               17       0.250              0.017    0.608
4861033   SOUTH BETHANY              79.79                        0.250              0.017    0.608
4861117   VIRGINIA BEACH             95.00               11       0.250              0.017    0.733
4861187   LOS GATOS                  45.16                        0.250              0.017    0.358
4861208   REDWOOD CITY               68.78                        0.250              0.017    0.858
4861234   LAFAYETTE                  67.32                        0.250              0.017    0.733
4861245   DANVILLE                   52.94                        0.250              0.017    0.858
4861247   HOLLYWOOD                  80.00                        0.250              0.017    0.483
4861248   GREENBURGH                 75.00                        0.250              0.017    1.358
4861330   FAIRVIEW                   67.67                        0.250              0.017    0.608
4861359   REDONDO BEACH              68.04                        0.250              0.017    0.733
4861380   SUNNYVALE                  75.67                        0.250              0.017    0.858
4861406   BARRINGTON                 77.68                        0.250              0.017    1.233
4861413   BELMONT                    63.58                        0.250              0.017    0.733
4861437   KIRKLAND                   80.00                        0.250              0.017    0.608
4861450   HUNTINGTON BEACH           65.15                        0.250              0.017    0.483
4861494   FREMONT                    64.93                        0.250              0.017    1.233
4861509   DEEP RIVER                 24.80                        0.250              0.017    0.733
4861510   LITTLE ROCK                49.22                        0.250              0.017    0.858
4861642   RICHMOND                   84.96               11       0.250              0.017    1.358
4861653   FORT LAUDERDALE            90.00               24       0.250              0.017    0.733
4861660   ORLANDO                    74.93                        0.250              0.017    0.983
4861679   SUNNYVALE                  66.67                        0.250              0.017    0.608
4861702   FAIRFAX STATION            73.61                        0.250              0.017    0.858
4861705   NAPA                       63.58                        0.250              0.017    0.483
4861716   OCALA                      44.50                        0.250              0.017    1.108
4861722   SAN JOSE                   56.11                        0.250              0.017    0.983
4861723   WRIGHTSTOWN                61.49                        0.250              0.017    0.483
4861764   LONG BEACH                 72.73                        0.250              0.017    0.733
4861785   HOLLIS HILLS               80.00                        0.250              0.017    0.733
4861788   WESTLAKE VILLAGE           63.33                        0.250              0.017    0.608
4861820   OREM                       70.00                        0.250              0.017    0.858
4861831   SUNNYVALE                  50.85                        0.250              0.017    0.733
4861840   BROOKFIELD                 80.00                        0.250              0.017    0.733
4861849   EL GRANADA                 54.69                        0.250              0.017    0.483
4861863   CHARLESTON                 57.89                        0.250              0.017    0.733
4861886   OGUNQUIT                   71.11                        0.250              0.017    1.483
4861892   DEDHAM                     75.58                        0.250              0.017    0.983
4861893   NOVATO                     80.00                        0.250              0.017    0.858
4861943   NEW CITY                   90.00               12       0.250              0.017    1.108
4861970   SEATTLE                    80.00                        0.250              0.017    0.608
4862006   LAKE FOREST                80.00                        0.250              0.017    0.733
4862011   AUSTIN                     66.33                        0.250              0.017    0.483
4862050   LITTLE ROCK                69.72                        0.250              0.017    0.858
4862052   OAKLAND                    80.00                        0.250              0.017    0.733
4862092   LOVELAND                   78.61                        0.250              0.017    0.983
4862101   CARMICHAEL                 80.00                        0.250              0.017    0.358
4862122   SEATTLE                    62.07                        0.250              0.017    0.483
4862163   STATEN ISLAND              75.00                        0.250              0.017    1.983
4862183   OLD LYME                   56.86                        0.250              0.017    0.233
4862196   SANTA ROSA                 80.00                        0.250              0.017    0.858
4862203   LIVERMORE                  79.95                        0.250              0.017    0.858
4862211   SANTA CLARA                78.98                        0.250              0.017    0.983
4862229   FARGO                      78.95                        0.250              0.017    1.108
4862231   WALNUT CREEK               80.00                        0.250              0.017    0.983
4862248   EDISON                     80.00                        0.250              0.017    1.358
4862261   AMHERST                    89.49               13       0.250              0.017    1.733
4862349   SAN CLEMENTE               80.00                        0.250              0.017    0.483
4862354   SUPERIOR                   73.32                        0.250              0.017    0.108
4862365   OXNARD                     78.55                        0.250              0.017    0.483
4862374   ALPHARETTA                 79.02                        0.250              0.017    0.733
4862454   MILL VALLEY                59.63                        0.250              0.017    0.733
4862519   DARIEN                     64.72                        0.250              0.017    0.733
4862573   PALO ALTO                  62.50                        0.250              0.017    0.733
4862581   BROOKLYN                   90.00               01       0.250              0.017    1.233
4862594   SANTA BARBARA              61.64                        0.250              0.017    0.858
4862631   SAN JOSE                   57.61                        0.250              0.017    0.983
4862635   AUSTIN                     60.95                        0.250              0.017    0.483
4862659   MELBOURNE BEACH            67.98                        0.250              0.017    0.608
4862690   LOS ANGELES                77.68                        0.250              0.017    0.733
4862706   MENLO PARK                 61.94                        0.250              0.017    0.983
4862775   SCOTTSDALE                 89.86               11       0.250              0.017    0.983
4862799   SALT LAKE CITY             37.23                        0.250              0.017    0.733
4862805   LIVERMORE                  80.00                        0.250              0.017    0.358
4862807   JONESBORO                  83.33               13       0.250              0.017    0.808
4862832   PIEDMONT                   60.14                        0.250              0.017    0.858
4862834   WESTFIELD                  90.00               13       0.250              0.017    0.858
4862861   SALT LAKE CITY             70.00                        0.250              0.017    0.483
4862881   FOSTER CITY                58.53                        0.250              0.017    0.858
4862886   LA GRANGE                  65.65                        0.250              0.017    0.483
4862943   ARNOLD                     77.00                        0.250              0.017    0.733
4862979   NEWARK                     75.00                        0.250              0.017    0.483
4862986   LAWRENCE                   74.58                        0.250              0.017    0.733
4862989   SHELBY TWP                 80.00                        0.250              0.017    0.858
4863000   OAKLAND                    80.00                        0.250              0.017    0.608
4863004   SAN JOSE                   94.96               12       0.250              0.017    1.608
4863006   WASHINGTON                 88.30               01       0.250              0.017    0.858
4863043   BELMONT                    75.00                        0.250              0.017    0.608
4863048   SANTA CRUZ                 90.00               17       0.250              0.017    0.733
4863081   PACIFICA                   79.90                        0.250              0.017    0.983
4863143   RALEIGH                    63.11                        0.250              0.017    0.608
4863153   WEST WINDSOR               91.98               17       0.250              0.017    1.108
4863162   LOUISVILLE                 79.99                        0.250              0.017    0.858
4863188   MIDLOTHIAN                 65.95                        0.250              0.017    0.483
4863198   CUMMING                    79.99                        0.250              0.017    0.608
4863211   RALEIGH                    90.00               13       0.250              0.017    0.858
4863216   SANTA ROSA                 80.00                        0.250              0.017    0.858
4863241   PLEASANTON                 76.81                        0.250              0.017    0.733
4863250   DUBLIN                     89.84               01       0.250              0.017    0.733
4863268   IRVINE                     80.00                        0.250              0.017    0.733
4863278   CARSON                     94.99               12       0.250              0.017    1.358
4863289   GREAT FALLS                80.00                        0.250              0.017    0.358
4863311   WALNUT CREEK               80.00                        0.250              0.017    0.608
4863325   HUNTINGTON BEACH           66.53                        0.250              0.017    0.483
4863368   DALY CITY                  72.29                        0.250              0.017    0.608
4863372   TORRANCE                   68.67                        0.250              0.017    0.608
4863384   SHERMAN OKAS               62.82                        0.250              0.017    0.983
4863416   SAN DIEGO                  79.94                        0.250              0.017    0.983
4863422   DUARTE                     51.61                        0.250              0.017    0.858
4863438   CARLSBAD                   80.00                        0.250              0.017    0.733
4863446   ORINDA                     63.41                        0.250              0.017    0.858
4863453   TARZANA                    77.04                        0.250              0.017    0.608
4863498   SANTA BARBARA              40.10                        0.250              0.017    0.858
4863499   LIVERMORE                  68.33                        0.250              0.017    0.733
4863514   LIMA                       71.31                        0.250              0.017    0.608
4863521   TORRANCE                   68.00                        0.250              0.017    0.733
4863610   ARDSLEY                    80.00                        0.250              0.017    0.233
4863644   FREMONT                    60.24                        0.250              0.017    0.858
4863648   ANCHORAGE                  83.89               17       0.250              0.017    0.858
4863707   LOS ANGELES                71.00                        0.250              0.017    0.858
4863740   TUXEDO PARK                80.00                        0.250              0.017    0.983
4863771   HOUSTON                    78.13                        0.250              0.017    0.483
4863867   FREMONT                    76.87                        0.250              0.017    0.733
4863882   SAN ANTONIO                80.00                        0.250              0.017    0.483
4863912   FREMONT                    69.64                        0.250              0.017    0.733
4863971   PALO ALTO                  69.77                        0.250              0.017    0.983
4863978   REDWOOD CITY               46.90                        0.250              0.017    0.983
4863985   LARGO                      74.53                        0.250              0.017    0.858
4864047   ALPHARETTA                 76.89                        0.250              0.017    0.858
4864164   HUNTINGTON BEACH           65.87                        0.250              0.017    0.483
4864183   UNION                      78.79                        0.250              0.017    0.233
4864263   SEMINOLE                   90.00               12       0.250              0.017    0.858
4864265   ETNA                       80.00                        0.250              0.017    0.483
4864274   DOVER                      80.00                        0.250              0.017    0.608
4864321   SAN JOSE                   59.57                        0.250              0.017    0.733
4864498   LOS GATOS                  72.11                        0.250              0.017    0.858
4864554   SAN JOSE                   70.00                        0.250              0.017    0.733
4864565   SAN FRANCISCO              61.19                        0.250              0.017    0.858
4864567   SAN JOSE                   75.00                        0.250              0.017    0.983
4864610   LAKE ARROWHEAD             80.00                        0.250              0.017    0.858
4864694   LOS GATOS                  65.48                        0.250              0.017    0.733
4864696   SAN MATEO                  78.44                        0.250              0.017    0.983
4864697   MOUNTAIN VIEW              64.58                        0.250              0.017    0.983
4864719   PALO ALTO                  43.10                        0.250              0.017    0.858
4864739   SUNNYVALE                  50.00                        0.250              0.017    0.608
4864784   FREMONT                    59.61                        0.250              0.017    0.733
4864790   SAN JOSE                   50.91                        0.250              0.017    0.733
4864820   LAKE ARROWHEAD             73.73                        0.250              0.017    0.608
4864837   HUNTINGTON BEACH           95.00               12       0.250              0.017    0.858
4864860   GILROY                     79.99                        0.250              0.017    0.733
4864885   CHICAGO                    69.72                        0.250              0.017    0.983
4864888   MOUNTAIN VIEW              52.83                        0.250              0.017    0.858
4864889   NORTH SALT LAKE            80.00                        0.250              0.017    1.608
4864920   CAMPBELL                   74.42                        0.250              0.017    0.733
4864923   GOLETA                     57.83                        0.250              0.017    0.858
4864930   AGOURA HILLS               79.88                        0.250              0.017    0.983
4864931   SAN JOSE                   79.65                        0.250              0.017    0.733
4864952   SACRAMENTO                 73.31                        0.250              0.017    0.733
4864955   LOS ALTOS                  30.00                        0.250              0.017    0.733
4864961   NANTUCKET                  90.00               33       0.250              0.017    1.108
4864988   NORTHBROOK                 73.11                        0.250              0.017    0.983
4865054   CHARLOTTE                  68.06                        0.250              0.017    1.358
4865057   SANDY                      80.00                        0.250              0.017    1.108
4865059   PHOENIX                    48.75                        0.250              0.017    0.608
4865060   HOT SPRINGS                80.00                        0.250              0.017    0.983
4865070   FRANKLIN                   95.00               13       0.250              0.017    0.733
4865140   MIAMI                      78.13                        0.250              0.017    0.733
4865151   SAN DIEGO                  90.00               06       0.250              0.017    0.983
4865152   LA VERNE                   78.73                        0.250              0.017    0.608
4865190   ST PETERSBURG              52.08                        0.250              0.017    0.858
4865263   MIAMI                      80.00                        0.250              0.017    0.483
4865266   BOCA RATON                 80.00                        0.250              0.017    0.733
4865393   AUSTIN                     79.99                        0.250              0.017    0.608
4865403   IRVINE                     80.00                        0.250              0.017    1.108
4865427   NOBLESVILLE                89.29               13       0.250              0.017    0.608
4865458   LUTZ                       55.82                        0.250              0.017    1.108
4865503   GREENWICH                  57.67                        0.250              0.017    0.608
4865637   NOVATO                     80.00                        0.250              0.017    0.733
4865675   NEWTON                     66.67                        0.250              0.017    0.733
4865709   CHENEQUA                   65.52                        0.250              0.017    0.483
4865750   CHANDLER                   80.00                        0.250              0.017    0.983
4865763   MENLO PARK                 58.39                        0.250              0.017    0.733
4865768   GARDEN CITY                77.61                        0.250              0.017    0.858
4865777   SAN RAMON                  94.99               17       0.250              0.017    1.108
4865781   DIAMOND BAR                94.82               06       0.250              0.017    0.858
4865790   SUGAR LAND                 80.00                        0.250              0.017    0.608
4865801   REDWOOD CITY               69.88                        0.250              0.017    0.858
4865805   LIBERTYVILLE               72.92                        0.250              0.017    0.733
4865837   LOS GATOS                  55.06                        0.250              0.017    0.858
4865865   SEATTLE                    54.35                        0.250              0.017    0.608
4865870   FREMONT                    75.43                        0.250              0.017    0.983
4865883   CASTRO VALLEY              80.00                        0.250              0.017    0.733
4865911   WEST CHESTER               80.00                        0.250              0.017    0.608
4865923   OAKLAND                    70.00                        0.250              0.017    1.233
4865950   BELLEVUE                   68.67                        0.250              0.017    0.000
4866036   SAN JOSE                   52.33                        0.250              0.017    0.983
4866041   FRUIT HEIGHTS              63.41                        0.250              0.017    0.608
4866055   BROOKFIELD                 66.67                        0.250              0.017    0.483
4866111   FREEHOLD                   80.00                        0.250              0.017    0.858
4866122   TRABUCO CANYON AREA        80.00                        0.250              0.017    0.608
4866172   SAN RAMON                  63.21                        0.250              0.017    0.608
4866180   SAN CARLOS                 67.24                        0.250              0.017    0.983
4866186   SANTA ROSA                 76.32                        0.250              0.017    0.858
4866192   WAKEFIELD                  80.71               33       0.250              0.017    0.983
4866194   DANVILLE                   33.33                        0.250              0.017    0.733
4866197   STAMFORD                   79.17                        0.250              0.017    1.108
4866214   FELTON                     74.79                        0.250              0.017    0.983
4866229   ROXBURY                    80.00                        0.250              0.017    0.733
4866235   PHOENIX                    80.00                        0.250              0.017    0.983
4866245   HILLSBOROUGH               45.99                        0.250              0.017    0.858
4866347   FOOTHILL RANCH             74.63                        0.250              0.017    1.233
4866350   PALO ALTO                  64.70                        0.250              0.017    0.733
4866386   SAN MATEO                  69.27                        0.250              0.017    0.858
4866481   OAKLAND                    80.00                        0.250              0.017    0.983
4866498   SUDBURY                    67.45                        0.250              0.017    0.608
4866630   SAN RAMON                  75.00                        0.250              0.017    1.108
4866694   SAN MATEO                  80.00                        0.250              0.017    0.358
4866747   LIVERMORE                  76.28                        0.250              0.017    0.858
4866763   DAVIDSONVILLE              80.00                        0.250              0.017    0.733
4866800   STERLING HEIGHTS           75.71                        0.250              0.017    0.733
4866861   LOS ALTOS                  54.77                        0.250              0.017    0.733
4866869   LIVERMORE                  53.62                        0.250              0.017    0.858
4866875   IRVINE                     84.85               12       0.250              0.017    0.983
4866878   TORRANCE                   75.00                        0.250              0.017    0.858
4866900   ORANGE AREA                56.28                        0.250              0.017    0.233
4866926   FOUNTAIN VALLEY            80.00                        0.250              0.017    0.858
4866941   ESCONDIDO                  80.00                        0.250              0.017    0.733
4866972   FAIRFAX                    80.00                        0.250              0.017    0.733
4866975   DAVIS                      78.46                        0.250              0.017    0.983
4867019   MENLO PARK                 39.58                        0.250              0.017    0.733
4867026   SAN DIEGO                  78.86                        0.250              0.017    1.233
4867090   SUNNYVALE                  78.55                        0.250              0.017    0.733
4867096   WESTPORT                   59.78                        0.250              0.017    1.108
4867135   WESTLAKE VILLAGE           80.00                        0.250              0.017    0.733
4867247   EL GRANDA                  69.75                        0.250              0.017    1.108
4867306   WESTERLY                   62.16                        0.250              0.017    0.983
4867329   SAINT GEORGE               80.00                        0.250              0.017    0.858
4867331   BELMONT                    51.97                        0.250              0.017    0.858
4867351   SAN JOSE                   58.23                        0.250              0.017    0.733
4867426   SCOTTSDALE                 80.00                        0.250              0.017    0.858
4867529   OAKLAND                    69.86                        0.250              0.017    0.858
4867670   SHORT HILLS                84.68               12       0.250              0.017    0.608
4867861   CUPERTINO                  46.73                        0.250              0.017    0.983
4867986   ANCHORAGE                  70.60                        0.250              0.017    0.733
4868004   VILLA PARK                 79.69                        0.250              0.017    0.858
4868006   TUSTIN                     73.33                        0.250              0.017    0.983
4868027   MENLO PARK                 46.98                        0.250              0.017    0.983
4868068   MILPITAS                   76.36                        0.250              0.017    0.483
4868073   MERRITT ISLAND             48.15                        0.250              0.017    0.483
4868081   CONCORD                    73.65                        0.250              0.017    0.983
4868128   MARBLEHEAD                 65.36                        0.250              0.017    0.983
4868174   MANHATTAN BEACH            66.14                        0.250              0.017    0.858
4868180   THOUSAND OAKS              58.33                        0.250              0.017    0.858
4868194   DAKOTA DUNES               68.43                        0.250              0.017    0.608
4868227   PORT WASHINGTON            80.00                        0.250              0.017    0.733
4868264   SNOHOMISH                  83.05               33       0.250              0.017    0.983
4868270   MADISON                    86.21               33       0.250              0.017    0.233
4868277   BRONXVILLE                 80.00                        0.250              0.017    0.983
4868293   OGDEN                      73.49                        0.250              0.017    0.733
4868302   RANCHO SANTA MARGARITA     83.48               33       0.250              0.017    0.983
4868333   NAPA                       74.88                        0.250              0.017    0.983
4868340   SUMMIT                     80.00                        0.250              0.017    0.858
4868367   DANVILLE                   70.00                        0.250              0.017    0.858
4868368   SAN RAMON                  67.17                        0.250              0.017    0.983
4868502   FREMONT                    75.00                        0.250              0.017    0.858
4868568   VISTA                      66.80                        0.250              0.017    0.858
4868706   WHITE PLAINS               67.04                        0.250              0.017    0.000
4868773   VALENCIA                   72.08                        0.250              0.017    0.983
4868781   WOODLAND HILLS AREA        64.41                        0.250              0.017    0.733
4868799   SEVERNA PARK               80.00                        0.250              0.017    0.483
4868806   ROCKVILLE                  73.00                        0.250              0.017    0.483
4868842   SAN DIEGO                  76.35                        0.250              0.017    1.358
4868851   SAN RAFAEL                 70.03                        0.250              0.017    0.608
4868916   BRANDON                    69.78                        0.250              0.017    0.608
4868935   ROSLYN                     69.31                        0.250              0.017    0.483
4868964   LAGUNA NIGUEL              77.14                        0.250              0.017    1.108
4868969   EL DORADO HILLS            57.87                        0.250              0.017    0.733
4868990   ELK GROVE                  89.13               06       0.250              0.017    0.858
4869005   SAN DIEGO                  80.00                        0.250              0.017    0.983
4869025   INVERNESS                  80.00                        0.250              0.017    0.858
4869042   VANCOUVER                  80.00                        0.250              0.017    0.733
4869069   LA VERNE                   79.99                        0.250              0.017    0.733
4869084   WEST HARRISON              89.87               12       0.250              0.017    0.983
4869086   TUCKER                     80.00                        0.250              0.017    0.983
4869107   LIVERMORE                  72.97                        0.250              0.017    0.858
4869116   SAN FRANCISCO              80.00                        0.250              0.017    0.733
4869136   CROFTON                    79.99                        0.250              0.017    0.858
4869158   LOS ANGELES                56.26                        0.250              0.017    0.358
4869171   OAKLAND                    79.71                        0.250              0.017    0.983
4869194   SAN ANSELMO                65.60                        0.250              0.017    0.483
4869232   COTO DE CAZA               69.57                        0.250              0.017    0.608
4869337   JAMESTOWN                  90.00               24       0.250              0.017    0.483
4869342   NEW HAVEN                  67.29                        0.250              0.017    0.858
4869413   SAN DIEGO                  79.99                        0.250              0.017    0.483
4869429   PORTLAND                   80.00                        0.250              0.017    0.608
4869430   SOUTH SAN FRANCISCO        80.00                        0.250              0.017    0.608
4869441   SOUTH WINDSOR              44.20                        0.250              0.017    0.983
4869452   POWAY                      39.44                        0.250              0.017    0.733
4869454   MANHATTAN BEACH            57.14                        0.250              0.017    0.858
4869493   MISSION VIEJO              80.00                        0.250              0.017    0.858
4869524   SIMI VALLEY                74.96                        0.250              0.017    1.108
4869534   WOODBRIDGE                 95.00               01       0.250              0.017    0.608
4869545   SEAL BEACH                 57.13                        0.250              0.017    1.108
4869556   BEDFORD                    62.37                        0.250              0.017    0.608
4869559   DILLSBURG                  90.00               01       0.250              0.017    1.108
4869564   SAUSALITO                  80.00                        0.250              0.017    0.983
4869578   LEONARDTOWN                80.00                        0.250              0.017    0.983
4869636   CHESTER                    64.29                        0.250              0.017    0.608
4869654   FORT WORTH                 80.00                        0.250              0.017    0.483
4869696   FAYETTEVILLE               79.49                        0.250              0.017    0.983
4869762   ANNANDALE                  69.61                        0.250              0.017    0.358
4869793   AUSTIN                     65.16                        0.250              0.017    0.608
4869795   SEATTLE                    49.42                        0.250              0.017    0.608
4869799   CUMMING                    53.33                        0.250              0.017    0.483
4869836   NEWBURY                    75.00                        0.250              0.017    0.733
4869902   DUVALL                     80.00                        0.250              0.017    0.233
4869949   SAN MATEO                  48.10                        0.250              0.017    0.858
4869950   PALO ALTO                  61.12                        0.250              0.017    0.858
4869958   AVON                       90.00               17       0.250              0.017    0.858
4869995   BELLEVUE                   44.53                        0.250              0.017    0.858
4870005   BOUNTIFUL                  58.93                        0.250              0.017    0.483
4870030   RENTON                     80.00                        0.250              0.017    0.608
4870032   SALT LAKE CITY             60.61                        0.250              0.017    0.000
4870042   SAN DIEGO                  90.00               12       0.250              0.017    0.983
4870050   MILLBRAE                   80.00                        0.250              0.017    1.108
4870052   SAN DIEGO                  90.00               12       0.250              0.017    0.608
4870057   KINGSPORT                  64.71                        0.250              0.017    0.483
4870062   DELRAY BEACH               80.00                        0.250              0.017    1.108
4870378   MILPITAS                   85.00               33       0.250              0.017    0.608
4870393   REDWOOD CITY               67.82                        0.250              0.017    0.983
4870477   ALISO VIEJO                87.71               17       0.250              0.017    1.108
4870702   SAN JOSE                   62.40                        0.250              0.017    0.608
4870817   SHERMAN OAKS               90.00               33       0.250              0.017    0.983
4870902   MOUNTAIN VIEW              38.36                        0.250              0.017    0.733
4870929   YORBA LINDA                65.26                        0.250              0.017    0.733
4870981   BOSTON                     60.69                        0.250              0.017    0.608
4871078   SAN JOSE                   80.00                        0.250              0.017    0.983
4871111   SAN CARLOS                 55.12                        0.250              0.017    0.858
4871266   POTOMAC                    80.00                        0.250              0.017    0.608
4871359   CARPINTERIA                90.00               33       0.250              0.017    0.983
4871376   BOCA RATON                 75.00                        0.250              0.017    0.608
4871434   WHITTIER                   76.25                        0.250              0.017    0.483
4871444   WEST PALM BEACH            55.68                        0.250              0.017    0.483
4871551   SAN JOSE                   70.00                        0.250              0.017    1.233
4871582   FREEHOLD                   79.98                        0.250              0.017    0.983
4871926   TORRANCE                   66.44                        0.250              0.017    0.483
4872075   FAIRFAX STATION            65.70                        0.250              0.017    0.483
4872080   CHEVY CHASE                68.49                        0.250              0.017    0.608
4872085   NEEDHAM                    69.98                        0.250              0.017    0.858
4872167   GLENDALE                   74.07                        0.250              0.017    0.733
4872183   OAKLAND                    61.61                        0.250              0.017    0.608
4872220   OAKLAND                    68.55                        0.250              0.017    1.108
4872222   PALO ALTO                  80.00                        0.250              0.017    0.608
4872224   CINCINNATI                 71.43                        0.250              0.017    0.483
4872253   PARK CITY                  80.00                        0.250              0.017    0.608
4872275   SAN DIEGO                  89.99               06       0.250              0.017    0.483
4872292   HOUSTON                    80.00                        0.250              0.017    0.608
4872301   PLEASANT GROVE             95.00               06       0.250              0.017    0.983
4872336   GRASS VALLEY               80.00                        0.250              0.017    0.983
4872350   NAPLES                     48.68                        0.250              0.017    1.233
4872357   DALLAS                     58.62                        0.250              0.017    0.733
4872391   LOS ANGELES                70.49                        0.250              0.017    0.608
4872423   LONG BEACH                 80.00                        0.250              0.017    0.608
4872428   LONG BEACH                 80.00                        0.250              0.017    0.483
4872440   SAN CLEMENTE               80.00                        0.250              0.017    0.608
4872472   BOISE                      74.64                        0.250              0.017    0.733
4872491   SALT LAKE CITY             69.56                        0.250              0.017    0.858
4872499   NEWTON                     63.24                        0.250              0.017    0.858
4872651   SAN DIEGO                  74.16                        0.250              0.017    0.358
4872764   PLEASANTON                 69.98                        0.250              0.017    0.858
4872801   CAPITOLA                   80.00                        0.250              0.017    0.608
4872993   NEW YORK                   80.00                        0.250              0.017    0.108
4873104   BOCA RATON                 78.50                        0.250              0.017    0.858
4873119   SAN CARLOS                 53.13                        0.250              0.017    0.733
4873252   DALLAS                     60.08                        0.250              0.017    0.608
4873258   WHEATRIDGE                 73.81                        0.250              0.017    0.358
4873272   SIMI VALLEY                61.05                        0.250              0.017    0.483
4873301   ANAHEIM                    80.00                        0.250              0.017    0.000
4873326   ROSSMOOR                   79.16                        0.250              0.017    0.983
4873346   OCEANSIDE                  83.68               33       0.250              0.017    0.983
4873350   COSTA MESA                 59.25                        0.250              0.017    0.608
4873382   NAPA                       90.00               33       0.250              0.017    0.858
4873537   HIGHLAND PARK              50.94                        0.250              0.017    0.733
4873605   LONG BEACH                 90.00               33       0.250              0.017    0.608
4873611   SANTA BARBARA              74.18                        0.250              0.017    0.000
4873614   IRVINE                     79.99                        0.250              0.017    0.858
4873659   NIPOMO                     80.00                        0.250              0.017    0.733
4873674   FORT WORTH                 78.23                        0.250              0.017    0.983
4873702   LITTLETON                  80.00                        0.250              0.017    0.483
4873741   SAN JOSE                   80.00                        0.250              0.017    0.358
4873802   SAN FRANCISCO              56.52                        0.250              0.017    0.733
4873942   CENTERPORT                 80.00                        0.250              0.017    0.858
4874021   SARATOGA                   74.00                        0.250              0.017    0.858
4874043   SAN JOSE                   64.63                        0.250              0.017    0.858
4874046   BELMONT                    90.00               12       0.250              0.017    0.733
4874085   LOS GATOS                  56.95                        0.250              0.017    0.983
4874119   SAN CLEMENTE               85.00               17       0.250              0.017    0.608
4874131   STEVENSON RANCH            79.99                        0.250              0.017    0.483
4874634   DAVIS                      79.71                        0.250              0.017    0.733
4874695   COLLENVILLE                73.17                        0.250              0.017    0.608
4874810   DALLAS                     75.82                        0.250              0.017    0.608
4874834   EMERALD ISLE               90.00               33       0.250              0.017    0.858
4874912   CHATHAM TWP                70.00                        0.250              0.017    0.608
4874915   SAN JUAN CAPISTRANO        75.73                        0.250              0.017    0.608
4874932   HUNTINGTON BEACH           75.00                        0.250              0.017    0.858
4874980   WESTFORD                   69.53                        0.250              0.017    0.983
4875014   RANCHO SANTA FE            65.00                        0.250              0.017    0.858
4875064   LOS ANGELES                80.00                        0.250              0.017    0.983
4875067   ORLANDO                    90.00               13       0.250              0.017    0.733
4875088   SUNNYVALE                  80.00                        0.250              0.017    0.733
4875114   HOLLYWOOD AREA             55.49                        0.250              0.017    0.858
4875119   NEWPORT BEACH              61.54                        0.250              0.017    0.858
4875121   ROCKLIN                    79.98                        0.250              0.017    0.983
4875125   WESTMINSTER                79.97                        0.250              0.017    0.483
4875130   CHINO HILLS                49.29                        0.250              0.017    0.608
4875135   FULLERTON                  72.92                        0.250              0.017    0.733
4875145   HUNTINGTON BEACH           68.72                        0.250              0.017    0.858
4875153   SAN PEDRO                  80.00                        0.250              0.017    0.858
4875161   TORRANCE                   75.19                        0.250              0.017    0.858
4875169   SAN FRANCISCO              69.58                        0.250              0.017    0.483
4875267   HUNTINGTON BEACH           69.74                        0.250              0.017    0.858
4875287   EAGLE                      80.00                        0.250              0.017    0.608
4875353   MERCER ISLAND              71.50                        0.250              0.017    0.858
4875640   SANTA MONICA               76.19                        0.250              0.017    0.733
4875814   DENVER                     79.56                        0.250              0.017    0.733
4875846   NORTHRIDGE                 75.00                        0.250              0.017    0.733
4875891   WINDSOR                    67.50                        0.250              0.017    1.108
4875895   CHINO HILLS                76.57                        0.250              0.017    0.983
4875937   DANVILLE                   90.00               17       0.250              0.017    0.483
4875961   SAN FRANCISCO              49.18                        0.250              0.017    0.733
4875967   HILLSBOROUGH               66.45                        0.250              0.017    0.608
4875996   BEVERLY HILLS              66.67                        0.250              0.017    0.858
4876070   CUPERTINO                  74.40                        0.250              0.017    0.983
4876072   SAN JOSE                   80.00                        0.250              0.017    0.733
4876110   HUNTINGTON BEACH           64.58                        0.250              0.017    0.608
4876123   LA CANADA FLINTRIDGE       80.00                        0.250              0.017    0.733
4876159   PARK RIDGE                 79.68                        0.250              0.017    0.983
4876204   FORNEY                     72.38                        0.250              0.017    0.733
4876211   SOUTHLAKE                  79.25                        0.250              0.017    0.733
4876238   SANTA ANA                  85.78               06       0.250              0.017    0.983
4876254   SAN FRANCISCO              80.00                        0.250              0.017    0.608
4876267   SAN FRANCISCO              78.95                        0.250              0.017    0.733
4876319   THOUSAND OAKS              89.94               01       0.250              0.017    0.733
4876396   CANTON                     95.00               12       0.250              0.017    0.733
4876498   TORRANCE                   67.14                        0.250              0.017    0.858
4876503   CHINO HILLS                90.00               33       0.250              0.017    0.858
4876505   FULLERTON                  77.12                        0.250              0.017    0.858
4876507   LOS ANGELES                74.88                        0.250              0.017    0.858
4876517   ORANGE                     93.14               33       0.250              0.017    0.858
4876533   SAN DIEGO                  57.52                        0.250              0.017    0.858
4876537   FRANKLIN                   75.00                        0.250              0.017    0.608
4876555   HACIENDA HEIGHTS AREA      80.00                        0.250              0.017    0.733
4876556   BURLINGAME                 80.00                        0.250              0.017    0.483
4876562   BELMONT                    69.77                        0.250              0.017    0.358
4876563   CORONA DEL MAR             80.00                        0.250              0.017    0.358
4876572   TRABUCO CANYON AREA        78.90                        0.250              0.017    0.858
4876580   LA CANADA FLINTRIDGE       80.00                        0.250              0.017    0.983
4876584   CITY OF LOS ANGELES        61.33                        0.250              0.017    0.358
4876599   BOULDER CITY               75.00                        0.250              0.017    0.733
4876667   SANTA ANA                  74.05                        0.250              0.017    0.733
4876895   COLTS NECK                 71.20                        0.250              0.017    0.608
4877297   NATICK                     69.81                        0.250              0.017    0.608
4877423   OAKLAND                    76.31                        0.250              0.017    0.983
4877719   CHICAGO                    62.36                        0.250              0.017    0.983
4877748   BOCA RATON                 80.00                        0.250              0.017    0.983
4877812   SEWICKLEY                  94.98               01       0.250              0.017    0.733
4877842   FORT SMITH                 80.00                        0.250              0.017    0.608
4877956   RENO                       69.74                        0.250              0.017    0.858
4877974   TAMPA                      90.00               11       0.250              0.017    0.983
4878089   DANVILLE                   58.33                        0.250              0.017    0.233
4878090   BOWIE                      55.58                        0.250              0.017    0.000
4878095   BOTHELL                    72.05                        0.250              0.017    0.483
4878103   WOODSTOCK                  62.57                        0.250              0.017    0.608
4878123   MIAMI                      77.60                        0.250              0.017    0.358
4878221   FOSTER CITY                64.44                        0.250              0.017    0.983
4878293   HILTON HEAD ISLAND         72.60                        0.250              0.017    0.858
4878305   BRENTWOOD                  80.00                        0.250              0.017    0.483
4878309   HERCULES                   75.00                        0.250              0.017    0.733
4878339   DALLAS                     49.93                        0.250              0.017    0.483
4878362   STEVENSON RANCH            79.99                        0.250              0.017    0.233
4878405   MAPLE GROVE                74.85                        0.250              0.017    0.608
4878412   WOODBURY                   78.95                        0.250              0.017    0.608
4878470   LEXINGTON                  78.32                        0.250              0.017    0.733
4878471   SUNNYVALE                  59.53                        0.250              0.017    0.858
4878507   CORONA                     93.72               06       0.250              0.017    1.358
4878590   SAN JOSE                   59.15                        0.250              0.017    0.858
4878673   WASHINGTON                 80.00                        0.250              0.017    0.858
4878962   EAST AMWELL                80.00                        0.250              0.017    0.858
4878974   NORTH POTOMAC              80.00                        0.250              0.017    0.733
4879002   THOUSAND OAKS              79.59                        0.250              0.017    0.733
4879015   SAN MARINO                 80.00                        0.250              0.017    0.858
4879145   BREA                       80.00                        0.250              0.017    0.733
4879162   SIMI VALLEY                79.99                        0.250              0.017    0.358
4879179   YORBA LINDA                78.79                        0.250              0.017    0.983
4879197   CHINO HILLS                79.79                        0.250              0.017    0.858
4879203   LAGUNA NIGUEL              80.00                        0.250              0.017    0.483
4879269   DUMFRIES                   79.96                        0.250              0.017    0.608
4879279   EUGENE                     80.00                        0.250              0.017    0.608
4879297   EL CAJON                   80.00                        0.250              0.017    0.858
4879309   SAN JOSE                   80.00                        0.250              0.017    0.733
4879322   NEWHALL                    90.00               01       0.250              0.017    0.608
4879323   UNION CITY                 80.00                        0.250              0.017    0.983
4879352   FREMONT                    80.00                        0.250              0.017    0.608
4879373   SOUTH SAN FRANCISCO        92.88               12       0.250              0.017    0.858
4879387   OREM                       80.00                        0.250              0.017    0.983
4879399   REDWOOD CITY               69.66                        0.250              0.017    0.733
4879413   HOLLYWOOD                  69.57                        0.250              0.017    0.858
4879453   SUFFERN                    90.00               06       0.250              0.017    1.483
4879545   REDONDO BEACH              72.97                        0.250              0.017    0.983
4879570   SAN MATEO                  53.19                        0.250              0.017    0.483
4879635   DANVILLE                   80.00                        0.250              0.017    0.608
4879660   SYOSSET                    80.00                        0.250              0.017    0.358
4879683   SAN MATEO                  80.00                        0.250              0.017    0.608
4879690   LITTLETON                  75.00                        0.250              0.017    0.608
4879732   DEL MAR                    73.75                        0.250              0.017    0.608
4879741   SANTA ROSA                 78.82                        0.250              0.017    0.983
4879811   HAUPPAUGE                  90.00               11       0.250              0.017    0.858
4880049   LOS ALTOS                  53.80                        0.250              0.017    0.733
4880091   BURLINGAME                 62.07                        0.250              0.017    0.983
4880146   ROWLAND HEIGHTS            80.00                        0.250              0.017    0.983
4880233   TRACY                      94.99               12       0.250              0.017    1.108
4880444   ORMOND BEACH               73.95                        0.250              0.017    0.608
4880485   SAN DIEGO                  80.00                        0.250              0.017    0.608
4880489   SAN RAFAEL                 75.00                        0.250              0.017    0.858
4880505   KENSINGTON                 72.94                        0.250              0.017    0.358
4880510   DULUTH                     75.77                        0.250              0.017    0.983
4880518   LAFAYETTE                  78.29                        0.250              0.017    0.733
4880550   FULLERTON                  80.00                        0.250              0.017    0.733
4880557   SNOHOMISH                  72.37                        0.250              0.017    0.858
4880562   SUNNYVALE                  80.00                        0.250              0.017    0.608
4880574   RANCHO PALOS VERDES        80.00                        0.250              0.017    0.483
4880583   CASTRO VALLEY              80.00                        0.250              0.017    0.733
4880598   WALNUT CREEK               80.00                        0.250              0.017    0.483
4880655   OAKLAND                    80.00                        0.250              0.017    0.483
4880690   STINSON BEACH              75.00                        0.250              0.017    0.608
4880693   OAKLAND                    80.00                        0.250              0.017    0.483
4880709   CAMARILLO                  48.15                        0.250              0.017    0.733
4880721   SAN JOSE                   65.46                        0.250              0.017    0.483
4880725   SARATOGA                   39.05                        0.250              0.017    0.858
4880737   ISSAQUAH                   75.00                        0.250              0.017    0.483
4880738   DANVILLE                   79.27                        0.250              0.017    0.733
4880751   LOS ANGELES                73.29                        0.250              0.017    0.858
4880756   PLEASANTON                 77.03                        0.250              0.017    0.733
4880764   OAKLAND                    75.38                        0.250              0.017    0.483
4880765   SOUTH SAN FRANCISCO        80.00                        0.250              0.017    0.733
4880809   SEAL BEACH                 73.25                        0.250              0.017    0.858
4880822   FORT LAUDERDALE            72.27                        0.250              0.017    0.858
4880840   ESCONDIDO                  75.94                        0.250              0.017    0.733
4880842   SAN JOSE                   67.50                        0.250              0.017    0.733
4880851   SEBASTOPOL                 67.67                        0.250              0.017    0.608
4880867   FOSTER CITY                80.00                        0.250              0.017    0.608
4880875   VALENCIA                   80.00                        0.250              0.017    0.608
4880883   MENLO PARK                 70.00                        0.250              0.017    0.733
4880885   ALAMEDA                    74.46                        0.250              0.017    0.608
4880904   ENCINITAS                  65.82                        0.250              0.017    0.608
4880914   LOS GATOS                  61.56                        0.250              0.017    0.483
4880930   HERCULES                   79.37                        0.250              0.017    0.733
4880943   MERCED                     71.81                        0.250              0.017    0.733
4880997   SACRAMENTO                 80.00                        0.250              0.017    0.858
4881009   SIMI VALLEY                80.00                        0.250              0.017    0.608
4881023   GROTON LONG POINT          46.03                        0.250              0.017    0.483
4881044   SAN JOSE                   89.00               01       0.250              0.017    0.483
4881075   TUSTIN                     65.05                        0.250              0.017    0.858
4881088   BERKELEY                   74.53                        0.250              0.017    0.483
4881095   CLAYTON                    79.39                        0.250              0.017    0.608
4881100   CUPERTINO                  55.00                        0.250              0.017    0.483
4881107   ST HELENA                  80.00                        0.250              0.017    0.483
4881114   SAN JOSE                   80.00                        0.250              0.017    0.858
4881137   OAKLAND                    56.67                        0.250              0.017    0.483
4881144   GLEN ELLEN                 59.02                        0.250              0.017    0.733
4881162   SAN JOSE                   55.80                        0.250              0.017    1.108
4881165   SAN RAMON                  79.99                        0.250              0.017    0.483
4881172   MESA                       52.05                        0.250              0.017    0.483
4881194   GILROY                     75.79                        0.250              0.017    0.733
4881197   MOUNTAIN VIEW              79.94                        0.250              0.017    0.733
4881227   SAN JOSE                   79.99                        0.250              0.017    0.608
4881247   SAUSALITO                  52.36                        0.250              0.017    0.858
4881260   CLAYTON                    80.00                        0.250              0.017    0.858
4881263   HOLLYWOOD                  61.05                        0.250              0.017    0.858
4881275   SAN RAMON                  80.00                        0.250              0.017    0.733
4881308   CULVER CITY                65.75                        0.250              0.017    0.733
4881316   NEWPORT BEACH              73.90                        0.250              0.017    0.858
4881326   DANA POINT                 78.75                        0.250              0.017    0.733
4881328   PORT WASHINGTON            77.49                        0.250              0.017    0.858
4881341   SONOMA                     33.64                        0.250              0.017    0.858
4881355   CUPERTINO                  80.00                        0.250              0.017    0.483
4881359   MUTTONTOWN                 76.34                        0.250              0.017    0.483
4881367   LOS GATOS                  47.73                        0.250              0.017    0.483
4881373   FREMONT                    79.85                        0.250              0.017    0.608
4881382   MILL VALLEY                80.00                        0.250              0.017    0.858
4881386   NOVATO                     69.72                        0.250              0.017    0.608
4881399   STERLING                   89.97               11       0.250              0.017    0.983
4881428   PORTLAND                   72.41                        0.250              0.017    0.608
4881438   SUNNYVALE                  80.00                        0.250              0.017    0.858
4881452   LIVERMORE                  73.90                        0.250              0.017    0.733
4881453   DANVILLE                   70.22                        0.250              0.017    0.608
4881462   SUNNYVALE                  71.89                        0.250              0.017    0.858
4881464   NAPA                       50.00                        0.250              0.017    0.858
4881476   MISSION VIEJO              75.00                        0.250              0.017    0.608
4881493   ISSAQUAH                   66.15                        0.250              0.017    0.858
4881502   SCOTTSDALE                 75.00                        0.250              0.017    0.608
4881514   MANASQUAN BORO             80.00                        0.250              0.017    0.858
4881515   GRANITE BAY                88.36               01       0.250              0.017    0.733
4881531   OAKLAND                    90.00               17       0.250              0.017    0.483
4881586   DANVILLE                   74.12                        0.250              0.017    0.858
4881597   CORTE MADERA               51.11                        0.250              0.017    0.608
4881606   WALNUT CREEK               74.07                        0.250              0.017    0.483
4881626   NORTHPORT                  80.00                        0.250              0.017    0.733
4881628   SAN DIEGO                  72.23                        0.250              0.017    1.108
4881784   EDINA                      90.00               12       0.250              0.017    0.858
4881874   SUNNYVALE                  80.00                        0.250              0.017    0.608
4882025   FULLERTON                  79.02                        0.250              0.017    0.733
4882036   WESTON                     56.25                        0.250              0.017    0.733
4882039   RANCHO SANTE FE            49.46                        0.250              0.017    0.733
4882043   ORINDA                     75.00                        0.250              0.017    0.733
4882052   ALBANY                     73.68                        0.250              0.017    0.358
4882063   SAN JOSE                   80.00                        0.250              0.017    0.483
4882069   PHOENIX                    74.07                        0.250              0.017    0.608
4882070   PALOS VERDES ESTATES       68.32                        0.250              0.017    0.483
4882076   LAS VEGAS                  78.98                        0.250              0.017    0.358
4882091   MANTECA                    80.00                        0.250              0.017    0.358
4882095   SAN RAMON                  77.57                        0.250              0.017    0.733
4882097   ENCINITAS                  66.67                        0.250              0.017    0.483
4882104   POWAY                      72.73                        0.250              0.017    0.608
4882108   VAN BUREN TWP              74.89                        0.250              0.017    0.858
4882116   BROADVIEW HEIGHTS          80.00                        0.250              0.017    0.608
4882119   PALOS VERDES ESTATES       66.67                        0.250              0.017    0.483
4882134   SAN JOSE                   65.69                        0.250              0.017    0.733
4882154   NEVADA CITY                60.46                        0.250              0.017    0.483
4882155   WHITE PLAINS               86.21               01       0.250              0.017    0.983
4882159   PORTLAND                   75.00                        0.250              0.017    0.483
4882165   ARCADIA                    80.00                        0.250              0.017    0.733
4882189   REDWOOD CITY               54.95                        0.250              0.017    0.608
4882199   GIG HARBOR                 80.00                        0.250              0.017    0.608
4882224   SAN JOSE                   56.98                        0.250              0.017    0.483
4882230   SCOTTSDALE                 79.88                        0.250              0.017    0.733
4882231   PLEASANT HILL              73.68                        0.250              0.017    0.483
4882243   REDMOND                    72.60                        0.250              0.017    0.608
4882246   SARATOGA                   34.88                        0.250              0.017    0.483
4882255   LOS ALTOS                  75.76                        0.250              0.017    0.858
4882265   SAN DIEGO                  80.00                        0.250              0.017    0.858
4882280   MIDDLETON                  71.67                        0.250              0.017    0.858
4882290   LOS ANGELES STUDIO CITY A  80.00                        0.250              0.017    0.733
4882295   WOODLAND HILLS             80.00                        0.250              0.017    0.858
4882302   FULLERTON                  63.81                        0.250              0.017    0.858
4882310   SUNNYVALE                  80.00                        0.250              0.017    0.858
4882317   TUSTIN                     73.65                        0.250              0.017    0.608
4882341   MILL VALLEY                44.26                        0.250              0.017    0.608
4882342   BERKELEY                   64.04                        0.250              0.017    0.608
4882360   LOS GATOS                  79.96                        0.250              0.017    0.858
4882366   PLEASANTON                 75.14                        0.250              0.017    0.858
4882386   RENO                       53.50                        0.250              0.017    0.608
4882390   PORTLAND                   79.66                        0.250              0.017    0.608
4882394   REDWOOD CITY               71.01                        0.250              0.017    0.483
4882398   REDWOOD CITY               80.00                        0.250              0.017    0.483
4882402   SAN JOSE                   80.00                        0.250              0.017    0.608
4882407   SAN MATEO                  52.09                        0.250              0.017    0.733
4882413   PLEASANT HILL              80.00                        0.250              0.017    0.733
4882417   COMMERCE TWP               80.00                        0.250              0.017    0.733
4882439   SAN DIEGO                  69.71                        0.250              0.017    0.483
4882447   DRAPER                     73.75                        0.250              0.017    0.483
4882448   LAKE OSWEGO                32.43                        0.250              0.017    0.858
4882451   LOS ANGELES                54.61                        0.250              0.017    0.858
4882466   CASTLE ROCK                69.29                        0.250              0.017    0.483
4882468   SAN MATEO                  63.59                        0.250              0.017    0.608
4882476   BIRMINGHAM                 80.00                        0.250              0.017    0.608
4882492   SANTA ROSA                 76.92                        0.250              0.017    0.733
4882497   LOS ANGELES                70.50                        0.250              0.017    0.733
4882504   CYPRESS                    68.35                        0.250              0.017    0.733
4882505   FREMONT                    66.02                        0.250              0.017    0.858
4882507   MANHATTAN BEACH            68.93                        0.250              0.017    0.733
4882519   CORTE MADERA               79.29                        0.250              0.017    0.733
4882525   SAN JOSE                   71.32                        0.250              0.017    0.733
4882532   LOS ANGELES                72.84                        0.250              0.017    0.858
4882533   SAN FRANCISCO              80.00                        0.250              0.017    0.858
4882546   ALISO VIEJO                74.93                        0.250              0.017    0.733
4882550   CYPRESS                    80.00                        0.250              0.017    0.733
4882554   DENVER                     70.86                        0.250              0.017    0.608
4882564   PARADISE VALLEY            73.44                        0.250              0.017    0.608
4882570   SUNNYVALE                  80.00                        0.250              0.017    0.733
4882582   SANTA ROSA                 89.99               01       0.250              0.017    0.608
4882602   SAN MATEO                  71.55                        0.250              0.017    0.608
4882625   TRABUCO CANYON             90.00               13       0.250              0.017    0.608
4882666   LOS GATOS                  80.00                        0.250              0.017    0.858
4882704   SANTA CLARA                80.00                        0.250              0.017    0.733
4882710   NOVATO                     61.82                        0.250              0.017    0.483
4882717   VENTURA                    90.00               01       0.250              0.017    0.733
4882720   MOUNTAIN VIEW              59.89                        0.250              0.017    0.358
4882741   SAUGUS                     89.78               06       0.250              0.017    0.483
4882743   MISSION VIEJO              71.61                        0.250              0.017    0.483
4882753   LOS ANGELES                73.28                        0.250              0.017    0.858
4882770   GREENSBORO                 64.31                        0.250              0.017    0.483
4882778   OAKLAND                    69.00                        0.250              0.017    0.858
4882784   CULVER CITY                73.49                        0.250              0.017    0.858
4882804   GLENDORA                   80.00                        0.250              0.017    0.608
4882851   SAN RAFAEL                 77.65                        0.250              0.017    0.858
4882863   TARZANA                    80.00                        0.250              0.017    0.608
4882873   CAMARILLO                  78.95                        0.250              0.017    0.608
4882917   MISSION VIEJO              80.00                        0.250              0.017    0.483
4882948   BERKELEY                   80.00                        0.250              0.017    0.358
4882961   SANTA CLARITA              80.00                        0.250              0.017    0.858
4882977   SALT LAKE CITY             72.22                        0.250              0.017    0.858
4882991   SAN MATEO                  74.88                        0.250              0.017    0.858
4883050   LONG BEACH                 89.87               17       0.250              0.017    0.858
4883103   MILFORD                    60.50                        0.250              0.017    0.358
4883158   TRUCKEE                    73.78                        0.250              0.017    0.608
4883176   VALENCIA                   70.83                        0.250              0.017    0.483
4883180   ESTES PARK                 71.43                        0.250              0.017    0.733
4883185   FOSTER CITY                68.79                        0.250              0.017    0.733
4883188   FREMONT                    80.00                        0.250              0.017    0.858
4883192   CAPE MAY                   90.00               01       0.250              0.017    1.108
4883197   BELMONT                    72.39                        0.250              0.017    0.858
4883199   TRABUCO CANYON             90.00               13       0.250              0.017    0.483
4883210   FAIR OAKS                  80.00                        0.250              0.017    0.483
4883218   LOS GATOS                  63.68                        0.250              0.017    0.483
4883222   PROVO                      70.47                        0.250              0.017    0.608
4883230   PLEASANTON                 80.00                        0.250              0.017    0.483
4883231   SAN RAFAEL                 59.83                        0.250              0.017    0.358
4883239   SAN JOSE                   74.84                        0.250              0.017    0.858
4883258   LOS ANGELES                77.50                        0.250              0.017    0.733
4883262   TARZANA                    67.96                        0.250              0.017    0.483
4883268   REDONDO BEACH              80.00                        0.250              0.017    0.608
4883270   SANTA ROSA                 76.26                        0.250              0.017    0.358
4883285   SUNNYVALE                  80.00                        0.250              0.017    0.483
4883299   DANVILLE                   63.33                        0.250              0.017    0.983
4883324   CUPERTINO                  73.21                        0.250              0.017    0.608
4883330   SEBASTOPOL                 80.00                        0.250              0.017    0.858
4883342   PETALUMA                   80.00                        0.250              0.017    0.483
4883353   COTATI                     80.00                        0.250              0.017    0.358
4883363   W. BLOOMFIELD              64.79                        0.250              0.017    0.733
4883367   CORBETT                    61.88                        0.250              0.017    0.608
4883374   LOS ANGELES                80.00                        0.250              0.017    0.358
4883406   HUNTINGTON BEACH           89.40               06       0.250              0.017    0.483
4883407   REDWOOD CITY               46.48                        0.250              0.017    0.358
4883418   ROCKLIN                    80.00                        0.250              0.017    0.608
4883424   DANVILLE                   80.00                        0.250              0.017    0.858
4883427   ALBANY                     77.12                        0.250              0.017    0.608
4883429   CULVER CITY                77.42                        0.250              0.017    0.608
4883440   LAFAYETTE                  70.42                        0.250              0.017    0.733
4883462   PLEASANTON                 80.00                        0.250              0.017    0.733
4883493   ORANGE                     79.92                        0.250              0.017    0.733
4883498   LOS ALTOS                  31.67                        0.250              0.017    0.858
4883506   SAN JOSE                   79.99                        0.250              0.017    0.733
4883509   SHERMAN OAKS               56.27                        0.250              0.017    0.733
4883513   DANVILLE                   74.32                        0.250              0.017    0.858
4883521   EDGEWOOD                   76.51                        0.250              0.017    0.608
4883524   MILPITAS                   79.90                        0.250              0.017    0.483
4883541   SANTA MONICA               52.94                        0.250              0.017    0.483
4883544   CASTRO VALLEY              79.99                        0.250              0.017    0.483
4883551   LA SELVA BEACH             67.17                        0.250              0.017    0.858
4883563   MANHATTAN BEACH            75.00                        0.250              0.017    0.733
4883564   BERKELEY                   74.58                        0.250              0.017    0.608
4883574   ORANGE                     80.00                        0.250              0.017    0.733
4883578   SCOTTSDALE                 84.85               17       0.250              0.017    0.608
4883580   BERKELEY                   51.77                        0.250              0.017    0.233
4883602   MORRISVILLE                78.64                        0.250              0.017    0.358
4883617   LAGUNA NIGUEL              80.00                        0.250              0.017    0.608
4883646   AGOURA                     80.00                        0.250              0.017    0.483
4883658   VENTURA                    75.86                        0.250              0.017    0.483
4883689   WHITSETT                   72.78                        0.250              0.017    0.358
4883721   NEW YORK                   90.00               33       0.250              0.017    0.608
4883739   FREMONT                    79.93                        0.250              0.017    0.358
4883758   SAN JOSE                   70.34                        0.250              0.017    0.608
4883802   ANGWIN                     75.61                        0.250              0.017    0.858
4883818   PACIFICA                   68.18                        0.250              0.017    0.858
4883831   SAN JOSE                   77.16                        0.250              0.017    0.483
4883832   FLORAL PARK                80.00                        0.250              0.017    1.108
4883845   SCOTCH PLAINS              73.53                        0.250              0.017    0.233
4883846   SAN MATEO                  63.30                        0.250              0.017    0.358
4883860   SHORT HILLS                68.59                        0.250              0.017    0.483
4883879   PORT WASHINGTON            80.00                        0.250              0.017    0.858
4883884   SAN JUAN CAPRISTRANO       62.14                        0.250              0.017    0.733
4883934   SAN JOSE                   71.64                        0.250              0.017    0.608
4883972   CARNELIAN BAY              80.00                        0.250              0.017    0.858
4884007   SANTA CLARITA              78.63                        0.250              0.017    0.858
4884012   HEMET                      62.50                        0.250              0.017    0.983
4884042   BIRMINGHAM                 70.03                        0.250              0.017    0.358
4884058   SANTA ROSA                 77.04                        0.250              0.017    0.483
4884095   NEW HAVEN                  88.75               11       0.250              0.017    1.233
4884161   TRABUCO CANYON             90.00               06       0.250              0.017    0.733
4884170   SANTA BARBARA              80.00                        0.250              0.017    0.858
4884172   SALT LAKE CITY             71.62                        0.250              0.017    0.608
4884173   TARZANA                    72.65                        0.250              0.017    0.483
4884175   ANAHEIM                    90.00               12       0.250              0.017    0.358
4884179   TRABUCO CANYON             75.00                        0.250              0.017    0.483
4884180   SAN JOSE                   89.68               13       0.250              0.017    0.858
4884181   PIEDMONT                   72.16                        0.250              0.017    0.483
4884183   SAN FRANCISCO              72.92                        0.250              0.017    0.858
4884184   PALO ALTO                  68.00                        0.250              0.017    0.733
4884185   SEATTLE                    65.92                        0.250              0.017    0.858
4884186   ORINDA                     80.00                        0.250              0.017    0.358
4884187   KIRKLAND                   57.02                        0.250              0.017    0.358
4884190   SEATTLE                    64.57                        0.250              0.017    0.858
4884197   FOOTHILL RANCH             59.23                        0.250              0.017    0.483
4884198   ROWLAND HEIGHTS            77.71                        0.250              0.017    0.483
4884201   SAN RAMON                  74.18                        0.250              0.017    0.858
4884204   SAN FRANCISCO              80.00                        0.250              0.017    0.358
4884259   SUISUN                     80.00                        0.250              0.017    0.858
4884267   CUPERTINO                  65.42                        0.250              0.017    0.733
4884282   MENLO PARK                 70.65                        0.250              0.017    0.733
4884287   MILLBRAE                   70.93                        0.250              0.017    0.483
4884304   LAFAYETTE                  69.02                        0.250              0.017    0.858
4884332   CLEVELAND HEIGHTS          78.38                        0.250              0.017    0.608
4884374   LOS ANGELES                73.93                        0.250              0.017    0.608
4884451   RANCHO SANTA MARGARITA     74.48                        0.250              0.017    0.983
4884462   NORCO                      85.00               01       0.250              0.017    1.108
4884485   LAGUNA NIGUEL              75.00                        0.250              0.017    0.733
4884492   NOVATO                     69.25                        0.250              0.017    0.358
4884621   LITTLE ROCK                90.00               13       0.250              0.017    0.483
4884678   NEWPORT COAST              74.00                        0.250              0.017    0.000
4884720   LIVERMORE                  66.31                        0.250              0.017    0.608
4885008   GREEN BROOK                79.20                        0.250              0.017    0.733
4885024   REDWOOD CITY               56.67                        0.250              0.017    0.483
4885045   PLAINVIEW                  89.48               12       0.250              0.017    0.858
4885165   BAKERSFIELD                89.90               24       0.250              0.017    0.733
4885169   GLOUCESTER                 95.00               24       0.250              0.017    0.608
4885188   TULSA                      71.23                        0.250              0.017    0.983
4885338   FAIRFAX                    80.00                        0.250              0.017    0.733
4885368   DURHAM                     77.94                        0.250              0.017    0.608
4885938   LOS ANGELES                80.00                        0.250              0.017    0.483
4885947   CARY                       75.60                        0.250              0.017    0.858
4885961   CARLSBAD                   74.49                        0.250              0.017    0.733
4885966   MISSION VIEJO              79.37                        0.250              0.017    0.608
4885981   MALIBU                     50.83                        0.250              0.017    0.858
4886135   IRVINE                     58.60                        0.250              0.017    0.733
4886142   IRVINE                     65.91                        0.250              0.017    0.483
4886147   TORRANCE                   72.39                        0.250              0.017    0.733
4886155   OXNARD                     80.00                        0.250              0.017    0.858
4886173   FULLERTON                  79.69                        0.250              0.017    0.608
4886251   VILLA PARK                 53.26                        0.250              0.017    0.858
4886256   LONG BEACH                 73.52                        0.250              0.017    0.608
4886265   TORRANCE                   74.65                        0.250              0.017    0.858
4886267   CAMARILLO                  66.00                        0.250              0.017    0.733
4886272   NEWBURY PARK               62.84                        0.250              0.017    0.483
4886286   SAN CLEMENTE               73.61                        0.250              0.017    0.858
4886345   SANTA ANA                  75.84                        0.250              0.017    0.733
4886361   THOUSAND OAKS              63.13                        0.250              0.017    0.858
4886365   NORTHRIDGE                 68.29                        0.250              0.017    0.858
4886408   SANTA ANA                  95.00               06       0.250              0.017    0.608
4886423   POWAY                      62.50                        0.250              0.017    0.983
4886440   UNION CITY                 95.00               12       0.250              0.017    0.858
4886477   TORRANCE                   80.00                        0.250              0.017    0.483
4886501   DANVILLE                   67.79                        0.250              0.017    0.608
4886508   RICHMOND                   76.88                        0.250              0.017    1.108
4886512   DALY CITY                  89.98               12       0.250              0.017    0.733
4887430   IRVINE                     73.73                        0.250              0.017    0.858
4887437   SAN CARLOS                 43.51                        0.250              0.017    0.483
4887453   SOUTH PASADENA             80.00                        0.250              0.017    0.858
4887458   LOS ANGELES                76.55                        0.250              0.017    0.733
4887468   LAGUNA NIGUEL              73.45                        0.250              0.017    0.483
4887474   GLENDALE                   78.03                        0.250              0.017    0.733
4887481   MISSION VIEJO              51.55                        0.250              0.017    0.858
4887523   AMAGANSETT                 51.61                        0.250              0.017    0.858
4887549   LOS ANGELES                76.92                        0.250              0.017    0.858
4887555   WINDERMERE                 74.63                        0.250              0.017    0.733
4887557   IRVINE                     61.92                        0.250              0.017    0.733
4887562   PLACENTIA                  88.66               33       0.250              0.017    0.608
4887583   HUNTINGTON                 78.57                        0.250              0.017    0.733
4887589   TUSTIN                     72.43                        0.250              0.017    0.733
4887599   CYPRESS                    59.77                        0.250              0.017    0.733
4887621   SAN MARINO                 68.09                        0.250              0.017    0.733
4887631   WOODMERE                   55.28                        0.250              0.017    0.608
4887665   COTO DE CAZA               73.89                        0.250              0.017    0.858
4887668   SAN JUAN CAPISTRANO        65.74                        0.250              0.017    0.733
4887677   SANTA ANA                  73.67                        0.250              0.017    0.858
4887683   YORBA LINDA                61.11                        0.250              0.017    0.358
4887737   RANCHO PALOS VERDES        67.11                        0.250              0.017    0.733
4887743   BEDFORD                    80.00                        0.250              0.017    0.733
4887789   SAN JOSE                   79.79                        0.250              0.017    0.483
4887791   NEW YORK                   56.00                        0.250              0.017    0.108
4888120   BETHESDA                   88.00               17       0.250              0.017    0.483
4888537   SAN DIEGO                  69.78                        0.250              0.017    0.608
4888579   FOUNTAIN VALLEY            68.18                        0.250              0.017    0.858
4888613   TUSTIN                     62.07                        0.250              0.017    0.483
4888637   SAN JOSE                   72.79                        0.250              0.017    0.733
4888663   SAN JOSE                   56.29                        0.250              0.017    0.733
4888708   CHICAGO                    52.31                        0.250              0.017    0.483
4888907   LOS GATOS                  80.00                        0.250              0.017    0.858
4888927   SAN JOSE                   58.10                        0.250              0.017    0.733
4888952   SAN FRANCISCO              66.86                        0.250              0.017    0.858
4889251   MISSION VIEJO              75.43                        0.250              0.017    0.733
4889270   LOS ALAMITOS               79.87                        0.250              0.017    0.233
4889272   SAN DIEGO                  79.57                        0.250              0.017    0.733
4889281   QUIOGUE                    56.60                        0.250              0.017    0.483
4889282   CORONA                     79.97                        0.250              0.017    0.000
4889290   REDONDO BEACH              76.17                        0.250              0.017    0.858
4889339   SARATOGA                   56.36                        0.250              0.017    1.108
4889406   LOS ANGELES                79.75                        0.250              0.017    0.733
4889410   LOS ANGELES                74.15                        0.250              0.017    0.483
4889492   BOCA RATON                 73.26                        0.250              0.017    0.358
4889638   DANVILLE                   80.00                        0.250              0.017    0.358
4889779   JAMESVILLE                 62.50                        0.250              0.017    0.858
4889781   LOS ANGELES                80.00                        0.250              0.017    0.233
4889785   REDONDO BEACH              62.92                        0.250              0.017    0.733
4889806   LAKE HUGHES                71.69                        0.250              0.017    0.858
4889815   CHINO HILLS                90.00               33       0.250              0.017    0.858
4889818   CHINO HILLS                74.06                        0.250              0.017    0.733
4889885   TRABUCO CANYON             45.71                        0.250              0.017    0.858
4889891   DOVE CANYON                59.57                        0.250              0.017    0.608
4889898   RIVERSIDE                  60.11                        0.250              0.017    0.733
4889909   GLENDALE                   71.90                        0.250              0.017    0.358
4890027   LA MIRADA                  79.60                        0.250              0.017    0.733
4890035   TORRANCE                   78.15                        0.250              0.017    0.733
4890037   NOVATO                     59.48                        0.250              0.017    0.733
4890048   MISSION VIEJO              47.38                        0.250              0.017    0.733
4890068   HUNTINGTON BEACH           77.07                        0.250              0.017    1.108
4890192   IRVINE                     65.88                        0.250              0.017    0.858
4890206   SAN BUENAVENTURA           58.55                        0.250              0.017    0.858
4890214   PACIFIC GROVE              80.00                        0.250              0.017    0.608
4890358   SANTA MONICA               44.00                        0.250              0.017    0.858
4890360   BERKELEY                   38.41                        0.250              0.017    0.358
4890601   FORT LAUDERDALE            72.90                        0.250              0.017    0.733
4890643   SURFSIDE                   80.00                        0.250              0.017    0.483
4890662   MIAMI BEACH                80.00                        0.250              0.017    0.358
4891063   SANTA CRUZ                 72.54                        0.250              0.017    0.858
4891544   BEAVERTON                  80.00                        0.250              0.017    0.733
4892004   ODESSA                     80.00                        0.250              0.017    0.608
4892104   SAN FRANCISCO              90.00               01       0.250              0.017    0.483
4892125   HIGHLAND PARK              56.90                        0.250              0.017    0.608
4892155   WEST HILLS                 79.90                        0.250              0.017    0.858
4892166   IRVINE                     78.81                        0.250              0.017    0.733
4892174   RANCHO PALOS VERDES        54.00                        0.250              0.017    0.733
4892181   LAFAYETTE                  46.06                        0.250              0.017    0.733
4892278   YORBA LINDA                77.61                        0.250              0.017    0.733
4892282   LOS ANGELES                35.33                        0.250              0.017    0.858
4892502   FOSTER CITY                80.00                        0.250              0.017    0.483
4892954   SANTA CRUZ                 80.00                        0.250              0.017    0.358
4893364   MOUNTAIN VIEW              58.20                        0.250              0.017    0.858
4893382   BRIDGEWATER                79.98                        0.250              0.017    0.733
4894422   BIRMINGHAM                 76.25                        0.250              0.017    0.358
4894932   LOS ANGELES                80.00                        0.250              0.017    0.983
4894950   SANTA MONICA               71.86                        0.250              0.017    0.983
4895044   CUPERTINO                  66.67                        0.250              0.017    1.108
4895089   SAN RAMON                  75.84                        0.250              0.017    0.983
4895262   SANDY                      55.91                        0.250              0.017    1.108
4895325   REDONDO BEACH              67.30                        0.250              0.017    1.108
4895346   REDWOOD CITY               80.00                        0.250              0.017    0.483
4895585   AUSTIN                     80.00                        0.250              0.017    0.483
4895854   TEMECULA                   80.00                        0.250              0.017    0.983
4895870   BOUNTIFUL                  74.77                        0.250              0.017    0.983
4895902   FRESNO                     65.31                        0.250              0.017    0.983
4895991   LA PALMA                   72.80                        0.250              0.017    0.483
4896389   LA MIRADA                  64.74                        0.250              0.017    0.733
4896401   LOS ANGELES                61.81                        0.250              0.017    0.733
4896408   ORANGE                     80.00                        0.250              0.017    0.733
4896410   DUBLIN                     74.64                        0.250              0.017    0.858
4896420   SANTA BARBARA              60.00                        0.250              0.017    0.483
4896521   BYRON                      35.71                        0.250              0.017    0.733
4896674   DEL MAR                    67.82                        0.250              0.017    0.983
4896740   LOS ANGELES                73.91                        0.250              0.017    0.983
4896759   SAN JOSE                   77.26                        0.250              0.017    0.483
4896803   SEBASTOPOL                 80.00                        0.250              0.017    0.983
4896808   CASTRO VALLEY              76.67                        0.250              0.017    0.983
4897267   MILPITAS                   65.00                        0.250              0.017    0.983
4897276   LOS ALTOS                  57.18                        0.250              0.017    0.983
4897347   MILLBRAE                   68.04                        0.250              0.017    1.108
4897368   CYPRESS                    70.29                        0.250              0.017    0.983
4897496   DANVILLE                   57.61                        0.250              0.017    0.608
4897662   SAN CLEMENTE               71.92                        0.250              0.017    0.733
4897686   BELVEDERE                  34.17                        0.250              0.017    0.608
4897709   OLALLA                     68.22                        0.250              0.017    0.358
4897826   CLIVE                      48.15                        0.250              0.017    0.608
4897857   SOQUEL                     79.04                        0.250              0.017    1.233
4897858   BEN LOMOND                 80.00                        0.250              0.017    0.983
4897889   MONETA                     78.71                        0.250              0.017    0.358
4897907   GILROY                     80.00                        0.250              0.017    1.108
4897911   BELMONT                    80.00                        0.250              0.017    1.108
4897931   SAN JOSE                   75.00                        0.250              0.017    1.358
4897937   DALLAS                     80.00                        0.250              0.017    0.858
4897962   WESTERN SPRINGS            85.00               13       0.250              0.017    0.858
4898382   SAN JOSE                   75.00                        0.250              0.017    0.983
4898402   WEST ROXBURY               57.95                        0.250              0.017    0.983
4898424   PIEDMONT                   80.00                        0.250              0.017    0.983
4898464   WILLIAMSBURG               95.00               11       0.250              0.017    0.608
4898757   BROAD RUN                  80.00                        0.250              0.017    0.483
4898764   LEE'S SUMMIT               95.00               13       0.250              0.017    0.858
4898808   MILLBRAE                   61.67                        0.250              0.017    0.858
4898841   LOS GATOS                  68.31                        0.250              0.017    0.608
4898877   LITTLE SILVER              69.77                        0.250              0.017    0.983
4898911   WALL                       70.00                        0.250              0.017    1.108
4898937   MOUNTAIN VIEW              80.00                        0.250              0.017    0.983
4898969   VERNON HILLS               95.00               33       0.250              0.017    0.733
4899180   SUNNYVALE                  74.15                        0.250              0.017    0.983
4899385   PLEASANTON                 80.00                        0.250              0.017    0.858
4899468   ST. LOUIS                  70.83                        0.250              0.017    0.858
4899497   CONIFER                    90.00               06       0.250              0.017    0.733
4899503   KENMORE                    90.00               13       0.250              0.017    0.233
4899542   JACKSONVILLE               95.00               11       0.250              0.017    1.358
4899557   WILDWOOD                   80.00                        0.250              0.017    0.858
4899747   HUNTINGTON BEACH           80.00                        0.250              0.017    0.358
4899784   ROWLAND HEIGHTS            79.99                        0.250              0.017    0.608
4899972   SAN JOSE                   61.73                        0.250              0.017    0.358
4899986   SEATTLE                    67.14                        0.250              0.017    0.733
4900502   THOUSAND OAKS              51.44                        0.250              0.017    0.608
4900519   SAN JOSE                   80.00                        0.250              0.017    0.733
4900526   REDWOOD CITY               80.00                        0.250              0.017    0.858
4900534   STEVENSON RANCH            85.71               13       0.250              0.017    0.858
4900545   SAN FRANCISCO              80.00                        0.250              0.017    0.983
4900566   TOWN   COUNTRY             78.06                        0.250              0.017    0.483
4900611   SAN JOSE                   88.62               13       0.250              0.017    0.358
4900631   MILLERSVILLE               79.31                        0.250              0.017    0.733
4900811   HERMOSA BEACH              75.57                        0.250              0.017    0.733
4900832   SAN JOSE                   70.00                        0.250              0.017    0.608
4900882   GOODYEAR                   90.00               12       0.250              0.017    0.608
4900937   CARLSBAD                   75.72                        0.250              0.017    0.483
4900949   LOS ALAMITOS               89.70               01       0.250              0.017    0.733
4900983   LONG BEACH                 80.00                        0.250              0.017    0.608
4900993   GLENDALE                   68.63                        0.250              0.017    0.608
4901046   SAN CLEMENTE               67.16                        0.250              0.017    0.233
4901065   DALY CITY                  75.00                        0.250              0.017    0.483
4901110   TIBURON                    64.79                        0.250              0.017    0.608
4901137   ST GEORGE                  71.88                        0.250              0.017    0.608
4901210   STOCKTON                   66.67                        0.250              0.017    0.358
4901242   SAN JOSE                   76.00                        0.250              0.017    0.358
4901264   MISSION                    87.74               06       0.250              0.017    0.608
4901370   MONROVIA                   76.96                        0.250              0.017    0.483
4901421   PLEASANTON                 78.73                        0.250              0.017    0.733
4901459   BERKLEY                    80.00                        0.250              0.017    0.483
4901540   BLOOMFIELD TOWNSHIP        62.92                        0.250              0.017    0.608
4901868   REDWOOD CITY               66.88                        0.250              0.017    0.608
4901885   VENTURA                    74.63                        0.250              0.017    0.733
4901893   GRANITE BAY                65.33                        0.250              0.017    0.608
4901896   CUPERTINO                  53.13                        0.250              0.017    0.733
4901903   LA CANADA                  72.75                        0.250              0.017    0.233
4901926   MIAMI                      79.60                        0.250              0.017    0.608
4901981   CASTRO VALLEY              79.98                        0.250              0.017    0.483
4901998   PINOLE                     78.26                        0.250              0.017    0.733
4902014   BLOOMFIELD HILLS           74.13                        0.250              0.017    0.983
4902050   BANKS                      80.00                        0.250              0.017    0.483
4902051   LAGUNA NIGUEL              80.00                        0.250              0.017    0.608
4902064   NAPA                       65.44                        0.250              0.017    0.608
4902077   WATSONVILLE                60.47                        0.250              0.017    0.000
4902093   SACRAMENTO                 65.00                        0.250              0.017    0.733
4902120   RIPON                      75.34                        0.250              0.017    0.233
4902122   NORTH REDLANDS             66.32                        0.250              0.017    0.733
4902139   ORANGE                     63.70                        0.250              0.017    0.733
4902145   GRANITE BAY                78.59                        0.250              0.017    0.733
4902164   OAKLAND                    75.43                        0.250              0.017    0.483
4902174   RANCHO PALOS VERDES        62.99                        0.250              0.017    0.483
4902183   ALHAMBRA                   72.60                        0.250              0.017    0.733
4902195   CLAREMONT                  79.71                        0.250              0.017    0.608
4902223   ESCONDIDO                  77.92                        0.250              0.017    0.483
4902299   FREMONT                    80.00                        0.250              0.017    0.233
4902320   NAPA                       74.99                        0.250              0.017    0.608
4902357   EL CERRITO                 73.06                        0.250              0.017    0.733
4902373   CORONA                     90.00               01       0.250              0.017    0.608
4902391   SANTA CRUZ                 79.62                        0.250              0.017    0.608
4902395   BEVERLY HILLS              34.67                        0.250              0.017    0.733
4902469   SANTA CRUZ                 80.00                        0.250              0.017    0.608
4902510   LAS VEGAS                  79.94                        0.250              0.017    0.483
4902545   CAMPBELL                   49.12                        0.250              0.017    0.733
4902556   LAGUNA NIGEL               75.69                        0.250              0.017    0.733
4902655   PETALUMA                   80.00                        0.250              0.017    0.733
4902674   OLATHE                     80.00                        0.250              0.017    0.858
4902781   CASTRO VALLEY              72.73                        0.250              0.017    0.608
4902825   DANVILLE                   59.34                        0.250              0.017    0.733
4903065   SAN JOSE                   80.00                        0.250              0.017    0.358
4903094   SAN DIEGO                  90.00               01       0.250              0.017    0.483
4903106   LOS ANGELES                70.83                        0.250              0.017    0.233
4903116   SAN JOSE                   80.00                        0.250              0.017    0.608
4903141   THOUSAND OAKS              69.83                        0.250              0.017    0.733
4903211   SANTA ROSA                 75.25                        0.250              0.017    0.608
4903227   MISSION VIEJO              80.00                        0.250              0.017    0.608
4903305   UNION CITY                 80.00                        0.250              0.017    0.483
4903311   REDWOOD CITY               80.00                        0.250              0.017    0.733
4903322   WOODSIDE                   36.36                        0.250              0.017    0.233
4903347   PETALUMA                   89.87               01       0.250              0.017    0.233
4903359   ELK GROVE                  79.54                        0.250              0.017    0.483
4903373   SAN CLEMENTE               51.61                        0.250              0.017    0.233
4903389   LIVERMORE                  80.00                        0.250              0.017    0.483
4903410   SAN BRUNO                  74.03                        0.250              0.017    0.233
4903425   REDWOOD CITY               73.26                        0.250              0.017    0.608
4903530   SCOTTSDALE                 80.00                        0.250              0.017    0.608
4903681   LOS ANGELES VENICE AREA    76.92                        0.250              0.017    0.608
4903783   RANCHO PALOS VERDES        73.45                        0.250              0.017    0.733
4903795   HUNTINGTON BEACH           38.97                        0.250              0.017    0.233
4903834   SAN DIEGO                  80.00                        0.250              0.017    0.233
4903923   SANTA MONICA               75.00                        0.250              0.017    0.733
4903951   FOSTER CITY                52.58                        0.250              0.017    0.483
4903979   LOS ANGELES                61.98                        0.250              0.017    0.733
4903980   CANYON LAKE                80.00                        0.250              0.017    0.733
4904092   SAN FRANCISCO              54.63                        0.250              0.017    0.858
4907051   NEWARK                     67.90                        0.250              0.017    0.858
4907082   PLEASANTON                 79.99                        0.250              0.017    0.733
4907135   SAN DIEGO                  79.23                        0.250              0.017    0.858
4908652   NAPERVILLE                 80.00                        0.250              0.017    1.108
4909969   TULSA                      77.92                        0.250              0.017    0.733
6430223   MPLS                       80.00                        0.250              0.017    0.733
6432608   NEWPORT COAST              74.43                        0.250              0.017    0.858
6444436   FORT COLLINS               78.64                        0.250              0.017    1.108
6498878   LANDENBERG                 80.00                        0.250              0.017    0.358
6499959   DELAFIELD                  80.00                        0.250              0.017    1.233
6520397   CASTLE ROCK                80.00                        0.250              0.017    0.858
6527775   FOUNTAINVILLE              80.00                        0.250              0.017    0.483
6555115   COLLEYVILLE                69.32                        0.250              0.017    0.483
6558600   FORT COLLINS               58.82                        0.250              0.017    0.858
6566285   BETHLEHEM TWNSP            80.00                        0.250              0.017    0.858
6577216   STOUGHTON                  80.00                        0.250              0.017    1.233
6588766   NORTH HAMPTON              85.00               17       0.250              0.017    1.608
6591313   JACKSON                    74.29                        0.250              0.017    0.733
6594925   LAKE ELMO                  80.00                        0.250              0.017    0.733
6609161   PACIFICA                   75.00                        0.250              0.017    0.608
6610775   MAHOPAC                    62.50                        0.250              0.017    1.233
6620813   SAN MATEO                  95.00               17       0.250              0.017    1.358
6633901   COLORADO SPRINGS           75.00                        0.250              0.017    0.733
6634680   LAKEVILLE                  80.00                        0.250              0.017    0.858
6640039   CHANDLER                   80.00                        0.250              0.017    0.733
6644647   BERWYN                     80.95                        0.250              0.017    0.233
6646018   MIAMI                      50.00                        0.250              0.017    0.858
6646959   GOLDEN                     73.18                        0.250              0.017    0.608
6647244   MONTGOMERY                 76.85                        0.250              0.017    1.108
6655429   FRANKFORD TWP              95.00               06       0.250              0.017    1.233
6663906   VERONA                     80.00                        0.250              0.017    0.358
6672160   HIGHLAND                   80.00                        0.250              0.017    0.733
6684358   COLORADO SPRINGS           90.00               33       0.250              0.017    0.858
6687680   SAN DIEGO                  80.00                        0.250              0.017    0.608
6700950   LIVERMORE                  80.00                        0.250              0.017    0.358
6712497   DENVER                     70.00                        0.250              0.017    0.608
6713356   REDWOOD CITY               75.00                        0.250              0.017    0.733
6715307   LA VERNE                   80.00                        0.250              0.017    0.858
6716615   SHARON                     90.00               33       0.250              0.017    1.108
6717325   RAPID CITY                 88.77               33       0.250              0.017    0.983
6730581   KENNETT SQUARE             79.22                        0.250              0.017    0.983
6737838   SAN DIEGO                  79.99                        0.250              0.017    0.483
6739748   SAN DIEGO                  89.99               17       0.250              0.017    0.483
6740977   SHOREWOOD                  74.96                        0.250              0.017    0.608
6743407   LAS FLORES                 90.00               17       0.250              0.017    0.983
6748119   PISCATAWAY                 94.63               06       0.250              0.017    1.233
6759481   SHREWSBURY                 76.49                        0.250              0.017    0.608
6765696   EDEN PRAIRIE               80.00                        0.250              0.017    0.733
6767633   OTTSVILLE                  79.99                        0.250              0.017    0.233
6780005   SAN DIEGO                  69.56                        0.250              0.017    0.608
6786881   BERKELEY HTS               80.00                        0.250              0.017    0.483
6791792   KATY                       95.00               33       0.250              0.017    1.108
6792990   GLENDALE                   79.97                        0.250              0.017    0.733
6798296   MINNEAPOLIS                95.00               01       0.250              0.017    0.733
6798593   SANTA CLARA                95.00               17       0.250              0.017    0.983
6802917   AUSTIN                     94.32               33       0.250              0.017    0.733
6805073   PITTSBURGH                 90.00               17       0.250              0.017    0.858
6805798   MISSOURI CITY              80.00                        0.250              0.017    0.608
6808595   PAWLING                    72.10                        0.250              0.017    1.108
6812910   PHOENIX                    80.00                        0.250              0.017    0.483
6818526   GILROY                     89.99               17       0.250              0.017    1.358
6818898   ELLICOTT CITY              95.00               11       0.250              0.017    0.608
6823887   NEWTOWN                    80.00                        0.250              0.017    0.983
6826128   PLYMOUTH                   80.00                        0.250              0.017    0.983
6826167   MARBLEHEAD                 74.71                        0.250              0.017    0.358
6829446   MEDINA                     72.44                        0.250              0.017    0.858
6830450   SHREWSBURY                 79.86                        0.250              0.017    0.858
6835461   SAN DIEGO                  54.27                        0.250              0.017    0.858
6836139   LIVINGSTON                 75.06                        0.250              0.017    0.983
6838687   GIG HARBOR                 80.00                        0.250              0.017    0.483
6839922   VIENNA                     80.00                        0.250              0.017    0.108
6840344   LAFAYETTE                  80.00                        0.250              0.017    1.108
6842273   GILROY                     90.00               24       0.250              0.017    0.483
6843343   ELK GROVE                  89.99               17       0.250              0.017    0.983
6844365   WEST CHESTER               80.00                        0.250              0.017    0.358
6846478   MALVERN                    80.00                        0.250              0.017    0.858
6846749   INVER GROVE HEIGH          84.21               01       0.250              0.017    0.608
6850555   SUFFERN                    80.00                        0.250              0.017    0.858
6851408   OMAHA                      80.00                        0.250              0.017    0.858
6852336   PHOENIXVILLE               76.39                        0.250              0.017    0.858
6854142   EL CAJON                   95.00               11       0.250              0.017    1.233
6854209   SANTA ROSA                 64.38                        0.250              0.017    0.733
6857045   SAN JOSE                   79.99                        0.250              0.017    0.983
6858116   SIOUX FALLS                80.00                        0.250              0.017    0.858
6863658   SAN ANTONIO                80.00                        0.250              0.017    0.983
6866481   LA CANADA FLINTRIDGE       80.00                        0.250              0.017    0.483
6866771   PLYMOUTH                   90.00               17       0.250              0.017    0.733
6867415   BUENA PARK                 94.99               17       0.250              0.017    0.858
6872748   PINEHURST                  75.00                        0.250              0.017    0.858
6872872   ENCINITAS                  80.00                        0.250              0.017    0.733
6873886   CARLSBAD                   80.00                        0.250              0.017    0.608
6874668   EVESHAM TOWNSHIP           84.99               06       0.250              0.017    0.983
6875176   BENICIA                    80.00                        0.250              0.017    0.858
6876909   PLYMOUTH                   80.00                        0.250              0.017    0.733
6877696   SAN DIEGO                  79.98                        0.250              0.017    0.358
6878880   SAN JOSE                   60.52                        0.250              0.017    1.108
6879204   TUSTIN                     80.00                        0.250              0.017    0.733
6880116   SEASIDE PARK               75.00                        0.250              0.017    1.108
6883451   PHOENIX                    94.68               01       0.250              0.017    0.733
6884072   SAN FRANCISCO              80.00                        0.250              0.017    0.608
6884231   CAMARILLO                  79.99                        0.250              0.017    0.358
6885292   MARIETTA                   80.00                        0.250              0.017    0.483
6885672   CRANFORD                   79.94                        0.250              0.017    0.983
6886876   ACTON                      80.00                        0.250              0.017    0.983
6888453   SAN DIEGO                  74.07                        0.250              0.017    0.483
6888865   EL DORADO HILLS            69.15                        0.250              0.017    0.858
6889425   SIOUX CITY                 86.18               06       0.250              0.017    1.108
6890428   RIVERSIDE                  86.98               17       0.250              0.017    0.858
6890616   SAN DIEGO                  80.00                        0.250              0.017    0.483
6891081   COSTA MESA                 42.94                        0.250              0.017    1.108
6891772   WASHINGTON                 80.00                        0.250              0.017    0.858
6891778   SAN JOSE                   77.85                        0.250              0.017    0.983
6892150   GOOD THUNDER               77.26                        0.250              0.017    1.233
6893823   NEWARK                     80.00                        0.250              0.017    0.733
6894051   CANYON COUNTRY             95.00               33       0.250              0.017    1.108
6894756   WYCKOFF                    80.00                        0.250              0.017    0.608
6895694   VICTORVILLE                90.00               33       0.250              0.017    0.858
6896129   SANTA CLARITA              80.00                        0.250              0.017    0.858
6896572   SANTA CLARITA              79.99                        0.250              0.017    0.233
6898838   SAN DIEGO                  89.52               11       0.250              0.017    0.108
6900840   BURLINGAME                 80.00                        0.250              0.017    0.608
6911716   SAN PEDRO                  94.99               12       0.250              0.017    0.733
6912786   SUPERIOR                   66.46                        0.250              0.017    0.483
6915844   SOUTH RIDING               79.99                        0.250              0.017    0.358
6915929   MITCHELLVILLE              79.88                        0.250              0.017    0.733
6916237   HERNDON                    72.77                        0.250              0.017    0.000
6916254   HERNDON                    79.79                        0.250              0.017    0.358
6917057   SPRINGFIELD                75.86                        0.250              0.017    0.358
6920432   SAN JOSE                   70.00                        0.250              0.017    0.483
6921446   ROCKVILLE                  79.98                        0.250              0.017    0.358
6921462   CLINTON                    80.00                        0.250              0.017    0.983
6921831   MINNETONKA                 85.00               12       0.250              0.017    0.733
6922985   HENDERSON                  84.99               06       0.250              0.017    0.733
6923314   SANTA CLARITA              80.00                        0.250              0.017    0.358
6923677   CARLSBAD                   90.00               11       0.250              0.017    0.983
6925864   GERMANTOWN                 79.99                        0.250              0.017    0.608
6925944   ROCKVILLE                  80.00                        0.250              0.017    0.608
6926626   OLNEY                      80.00                        0.250              0.017    0.483
6928118   ANDOVER                    85.00               12       0.250              0.017    0.608
6928353   ROCKVILLE                  79.99                        0.250              0.017    0.858
6928836   SANTA CLARITA              80.00                        0.250              0.017    0.983
6930545   FAIRFAX STATION            79.99                        0.250              0.017    0.233
6931718   MINDEN                     73.17                        0.250              0.017    0.983
6934933   MONROE                     80.00                        0.250              0.017    0.733
6936873   WEST DES MOINES            80.00                        0.250              0.017    0.858
6937100   NEWTOWN SQUARE             63.74                        0.250              0.017    0.358
6938967   LAS FLORES AREA            80.00                        0.250              0.017    0.858
6939163   HAMILTON                   75.00                        0.250              0.017    1.108
6941476   TRABUCO CANYON             80.00                        0.250              0.017    0.608
6942100   MONTCLAIR                  80.00                        0.250              0.017    0.983
6947373   SAN DIEGO                  90.00               17       0.250              0.017    0.233
6947595   LA PALMA                   75.00                        0.250              0.017    0.358
6949873   BENICIA                    80.00                        0.250              0.017    0.358
6951634   RICHMOND                   80.00                        0.250              0.017    0.483
6951673   CAREFREE                   79.69                        0.250              0.017    0.733
6953664   SAN JOSE                   89.98               17       0.250              0.017    0.733
6961026   OAK PARK                   68.90                        0.250              0.017    0.000
6961381   MORGAN HILL                74.07                        0.250              0.017    0.983
6962345   MARS                       80.00                        0.250              0.017    0.358
6962440   NEW ROCHELLE               80.00                        0.250              0.017    0.733
6963325   CHULA VISTA                95.00               11       0.250              0.017    1.358
6965197   AUSTIN                     80.00                        0.250              0.017    0.858
6965347   STAMFORD                   66.10                        0.250              0.017    0.358
6965797   REDMOND                    79.97                        0.250              0.017    0.733
6965829   JACKSON                    75.78                        0.250              0.017    1.233
6966838   ROCKLIN                    94.99               24       0.250              0.017    0.858
6967091   CARLSBAD                   59.59                        0.250              0.017    0.483
6967236   PORTLAND                   95.00               33       0.250              0.017    0.858
6967875   BROOKFIELD                 66.67                        0.250              0.017    0.983
6968092   WESTPORT                   33.62                        0.250              0.017    0.733
6968278   OXNARD                     80.00                        0.250              0.017    0.608
6968527   SALT LAKE CITY             79.67                        0.250              0.017    0.983
6968728   MARIETTA                   80.00                        0.250              0.017    0.733
6969104   SAN JOSE                   80.00                        0.250              0.017    0.858
6969147   BRECKENRIDGE               70.00                        0.250              0.017    0.608
6972489   SANTA ANA AREA             52.17                        0.250              0.017    0.608
6973032   WYCKOFF                    95.00               01       0.250              0.017    1.358
6973914   SO LAKE TAHOE              80.00                        0.250              0.017    0.483
6975954   PALOS VERDES               64.43                        0.250              0.017    0.858
6976598   RANCHO SANTA FE            59.57                        0.250              0.017    1.358
6976613   SAN DIEGO                  80.00                        0.250              0.017    0.733
6976845   ATLANTA                    70.00                        0.250              0.017    0.608
6977136   STILLWATER                 71.99                        0.250              0.017    0.608
6977629   PLYMOUTH                   89.99               01       0.250              0.017    0.983
6979023   SAN DIEGO                  79.99                        0.250              0.017    0.358
6979258   LAS VEGAS                  74.89                        0.250              0.017    0.358
6979936   WACCABUC                   76.92                        0.250              0.017    0.983
6980046   SAN RAMON                  80.00                        0.250              0.017    0.858
6981588   SALT LAKE CITY             80.00                        0.250              0.017    1.108
6981756   PLEASANTON                 70.00                        0.250              0.017    0.358
6982925   ROCKVILLE                  79.99                        0.250              0.017    0.858
6983018   APTOS                      80.00                        0.250              0.017    1.108
6984702   SAN JOSE                   95.00               24       0.250              0.017    0.983
6984717   STAMFORD                   80.00                        0.250              0.017    0.858
6986028   EL DORADO HILLS            79.98                        0.250              0.017    0.608
6986222   HOPEWELL                   80.00                        0.250              0.017    0.858
6987228   NEW YORK                   80.00                        0.250              0.017    1.108
6988438   HILLSDALE                  70.00                        0.250              0.017    0.358
6988454   EVERGREEN                  80.00                        0.250              0.017    0.733
7000168   FAIRFAX                    80.00                        0.250              0.017    0.233
7000295   MISSION VIEJO              78.86                        0.250              0.017    0.983
7000401   INDIANAPOLIS               79.46                        0.250              0.017    0.983
7001342   SAN DIEGO                  80.00                        0.250              0.017    0.608
7001505   CARLSBAD                   80.00                        0.250              0.017    0.608
7003323   HOLLISTON                  67.83                        0.250              0.017    0.358
7004280   OCEAN CITY                 80.00                        0.250              0.017    1.108
7008971   MEQUON                     80.00                        0.250              0.017    0.858
7010204   WAIKOLOA                   70.00                        0.250              0.017    0.733
7010354   ARVADA                     80.00                        0.250              0.017    0.733
7015655   EL MACERO                  59.12                        0.250              0.017    0.983
7016054   SANTA FE                   80.00                        0.250              0.017    1.358
7021548   WEXFORD                    79.99                        0.250              0.017    0.733
7023889   KALISPELL                  80.00                        0.250              0.017    0.983
7026649   WASHINGTON                 80.00                        0.250              0.017    0.858
7027360   STERLING                   75.00                        0.250              0.017    0.858
7029657   LARAMIE                    75.00                        0.250              0.017    1.233
7029843   ORONO                      80.00                        0.250              0.017    0.608
7032653   CROWN POINT                80.00                        0.250              0.017    0.983
7036846   SAN JOSE                   75.00                        0.250              0.017    0.983
7037734   SAN CLEMENTE               90.00               17       0.250              0.017    0.733
7046320   PUYALLUP                   95.00               06       0.250              0.017    1.358
7048525   ST CHARLES                 73.91                        0.250              0.017    0.983
7051334   NO CALDWELL                80.00                        0.250              0.017    0.733
7051616   NEWTON                     75.00                        0.250              0.017    1.233
7051669   STAMFORD                   56.34                        0.250              0.017    0.483
7055651   KANSAS CITY                90.00               17       0.250              0.017    0.983
7056511   CAMARILLO                  80.00                        0.250              0.017    0.733
7058214   ORANGE                     61.16                        0.250              0.017    0.858
7058920   SEATTLE                    90.00               11       0.250              0.017    0.483
7059145   CHATHAM                    80.00                        0.250              0.017    0.983
7062910   CLEARWATER                 80.00                        0.250              0.017    0.733
7066134   KEY WEST                   47.66                        0.250              0.017    1.108
7068566   PLAINSBORO TWNSP           80.00                        0.250              0.017    0.983
7068648   ENCINITAS                  62.50                        0.250              0.017    0.858
7068729   SAN DIEGO                  80.00                        0.250              0.017    0.358
7070272   WEST HILLS                 80.00                        0.250              0.017    0.358
7071161   MARIETTA                   52.89                        0.250              0.017    0.608
7071291   NORTH ANDOVER              80.00                        0.250              0.017    0.733
7071489   SAN JOSE                   80.00                        0.250              0.017    0.733
7072063   SALINE                     75.00                        0.250              0.017    1.108
7072226   MINNEAPOLIS                35.21                        0.250              0.017    0.608
7072380   SANTA FE                   78.43                        0.250              0.017    1.108
7072383   STEWARTSTOWN               95.00               16       0.250              0.017    0.983
7072985   SUNDANCE                   66.67                        0.250              0.017    0.733
7073250   TROY                       78.40                        0.250              0.017    1.108
7074083   HERNDON                    80.00                        0.250              0.017    0.358
7076304   EDEN PRAIRIE               80.00                        0.250              0.017    0.733
7077030   STAMFORD                   80.00                        0.250              0.017    0.733
7077364   ASHBURN                    94.98               01       0.250              0.017    0.733
7077990   SAN JOSE                   90.00               17       0.250              0.017    0.483
7078439   SAN LUIS OBISPO            80.00                        0.250              0.017    0.358
7078979   WEST HOLLYWOOD             70.00                        0.250              0.017    0.858
7081283   MAPLE GROVE                79.99                        0.250              0.017    0.858
7081648   RANCHO CUCAMONGA           80.00                        0.250              0.017    0.733
7082589   STILLWATER                 75.00                        0.250              0.017    0.608
7082770   SAN JOSE                   80.00                        0.250              0.017    0.608
7083044   FAIRBURN                   70.00                        0.250              0.017    0.608
7083637   CARLSBAD                   80.00                        0.250              0.017    0.858
7085427   BRENTWOOD                  80.00                        0.250              0.017    0.608
7085958   LITTLETON                  76.61                        0.250              0.017    0.608
7088126   BRENTWOOD                  80.00                        0.250              0.017    0.733
7088341   FREDERICK                  80.00                        0.250              0.017    0.733
7089573   EDINA                      77.22                        0.250              0.017    0.483
7090031   ROCKVILLE                  95.00               11       0.250              0.017    1.108
7090538   FREMONT                    70.00                        0.250              0.017    0.233
7091038   POTOMAC                    71.79                        0.250              0.017    0.858
7091311   TRABUCO CANYON             80.00                        0.250              0.017    0.608
7091345   CORBETT                    90.00               33       0.250              0.017    0.733
7092134   CHANHASSEN                 89.98               01       0.250              0.017    0.733
7092406   POUGHQUAG                  75.00                        0.250              0.017    1.358
7092986   SAN DIEGO                  68.50                        0.250              0.017    0.483
7093995   MILLBURN                   80.00                        0.250              0.017    0.983
7094044   LOS ANGELES                40.00                        0.250              0.017    0.733
7094305   GLOUCESTER                 28.57                        0.250              0.017    0.733
7095340   DANVILLE                   80.00                        0.250              0.017    0.858
7095617   SAN JOSE                   79.52                        0.250              0.017    0.858
7097160   LOS ANGELES                42.25                        0.250              0.017    0.983
7097309   SANTA CLARA                55.93                        0.250              0.017    0.858
7098462   OCEAN CITY                 80.00                        0.250              0.017    0.983
7098883   ROCHESTER                  87.16               13       0.250              0.017    0.858
7098885   FOSTER CITY                67.79                        0.250              0.017    0.858
7098951   HOUSTON                    52.10                        0.250              0.017    0.108
7099326   FORT COLLINS               77.51                        0.250              0.017    0.733
7100342   BETTENDORF                 74.07                        0.250              0.017    0.983
7100409   BELLEVUE                   95.00               11       0.250              0.017    0.483
7100412   WOODBURY                   58.45                        0.250              0.017    0.358
7100497   KINNELON                   75.00                        0.250              0.017    0.858
7100659   TEMECULA                   58.33                        0.250              0.017    0.608
7100787   ENGLEWOOD                  75.00                        0.250              0.017    0.858
7101670   SAN LUIS OBISPO            80.00                        0.250              0.017    0.608
7102518   TIBURON                    44.68                        0.250              0.017    0.000
7102523   PHOENIX                    70.15                        0.250              0.017    0.858
7102540   OAK PARK                   63.94                        0.250              0.017    0.608
7102683   SAUSALITO                  64.47                        0.250              0.017    0.233
7102934   MEDINAH                    79.27                        0.250              0.017    0.858
7105395   DEL MAR                    58.21                        0.250              0.017    0.858
7106285   TOPSFIELD                  80.00                        0.250              0.017    0.358
7106335   MONTCLAIR                  80.00                        0.250              0.017    0.983
7107984   LAKEVILLE                  80.00                        0.250              0.017    0.733
7108066   ISSAQUAH                   44.23                        0.250              0.017    0.608
7108107   FREEPORT                   62.86                        0.250              0.017    1.358
7108219   PORTOLA VALLEY             18.33                        0.250              0.017    0.733
7109018   ENCINITAS                  79.99                        0.250              0.017    0.733
7109221   SALINAS                    80.00                        0.250              0.017    0.733
7109311   ARLINGTON                  95.00               17       0.250              0.017    1.233
7110241   SAN RAFAEL                 80.00                        0.250              0.017    0.983
7110728   BIRMINGHAM                 75.00                        0.250              0.017    0.983
7110994   BIRMINGHAM                 80.00                        0.250              0.017    0.983
7112062   WINFIELD                   83.65               06       0.250              0.017    0.983
7112181   NEWPORT BEACH              69.86                        0.250              0.017    0.608
7112631   CORRALES                   80.00                        0.250              0.017    1.233
7112734   LOS ANGELES                80.00                        0.250              0.017    0.358
7112817   SAN DIEGO                  58.64                        0.250              0.017    0.983
7113205   SAN JOSE                   80.00                        0.250              0.017    0.358
7116594   GOLD RIVER                 80.00                        0.250              0.017    0.983
7117111   FOX ISLAND                 80.00                        0.250              0.017    0.858
7117572   FRIDAY HARBOR              64.20                        0.250              0.017    0.858
7117858   ATLANTA                    94.92               33       0.250              0.017    0.858
7117951   SUNNYVALE                  69.67                        0.250              0.017    0.483
7119180   LONGMONT                   80.00                        0.250              0.017    0.858
7119350   LA CANADA-FLINTRI          30.95                        0.250              0.017    0.483
7119818   LAGUNA NIGUEL              73.41                        0.250              0.017    0.858
7119965   SOUTH RIDING               80.00                        0.250              0.017    0.358
7120000   NICHOLS HILLS              60.61                        0.250              0.017    0.608
7121349   CHAPPAQUA                  56.22                        0.250              0.017    0.858
7121734   SANTA CLARITA              80.00                        0.250              0.017    0.733
7122344   SAN FRANCISCO              63.63                        0.250              0.017    0.608
7122456   WOODINVILLE                46.54                        0.250              0.017    0.733
7122490   REDMOND                    72.78                        0.250              0.017    1.233
7122707   FREMONT                    80.00                        0.250              0.017    0.358
7122927   RANCHO PALOS VERDES        55.93                        0.250              0.017    0.858
7122970   ROSELLE                    80.00                        0.250              0.017    0.983
7123124   KENT                       88.00               12       0.250              0.017    0.733
7123522   SAN JOSE                   90.00               24       0.250              0.017    0.983
7123889   WILMINGTON                 80.00                        0.250              0.017    0.983
7123987   FOX POINT                  80.00                        0.250              0.017    0.858
7124443   RANCHO SANTA FE            73.86                        0.250              0.017    0.858
7125112   BINGHAMTON                 90.00               12       0.250              0.017    0.858
7125305   HAYWARD                    80.00                        0.250              0.017    0.733
7125354   MILPITAS                   76.48                        0.250              0.017    0.483
7125454   LAGUNA NIGUEL              35.29                        0.250              0.017    0.858
7125610   EDINA                      80.00                        0.250              0.017    0.733
7125634   WESTFORD                   75.54                        0.250              0.017    0.858
7125869   MEDINA                     56.00                        0.250              0.017    0.983
7125903   BOONTON TWP                80.00                        0.250              0.017    0.983
7126037   PARSIPPANY                 79.43                        0.250              0.017    1.108
7126346   BETHESDA                   46.49                        0.250              0.017    0.483
7127056   STOUGHTON                  70.00                        0.250              0.017    0.733
7127391   BRIGHTON                   90.00               11       0.250              0.017    1.358
7127860   CAMARILLO                  75.00                        0.250              0.017    0.608
7127901   SAN CLEMENTE               78.43                        0.250              0.017    0.983
7128077   ROCKVILLE                  70.00                        0.250              0.017    0.358
7128144   NORFOLK                    77.71                        0.250              0.017    1.108
7128694   GREENVILLE                 95.00               12       0.250              0.017    1.108
7129115   CHEVY CHASE                80.00                        0.250              0.017    0.733
7130304   RCHO PALOS VERDES          42.50                        0.250              0.017    0.858
7130454   ESCONDIDO                  63.53                        0.250              0.017    0.483
7130821   PENN VALLEY                80.00                        0.250              0.017    0.858
7130936   KEYWEST                    72.76                        0.250              0.017    0.858
7131043   COROLLA                    69.41                        0.250              0.017    0.483
7131285   NEW HOPE                   79.94                        0.250              0.017    0.983
7131616   STATE COLLEGE              80.00                        0.250              0.017    0.858
7132041   KENTFIELD                  57.13                        0.250              0.017    0.733
7132125   MONROVIA                   72.22                        0.250              0.017    0.858
7132376   BETHESDA                   95.00               11       0.250              0.017    1.108
7133126   BETHESDA                   48.66                        0.250              0.017    0.608
7133199   BETHESDA                   80.00                        0.250              0.017    0.858
7133322   PLEASANTON                 75.00                        0.250              0.017    0.358
7133414   GERMANTOWN                 85.00               06       0.250              0.017    0.858
7134866   CUPERTINO                  79.40                        0.250              0.017    0.608
7135089   WILSONVILLE                95.00               13       0.250              0.017    0.858
7135106   SAN RAMON                  72.58                        0.250              0.017    0.983
7135205   EL DORADO HILLS            80.00                        0.250              0.017    0.983
7136242   MONKTON                    80.00                        0.250              0.017    0.858
7136584   NEW CANAAN                 39.59                        0.250              0.017    0.733
7136904   CAYUCOS                    80.00                        0.250              0.017    0.733
7137797   HIGHLAND PARK              80.00                        0.250              0.017    0.858
7137878   SNOHOMISH                  80.00                        0.250              0.017    0.858
7137892   SPARKS                     95.00               33       0.250              0.017    0.983
7138034   SEATTLE                    55.17                        0.250              0.017    0.733
7138121   WAUKEE                     75.00                        0.250              0.017    0.733
7138157   SAN RAMON                  80.00                        0.250              0.017    0.483
7138177   SNOWMASS VILLAGE           63.64                        0.250              0.017    0.608
7138864   AVALON                     80.00                        0.250              0.017    0.858
7138966   BENICIA                    79.75                        0.250              0.017    0.733
7139246   NIPOMO                     76.97                        0.250              0.017    0.733
7139697   AFTON                      58.14                        0.250              0.017    0.608
7139816   SAN JOSE                   75.00                        0.250              0.017    0.733
7140175   SANTA CRUZ                 54.47                        0.250              0.017    0.483
7141805   SAN DIEGO                  56.25                        0.250              0.017    0.858
7142702   BERNARDS TOWNSHIP          59.82                        0.250              0.017    0.608
7143022   TACOMA                     62.09                        0.250              0.017    0.858
7143426   BULLHEAD CITY              75.00                        0.250              0.017    1.108
7143917   BUFFALO CREEK              73.23                        0.250              0.017    0.858
7144179   CORONADO                   33.64                        0.250              0.017    0.733
7144263   BOULDER                    74.11                        0.250              0.017    0.358
7144294   HEDWIG VILLAGE             80.00                        0.250              0.017    0.858
7144433   MORGAN HILL                66.67                        0.250              0.017    0.733
7144488   FAIRFIELD                  80.00                        0.250              0.017    0.733
7145416   OMAHA                      70.00                        0.250              0.017    0.608
7145452   SAN DIEGO                  65.94                        0.250              0.017    0.733
7145935   MIDDLETOWN                 80.00                        0.250              0.017    1.233
7146062   ASPEN                      80.00                        0.250              0.017    0.733
7146760   MILLBRAE                   80.00                        0.250              0.017    0.983
7148551   LAGUNA BEACH               65.65                        0.250              0.017    0.733
7149205   ROCHESTER                  75.00                        0.250              0.017    0.733
7149750   MORGAN HILL                80.00                        0.250              0.017    0.858
7150729   SEATTLE                    75.76                        0.250              0.017    0.733
7150933   SIOUX FALLS                95.00               33       0.250              0.017    0.733
7151257   SAN ANSELMO                61.96                        0.250              0.017    0.733
7151320   SUNNYVALE                  70.25                        0.250              0.017    0.733
7151502   REDWOOD CITY               79.98                        0.250              0.017    0.733
7151790   BRECKENRIDGE               56.07                        0.250              0.017    0.608
7151898   SCOTTS VALLEY              62.15                        0.250              0.017    0.733
7151973   OMAHA                      54.29                        0.250              0.017    0.608
7152788   DEL MAR                    80.00                        0.250              0.017    0.608
7152846   TUSTIN                     59.13                        0.250              0.017    0.983
7154087   SHERBORN                   66.07                        0.250              0.017    0.983
7154136   CASTLE ROCK                80.00                        0.250              0.017    0.608
7154232   FOGELSVILLE                80.00                        0.250              0.017    0.358
7155336   LOS ANGELES                66.71                        0.250              0.017    0.483
7161247   LOS ANGELES                94.99               24       0.250              0.017    0.608
7161761   CHESTER                    80.00                        0.250              0.017    0.858
7162502   MISSION VIEJO              70.00                        0.250              0.017    0.733
7162524   HILLSDALE                  79.69                        0.250              0.017    0.983
7162954   SAN FRANCISCO              58.53                        0.250              0.017    0.858
7163171   RENO                       77.94                        0.250              0.017    0.858
7163194   ST PETERSBURG              80.00                        0.250              0.017    0.358
7163334   HENDERSON                  80.00                        0.250              0.017    0.733
7163654   ALEXANDRIA                 80.00                        0.250              0.017    0.108
7164051   SAN FRANCISCO              80.00                        0.250              0.017    0.608
7164475   KEY WEST                   57.24                        0.250              0.017    0.733
7164501   POTOMAC                    80.00                        0.250              0.017    0.733
7164555   GRANITE BAY                70.00                        0.250              0.017    0.858
7164926   LUBBOCK                    80.00                        0.250              0.017    0.983
7165452   IPSWICH                    80.00                        0.250              0.017    0.358
7166073   SAN MARINO                 80.00                        0.250              0.017    0.483
7166532   REDMOND                    69.77                        0.250              0.017    0.858
7167073   MONTCLAIR                  88.89               01       0.250              0.017    0.858
7167098   CORONADO                   90.00               24       0.250              0.017    0.858
7167105   LEEDS                      41.30                        0.250              0.017    0.858
7167849   WAYLAND                    60.33                        0.250              0.017    0.608
7168073   CULVER CITY                69.80                        0.250              0.017    0.858
7168186   MORGAN HILL                75.00                        0.250              0.017    0.733
7168223   ATLANTA                    63.16                        0.250              0.017    0.483
7169567   ANNAPOLIS                  57.74                        0.250              0.017    0.858
7169694   BLOOMINGTON                80.00                        0.250              0.017    0.233
7170646   BOULDER                    67.80                        0.250              0.017    0.733
7173762   EL PASO                    80.00                        0.250              0.017    0.358
7173765   SANTA CLARITA              79.99                        0.250              0.017    0.608
7175128   SAN RAFAEL                 55.21                        0.250              0.017    0.608
7175324   ALEXANDRIA                 80.00                        0.250              0.017    0.483
7175327   GILBERT                    70.00                        0.250              0.017    0.733
7175456   MORGAN HILL                95.00               11       0.250              0.017    0.858
7176972   PARADISE VALLEY            42.25                        0.250              0.017    0.733
7176989   STAMFORD                   70.00                        0.250              0.017    0.608
7177227   COLORADO SPRINGS           75.94                        0.250              0.017    0.608
7177870   CINCINNATI                 80.00                        0.250              0.017    0.358
7180085   SARATOGA                   80.00                        0.250              0.017    0.733
7180500   CARLSBAD                   80.00                        0.250              0.017    0.608
7180668   LANCASTER                  79.99                        0.250              0.017    0.233
7181005   WAVERLY                    92.88               13       0.250              0.017    0.858
7181116   TORRANCE                   75.00                        0.250              0.017    0.483
7181438   RIVERWOODS                 75.00                        0.250              0.017    0.983
7181450   RYE                        44.59                        0.250              0.017    0.983
7181484   GREEN BAY                  65.13                        0.250              0.017    1.108
7181625   SAN JOSE                   63.92                        0.250              0.017    0.983
7181678   SAN JOSE                   57.72                        0.250              0.017    0.358
7181731   GENEVA                     73.39                        0.250              0.017    0.483
7181951   CRYSTAL LAKE               68.31                        0.250              0.017    0.858
7182494   COLORADO SPRINGS           58.85                        0.250              0.017    0.608
7182739   NEWPORT BEACH              69.53                        0.250              0.017    0.858
7182884   NEWPORT BEACH              66.67                        0.250              0.017    0.983
7184603   DENVER                     52.94                        0.250              0.017    0.483
7185056   MESA                       94.99               01       0.250              0.017    0.983
7185819   SPOKANE                    80.00                        0.250              0.017    0.858
7185888   WILSON                     80.00                        0.250              0.017    0.858
7185910   SAUSALITO                  47.83                        0.250              0.017    0.733
7187089   WONDER LAKE                72.62                        0.250              0.017    0.733
7187117   OXNARD                     90.00               11       0.250              0.017    0.983
7187465   GAITHERSBURG               80.00                        0.250              0.017    0.733
7188502   EUGENE                     79.98                        0.250              0.017    0.733
7188748   MALIBU                     74.51                        0.250              0.017    0.733
7188990   JEFFERSON                  85.00               11       0.250              0.017    0.733
7189438   STONE LAKE                 90.00               06       0.250              0.017    0.733
7190293   REDMOND                    28.39                        0.250              0.017    0.483
7192247   CANYON COUNTRY             79.99                        0.250              0.017    0.608
7192374   MERCER ISLAND              80.00                        0.250              0.017    0.858
7192746   SAINT JAMES                73.61                        0.250              0.017    0.858
7194944   ENCINITAS                  68.86                        0.250              0.017    0.608
7194973   EL CAJON                   74.34                        0.250              0.017    0.858
7195121   LA CANADA-FLINTRI          78.16                        0.250              0.017    0.358
7195872   BRECKENRIDGE               80.00                        0.250              0.017    0.608
7196133   MARBLEHEAD                 68.33                        0.250              0.017    0.608
7196621   BELLEVUE                   80.00                        0.250              0.017    0.733
7197584   MCMINNVILLE                68.17                        0.250              0.017    0.608
7197596   SAN DIEGO                  75.34                        0.250              0.017    0.858
7198292   INDIAN SHORES              90.00               33       0.250              0.017    1.108
7198551   FREMONT                    61.88                        0.250              0.017    0.733
7200422   UKIAH                      69.01                        0.250              0.017    0.858
7201204   SANTA CLARITA              80.00                        0.250              0.017    0.483
7201297   SAN JOSE                   75.00                        0.250              0.017    0.733
7201461   GILROY                     75.00                        0.250              0.017    0.608
7201740   SAN ANSELMO                61.35                        0.250              0.017    0.608
7202520   SAN JOSE                   69.23                        0.250              0.017    0.483
7202639   ALBANY                     62.28                        0.250              0.017    0.858
7202736   PARK CITY                  67.18                        0.250              0.017    0.608
7202961   STEAMBOAT SPRINGS          43.24                        0.250              0.017    0.858
7203009   WESTMINSTER                80.00                        0.250              0.017    0.358
7203741   PARKLAND                   80.00                        0.250              0.017    0.608
7203822   ASPEN                      43.48                        0.250              0.017    0.608
7203861   MAMMOTH LAKES              80.00                        0.250              0.017    0.733
7204283   GOLETA                     78.59                        0.250              0.017    0.483
7204303   BOLTON                     84.75               06       0.250              0.017    0.983
7204500   ARCADIA                    69.77                        0.250              0.017    0.608
7205071   HAMPSHIRE                  76.54                        0.250              0.017    0.858
7206653   CHAPEL HILL                79.17                        0.250              0.017    0.733
7207174   SOUTHERN SHORES            72.18                        0.250              0.017    0.608
7207643   YORBA LINDA                80.00                        0.250              0.017    0.733
7207697   SAN LUIS OBISPO            80.00                        0.250              0.017    0.733
7208148   BLAINE COUNTY              80.00                        0.250              0.017    0.608
7209095   LAKEVILLE                  80.00                        0.250              0.017    0.608
7209534   ISSAQUAH                   69.75                        0.250              0.017    0.483
7209555   DALY CITY                  80.00                        0.250              0.017    0.358
7209584   PHOENIX                    90.00               17       0.250              0.017    0.983
7209684   PUKALANI                   64.94                        0.250              0.017    0.858
7210530   EDINA                      68.57                        0.250              0.017    0.858
7210838   CARBONDALE                 88.41               33       0.250              0.017    0.733
7211991   ORONO                      64.25                        0.250              0.017    0.483
7213615   SAN JOSE                   80.00                        0.250              0.017    0.733
7213827   SAN DIEGO                  64.27                        0.250              0.017    0.608
7214009   SAN FRANCISCO              63.11                        0.250              0.017    0.733
7214105   PORTLAND                   88.29               01       0.250              0.017    0.483
7214272   HELLERTOWN                 94.98               01       0.250              0.017    0.983
7214398   MERCER ISLAND              68.27                        0.250              0.017    0.608
7215009   WOODBINE                   62.73                        0.250              0.017    0.858
7215019   REDWOOD CITY               80.00                        0.250              0.017    0.358
7215313   SAN DIEGO                  80.00                        0.250              0.017    0.733
7216046   BAINBRIDGE ISLAND          77.83                        0.250              0.017    0.733
7217648   SEATTLE                    59.52                        0.250              0.017    0.358
7217910   PARK CITY                  78.79                        0.250              0.017    0.733
7218198   EVERGREEN                  80.00                        0.250              0.017    0.733
7218277   KIRKLAND                   69.58                        0.250              0.017    0.483
7220824   HERRIMAN                   80.00                        0.250              0.017    0.858
7220908   ENGLEWOOD                  63.53                        0.250              0.017    0.858
7221395   SAN JOSE                   67.52                        0.250              0.017    0.733
7221681   KAYSVILLE                  75.00                        0.250              0.017    0.983
7224429   BATH                       90.00               06       0.250              0.017    0.733
7224675   STEAMBOAT SPRINGS          30.15                        0.250              0.017    0.608
7225475   LOOMIS                     71.51                        0.250              0.017    0.483
7226089   MARBLEHEAD                 64.52                        0.250              0.017    0.733
7226111   SOUTH BARRINGTON           51.73                        0.250              0.017    0.733
7226404   SAN DIEGO                  78.79                        0.250              0.017    1.108
7227379   GROSSE POINTE FAR          36.78                        0.250              0.017    0.608
7228341   COLLEYVILLE                80.00                        0.250              0.017    0.733
7228770   GLENCOE                    45.36                        0.250              0.017    0.733
7228852   CUPERTINO                  51.96                        0.250              0.017    0.358
7229786   ISSAQUAH                   79.81                        0.250              0.017    0.733
7230094   MOORPARK                   77.80                        0.250              0.017    1.108
7230990   S SAN FRANCISCO            80.00                        0.250              0.017    0.358
7231322   WOODINVILLE                32.38                        0.250              0.017    0.608
7231625   SCOTTSDALE                 80.00                        0.250              0.017    0.733
7231842   ANDOVER                    68.27                        0.250              0.017    0.483
7233480   SAN GABRIEL                80.00                        0.250              0.017    0.733
7234021   PLEASANTON                 79.58                        0.250              0.017    0.108
7235647   NEWPORT BEACH              69.66                        0.250              0.017    0.233
7235910   TRUCKEE                    76.20                        0.250              0.017    0.608
7236971   MORGAN HILL                80.00                        0.250              0.017    0.233
7237186   WEST BLOOMFIELD            69.99                        0.250              0.017    0.108
7237894   CORONADO                   80.00                        0.250              0.017    0.733
7237897   ORANGE                     54.29                        0.250              0.017    0.858
7239676   EDEN PRAIRIE               79.19                        0.250              0.017    0.483
7249129   DENVER                     50.00                        0.250              0.017    0.733
7259149   CARY                       95.00               06       0.250              0.017    0.608
7277007   ARLINGTON                  71.73                        0.250              0.017    0.483
7285251   LONGMONT                   80.00                        0.250              0.017    0.108


COUNT:                         2299
WAC:                    7.252628434
WAM:                    357.4607768
WALTV:                  72.99375804

                                   EXHIBIT F-3

           [Schedule of Mortgage Loans Serviced by Other Servicers]

NASCOR
NMI / 1998-29 Exhibit F-3 (Part A)
30 YEAR FIXED RATE NON RELOCATION LOANS

  (i)           (ii)                                (iii)      (iv)      (v)       (vi)       (vii)     (viii)         (ix)
--------  -----------------          -----  -----  --------  --------  --------  ---------   --------  ---------  ---------------
                                                                         NET                                          CUT-OFF
MORTGAGE                                                     MORTGAGE  MORTGAGE   CURRENT    ORIGINAL  SCHEDULED       DATE
  LOAN                                       ZIP   PROPERTY  INTEREST  INTEREST   MONTHLY    TERM TO   MATURITY      PRINCIPAL
 NUMBER         CITY                 STATE  CODE     TYPE      RATE      RATE     PAYMENT    MATURITY    DATE         BALANCE
--------  -----------------          -----  -----  --------  --------  --------  ---------   --------  ---------  ---------------
4758333   LAFAYETTE                   IN    47905    SFD      7.625     6.250    $1,794.12     348     1-Jun-27       $250,197.57
4771161   FAIRFAX STATION             VA    22039    SFD      7.250     6.250    $3,308.56     360     1-Apr-28       $482,303.04
4771603   SAVANNAH                    GA    31406    SFD      7.000     6.250    $1,829.59     360     1-Jun-28       $273,859.66
4772146   PONTE VEDRA BEACH           FL    32082    SFD      7.375     6.250    $2,114.66     296     1-Oct-22       $282,743.89
4783367   WEST JEFFERSON              OH    43162    SFD      7.625     6.250    $2,017.22     360     1-Aug-28       $284,377.21
4786894   HIGHLANDS RANCH             CO    80126    SFD      7.750     6.250    $1,146.26     360     1-Sep-27       $156,786.41
4802480   HOUSTON                     TX    77005    SFD      7.500     6.250    $3,027.60     360     1-Apr-28       $342,921.93
4804029   WINTER PARK                 FL    32789    SFD      7.750     6.250    $2,794.01     360     1-Dec-22       $362,625.38
4804756   GAHANNA                     OH    43230    SFD      7.375     6.250    $1,588.55     360     1-May-28       $228,933.68
4813852   ALAMEDA                     CA    94501    SFD      7.250     6.250    $1,780.48     360     1-Jun-28       $259,969.61
4814905   CORAL SPRINGS               FL    33076    SFD      7.250     6.250    $2,326.91     360     1-Jul-28       $340,025.92
4816986   SEATTLE                     WA    98177    SFD      7.750     6.250    $1,837.60     360     1-Jul-28       $255,768.80
4817868   MILFORD                     MI    48381    SFD      7.875     6.250    $2,558.05     360     1-Jun-28       $351,265.35
4819087   CLARKDALE                   AZ    86324    SFD      8.000     6.250    $1,931.26     348     1-Jan-27       $258,494.45
4819139   SOUTH SAN FRANCISCO         CA    94080    SFD      7.750     6.250    $2,143.51     360     1-Jun-28       $298,130.39
4819258   LAKE TOXAWAY                NC    28747    SFD      7.250     6.250    $3,922.52     360     1-Jun-28       $572,729.93
4821221   BIG SKY                     MT    59716    SFD      7.625     6.250    $2,831.18     360     1-Apr-28       $397,934.37
4821741   CAMARILLO                   CA    93010    SFD      7.250     6.250    $4,611.52     360     1-Jul-28       $673,871.40
4821911   PALM BEACH                  FL    33496    SFD      7.375     6.250    $3,453.38     360     1-Jun-28       $498,074.17
4827749   CARTERSVILLE                GA    30120    SFD      7.125     6.250    $2,273.81     360     1-Sep-28       $336,958.59
4830142   OKLAHOMA CITY               OK    73120    SFD      7.250     6.250    $1,751.15     360     1-Sep-28       $256,298.28
4831899   GLENN GARDNER               NJ    08826    SFD      7.250     6.250    $1,792.08     360     1-Oct-28       $262,495.07
4832295   SCOTTSDALE                  AZ    85255    SFD      7.375     6.250    $1,726.69     360     1-Mar-28       $248,444.14
4833823   CALABASAS                   CA    91302    SFD      7.750     6.250    $2,894.31     360     1-Jul-28       $402,848.34
4833850   CULVER CITY                 CA    90232    SFD      7.625     6.250    $2,276.26     360     1-Jul-28       $320,660.04
4833885   SAN RAMON                   CA    94583    SFD      7.500     6.250    $2,097.64     360     1-Jul-28       $299,101.06
4833926   PLACENTIA                   CA    92670    SFD      7.625     6.250    $1,787.18     360     1-Jul-28       $251,315.94
4834005   COSTA MESA                  CA    92627    SFD      7.625     6.250    $2,451.80     360     1-Jun-28       $345,129.37
4834013   LOS ANGELES                 CA    90077    SFD      7.500     6.250    $2,936.70     360     1-Jul-28       $418,677.76
4834558   IRVINE                      CA    92606    SFD      7.750     6.250    $2,185.06     360     1-Apr-28       $303,352.22
4834658   BURLINGAME                  CA    94010    SFD      7.625     6.250    $1,911.04     360     1-Jul-28       $269,210.86
4836527   NORTHRIDGE                  CA    91325    SFD      7.500     6.250    $1,817.96     360     1-Jul-28       $259,220.89
4836533   TARZANA                     CA    91356    SFD      7.625     6.250    $2,548.06     360     1-Jul-28       $358,947.78
4836661   LAWNDALE                    CA    90260    SFD      7.250     6.250    $  944.14     360     1-Jul-28       $137,185.97
4836716   CANTON                      GA    30115    SFD      7.375     6.250    $1,060.88     360     1-Jul-28       $153,128.15
4836728   LAKEWOOD                    CA    90713    SFD      7.500     6.250    $1,118.75     360     1-Jul-28       $159,520.53
4836786   ATLANTA                     GA    30342    SFD      7.125     6.250    $1,751.67     360     1-Jul-28       $259,160.88
4836800   LONG BEACH                  CA    90815    SFD      7.750     6.250    $1,461.49     360     1-Jul-28       $203,418.43
4836834   GLENDALE                    CA    91206    SFD      7.250     6.250    $2,240.95     360     1-Jun-28       $327,203.11
4836845   SAN FRANCISCO               CA    94124    PUD      7.625     6.250    $1,613.77     360     1-Jul-28       $226,032.61
4836911   MOORPARK                    CA    93021    SFD      7.125     6.250    $1,789.40     360     1-Jul-28       $264,742.80
4836966   ALISA VIEJO AREA            CA    92656    PUD      7.375     6.250    $1,685.25     360     1-Jun-28       $243,010.06
4836967   PALM BEACH GARDENS          FL    33418    PUD      7.625     6.250    $1,925.20     360     1-Jul-28       $271,204.99
4836984   HASTINGS-ON-HUDSON          NY    10706    SFD      7.625     6.250    $2,061.10     360     1-Jul-28       $290,348.86
4837024   ST PETERSBURG               FL    33703    SFD      7.375     6.250    $1,906.27     360     1-Jul-28       $275,152.14
4837060   NEW YORK                    NY    10003    HCO      7.375     6.250    $1,784.70     360     1-Aug-28       $257,806.51
4837117   RARITAN                     NJ    08551    SFD      7.000     6.250    $1,796.32     360     1-Aug-28       $269,332.16
4837252   WINTER PARK                 FL    32789    SFD      7.250     6.250    $2,128.40     360     1-Jul-28       $311,017.54
4837350   PORT WASHINGTON             NY    11050    SFD      7.500     6.250    $2,796.86     360     1-Jul-28       $398,801.38
4837452   PARADISE VALLEY             AZ    85253    PUD      7.375     6.250    $2,569.32     360     1-Jul-28       $370,857.24
4837455   BURNSVILLE                  MN    55337    SFD      7.750     6.250    $1,902.08     360     1-Jul-28       $264,743.14
4837478   CHAMPLIN                    MN    55316    SFD      7.250     6.250    $1,855.52     360     1-Jul-28       $271,049.62
4837741   LAUREL HOLLOW               NY    11791    SFD      7.875     6.250    $3,259.92     360     1-Aug-28       $448,665.64
4837959   SARASOTA                    FL    34242    SFD      7.500     6.250    $1,622.18     360     1-Aug-28       $231,480.22
4837961   CAVE CREEK                  AZ    85331    SFD      7.250     6.250    $1,626.31     360     1-Aug-28       $237,536.88
4837978   VALLEY CENTER               CA    92082    PUD      7.375     6.250    $2,652.20     360     1-Aug-28       $383,118.00
4838129   ORINDA                      CA    94563    SFD      7.625     6.250    $3,561.62     360     1-Aug-28       $502,100.43
4838135   ST PETERSBURG BEACH         FL    33706    SFD      7.500     6.250    $3,691.86     360     1-Aug-28       $526,817.06
4838169   WHITE PLAINS                NY    10605    SFD      7.375     6.250    $3,978.29     360     1-Aug-28       $574,677.04
4838214   MARIETTA                    GA    30068    PUD      7.125     6.250    $2,155.90     360     1-Jul-28       $317,263.18
4838246   MISSION VIEJO               CA    92692    PUD      7.125     6.250    $2,279.87     360     1-Aug-28       $337,583.31
4839538   COVINGTON                   LA    70435    SFD      7.125     6.250    $1,792.10     360     1-Sep-28       $265,573.29
4841362   DANVILLE                    CA    94506    SFD      7.500     6.250    $3,139.47     360     1-Jul-28       $447,654.57
4841424   CYPRESS                     CA    90630    SFD      7.500     6.250    $1,873.89     360     1-Jul-28       $267,196.96
4841892   DEL MAR                     CA    92014    SFD      7.625     6.250    $2,762.87     360     1-Aug-28       $389,497.04
4841902   DOWNEY                      CA    90241    SFD      7.500     6.250    $2,342.37     360     1-Aug-28       $334,249.47
4843021   WHITTIER                    CA    90601    SFD      7.500     6.250    $1,788.87     360     1-Jul-28       $255,073.37
4843036   DANVILLE                    CA    94526    SFD      7.500     6.250    $2,209.52     360     1-Jul-28       $315,053.09
4843176   SAN DIEGO                   CA    92117    SFD      7.500     6.250    $1,870.40     360     1-Jul-28       $266,698.43
4843210   MISSION VIEJO               CA    92691    SFD      7.500     6.250    $2,111.63     360     1-Aug-28       $301,323.40
4843509   FOSTER CITY                 CA    94404    SFD      7.500     6.250    $3,202.40     360     1-Jul-28       $455,408.76
4844207   CLOVIS                      CA    93611    SFD      7.500     6.250    $2,223.50     360     1-Aug-28       $317,277.44
4844592   BRENTWOOD                   CA    94513    SFD      7.500     6.250    $1,636.16     360     1-Aug-28       $233,475.75
4844710   MORGAN HILL                 CA    95037    SFD      7.375     6.250    $2,044.40     360     1-Aug-28       $295,320.14
4845198   SANTA BARBARA               CA    93111    SFD      7.500     6.250    $2,177.01     360     1-Aug-28       $310,652.47
4845228   GLENDALE                    CA    91207    SFD      7.500     6.250    $2,517.17     360     1-Aug-28       $359,193.47
4845510   SAN DIEGO                   CA    92131    SFD      7.375     6.250    $2,044.40     360     1-Aug-28       $295,320.14
4845601   SAN JUAN CAPISTRANO         CA    92675    SFD      7.375     6.250    $2,520.96     360     1-Aug-28       $364,161.67
4845820   GLENDORA                    CA    91741    SFD      7.375     6.250    $1,906.26     360     1-Jul-28       $275,055.69
4847671   WEST BLOOMFIELD             MI    48324    SFD      7.375     6.250    $1,726.69     360     1-Oct-28       $249,809.77
4847763   LONOKE                      AR    72086    SFD      7.000     6.250    $1,975.95     360     1-Oct-28       $296,756.55
4847775   SHREVEPORT                  LA    71106    SFD      7.125     6.250    $1,932.22     360     1-Oct-28       $286,570.66
4847879   SARATOGA                    CA    95070    SFD      7.500     6.250    $3,153.46     360     1-Aug-28       $449,829.93
4849427   SAN JOSE                    CA    95148    SFD      7.500     6.250    $2,062.68     360     1-Aug-28       $294,339.09
4849437   STUDIO CITY                 CA    91604    SFD      7.750     6.250    $2,149.24     360     1-Aug-28       $299,360.67
4849665   IRVINE                      CA    92604    SFD      7.500     6.250    $1,965.88     360     1-Aug-28       $280,525.09
4849896   LOS ANGELES                 CA    91604    SFD      7.500     6.250    $1,720.07     360     1-Jul-28       $245,262.85
4850027   SANTA CLARA                 CA    95051    SFD      7.500     6.250    $1,845.93     360     1-Aug-28       $263,408.53
4850066   UNION CITY                  CA    94587    SFD      7.500     6.250    $1,762.02     360     1-Aug-28       $250,426.04
4850313   SAN FRANCISCO               CA    94127    SFD      7.500     6.250    $1,699.09     360     1-Aug-28       $242,455.59
4850792   PROSPERITY                  SC    29127    SFD      7.250     6.250    $2,046.53     360     1-Aug-28       $299,293.66
4851203   ALPHARETTA                  GA    30201    SFD      7.125     6.250    $1,936.08     321     1-Oct-24       $274,347.28
4851230   ATLANTA                     GA    30327    SFD      7.125     6.250    $3,200.16     360     1-May-28       $472,686.82
4851322   ROSWELL                     GA    30075    SFD      7.125     6.250    $1,268.90     350     1-May-27       $169,742.45
4851703   TAMPA                       FL    33613    SFD      7.500     6.250    $4,594.62     346     1-Apr-27       $647,305.93
4851875   APOPKA                      FL    32703    SFD      7.625     6.250    $2,119.98     329     1-Nov-25       $290,781.65
4852017   BIXBY                       OK    74008    SFD      7.250     6.250    $1,882.81     360     1-Oct-28       $275,784.69
4852800   NEW YORK                    NY    10014    COP      8.625     6.250    $  729.57     360     1-Oct-27       $ 92,037.35
4852826   PUNTA GORDA                 FL    33983    SFD      7.375     6.250    $1,226.64     360     1-Dec-27       $176,066.93
4853224   GLENDALE                    CA    91208    SFD      7.500     6.250    $1,957.80     360     1-Aug-28       $279,372.69
4853388   ALBURQURQUE                 NM    87113    SFD      7.375     6.250    $1,049.76     360     1-Jul-28       $151,523.10
4853407   SUN CITY CENTER             FL    33573    PUD      7.500     6.250    $  699.22     360     1-Jul-28       $ 99,700.37
4853434   PARK CITY                   UT    84098    SFD      7.375     6.250    $2,624.57     360     1-Jul-28       $378,832.68
4853642   COMMERCE TOWNSHIP           MI    48382    SFD      7.875     6.250    $1,812.67     360     1-Nov-27       $247,859.30
4853802   TEMPE                       AZ    85284    SFD      8.375     6.250    $1,307.33     360     1-Sep-27       $170,433.38
4854119   SPRING LAKE                 MI    49456    SFD      7.625     6.250    $  672.41     360     1-Dec-27       $ 94,219.10
4854255   ROSS TWP                    PA    18621    SFD      7.875     6.250    $  688.82     360     1-Nov-27       $ 94,186.45
4854425   ANTIOCH                     TN    37013    HCO      7.750     6.250    $  572.41     360     1-Dec-27       $ 79,259.30
4854459   LAKE ARROWHEAD              CA    92352    SFD      7.500     6.250    $2,517.17     360     1-Jun-28       $358,647.35
4854507   COMMERCE TOWNSHIP           MI    48382    SFD      8.000     6.250    $2,935.06     360     1-Nov-27       $396,457.21
4854514   SURF CITY                   NJ    08008    SFD      7.875     6.250    $1,063.08     360     1-Aug-27       $145,032.97
4854588   GRAND BLANC                 MI    48390    LCO      7.500     6.250    $  680.20     360     1-Jul-28       $ 96,988.48
4854591   SUN LAKES                   AZ    85248    SFD      8.250     6.250    $1,374.81     360     1-Dec-27       $181,671.42
4854715   NORTH HOLLYWOOD             CA    91607    SFD      7.500     6.250    $1,999.75     360     1-Aug-28       $285,359.26
4854995   NETHER PROVIDENCE           PA    19086    SFD      7.500     6.250    $1,936.83     360     1-Jul-28       $276,169.97
4855022   PITTSFORD                   NY    14534    SFD      7.625     6.250    $1,274.03     360     1-Jan-28       $178,659.31
4855062   WILSONVILLE                 OR    97070    PUD      8.250     6.250    $3,566.64     360     1-Dec-27       $471,303.06
4855093   SEATTLE                     WA    98122    SFD      8.000     6.250    $6,347.07     360     1-Nov-27       $857,774.02
4855119   NORTH HOLLYWOOD AREA        CA    91602    SFD      8.250     6.250    $5,437.30     360     1-Jan-28       $718,989.39
4855139   PHOENIX                     AZ    85016    SFD      8.750     6.250    $7,867.01     360     1-Sep-27       $991,552.08
4855147   ARNOLD                      MD    21012    PUD      7.875     6.250    $5,075.49     360     1-Nov-27       $683,569.67
4855286   SANTA MONICA                CA    90404    LCO      7.500     6.250    $2,167.56     360     1-Aug-28       $309,305.50
4856077   GREENWOOD                   SC    29649    SFD      7.125     6.250    $2,075.06     360     1-Sep-28       $307,505.92
4856086   CANTON                      MI    48188    SFD      7.375     6.250    $2,072.03     360     1-Sep-28       $299,542.04
4856995   SILVER SPRING               MD    20904    SFD      7.500     6.250    $1,454.37     360     1-Jul-28       $207,376.71
4859325   NORTH BETHESDA              MD    20852    SFD      7.500     6.250    $2,041.71     360     1-May-28       $290,679.25
4859506   CRYSTAL LAKE                IL    60014    SFD      7.000     6.250    $2,562.75     360     1-Jun-28       $383,602.73
4859563   ENCINITAS                   CA    92024    SFD      7.375     6.250    $1,989.14     360     1-Jul-28       $287,115.32
4859592   SANTA CRUZ                  CA    95060    SFD      7.250     6.250    $2,097.69     360     1-Jul-28       $306,531.76
4859601   ROSLYN ESTATES              NY    11576    SFD      7.875     6.250    $2,574.00     360     1-Jul-28       $353,610.46
4859605   LOS ANGELES                 CA    90048    SFD      7.500     6.250    $1,964.79     360     1-Jul-28       $280,158.00
4859628   ENCINITAS                   CA    92024    SFD      7.500     6.250    $1,755.03     360     1-Jul-28       $250,247.87
4859851   RANCHO CUCAMONGA            CA    91730    SFD      6.750     6.250    $1,015.71     360     1-Jun-28       $155,918.21
4859952   PALOS VERDES ESTATES        CA    90274    SFD      7.500     6.250    $2,307.41     360     1-Jul-28       $329,011.14
4859954   AURORA                      CO    80016    SFD      8.000     6.250    $1,944.48     360     1-Jun-28       $264,099.01
4859967   CERRITOS                    CA    90703    SFD      7.375     6.250    $2,072.03     360     1-Jul-28       $299,078.44
4859972   FELTON                      CA    95018    SFD      7.500     6.250    $1,660.63     360     1-Jun-28       $236,386.27
4859986   ROWLAND HEIGHTS             CA    91748    SFD      7.500     6.250    $1,704.34     360     1-Jul-28       $243,019.57
4859999   SAN JOSE                    CA    95124    SFD      7.625     6.250    $1,768.07     360     1-Jun-28       $248,884.44
4860118   SAN GABRIEL                 CA    91775    SFD      7.500     6.250    $2,018.98     360     1-Jun-28       $287,665.06
4860126   SAN DIEGO                   CA    92037    SFD      7.500     6.250    $1,608.19     360     1-Jul-28       $229,310.81
4860181   SAN CLEMENTE                CA    92673    PUD      7.750     6.250    $2,149.24     360     1-Jun-28       $298,927.54
4860189   SAN DIEGO                   CA    92128    SFD      7.625     6.250    $1,797.80     360     1-Jun-28       $253,069.03
4860209   SAN DIEGO                   CA    92014    SFD      7.125     6.250    $1,906.62     360     1-Jul-28       $282,086.68
4860226   SANTA CLARA                 CA    95051    SFD      7.375     6.250    $2,215.69     360     1-Jul-28       $319,702.38
4860239   LA JOLLA                    CA    92037    SFD      7.375     6.250    $5,041.93     360     1-Jun-28       $727,188.29
4860244   LA JOLLA                    CA    92037    SFD      7.375     6.250    $1,801.28     360     1-May-28       $259,590.88
4860253   SAN FRANCISCO               CA    94122    SFD      6.875     6.250    $2,171.15     360     1-Jul-28       $329,379.78
4860260   SANTA CLARA                 CA    95050    SFD      7.375     6.250    $1,685.25     360     1-Jul-28       $243,250.46
4860275   SAN JOSE                    CA    95135    SFD      7.250     6.250    $2,537.70     360     1-Jul-28       $370,828.64
4860316   WALNUT                      CA    91789    SFD      7.125     6.250    $2,015.77     360     1-Jul-28       $298,234.36
4860343   CARMEL                      CA    92921    SFD      7.375     6.250    $3,289.34     360     1-Jul-28       $474,620.53
4860347   SAN JUAN CAPISTRANO         CA    92675    SFD      7.250     6.250    $1,702.03     360     1-Jul-28       $248,714.39
4860354   FREMONT                     CA    94539    SFD      7.500     6.250    $1,885.78     360     1-Jul-28       $268,891.85
4860414   WALNUT                      CA    91789    SFD      7.750     6.250    $5,050.71     360     1-Jun-28       $702,479.73
4860435   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $2,481.60     360     1-Jul-28       $358,196.28
4860469   NOVATO                      CA    94947    SFD      7.500     6.250    $1,803.97     360     1-Jul-28       $257,226.91
4860471   BURLINGAME                  CA    94010    SFD      7.375     6.250    $2,555.50     360     1-May-28       $365,134.50
4860481   FOUNTAIN VALLEY             CA    92708    SFD      7.625     6.250    $1,613.77     360     1-May-28       $226,181.23
4860495   MILL VALLEY                 CA    94941    SFD      7.250     6.250    $2,686.07     360     1-Jul-28       $392,510.17
4860498   RANCHO SANTA FE             CA    92067    SFD      7.250     6.250    $5,116.32     360     1-Jul-28       $747,382.61
4860506   NOVATO                      CA    94949    SFD      7.750     6.250    $2,149.24     360     1-May-28       $298,708.87
4860511   SAN JOSE                    CA    95129    SFD      7.375     6.250    $2,707.45     360     1-Jun-28       $390,490.14
4860522   REDWOOD CITY                CA    94061    SFD      7.500     6.250    $1,922.84     360     1-Jul-28       $274,175.95
4860549   HUNTINGTON BEACH            CA    92648    SFD      7.375     6.250    $1,816.48     360     1-May-28       $261,678.79
4860551   SAN FRANCISCO               CA    94131    SFD      7.250     6.250    $1,739.55     360     1-Jun-28       $253,993.28
4860560   CHINO HILLS                 CA    91709    SFD      7.625     6.250    $1,868.58     360     1-May-28       $262,835.15
4860565   CALABASAS                   CA    91302    SFD      7.375     6.250    $4,489.39     360     1-Jul-28       $648,003.29
4860569   SAN JOSE                    CA    95120    SFD      7.500     6.250    $2,691.98     360     1-Jun-28       $383,553.38
4860583   SARATOGA                    CA    95070    SFD      7.500     6.250    $5,244.11     360     1-Jun-28       $747,181.94
4860590   RANCHO SANTA FE             CA    92067    SFD      7.875     6.250    $5,147.99     360     1-Jun-28       $707,524.64
4860591   MILLBRAE                    CA    94030    SFD      7.500     6.250    $1,999.75     360     1-Jun-28       $284,924.64
4860595   FOOTHILL RANCH              CA    92610    SFD      7.375     6.250    $1,968.42     360     1-Jul-28       $284,028.64
4860692   PASADENA                    CA    91107    SFD      7.500     6.250    $5,670.63     360     1-Jul-28       $808,569.81
4860794   TULSA                       OK    74137    SFD      7.250     6.250    $2,058.47     360     1-Oct-28       $301,514.60
4860810   SAN RAFAEL                  CA    94903    SFD      7.625     6.250    $1,875.65     360     1-Jul-28       $263,821.66
4860811   LIVERMORE                   CA    94550    SFD      7.125     6.250    $1,684.30     360     1-Jul-28       $249,193.15
4860828   LOS ALTOS                   CA    94024    SFD      7.500     6.250    $6,223.01     360     1-Jul-28       $886,974.66
4860843   SAN FRANCISCO               CA    94118    SFD      7.375     6.250    $3,453.38     360     1-Jun-28       $498,074.16
4860846   LOS ANGELES                 CA    91604    SFD      7.250     6.250    $2,183.99     360     1-Jul-28       $319,125.79
4860866   LAGUNA NIGUEL               CA    92677    SFD      7.500     6.250    $2,810.84     360     1-Jun-28       $400,299.20
4860942   SAN RAFAEL                  CA    94903    SFD      7.250     6.250    $5,537.91     360     1-Jun-28       $808,595.08
4861018   MENLO PARK                  CA    94025    LCO      7.500     6.250    $2,440.26     360     1-Jun-28       $346,119.16
4861075   NEWPORT BEACH               CA    92663    SFD      7.625     6.250    $4,597.83     360     1-Feb-28       $645,259.37
4861095   SAN CLEMENTE                CA    92672    SFD      7.750     6.250    $4,384.44     360     1-Jul-28       $610,255.43
4861115   TIBURON                     CA    94920    SFD      7.250     6.250    $5,798.50     360     1-May-28       $845,960.92
4861805   ALBUQUERQUE                 NM    87111    SFD      7.250     6.250    $1,828.24     360     1-Aug-28       $267,368.98
4862400   WATERFORD                   CT    06385    SFD      7.375     6.250    $1,909.83     360     1-Aug-28       $274,524.25
4862460   CHICAGO                     IL    60615    SFD      7.375     6.250    $2,873.21     360     1-Sep-28       $415,364.97
4862533   RIVER VALE                  NJ    07675    SFD      7.375     6.250    $2,175.63     360     1-Sep-28       $314,519.14
4862740   TULSA                       OK    74137    SFD      7.250     6.250    $2,148.86     360     1-Oct-28       $314,754.27
4866351   FAIRFIELD                   CA    94585    SFD      8.000     6.250    $1,984.69     360     1-Nov-26       $265,773.40
4866451   SAN JOSE                    CA    95119    SFD      7.500     6.250    $1,793.49     360     1-Jun-28       $255,436.39
4866626   FREMONT                     CA    94539    SFD      7.625     6.250    $5,301.38     360     1-Jul-28       $746,810.81
4867169   NOKOMIS                     FL    34275    SFD      7.250     6.250    $2,974.29     360     1-Jul-28       $434,627.12
4867212   NAPLES                      FL    34112    PUD      7.500     6.250    $2,274.20     360     1-Jul-28       $324,275.36
4867226   FT MYERS                    FL    33908    PUD      7.375     6.250    $2,618.48     350     1-Sep-27       $374,914.28
4867271   ORINDA                      CA    94563    SFD      7.375     6.250    $1,805.93     360     1-Oct-27       $257,774.72
4867318   DEL MAR                     CA    92014    SFD      7.500     6.250    $4,544.55     360     1-Feb-28       $645,498.60
4867638   GREAT FALLS                 VA    22066    PUD      6.625     6.250    $2,561.25     360     1-Aug-28       $398,935.39
4867649   ALPHARETTA                  GA    30022    SFD      7.125     6.250    $2,021.16     360     1-Aug-28       $298,560.47
4867683   RANCHO SANTA MARGAR         CA    92688    SFD      7.000     6.250    $2,047.80     360     1-Aug-28       $307,038.68
4867892   LONG BEACH TOWNSHIP         NJ    08008    SFD      7.375     6.250    $2,348.30     360     1-Aug-28       $339,219.06
4867973   WINNETKA                    IL    60093    SFD      7.375     6.250    $2,804.15     360     1-Aug-28       $405,067.47
4868001   TAMPA                       FL    33624    SFD      7.250     6.250    $1,821.42     360     1-Aug-28       $266,371.34
4868060   OCEAN CITY                  NJ    08226    SFD      7.375     6.250    $3,259.99     360     1-Aug-28       $470,915.89
4868086   IRVINGTON                   NY    10533    SFD      7.000     6.250    $2,468.28     360     1-Aug-28       $370,082.33
4868144   RIDGEFIELD                  NJ    07657    SFD      6.750     6.250    $1,913.36     360     1-Aug-28       $294,159.58
4868179   RALEIGH                     NC    27613    SFD      7.125     6.250    $1,712.93     360     1-Jul-28       $253,381.54
4868232   CORAL SPRINGS               FL    33076    PUD      7.625     6.250    $1,398.60     360     1-Aug-28       $197,168.21
4868257   JACKSONVILLE                FL    32207    SFD      7.375     6.250    $2,210.16     360     1-Jul-28       $319,017.01
4868309   SANIBEL                     FL    33957    LCO      7.375     6.250    $  749.38     360     1-Jul-28       $108,166.72
4868370   BOCA RATON                  FL    33498    PUD      7.375     6.250    $2,006.76     360     1-Jan-28       $285,148.56
4868384   FT LAUDERDALE               FL    33308    SFD      7.250     6.250    $1,773.66     360     1-Aug-28       $259,387.84
4868422   ATLANTA                     GA    30345    SFD      7.000     6.250    $1,676.56     360     1-Aug-28       $251,174.95
4868658   NORTH EAST ATLANTA          GA    30324    PUD      7.125     6.250    $2,804.35     360     1-Aug-28       $415,245.46
4868662   ORLANDO                     FL    32836    SFD      7.375     6.250    $1,765.02     360     1-Aug-28       $254,963.05
4868674   ATLANTA                     GA    30327    SFD      7.125     6.250    $2,223.27     360     1-Jun-28       $328,664.77
4868722   ATLANTA                     GA    30306    SFD      7.125     6.250    $3,604.39     360     1-Jul-28       $533,273.39
4868726   BOCA RATON                  FL    33428    SFD      7.000     6.250    $1,330.60     360     1-Aug-28       $199,505.33
4868746   ALPHARETTA                  GA    30022    SFD      6.750     6.250    $1,945.79     360     1-Sep-28       $299,293.66
4868756   ACWORTH                     GA    30101    SFD      6.750     6.250    $1,653.93     360     1-Jul-28       $254,114.35
4868768   ATLANTA                     GA    30305    SFD      7.000     6.250    $3,659.16     360     1-Aug-28       $548,639.61
4868783   MIAMI                       FL    33161    SFD      8.250     6.250    $  647.97     360     1-Aug-28       $ 86,033.35
4868793   FORT LAUDERDALE             FL    33326    SFD      7.250     6.250    $3,178.94     360     1-Aug-28       $464,902.83
4868804   FORT LAUDERDALE             FL    33304    SFD      7.625     6.250    $  578.62     360     1-Aug-28       $ 81,571.37
4868818   COCONUT CREEK               FL    33063    PUD      7.500     6.250    $  391.56     360     1-Jul-28       $ 55,832.20
4868850   SOUTH PASADENA              FL    33707    HCO      7.875     6.250    $  532.93     360     1-Aug-28       $ 73,347.24
4868871   SARASOTA                    FL    34231    SFD      7.750     6.250    $2,629.23     360     1-Aug-28       $364,320.59
4868885   BRENTWOOD                   TN    37027    SFD      7.375     6.250    $1,906.27     360     1-Aug-28       $275,366.06
4868930   ACWORTH                     GA    30101    SFD      7.125     6.250    $1,813.65     360     1-Aug-28       $268,550.34
4868940   VERO BEACH                  FL    32963    SFD      7.250     6.250    $2,660.49     360     1-Aug-28       $389,081.75
4868976   ATLANTA                     GA    30342    SFD      7.000     6.250    $1,636.64     360     1-Aug-28       $245,391.54
4868992   MARIETTA                    GA    30062    SFD      7.000     6.250    $2,031.50     360     1-Aug-28       $304,594.74
4869008   AUGUSTA                     GA    30909    PUD      7.125     6.250    $2,810.08     360     1-Aug-28       $416,093.40
4869021   HIXSON                      TN    37343    SFD      7.125     6.250    $1,600.08     360     1-Aug-28       $236,926.84
4869033   HIALEAH                     FL    33012    PUD      7.750     6.250    $  673.43     360     1-Aug-28       $ 93,799.66
4869059   LOUISVILLE                  KY    40299    SFD      7.375     6.250    $1,830.29     360     1-Aug-28       $264,391.35
4869122   WASHINGTON                  DC    20015    SFD      7.250     6.250    $2,046.53     360     1-Aug-28       $298,778.34
4869174   PALMETTO                    FL    34221    SFD      7.375     6.250    $2,290.28     360     1-Jul-28       $330,581.38
4869190   ODESSA                      FL    33556    SFD      7.250     6.250    $2,312.58     360     1-Jul-28       $337,932.56
4869235   WATKINSVILLE                GA    30677    SFD      7.250     6.250    $1,468.04     360     1-Aug-28       $214,693.33
4869271   ORMOND BEACH                FL    32176    SFD      7.750     6.250    $1,386.98     360     1-Jul-28       $193,048.12
4869284   JACKSONVILLE                FL    32223    PUD      7.250     6.250    $2,217.07     360     1-Aug-28       $323,530.58
4869987   ANAHEIM                     CA    92807    SFD      7.000     6.250    $1,530.20     360     1-Sep-28       $229,621.84
4870027   TUCSON                      AZ    85750    SFD      7.500     6.250    $2,167.57     360     1-Jul-28       $309,038.77
4870107   PHOENIX                     AZ    85022    SFD      7.375     6.250    $4,268.38     360     1-Aug-28       $616,580.54
4870108   PHOENIX                     AZ    85044    SFD      7.250     6.250    $1,601.75     360     1-Sep-28       $234,432.56
4870114   WEST CHESTER                OH    45069    SFD      7.250     6.250    $2,344.64     360     1-Aug-28       $342,890.77
4870483   METUCHEN                    NJ    08840    SFD      6.625     6.250    $1,664.81     360     1-Aug-28       $259,308.02
4870534   TUCSON                      AZ    85750    SFD      7.375     6.250    $2,783.43     360     1-Aug-28       $401,744.61
4870537   SCOTTSDALE                  AZ    85259    SFD      7.000     6.250    $1,894.79     360     1-Sep-28       $281,817.14
4870570   GILBERT                     AZ    85233    SFD      7.125     6.250    $1,611.53     360     1-Aug-28       $238,441.90
4870743   MCDONOUGH                   GA    30253    SFD      7.250     6.250    $1,964.67     360     1-Sep-28       $287,549.30
4870772   OLATHE                      KS    66061    SFD      7.125     6.250    $3,220.38     360     1-Aug-28       $476,846.42
4870803   PHOENIX                     MD    21131    SFD      7.375     6.250    $1,830.29     360     1-Aug-28       $264,391.35
4870859   EVERGREEN                   CO    80439    SFD      7.125     6.250    $1,819.04     360     1-Jul-28       $269,128.62
4870872   CENTREVILLE                 VA    20120    SFD      7.125     6.250    $1,843.30     360     1-Aug-28       $272,939.69
4870892   MIDLOTHIAN                  VA    23113    SFD      7.375     6.250    $1,636.90     360     1-Aug-28       $236,455.65
4870931   LA CANADA FLINTRIDGE        CA    91011    SFD      7.500     6.250    $6,537.66     360     1-Aug-28       $932,576.31
4870939   YORK                        PA    17403    SFD      7.125     6.250    $2,398.44     360     1-Aug-28       $355,140.85
4871384   PROSPECT                    KY    40059    SFD      7.250     6.250    $2,069.05     360     1-Aug-28       $302,585.87
4871400   FRAMINGHAM                  MA    01701    SFD      7.375     6.250    $1,508.99     360     1-Aug-28       $217,978.18
4871418   FOUNTAIN HILLS              AZ    85268    SFD      6.875     6.250    $3,724.79     360     1-Aug-28       $565,167.67
4871443   NORTH REDINGTON BEACH       FL    33708    SFD      7.750     6.250    $1,289.54     360     1-Aug-28       $179,615.77
4871465   INDIANAPOLIS                IN    46236    PUD      6.875     6.250    $1,681.74     360     1-Sep-28       $255,568.62
4871467   DULUTH                      GA    30097    PUD      7.375     6.250    $2,590.04     360     1-Sep-28       $374,427.54
4871482   SPRING MILLS                PA    16875    SFD      7.500     6.250    $3,744.65     360     1-Aug-28       $534,350.14
4871485   ST MICHAELS                 MD    21663    SFD      7.375     6.250    $2,590.04     360     1-Sep-28       $374,427.54
4871493   ATLANTA                     GA    30318    SFD      7.500     6.250    $1,573.24     360     1-Aug-28       $224,495.90
4871523   AVON LAKE                   OH    44012    SFD      7.500     6.250    $3,831.70     360     1-Aug-28       $546,772.26
4871544   WYCKOFF                     NJ    07481    SFD      7.250     6.250    $2,046.53     360     1-Aug-28       $299,293.66
4871559   GLENVIEW                    IL    60025    SFD      7.500     6.250    $1,866.21     360     1-Aug-28       $266,302.03
4871572   HUNTINGTON                  NY    11743    SFD      7.375     6.250    $1,878.64     360     1-Aug-28       $271,375.25
4871601   BROOKFIELD                  WI    53045    SFD      7.375     6.250    $2,160.43     360     1-Aug-28       $312,081.56
4871618   PEPPER PIKE                 OH    44124    SFD      7.375     6.250    $1,802.67     360     1-Aug-28       $260,400.50
4871633   CENTREVILLE                 VA    22020    PUD      7.000     6.250    $  731.84     360     1-Aug-28       $109,690.89
4871636   DENNIS                      MA    02638    SFD      7.750     6.250    $1,996.65     360     1-Aug-28       $278,106.05
4871657   CADDO MILLS                 TX    75135    SFD      7.125     6.250    $2,250.23     360     1-Sep-28       $333,464.21
4871784   ROCKVILLE                   MD    20850    PUD      7.125     6.250    $2,549.36     360     1-Aug-28       $377,486.77
4871801   LOUISVILLE                  KY    40206    SFD      7.250     6.250    $3,240.34     360     1-Aug-28       $463,766.50
4871809   FORKED RIVER                NJ    08731    SFD      7.375     6.250    $1,968.43     360     1-Sep-28       $284,564.93
4871819   PENNINGTON                  NJ    08534    PUD      7.250     6.250    $2,286.66     360     1-Sep-28       $334,675.44
4871820   BOCA RATON                  FL    33434    SFD      7.375     6.250    $3,356.68     360     1-Aug-28       $484,883.75
4871857   KNOXVILLE                   TN    37919    SFD      7.125     6.250    $3,368.59     360     1-Aug-28       $498,793.35
4871875   DULUTH                      GA    30097    SFD      7.125     6.250    $3,756.65     360     1-Aug-28       $556,166.87
4871903   PANAMA CITY                 FL    32405    SFD      7.000     6.250    $2,767.33     360     1-Sep-28       $415,266.10
4871920   BETHESDA                    MD    20817    SFD      7.375     6.250    $1,913.18     360     1-Jun-28       $275,739.37
4871938   REDINGTON BEACH             FL    33708    SFD      7.500     6.250    $  895.00     360     1-Aug-28       $127,713.22
4871974   WOODBRIDGE                  VA    22192    PUD      7.000     6.250    $  997.29     360     1-Aug-28       $149,529.23
4872003   CHEVY CHASE                 MD    20815    SFD      7.250     6.250    $4,468.26     360     1-Aug-28       $653,457.81
4872031   DECATUR                     GA    30030    SFD      7.125     6.250    $2,694.87     360     1-Aug-28       $399,034.68
4872072   ROCKVILLE                   MD    20853    SFD      7.250     6.250    $1,882.81     360     1-Aug-28       $275,350.16
4872084   CHURCHTON                   MD    20733    SFD      7.250     6.250    $  804.97     360     1-Aug-28       $117,722.17
4872090   ESCONDIDO                   CA    92027    PUD      7.250     6.250    $1,877.35     360     1-Aug-28       $274,552.05
4872093   DRESHER                     PA    19025    SFD      7.500     6.250    $1,817.26     360     1-Aug-28       $259,226.30
4872101   MONTGOMERY                  NJ    08558    SFD      7.250     6.250    $3,052.74     360     1-Aug-28       $446,446.39
4872131   LOS ANGELES                 CA    90034    SFD      7.875     6.250    $1,040.48     360     1-Aug-28       $143,201.77
4872156   WINCHESTER                  MA    01890    SFD      7.125     6.250    $2,573.61     360     1-Aug-28       $381,078.10
4872157   LIVERMORE                   CA    94550    SFD      7.250     6.250    $2,875.04     360     1-Aug-28       $420,357.08
4872174   NORTHRIDGE                  CA    91325    SFD      7.250     6.250    $1,637.23     360     1-Aug-28       $239,391.76
4872186   BIRMINGHAM                  AL    35213    SFD      7.250     6.250    $2,114.75     360     1-Aug-28       $309,270.12
4872188   DOWINGTOWN                  PA    19335    SFD      6.750     6.250    $2,128.06     360     1-Aug-28       $327,247.73
4872194   NASHVILLE                   TN    37215    SFD      7.125     6.250    $1,606.82     360     1-Aug-28       $237,924.41
4872204   EASTHAM                     MA    02642    SFD      7.375     6.250    $1,657.63     360     1-Aug-28       $239,448.74
4872213   MARIETTA                    GA    30067    SFD      7.125     6.250    $2,344.54     360     1-Aug-28       $347,160.17
4872218   YORBA LINDA                 CA    92887    SFD      7.000     6.250    $2,301.62     360     1-Aug-28       $345,094.31
4872247   ROCKVILLE                   MD    20850    PUD      7.125     6.250    $2,358.02     360     1-Aug-28       $349,155.32
4872252   BOCA RATON                  FL    33487    SFD      7.625     6.250    $1,557.15     360     1-Aug-28       $219,519.26
4872257   BURKE                       VA    22015    PUD      7.000     6.250    $1,170.94     360     1-Aug-28       $175,564.66
4872262   HILLSBOROUGH                NJ    08853    SFD      6.750     6.250    $2,659.58     360     1-Aug-28       $408,984.89
4872285   YONKERS                     NY    10703    SFD      7.375     6.250    $2,016.78     360     1-Aug-28       $291,329.30
4872309   CONYERS                     GA    30208    SFD      7.875     6.250    $1,934.49     360     1-Aug-28       $266,143.49
4872329   CORAL SPRINGS               FL    33065    SFD      7.375     6.250    $  773.56     360     1-Aug-28       $111,742.74
4872343   BERNARDS                    NJ    07920    SFD      7.625     6.250    $2,477.28     360     1-Aug-28       $349,235.20
4872345   JUPITER                     FL    33477    SFD      7.750     6.250    $  601.79     360     1-Jul-28       $ 83,760.53
4872349   INDIANAPOLIS                IN    46236    PUD      7.250     6.250    $2,298.94     360     1-Aug-28       $336,206.53
4872358   ATLANTA                     GA    30305    SFD      7.375     6.250    $5,525.40     360     1-Aug-28       $798,162.56
4872370   BRENTWOOD                   TN    37027    SFD      7.500     6.250    $1,713.08     360     1-Aug-28       $244,451.09
4872383   ROCKVILLE                   MD    20852    PUD      7.125     6.250    $1,808.94     360     1-Aug-28       $267,852.00
4872387   DELAWARE                    OH    43015    SFD      7.375     6.250    $2,590.03     360     1-Aug-28       $374,138.70
4872410   MENLO PARK                  CA    94025    PUD      7.125     6.250    $2,937.42     360     1-Aug-28       $434,821.49
4872427   COLLEGE PARK                GA    30349    SFD      7.500     6.250    $  894.99     360     1-Aug-28       $127,668.22
4872430   MCCORDSVILLE                IN    46055    SFD      7.250     6.250    $2,892.43     360     1-Aug-28       $422,913.94
4872439   MARIETTA                    GA    30067    SFD      7.250     6.250    $2,319.40     360     1-Jun-28       $338,657.71
4872444   PORTLAND                    OR    97201    SFD      7.125     6.250    $3,368.60     360     1-Aug-28       $498,793.32
4872446   KENNESAW                    GA    30152    SFD      7.250     6.250    $1,937.38     360     1-Aug-28       $282,657.72
4872456   ROUND HILL                  VA    20141    SFD      6.875     6.250    $2,320.28     360     1-Sep-28       $352,604.82
4872458   SAVANNAH                    GA    31410    SFD      7.125     6.250    $2,223.27     360     1-Aug-28       $329,203.61
4872470   CASTLE ROCK                 CO    80104    SFD      7.125     6.250    $2,297.38     360     1-Sep-28       $340,453.00
4872473   TAMPA                       FL    33629    SFD      7.375     6.250    $2,154.91     360     1-Jul-28       $311,041.57
4872478   FINKSBURG                   MD    21048    SFD      7.125     6.250    $1,552.25     360     1-Sep-28       $230,030.41
4872500   ARLINGTON                   VA    22201    SFD      7.000     6.250    $2,285.32     360     1-Sep-28       $342,935.22
4872523   INDIANAPOLIS                IN    46228    SFD      6.875     6.250    $1,786.85     360     1-Aug-28       $271,310.51
4872533   STUART                      FL    34996    SFD      7.375     6.250    $2,950.08     240     1-Apr-18       $363,111.23
4872573   MT LAUREL                   NJ    08054    PUD      7.000     6.250    $1,689.87     360     1-Aug-28       $253,371.74
4872574   NASHVILLE                   TN    37215    SFD      7.125     6.250    $2,102.01     360     1-Jun-28       $310,737.55
4872895   VIENNA                      VA    22182    SFD      6.875     6.250    $1,734.30     360     1-Jul-28       $263,105.15
4872896   WASHINGTON                  DC    20037    SFD      7.625     6.250    $  804.06     360     1-Aug-28       $113,351.75
4872904   WASHINGTON                  DC    20015    SFD      7.125     6.250    $1,573.81     360     1-Aug-28       $233,036.24
4872922   WEEMS                       VA    22576    SFD      7.375     6.250    $2,072.03     360     1-Aug-28       $299,310.95
4872932   NORTH LAUDERDALE            FL    33068    PUD      7.875     6.250    $  543.80     360     1-Aug-28       $ 74,841.72
4872935   HOUSTON                     TX    77096    PUD      7.125     6.250    $1,697.78     360     1-Aug-28       $251,391.81
4872942   CRYSTAL BEACH               FL    34681    SFD      6.750     6.250    $2,594.40     360     1-Jul-28       $398,610.75
4872978   BROOKEVILLE                 MD    20833    PUD      7.250     6.250    $2,305.76     360     1-Aug-28       $337,204.18
4872981   DALLAS                      TX    75218    SFD      7.250     6.250    $2,101.11     360     1-Aug-28       $307,274.80
4872986   CINCINNATI                  OH    45202    SFD      7.375     6.250    $2,210.17     360     1-Aug-28       $319,265.00
4873003   ST LOUIS                    MO    63131    SFD      7.375     6.250    $2,416.67     360     1-Sep-28       $349,365.88
4873005   CHEVY CHASE                 MD    20815    SFD      6.875     6.250    $1,734.30     360     1-Jun-28       $262,878.22
4873017   ATLANTA                     GA    30328    SFD      7.000     6.250    $2,062.44     360     1-Sep-28       $309,490.30
4873042   ALEXANDRIA                  VA    22304    SFD      7.375     6.250    $3,626.04     360     1-Aug-28       $523,188.65
4873071   MARIETTA                    GA    30068    SFD      7.000     6.250    $1,829.58     360     1-Aug-28       $274,219.20
4873076   SCOTTSDALE                  AZ    85259    SFD      7.125     6.250    $1,667.46     360     1-Aug-28       $246,902.68
4873080   ATLANTA                     GA    30350    SFD      7.000     6.250    $2,116.33     360     1-Sep-28       $317,335.45
4873098   PORT BYRON                  IL    61275    SFD      7.375     6.250    $1,712.88     360     1-Aug-28       $247,430.38
4873102   JACKSONVILLE                FL    32210    SFD      7.250     6.250    $2,558.16     360     1-Aug-28       $374,117.09
4873111   WILMETTE                    IL    60091    SFD      7.375     6.250    $2,458.81     360     1-Aug-28       $355,182.32
4873120   DUBLIN                      OH    43017    SFD      6.625     6.250    $1,920.29     360     1-Aug-28       $299,101.84
4873136   NATICK                      MA    01760    SFD      7.250     6.250    $1,896.46     360     1-Aug-28       $277,345.42
4873157   AURORA                      CO    80016    SFD      7.000     6.250    $2,122.31     360     1-Aug-28       $317,750.67
4873189   RIVER FOREST                IL    60305    SFD      7.250     6.250    $4,294.30     360     1-Sep-28       $628,514.89
4873216   LARKSPUR                    CO    80018    SFD      7.375     6.250    $1,623.09     360     1-Sep-28       $234,641.26
4873226   OAK PARK                    IL    60302    SFD      7.250     6.250    $1,855.52     360     1-Aug-28       $271,359.58
4873231   CINCINNATI                  OH    45226    SFD      7.250     6.250    $2,046.53     360     1-Aug-28       $298,536.93
4873238   HINSDALE                    IL    60521    SFD      7.250     6.250    $3,434.76     360     1-Sep-28       $502,712.07
4873244   SEABROOK                    TX    77586    SFD      7.500     6.250    $2,761.90     360     1-Aug-28       $394,115.04
4873259   LONGBOAT KEY                FL    34228    LCO      7.000     6.250    $2,448.32     360     1-Aug-28       $367,089.66
4873295   SMYRNA                      GA    30080    SFD      7.250     6.250    $1,684.98     360     1-Aug-28       $246,418.44
4873305   BOCA RATON                  FL    33486    SFD      7.375     6.250    $1,712.88     360     1-Aug-28       $247,430.38
4873335   RALEIGH                     NC    27614    SFD      7.000     6.250    $2,328.56     360     1-Sep-28       $348,746.95
4873354   HYATTSVILLE                 MD    20782    SFD      7.000     6.250    $1,772.37     360     1-Aug-28       $265,741.06
4873356   LITTLETON                   CO    80128    PUD      7.125     6.250    $4,311.80     360     1-Sep-28       $638,973.36
4873364   LITTLETON                   CO    80127    PUD      7.250     6.250    $2,660.49     360     1-Aug-28       $387,808.15
4873371   ALPHARETTA                  GA    30002    PUD      7.500     6.250    $1,879.49     360     1-Aug-28       $268,197.78
4873410   WHEATON                     IL    60187    SFD      7.250     6.250    $1,773.66     360     1-Sep-28       $259,593.12
4873415   LAKE FOREST                 IL    60045    SFD      7.250     6.250    $1,671.33     360     1-Sep-28       $244,616.60
4873420   DOYLESTOWN                  PA    18901    SFD      6.875     6.250    $1,964.22     360     1-Sep-28       $298,213.75
4873458   FOUNTAIN HILLS              AZ    85268    SFD      7.500     6.250    $2,038.91     360     1-Oct-28       $291,383.59
4873518   VIENNA                      VA    22182    SFD      7.500     6.250    $2,293.43     360     1-Aug-28       $327,265.14
4873528   FORTH WORTH                 TX    76131    SFD      7.125     6.250    $1,471.41     360     1-Aug-28       $217,856.56
4873548   ATLANTA                     GA    30307    SFD      7.625     6.250    $2,760.40     360     1-Aug-28       $389,147.79
4873564   SIMPSONVILLE                SC    29681    SFD      7.000     6.250    $1,766.38     360     1-Aug-28       $264,843.29
4873603   VIENNA                      VA    22182    SFD      6.875     6.250    $1,781.60     360     1-Aug-28       $270,512.52
4873639   LITTLETON                   CO    80122    SFD      7.250     6.250    $1,746.37     360     1-Aug-28       $255,195.46
4873641   ARNOLD                      MD    21012    SFD      7.250     6.250    $1,691.80     360     1-Aug-28       $247,416.08
4873655   ENGLEWOOD                   CO    80111    PUD      7.375     6.250    $1,933.90     360     1-Aug-28       $279,356.86
4873691   LITTLETON                   CO    80127    SFD      7.250     6.250    $2,101.11     360     1-Aug-28       $307,274.80
4873708   CINCINNATI                  OH    45249    SFD      7.250     6.250    $2,046.53     360     1-Aug-28       $299,293.66
4873710   MALVERN                     PA    19355    SFD      7.125     6.250    $3,200.17     360     1-Aug-28       $473,853.65
4873738   DENVER                      CO    80218    SFD      7.250     6.250    $2,941.89     360     1-Aug-28       $430,234.63
4873767   HILLIARD                    OH    43026    SFD      7.125     6.250    $1,650.61     360     1-Sep-28       $244,606.99
4873773   DECATUR                     GA    30033    SFD      7.375     6.250    $2,072.03     360     1-Aug-28       $299,310.95
4873776   RALEIGH                     NC    27614    SFD      7.625     6.250    $2,910.45     360     1-Aug-28       $410,301.46
4873784   BOULDER                     CO    80304    SFD      7.375     6.250    $2,486.44     360     1-Sep-28       $359,450.44
4873798   BETHESDA                    MD    20817    SFD      7.500     6.250    $1,789.99     360     1-Sep-28       $255,618.83
4873820   BOUNTIFUL                   UT    84010    SFD      7.625     6.250    $3,085.99     360     1-Aug-28       $434,891.01
4873830   PALATINE                    IL    60067    SFD      7.250     6.250    $1,944.21     360     1-Aug-28       $284,328.96
4873856   NEW ALBANY                  OH    43054    PUD      7.125     6.250    $1,765.15     360     1-Aug-28       $261,367.69
4873857   LOS ALAMOS                  NM    87544    SFD      7.375     6.250    $2,020.22     360     1-May-28       $291,143.93
4873865   SCOTTSDALE                  AZ    85262    PUD      7.500     6.250    $4,160.33     360     1-Sep-28       $594,114.08
4873872   GRAFTON                     WI    53024    SFD      7.250     6.250    $2,319.40     360     1-Sep-28       $339,467.93
4873905   WESTON                      CT    06883    SFD      7.375     6.250    $2,072.03     360     1-Aug-28       $299,310.95
4873910   FOUNTAIN HILLS              AZ    85268    PUD      7.375     6.250    $1,692.16     360     1-Aug-28       $243,428.03
4873925   LAGUNA NIGUEL               CA    92677    PUD      7.250     6.250    $1,534.90     360     1-Aug-28       $224,470.24
4873928   PINE                        CO    80470    SFD      7.125     6.250    $1,731.46     360     1-Aug-28       $256,379.76
4873934   ADA                         MI    49301    LCO      7.625     6.250    $2,434.82     360     1-Aug-28       $343,248.28
4873939   SAVANNAH                    GA    31411    PUD      7.000     6.250    $2,328.56     360     1-Sep-28       $349,424.54
4873941   YORK                        PA    17403    SFD      7.375     6.250    $1,933.90     360     1-Sep-28       $279,572.55
4873945   ST LOUIS                    MO    63123    SFD      7.125     6.250    $1,623.66     360     1-Aug-28       $240,418.39
4873948   SUNNYVALE                   CA    94087    SFD      7.625     6.250    $2,579.91     360     1-Aug-28       $363,703.51
4873954   OAKLAND                     NJ    07436    SFD      7.125     6.250    $1,886.42     360     1-Sep-28       $279,550.83
4873962   HILLIARD                    OH    43026    SFD      7.250     6.250    $1,807.77     360     1-Aug-28       $264,376.06
4873975   YORK                        PA    17404    SFD      7.375     6.250    $1,601.68     360     1-Aug-28       $231,367.35
4873976   TEQUESTA                    FL    33469    PUD      7.000     6.250    $2,075.75     360     1-Aug-28       $311,228.27
4873992   CLAYTON                     MO    63105    SFD      7.125     6.250    $2,243.49     360     1-Aug-28       $332,196.35
4874000   OAK PARK                    IL    60302    SFD      7.375     6.250    $1,823.39     360     1-Aug-28       $263,229.87
4874001   VAIL                        CO    81656    SFD      7.375     6.250    $3,108.04     360     1-Sep-28       $449,256.87
4874002   ALBUQUERQUE                 NM    87114    SFD      7.375     6.250    $1,942.53     360     1-Oct-28       $281,035.99
4874019   THOUSAND OAKS               CA    91360    SFD      7.125     6.250    $1,576.51     360     1-Aug-28       $233,435.26
4874023   SILVER SPRING               MD    20905    SFD      6.750     6.250    $1,530.70     360     1-Aug-28       $235,386.97
4874031   JEFFERSONTON                VA    22724    SFD      7.250     6.250    $1,697.94     360     1-Aug-28       $248,313.97
4874034   BOSTON HEIGHTS              OH    44236    SFD      7.375     6.250    $1,933.90     360     1-Aug-28       $279,356.86
4874045   GLENVIEW                    IL    60025    SFD      7.250     6.250    $2,558.17     360     1-Aug-28       $374,117.06
4874063   MEQUON                      WI    53092    SFD      7.125     6.250    $2,317.59     360     1-Aug-28       $343,169.82
4874068   LOCKPORT                    IL    60441    SFD      7.250     6.250    $1,705.45     360     1-Aug-28       $249,311.36
4874076   CARLSBAD                    CA    92008    PUD      7.250     6.250    $2,947.01     360     1-Aug-28       $430,982.85
4874090   DUNLAP                      IL    61525    SFD      7.250     6.250    $1,763.43     360     1-Sep-28       $257,620.89
4874105   EVERGREEN                   CO    80439    SFD      7.375     6.250    $1,895.90     360     1-Aug-28       $273,473.60
4874125   GREER                       SC    29650    SFD      7.250     6.250    $2,148.86     360     1-Aug-28       $314,138.35
4874146   CASTLE ROCK                 CO    80104    SFD      7.250     6.250    $2,319.40     360     1-Aug-28       $339,199.48
4874160   BUFFALO GROVE               IL    60089    SFD      7.250     6.250    $1,752.17     360     1-Aug-28       $256,245.25
4874169   PORT ROYAL                  SC    29935    SFD      7.000     6.250    $2,235.42     360     1-Aug-28       $335,168.91
4874191   HOLLAND                     MI    49424    SFD      7.500     6.250    $1,779.13     348     1-Aug-27       $250,373.78
4874211   CHAMPAIGN                   IL    61822    SFD      7.625     6.250    $2,024.30     360     1-Aug-28       $285,154.61
4874217   ROCKVILLE                   MD    20853    PUD      7.250     6.250    $  824.07     360     1-Aug-28       $120,515.57
4874232   LITTLETON                   CO    80127    SFD      7.500     6.250    $1,830.90     360     1-Aug-28       $261,243.49
4874241   FREMONT                     CA    94555    SFD      7.500     6.250    $1,664.14     360     1-Aug-28       $237,466.77
4874245   BOSTON                      MA    02118    LCO      7.375     6.250    $1,830.29     360     1-Aug-28       $264,391.35
4874256   APEX                        NC    27502    SFD      7.250     6.250    $1,889.63     360     1-Aug-28       $276,347.81
4874266   SAN DIEGO                   CA    92130    SFD      7.250     6.250    $3,069.80     360     1-Aug-28       $448,940.48
4874345   EATONTON                    GA    31024    SFD      7.375     6.250    $2,105.18     360     1-Aug-28       $304,099.92
4874349   DOYLESTOWN                  PA    18901    SFD      6.875     6.250    $1,944.51     360     1-Aug-28       $295,137.75
4874357   LIBERTYVILLE                IL    60048    SFD      7.500     6.250    $1,769.02     360     1-Sep-28       $252,623.29
4874360   DURANGO                     CO    81301    SFD      7.375     6.250    $3,460.28     360     1-Sep-28       $500,235.22
4874367   ST CHARLES                  MO    63304    SFD      7.500     6.250    $2,013.74     360     1-Sep-28       $287,571.18
4874372   NEWTON                      MA    02459    SFD      7.250     6.250    $2,012.43     360     1-Aug-28       $294,305.40
4874375   RANDOLPH                    NJ    07869    SFD      7.500     6.250    $1,992.77     360     1-Aug-28       $284,361.47
4874379   DUNKIRK                     MD    20754    PUD      7.250     6.250    $1,717.72     360     1-Aug-28       $251,207.14
4874382   CLEVELAND HEIGHTS           OH    44106    SFD      7.250     6.250    $2,728.71     360     1-Aug-28       $399,058.20
4874383   OILVILLE                    VA    23129    SFD      7.125     6.250    $1,859.47     360     1-Aug-28       $275,333.90
4874385   APEX                        NC    27502    SFD      7.375     6.250    $  850.92     360     1-Aug-28       $122,917.01
4874418   CLAYTON                     NC    27520    SFD      7.000     6.250    $1,873.50     360     1-Aug-28       $280,903.46
4874439   NORTHWEST WASHINGTON        DC    20009    SFD      7.125     6.250    $2,795.94     360     1-Aug-28       $413,998.44
4874443   DEL MAR                     CA    92014    SFD      7.375     6.250    $2,983.72     360     1-Sep-28       $431,340.54
4874449   PETALUMA                    CA    94954    SFD      7.375     6.250    $2,196.35     360     1-Sep-28       $317,514.57
4874451   KENSINGTON                  MD    20895    SFD      7.250     6.250    $1,252.48     360     1-Aug-28       $183,167.70
4874458   LOS ANGELES                 CA    90064    SFD      7.375     6.250    $2,230.89     360     1-Aug-28       $322,145.87
4874462   PERRYSBURG                  OH    43551    SFD      7.250     6.250    $2,182.97     360     1-Aug-28       $319,246.56
4874464   DEL MAR                     CA    92014    LCO      7.375     6.250    $2,265.41     360     1-Sep-28       $327,499.31
4874474   HOUSTON                     TX    77068    SFD      7.250     6.250    $1,534.90     360     1-Aug-28       $224,470.24
4874500   NEW HOPE                    PA    18938    SFD      7.125     6.250    $3,786.30     360     1-Sep-28       $561,098.49
4874510   HILLSBOROUGH                CA    94010    SFD      7.375     6.250    $3,108.04     360     1-Sep-28       $449,313.07
4874511   CHESTERFIELD                MO    63017    SFD      7.250     6.250    $2,148.86     360     1-Aug-28       $314,258.34
4874514   HOUSTON                     TX    77055    SFD      7.250     6.250    $1,771.62     360     1-Aug-28       $259,088.53
4874519   CINCINNATI                  OH    45236    SFD      7.125     6.250    $1,864.86     360     1-Aug-28       $275,652.27
4874528   SAN DIEGO                   CA    92014    LCO      7.375     6.250    $1,726.69     360     1-Sep-28       $249,618.37
4874548   ELLICOTT CITY               MD    21042    PUD      7.000     6.250    $2,328.56     360     1-Aug-28       $349,134.29
4874554   SPRINGBORO                  OH    45066    SFD      7.250     6.250    $1,882.81     360     1-Sep-28       $275,568.08
4874562   LEBANON                     OH    45036    SFD      7.000     6.250    $1,776.36     360     1-Aug-28       $266,339.58
4874574   MEQUON                      WI    53092    PUD      7.125     6.250    $2,424.04     360     1-Aug-28       $358,931.68
4874578   RESTON                      VA    20194    SFD      7.125     6.250    $1,994.21     360     1-Aug-28       $295,285.64
4874585   COLUMBUS                    OH    43221    SFD      7.125     6.250    $2,172.07     360     1-Aug-28       $321,621.94
4874599   TUCSON                      AZ    85747    SFD      7.500     6.250    $1,809.22     360     1-Sep-28       $258,364.74
4874616   FAIRFAX STATION             VA    22039    SFD      6.750     6.250    $2,018.44     360     1-Aug-28       $310,391.65
4874636   BROOKFIELD                  WI    53005    SFD      7.125     6.250    $2,142.43     360     1-Aug-28       $317,232.56
4874642   COLUMBIA                    MD    21044    SFD      7.500     6.250    $2,062.69     360     1-Aug-28       $294,339.06
4874659   PALATINE                    IL    60067    SFD      7.500     6.250    $1,657.14     360     1-Aug-28       $236,469.02
4874662   CHARLOTTE                   NC    28226    SFD      7.125     6.250    $1,616.93     360     1-Sep-28       $239,615.00
4874663   INVERNESS                   IL    60067    SFD      7.250     6.250    $2,387.62     360     1-Aug-28       $349,175.92
4874676   HICKORY                     NC    28601    SFD      7.125     6.250    $1,835.88     360     1-Aug-28       $271,438.80
4874683   FRIPP ISLAND                SC    29920    PUD      7.500     6.250    $1,363.47     360     1-Aug-28       $194,563.13
4874698   UPLAND                      CA    91784    SFD      7.375     6.250    $1,856.53     360     1-Sep-28       $268,389.68
4874729   MONTEREY                    CA    93940    SFD      7.375     6.250    $1,740.50     360     1-Sep-28       $251,615.32
4874739   ALTADENA                    CA    91001    SFD      7.375     6.250    $2,244.69     360     1-Sep-28       $324,493.24
4874743   QUEEN CREEK                 AZ    85242    SFD      7.500     6.250    $1,202.65     360     1-Aug-28       $171,614.65
4874757   LAKE AGOURA                 CA    91301    SFD      7.375     6.250    $2,348.30     360     1-Sep-28       $339,480.97
4874762   WATSONVILLE                 CA    95076    SFD      7.375     6.250    $2,127.28     360     1-Aug-28       $307,292.59
4874763   HAMILTON                    OH    45011    SFD      7.375     6.250    $2,141.09     360     1-Aug-28       $309,288.00
4874782   OAKLAND                     CA    94611    SFD      7.375     6.250    $2,154.91     360     1-Aug-28       $311,283.38
4874807   AURORA                      CO    80016    PUD      7.250     6.250    $2,728.71     360     1-Aug-28       $399,056.90
4874819   EDWARDS                     IL    61528    SFD      7.250     6.250    $3,049.33     360     1-Sep-28       $446,147.10
4874862   EAST LANSING                MI    48823    SFD      7.375     6.250    $1,903.51     360     1-Aug-28       $274,716.10
4874886   ST. CHARLES                 IL    60174    SFD      7.250     6.250    $1,760.02     360     1-Aug-28       $257,392.53
4874940   TEMPE                       AZ    85284    SFD      7.125     6.250    $2,021.16     360     1-Aug-28       $299,275.99
4874981   PAWLEY'S ISLAND             SC    29585    SFD      7.250     6.250    $2,130.78     360     1-Aug-28       $308,021.54
4874998   HUDSON                      OH    44236    SFD      7.250     6.250    $1,838.81     360     1-Aug-28       $268,915.34
4875016   HIGHLAND PARK               IL    60035    SFD      7.250     6.250    $2,387.62     360     1-Aug-28       $349,175.92
4875081   CHARLOTTE                   NC    28203    SFD      7.125     6.250    $1,852.73     360     1-Aug-28       $274,336.32
4875082   SAN FRANCISCO               CA    94116    SFD      7.000     6.250    $1,729.79     360     1-Aug-28       $259,356.89
4875103   ALPHARETTA                  GA    30022    PUD      6.750     6.250    $1,686.36     360     1-Aug-28       $259,324.63
4875107   ROSS                        CA    94957    SFD      7.375     6.250    $1,795.76     360     1-Aug-28       $259,402.82
4875136   CARLSBAD                    CA    92008    SFD      7.250     6.250    $2,865.15     360     1-Sep-28       $419,342.72
4875147   WASHINGTON                  DC    20015    SFD      7.250     6.250    $2,875.38     360     1-Aug-28       $420,507.58
4875157   PACIFIC PALISADES           CA    90272    SFD      7.375     6.250    $3,309.72     360     1-Aug-28       $478,099.35
4875173   BOULDER                     CO    80304    PUD      7.375     6.250    $1,851.01     360     1-Aug-28       $267,384.45
4875176   YORBA LINDA                 CA    92886    SFD      7.500     6.250    $1,750.83     360     1-Aug-28       $249,839.02
4875207   REDONDO BEACH               CA    90278    SFD      7.250     6.250    $1,841.20     360     1-Aug-28       $268,946.60
4875208   SANTA ANA                   CA    92705    SFD      7.250     6.250    $2,237.54     360     1-Aug-28       $327,227.74
4875212   RIVERSIDE                   IL    60546    SFD      7.375     6.250    $2,185.99     360     1-Aug-28       $315,652.90
4875223   BOCA RATON                  FL    33496    PUD      7.125     6.250    $2,614.03     360     1-Aug-28       $387,063.62
4875251   LEES SUMMIT                 MO    64064    PUD      7.500     6.250    $1,859.92     360     1-Sep-28       $265,589.51
4875281   PARKER                      CO    80134    SFD      7.250     6.250    $2,118.16     360     1-Aug-28       $309,567.12
4875298   HINSDALE                    IL    60521    SFD      7.750     6.250    $3,696.69     360     1-Aug-28       $514,900.36
4875312   GALENA                      OH    43021    SFD      7.125     6.250    $2,128.95     360     1-Aug-28       $314,628.03
4875669   BOULDER                     CO    80302    SFD      7.500     6.250    $2,274.54     360     1-Aug-28       $324,571.23
4875727   ANAHEIM                     CA    92807    SFD      7.750     6.250    $1,986.84     360     1-Aug-28       $276,337.10
4875770   AUBURN                      CA    95603    SFD      7.625     6.250    $1,843.09     360     1-Sep-28       $260,021.88
4875780   LONGBOAT KEY                FL    34228    HCO      7.375     6.250    $1,989.15     360     1-Jun-28       $286,890.69
4875785   VENTURA                     CA    93003    SFD      7.375     6.250    $2,472.62     360     1-Sep-28       $357,453.50
4875802   PLANO                       TX    75093    SFD      7.375     6.250    $4,447.95     360     1-Sep-28       $643,016.92
4875815   NEWTON                      MA    02162    SFD      7.375     6.250    $2,127.28     360     1-Aug-28       $307,292.59
4875822   CAMARILLO                   CA    93012    SFD      7.375     6.250    $2,016.78     360     1-Aug-28       $291,329.30
4875840   SAN FRANCISCO               CA    94116    SFD      8.000     6.250    $1,816.07     360     1-Aug-28       $246,998.46
4875874   HIGHLANDS RANCH             CO    80126    PUD      7.000     6.250    $1,826.26     360     1-Sep-28       $273,746.92
4875905   WINTER PARK                 FL    32789    SFD      7.500     6.250    $1,767.38     360     1-Apr-28       $159,730.47
4875908   LAS FLORES AREA             CA    92688    SFD      7.875     6.250    $2,628.38     360     1-Jul-28       $361,457.01
4875934   LITTLETON                   CO    80127    PUD      7.000     6.250    $1,596.73     360     1-Aug-28       $239,406.36
4875956   KATONAH                     NY    10536    SFD      7.375     6.250    $1,961.52     360     1-Aug-28       $283,347.70
4875992   LONGBOAT KEY                FL    34228    SFD      7.250     6.250    $3,240.34     360     1-Aug-28       $473,881.62
4875998   GLEN ROCK                   NJ    07452    SFD      7.250     6.250    $1,978.32     360     1-Aug-28       $289,317.18
4876172   SAN JOSE                    CA    95125    SFD      7.375     6.250    $1,753.97     360     1-Sep-28       $253,562.34
4876178   SAN JSOE                    CA    95135    LCO      7.375     6.250    $2,027.82     360     1-Aug-28       $292,823.03
4876201   RANCHO CUCAMONGA            CA    91737    SFD      7.500     6.250    $2,237.49     360     1-Sep-28       $319,523.54
4876209   SAN FRANCISCO               CA    94131    SFD      7.500     6.250    $2,796.86     360     1-Sep-28       $399,203.17
4876360   NEWHALL                     CA    91321    SFD      7.500     6.250    $2,069.67     360     1-Aug-28       $295,336.87
4876369   WALNUT CREEK                CA    94598    SFD      7.500     6.250    $1,873.89     360     1-Sep-28       $267,600.98
4876384   WATSONVILLE                 CA    95076    SFD      7.500     6.250    $2,027.72     360     1-Aug-28       $289,350.29
4876393   SAN CARLOS                  CA    94070    SFD      7.500     6.250    $4,544.89     360     1-Sep-28       $649,032.21
4876449   SANTA BARBARA               CA    93110    LCO      7.500     6.250    $2,461.24     360     1-Sep-28       $351,475.89
4876451   DANVILLE                    CA    94526    SFD      7.500     6.250    $1,950.81     360     1-Sep-28       $278,584.59
4876465   SANTA BARBARA               CA    93105    SFD      7.500     6.250    $2,528.36     360     1-Sep-28       $361,061.60
4876466   SAN JOSE                    CA    95135    SFD      7.500     6.250    $3,138.07     360     1-Sep-28       $438,006.39
4876469   TUSTIN                      CA    92782    SFD      7.500     6.250    $1,845.23     360     1-Aug-28       $263,308.76
4876594   NEW ORLEANS                 LA    70118    SFD      7.250     6.250    $1,855.52     360     1-Sep-28       $271,574.34
4876745   NEWPORT BEACH               CA    92625    HCO      7.375     6.250    $2,362.11     360     1-Aug-28       $341,214.49
4876781   LOS GATOS                   CA    95030    SFD      7.250     6.250    $4,304.54     360     1-Aug-28       $623,760.16
4876830   LOS ANGELES                 CA    90049    SFD      7.375     6.250    $3,591.51     360     1-Sep-28       $519,206.21
4877032   PACIFIC PALISADES           CA    90272    SFD      7.625     6.250    $2,335.72     360     1-Jul-28       $329,035.48
4877038   BURBANK                     CA    91504    SFD      7.500     6.250    $1,706.08     360     1-Sep-28       $243,636.71
4877090   ARCADIA                     CA    91006    SFD      7.625     6.250    $2,335.72     360     1-Jun-28       $328,790.51
4877129   MENLO PARK                  CA    94025    SFD      7.625     6.250    $3,372.64     360     1-Jul-28       $475,107.27
4877183   TOLUCALAKE                  CA    91602    SFD      7.625     6.250    $1,840.26     360     1-Jul-28       $259,240.08
4877191   TUCSON                      AZ    85750    PUD      7.375     6.250    $1,907.15     240     1-Aug-18       $237,677.01
4877206   SAN FRANCISCO               CA    94133    SFD      7.625     6.250    $3,362.02     360     1-Aug-28       $470,942.99
4877253   LAGUNA NIGUEL               CA    92677    SFD      8.000     6.250    $2,377.40     360     1-Sep-28       $323,563.75
4877321   IRVINE                      CA    92604    SFD      7.250     6.250    $1,937.39     360     1-Aug-28       $283,331.30
4877386   HUNTINGTON BEACH            CA    92649    SFD      7.875     6.250    $1,703.92     360     1-Sep-28       $234,675.48
4877435   FREMONT                     CA    94536    SFD      7.250     6.250    $2,444.92     360     1-Aug-28       $357,556.15
4877443   LAGUNA BEACH                CA    92651    SFD      7.375     6.250    $3,349.77     360     1-Sep-28       $484,259.65
4877472   DANVILLE                    CA    94526    SFD      7.000     6.250    $1,942.69     360     1-Aug-28       $291,277.73
4877503   ENCINITAS                   CA    92024    SFD      7.375     6.250    $1,961.52     360     1-Sep-28       $283,566.47
4877521   TOLUCA LAKE                 CA    91602    SFD      7.375     6.250    $2,762.70     360     1-Aug-28       $399,081.27
4877522   PARADISE VALLEY             AZ    85253    SFD      7.125     6.250    $4,379.18     360     1-Sep-28       $648,957.31
4877534   LAGUNA NIGUEL               CA    92677    SFD      7.375     6.250    $2,015.04     360     1-Aug-28       $291,079.92
4877549   DANVILLE                    CA    94506    SFD      7.375     6.250    $3,885.74     360     1-Sep-28       $561,726.84
4877554   FULLERTON                   CA    92835    SFD      7.375     6.250    $1,668.67     360     1-Sep-28       $241,231.19
4877570   DENVER                      CO    80206    SFD      7.250     6.250    $1,705.45     360     1-Aug-28       $249,411.36
4877611   MISSION VIEJO               CA    92691    SFD      7.375     6.250    $1,696.30     360     1-Sep-28       $245,225.09
4877637   SUPERTINO                   CA    95014    SFD      7.625     6.250    $4,020.27     360     1-Aug-28       $566,758.84
4877672   ALISO VIEJO                 CA    92656    SFD      7.375     6.250    $1,960.83     360     1-Sep-28       $283,466.61
4877674   IRVINE                      CA    92620    SFD      7.375     6.250    $1,851.01     360     1-Sep-28       $267,590.89
4877685   PASADENA                    CA    91105    LCO      7.375     6.250    $2,265.41     360     1-Sep-28       $327,499.31
4877716   MORAGA                      CA    94556    SFD      7.375     6.250    $1,964.97     360     1-Sep-28       $283,864.48
4877722   OAK VIEW                    CA    93022    SFD      7.375     6.250    $2,106.56     360     1-Sep-28       $304,534.41
4877739   PLEASANTON                  CA    94566    SFD      7.375     6.250    $2,127.28     360     1-Sep-28       $307,529.84
4877751   NEVADA CITY                 CA    95959    SFD      7.375     6.250    $1,878.64     360     1-Sep-28       $271,584.78
4878946   MARSHFIELD                  WI    54449    SFD      7.375     6.250    $1,001.48     360     1-Jul-28       $143,489.63
4879109   JEFFERSON                   LA    70121    LCO      7.125     6.250    $  579.39     360     1-Aug-28       $ 85,792.49
4879137   SIMSBURY                    CT    06070    LCO      7.375     6.250    $  345.34     360     1-Aug-28       $ 48,976.83
4879204   FRESNO                      CA    93720    PUD      7.875     6.250    $2,204.21     360     1-Aug-28       $303,368.25
4879249   BERNHARDS BAY               NY    13028    SFD      7.375     6.250    $  459.30     360     1-Aug-28       $ 66,347.25
4879313   HILLSBOROUGH TWP            NJ    08853    SFD      7.500     6.250    $1,325.15     360     1-Aug-28       $188,895.41
4879350   MESA                        AZ    85206    SFD      7.375     6.250    $  877.15     360     1-Aug-28       $126,707.31
4879351   CHARLOTTE                   VT    05445    SFD      7.750     6.250    $4,298.47     360     1-Aug-28       $598,721.37
4879386   NAPERVILLE                  IL    60564    SFD      7.375     6.250    $2,451.90     360     1-Aug-28       $354,184.62
4879391   BOTHELL                     WA    98011    SFD      7.375     6.250    $1,757.76     360     1-Aug-28       $253,915.49
4879397   HILLSBOROUGH                NC    27278    SFD      7.375     6.250    $1,404.41     360     1-Aug-28       $202,873.00
4879408   ARLINGTON                   VA    22203    SFD      7.375     6.250    $1,381.35     360     1-Aug-28       $199,540.64
4879421   PHILADELPHIA                PA    19107    SFD      7.000     6.250    $2,993.86     360     1-Jul-28       $448,511.60
4879423   RALEIGH                     NC    27606    SFD      7.125     6.250    $2,910.47     360     1-Aug-28       $430,957.43
4879431   HONOLULU                    HI    96815    LCO      7.375     6.250    $1,726.69     360     1-Aug-28       $249,425.79
4879432   FRANKLIN                    TN    37067    SFD      7.125     6.250    $1,772.56     360     1-Aug-28       $262,465.04
4879450   FORT WALTON BEACH           FL    32547    SFD      7.750     6.250    $  257.91     360     1-Aug-28       $ 35,923.28
4879454   STATEN ISLAND               NY    10312    SFD      7.750     6.250    $1,482.98     360     1-Aug-28       $206,558.85
4879463   RALEIGH                     NC    27607    SFD      8.375     6.250    $2,675.46     360     1-Aug-28       $351,339.03
4879488   SAN CLEMENTE                CA    92672    SFD      7.125     6.250    $2,600.56     360     1-Aug-28       $385,068.44
4879503   PALM DESERT                 CA    92211    SFD      7.375     6.250    $1,036.02     360     1-Aug-28       $149,655.46
4879512   PHILADELPHIA                PA    19114    SFD      7.375     6.250    $  742.48     360     1-Aug-28       $107,253.08
4879520   HAMILTON                    NY    13346    SFD      7.375     6.250    $  638.87     360     1-Jul-28       $ 92,215.87
4879526   JUNO BEACH                  FL    33408    LCO      7.500     6.250    $  846.05     360     1-Aug-28       $120,728.91
4879535   MANHATTAN                   NY    10021    LCO      7.375     6.250    $1,519.48     360     1-Aug-28       $219,494.72
4879592   HUNTINGTON BAY              NY    11743    SFD      7.375     6.250    $3,453.38     360     1-Aug-28       $498,851.59
4879601   LIBERTYVILLE                IL    60048    SFD      7.250     6.250    $3,138.01     360     1-Aug-28       $458,916.96
4879619   SCITUATE                    RI    02831    SFD      7.375     6.250    $1,726.69     360     1-Jul-28       $249,127.79
4879624   LAKE OSWEGO                 OR    97034    SFD      7.125     6.250    $2,425.39     360     1-Aug-28       $359,131.19
4879634   NORFOLK                     NE    68701    SFD      7.500     6.250    $  531.40     360     1-Aug-28       $ 75,829.74
4879647   WASHINGTON                  IL    61571    LCO      7.375     6.250    $  986.98     360     1-Jul-28       $142,461.01
4879651   LOS ANGELES                 CA    91356    SFD      7.250     6.250    $1,991.96     360     1-Aug-28       $291,312.49
4879682   NAPA                        CA    94558    SFD      7.375     6.250    $3,410.21     360     1-Aug-28       $492,515.95
4879696   NAPLES                      FL    34119    LCO      7.375     6.250    $  984.35     360     1-Aug-28       $142,191.64
4879697   BURLINGAME                  CA    94010    SFD      7.375     6.250    $4,144.05     360     1-Aug-28       $598,621.91
4879717   EVANSTON                    IL    60203    SFD      7.375     6.250    $1,547.12     360     1-Aug-28       $223,482.48
4879742   LITCHFIELD PARK             AZ    85340    SFD      7.375     6.250    $1,346.82     360     1-Aug-28       $194,552.11
4879768   NEPONSIT                    NY    11694    LCO      7.375     6.250    $  511.10     360     1-Jul-28       $ 73,772.68
4879777   NORWOOD                     NJ    07648    SFD      7.500     6.250    $4,530.91     360     1-Aug-28       $646,548.23
4879787   ATTLEBORO                   MA    02703    SFD      7.375     6.250    $  941.57     360     1-Aug-28       $136,011.88
4879788   WATERFORD                   CT    06385    SFD      7.125     6.250    $  858.99     360     1-Aug-28       $127,192.31
4879796   HOUSTON                     TX    77043    LCO      7.500     6.250    $  335.62     360     1-Jul-28       $ 47,825.99
4879802   BRIDGEPORT                  CT    06604    LCO      7.375     6.250    $  656.14     360     1-Aug-28       $ 94,781.80
4879816   WESTFIELD                   NJ    07090    SFD      6.750     6.250    $3,105.17     360     1-Aug-28       $477,506.45
4879830   CARROLLTON                  TX    75007    SFD      7.500     6.250    $1,083.79     360     1-Jul-28       $154,486.59
4879841   CHARLOTTESVILLE             VA    22902    MF2      7.375     6.250    $2,645.28     360     1-Aug-28       $382,120.34
4879863   FORT LAUDERDALE             FL    33332    SFD      7.375     6.250    $1,954.61     360     1-Jul-28       $282,130.67
4879874   SILVER SPRING               MD    20902    SFD      6.875     6.250    $1,353.28     360     1-Jul-28       $205,301.74
4879884   JAMAICA ESTATES             NY    11432    SFD      7.250     6.250    $2,609.33     360     1-Aug-28       $381,599.40
4879892   BOCA RATON                  FL    33498    PUD      7.375     6.250    $2,261.96     360     1-Jul-28       $326,493.98
4879909   MANSFIELD                   TX    76063    SFD      7.375     6.250    $  645.79     360     1-Aug-28       $ 93,280.99
4879913   CERESCO                     MI    49033    SFD      7.375     6.250    $1,491.86     360     1-Aug-28       $215,503.88
4879932   MARIETTA                    GA    30067    PUD      7.500     6.250    $2,731.48     360     1-Aug-28       $389,774.80
4879939   KIRKLAND                    WA    98033    LCO      7.375     6.250    $1,926.99     360     1-Aug-28       $278,359.17
4879943   MIAMI BEACH                 FL    33139    LCO      7.375     6.250    $  421.32     360     1-Aug-28       $ 60,859.87
4879947   COLUMBIA                    MD    21044    SFD      7.375     6.250    $1,502.22     360     1-Aug-28       $217,000.44
4879956   CARLSBAD                    CA    92008    PUD      7.375     6.250    $1,864.83     360     1-Aug-28       $269,379.84
4879965   MADISON HEIGHTS             MI    48071    SFD      7.375     6.250    $  552.54     360     1-Aug-28       $ 79,816.26
4879972   PORT CHARLOTTE              FL    33980    PUD      7.375     6.250    $  379.87     360     1-Aug-28       $ 54,873.67
4879981   PINEHURST                   NC    28374    SFD      7.375     6.250    $1,139.61     360     1-Aug-28       $164,621.03
4879983   BYRON                       IL    61010    SFD      7.375     6.250    $  752.84     360     1-Aug-28       $108,749.63
4880018   FALLBROOK                   CA    92028    SFD      7.375     6.250    $3,038.98     360     1-Aug-28       $438,989.40
4880021   ENGLEWOOD                   FL    34224    SFD      7.375     6.250    $  345.34     360     1-Jul-28       $ 49,846.40
4880036   YARDLEY                     PA    19067    SFD      7.625     6.250    $1,854.42     360     1-Aug-28       $261,427.49
4880046   LAS VEGAS                   NV    89134    SFD      7.375     6.250    $  939.25     360     1-Jul-28       $135,572.25
4880089   CHAUTAUQUA                  NY    14722    SFD      7.375     6.250    $2,410.46     360     1-Jul-28       $347,927.91
4880095   LAMPASAS                    TX    76550    SFD      7.125     6.250    $1,819.03     360     1-Aug-28       $269,348.43
4880102   ONEONTA                     AL    35121    SFD      7.375     6.250    $1,726.69     360     1-Aug-28       $249,425.79
4880113   ROANOKE                     TX    76262    SFD      7.375     6.250    $1,104.39     360     1-Aug-28       $159,532.74
4880857   FARMVILLE                   VA    23901    SFD      8.500     6.250    $1,876.15     360     1-Aug-28       $243,453.33
4881159   WESTMINSTER                 SC    29653    SFD      8.250     6.250    $  381.65     360     1-Aug-28       $ 50,702.13
4882657   PLAYA DEL REY AREA          CA    90293    SFD      7.000     6.250    $1,862.85     360     1-Sep-28       $279,539.62
4883495   SUGAR LAND                  TX    77479    SFD      7.000     6.250    $2,501.54     360     1-Oct-28       $375,691.79
4884964   SAN JOSE                    CA    95120    SFD      7.375     6.250    $3,108.04     360     1-Aug-28       $448,809.12
4885020   SOUTHLAKE                   TX    76092    SFD      7.375     6.250    $3,447.86     360     1-Sep-28       $498,437.95
4885112   YARDLEY                     PA    19067    SFD      7.375     6.250    $1,877.95     360     1-Sep-28       $271,484.93
4885144   NEWPORT COAST AREA          CA    92657    SFD      7.375     6.250    $4,121.26     360     1-Sep-28       $595,789.12
4885275   GLENDALE                    CA    91214    SFD      7.375     6.250    $2,831.77     360     1-Sep-28       $409,374.12
4885655   LIBERTYVILLE                IL    60048    SFD      7.500     6.250    $1,734.06     360     1-Oct-28       $247,815.94
4885701   MORRIS TWP                  NJ    07960    SFD      7.250     6.250    $1,719.09     360     1-Sep-28       $251,605.63
4885718   HADDONFIELD                 NJ    08033    SFD      7.250     6.250    $3,056.15     360     1-Sep-28       $447,298.92
4885762   NEWTOWN SQUARE              PA    19073    PUD      7.250     6.250    $2,941.01     360     1-Sep-28       $430,446.32
4885772   DANVILLE                    CA    94506    PUD      7.500     6.250    $2,147.71     360     1-Sep-28       $306,702.66
4885798   LOS ANGELES                 CA    90027    SFD      7.500     6.250    $2,080.17     360     1-Sep-28       $297,057.03
4885812   ORLAND PARK                 IL    60462    SFD      7.250     6.250    $1,991.96     360     1-Aug-28       $291,312.48
4885916   TAMPA                       FL    33611    SFD      7.250     6.250    $2,455.84     360     1-Sep-28       $359,436.62
4885934   WEST WINDSOR TOWNSHIP       NJ    08512    SFD      7.250     6.250    $2,053.36     360     1-Sep-28       $300,528.94
4885941   WOODCLIFF LAKE              NJ    07675    SFD      7.250     6.250    $2,073.14     360     1-Sep-28       $303,424.41
4886012   SYOSSET                     NY    11791    SFD      7.375     6.250    $1,692.16     360     1-Oct-28       $244,813.57
4886034   HOFFMAN ESTATES             IL    60192    SFD      7.375     6.250    $1,894.18     360     1-Sep-28       $273,831.34
4886069   SEA RANCH LAKES             FL    33308    SFD      7.375     6.250    $2,348.30     360     1-Oct-28       $339,741.28
4886097   WEST BLOOMFIELD             MI    48323    SFD      7.500     6.250    $1,862.01     360     1-Sep-28       $265,903.49
4886299   HUNTERSVILLE                NC    28078    SFD      7.000     6.250    $1,623.34     360     1-Sep-28       $243,598.82
4886307   TAMPA                       FL    33618    SFD      7.375     6.250    $1,913.17     360     1-May-28       $275,513.47
4886311   BELMONT                     CA    94002    SFD      7.625     6.250    $2,774.56     360     1-Sep-28       $391,430.74
4886317   NEWTON                      PA    18940    SFD      7.250     6.250    $1,705.45     360     1-Sep-28       $249,608.76
4886324   TORRANCE                    CA    90503    SFD      6.875     6.250    $2,135.02     360     1-Sep-28       $324,452.35
4886338   COTO DE CAZA                CA    92679    SFD      7.000     6.250    $4,257.94     360     1-Sep-28       $638,947.72
4886347   SANTA BARBARA               CA    93111    PUD      7.000     6.250    $1,761.73     360     1-Sep-28       $264,364.61
4886358   LONGBOAT KEY                FL    34228    HCO      7.250     6.250    $3,410.89     360     1-Sep-28       $498,822.04
4886363   LA JOLLA                    CA    92037    SFD      7.000     6.250    $4,324.47     360     1-Sep-28       $648,931.29
4886389   MORRIS TOWNSHIP             NJ    07960    SFD      7.250     6.250    $1,835.06     360     1-Sep-28       $268,579.03
4886394   MISSION VIEJO               CA    92692    SFD      7.250     6.250    $1,925.79     360     1-Sep-28       $281,858.21
4886402   DEERFIELD                   IL    60015    SFD      7.375     6.250    $2,168.72     360     1-Sep-28       $313,520.67
4886409   ROLLING HILLS ESTATES       CA    90274    SFD      7.000     6.250    $2,395.09     360     1-Sep-28       $359,408.10
4886414   HUNTINGTON BEACH            CA    92646    SFD      7.250     6.250    $2,210.26     360     1-Sep-28       $323,492.95
4886441   MALVERN                     PA    19355    SFD      7.625     6.250    $2,847.46     360     1-Aug-28       $400,808.19
4886462   BRENTWOOD                   CA    94513    SFD      7.000     6.250    $2,874.11     360     1-Sep-28       $431,289.71
4886474   STAMFORD                    CT    06903    SFD      7.250     6.250    $1,875.99     360     1-Sep-28       $274,569.64
4886480   LAGUNA NIGUEL               CA    92677    SFD      7.250     6.250    $2,387.62     360     1-Sep-28       $349,452.27
4886491   SAN CLEMENTE                CA    92673    LCO      7.375     6.250    $1,795.76     360     1-Sep-28       $259,603.10
4886502   SHERMAN OAKS AREA           CA    91423    SFD      7.250     6.250    $3,219.88     360     1-Sep-28       $471,261.35
4886505   WESTPORT                    CT    06880    SFD      7.250     6.250    $2,728.71     360     1-Sep-28       $399,374.03
4886515   NEW HOPE                    PA    18938    SFD      7.250     6.250    $2,729.05     360     1-Sep-28       $399,423.95
4886517   LONG BEACH                  CA    90808    SFD      7.250     6.250    $2,046.53     360     1-Sep-28       $299,530.53
4886526   IRVINE                      CA    92612    SFD      7.250     6.250    $3,642.83     360     1-Sep-28       $533,164.32
4886533   COPPELL                     TX    75019    SFD      7.250     6.250    $2,830.35     360     1-Sep-28       $414,250.72
4886548   CHATTANOOGA                 TN    37421    SFD      7.000     6.250    $2,267.36     360     1-Sep-28       $340,239.65
4886562   IRVINE                      CA    92612    SFD      7.250     6.250    $2,584.77     360     1-Sep-28       $377,048.81
4886579   WARREN TWP                  NJ    07059    SFD      7.000     6.250    $1,995.91     360     1-Sep-28       $299,506.75
4886600   NORWALK                     CT    06851    SFD      7.000     6.250    $1,556.81     360     1-Aug-28       $233,421.21
4886886   STERLING                    VA    20165    SFD      7.250     6.250    $1,671.33     360     1-Sep-28       $244,616.60
4886890   SEATTLE                     WA    98115    SFD      7.250     6.250    $2,286.66     360     1-Sep-28       $334,675.44
4886894   GILROY                      CA    95020    SFD      7.250     6.250    $1,692.48     360     1-Sep-28       $247,711.75
4886901   TORRANCE                    CA    90503    SFD      7.375     6.250    $1,864.83     360     1-Sep-28       $269,587.83
4886907   HIGHLAND PARK               TX    75205    SFD      7.250     6.250    $3,012.15     360     1-Sep-28       $438,859.16
4886911   SAN FRANCISCO               CA    94132    SFD      7.000     6.250    $3,087.01     360     1-Sep-28       $463,237.10
4886916   ENGLEWOOD                   CO    80111    SFD      7.250     6.250    $2,592.27     360     1-Sep-28       $379,405.33
4886926   LUSBY                       MD    20657    SFD      7.250     6.250    $2,510.41     360     1-Aug-28       $367,133.55
4886971   MANHATTAN BEACH             CA    90266    SFD      7.250     6.250    $3,615.54     360     1-Sep-28       $529,170.59
4886975   ELLICOTT CITY               MD    21043    SFD      7.750     6.250    $1,719.39     360     1-Sep-28       $239,660.13
4886983   SUNNYVALE                   CA    94087    SFD      7.375     6.250    $2,458.81     360     1-Sep-28       $354,912.04
4886986   LOS ANGELES                 CA    90066    SFD      7.250     6.250    $1,811.18     360     1-Sep-28       $265,084.51
4886992   AGOURA                      CA    91301    SFD      7.125     6.250    $1,697.78     360     1-Sep-28       $251,595.74
4886996   VENTURA                     CA    93003    SFD      7.375     6.250    $1,795.76     360     1-Sep-28       $259,603.10
4886998   SANFORD                     NC    27330    SFD      7.250     6.250    $2,046.53     360     1-Sep-28       $299,530.53
4887032   CYPRESS                     CA    90630    SFD      7.000     6.250    $1,995.91     360     1-Sep-28       $299,506.75
4887033   CLAYTON                     MO    63105    SFD      7.250     6.250    $2,947.01     360     1-Sep-28       $431,175.70
4887052   INVERNESS                   IL    60067    SFD      7.875     6.250    $2,900.28     360     1-Sep-28       $399,447.63
4887070   ALBUQUERQUE                 NM    87111    SFD      7.250     6.250    $2,204.12     360     1-Sep-28       $322,594.36
4887078   MORGAN HILL                 CA    95037    SFD      7.000     6.250    $2,594.68     360     1-Sep-28       $389,353.43
4887088   EDGEWATER                   MD    21037    SFD      7.625     6.250    $2,045.53     360     1-Sep-28       $287,005.66
4887097   STAMFORD                    CT    06902    SFD      7.125     6.250    $2,896.99     360     1-Sep-28       $429,310.23
4887102   ORANGE                      CA    92869    SFD      7.375     6.250    $1,689.40     360     1-Sep-28       $244,226.60
4887106   SCOTTSDALE                  AZ    85259    SFD      7.250     6.250    $1,895.43     360     1-Sep-28       $277,415.19
4887120   LAGUNA NIGUEL               CA    92677    SFD      7.125     6.250    $2,236.75     360     1-Sep-28       $331,467.42
4887123   SAN JOSE                    CA    95128    SFD      8.000     6.250    $2,388.41     360     1-Sep-28       $325,061.72
4887136   SANTA BARBARA               CA    93109    SFD      7.250     6.250    $2,087.46     360     1-Sep-28       $305,521.14
4887139   MANALAPAN                   NJ    07726    SFD      7.375     6.250    $2,037.49     360     1-Sep-28       $294,549.68
4887160   TARZANA AREA                CA    91356    SFD      7.375     6.250    $2,165.27     360     1-Sep-28       $313,021.43
4887161   BOZEMAN                     MT    59715    SFD      7.125     6.250    $1,633.10     360     1-Sep-28       $242,011.15
4887179   SAN JUAN CAPISTRANO         CA    92675    SFD      7.250     6.250    $4,413.69     360     1-Sep-28       $645,987.49
4887183   MINNEAPOLIS                 MN    55416    SFD      7.000     6.250    $3,735.01     360     1-Sep-28       $560,476.96
4887192   PRINCETON                   NJ    08540    SFD      7.125     6.250    $2,607.30     360     1-Sep-28       $386,379.18
4887195   FRANKLIN PARK               NJ    08823    SFD      7.500     6.250    $1,957.81     360     1-Sep-28       $279,583.08
4887198   LOS ALTOS                   CA    94024    SFD      7.375     6.250    $3,315.25     360     1-Sep-28       $479,267.26
4887216   BUFFALO GROVE               IL    60089    SFD      7.250     6.250    $1,773.66     360     1-Sep-28       $259,140.40
4887233   TUCSON                      AZ    85749    SFD      7.500     6.250    $1,922.84     360     1-Sep-28       $274,590.54
4887243   PLACENTIA                   CA    92870    SFD      7.250     6.250    $1,834.04     360     1-Sep-28       $268,429.25
4887268   BRONXVILLE                  NY    10708    SFD      7.250     6.250    $1,719.08     360     1-Sep-28       $251,396.39
4887269   PHOENIX                     AZ    85018    SFD      7.125     6.250    $1,945.37     360     1-Sep-28       $288,188.94
4887292   SUNLAND AREA                CA    91040    SFD      7.625     6.250    $1,925.20     360     1-Sep-28       $271,605.01
4887297   LOS ANGELES                 CA    90077    SFD      7.375     6.250    $1,775.04     360     1-Sep-28       $256,607.68
4887320   AGOURA HILLS                CA    91301    SFD      7.750     6.250    $2,063.27     360     1-Sep-28       $287,592.15
4887331   PARK CITY                   UT    84098    SFD      7.000     6.250    $2,268.69     360     1-Sep-28       $340,427.86
4887348   CUPERTINO                   CA    95014    SFD      7.375     6.250    $2,734.39     360     1-Sep-28       $395,295.64
4887361   WYCKOFF TOWNSHIP            NJ    07481    SFD      7.250     6.250    $3,820.19     360     1-Sep-28       $559,123.64
4887370   SPRING GROVE                IL    60081    SFD      7.125     6.250    $1,879.68     360     1-Sep-28       $278,552.44
4887374   LAS FLORES AREA             CA    92688    SFD      7.375     6.250    $2,520.97     360     1-Sep-28       $363,150.44
4887381   MONTROSE AREA               CA    91020    SFD      7.000     6.250    $1,910.75     360     1-Sep-28       $286,727.79
4887392   HERMOSA BEACH               CA    90254    SFD      7.250     6.250    $2,462.66     360     1-Sep-28       $360,435.06
4887394   VALLEY CENTER               CA    92082    PUD      8.000     6.250    $2,237.99     360     1-Sep-28       $304,589.32
4887398   SHERMAN OAKS AREA           CA    91403    SFD      7.250     6.250    $2,046.53     360     1-Sep-28       $299,530.53
4887407   MOUNTAIN VIEW               CA    94043    PUD      7.500     6.250    $1,901.87     360     1-Sep-28       $271,496.26
4887411   MOORPARK                    CA    93021    SFD      7.250     6.250    $2,240.95     360     1-Sep-28       $327,985.93
4887412   PLEASANTON                  CA    94566    SFD      8.000     6.250    $1,951.82     360     1-Sep-28       $265,641.83
4887426   SCOTTSDALE                  AZ    85251    SFD      7.375     6.250    $2,403.55     360     1-Sep-28       $347,468.77
4887433   PORTLAND                    OR    97210    SFD      7.250     6.250    $2,251.19     360     1-Sep-28       $329,483.56
4887438   RANCHO PALOS VERDES         CA    90275    SFD      6.500     6.233    $2,357.62     360     1-Sep-28       $372,323.77
4887455   HARRISBURG                  NC    28075    SFD      7.500     6.250    $1,608.89     360     1-Sep-28       $229,757.41
4887461   WHITTIER                    CA    90603    SFD      7.625     6.250    $1,797.80     360     1-Sep-28       $253,631.15
4887470   LOS ALAMITOSAREA            CA    90720    SFD      7.000     6.250    $2,203.49     360     1-Sep-28       $330,454.85
4887490   CARMEL VALLEY               CA    93924    SFD      7.125     6.250    $2,527.80     360     1-Sep-28       $374,598.12
4887500   SAN RAMON                   CA    94583    SFD      7.375     6.250    $2,141.10     360     1-Sep-28       $309,526.77
4887511   SOUTHLAKE                   TX    76092    SFD      7.250     6.250    $2,763.16     240     1-Sep-18       $348,238.33
4887516   LAGUNA NIGEL                CA    92677    PUD      7.125     6.250    $2,998.05     360     1-Sep-28       $444,286.16
4887520   BREMERTON                   WA    98310    SFD      7.625     6.250    $1,663.32     360     1-Sep-28       $234,658.74
4887530   STAMFORD                    CT    06905    SFD      7.375     6.250    $1,864.82     360     1-Aug-28       $269,379.87
4887533   NORWALK                     CA    90650    SFD      7.625     6.250    $1,911.04     360     1-Sep-28       $269,607.93
4887545   LOVELAND                    OH    45140    SFD      7.500     6.250    $2,113.38     360     1-Sep-28       $301,799.96
4887580   SANTA FE                    NM    87505    SFD      7.250     6.250    $1,951.03     360     1-Sep-28       $285,351.82
4887582   ATLANTA                     GA    30306    SFD      7.250     6.250    $2,660.49     360     1-Sep-28       $389,389.68
4887585   ISSAQUAH                    WA    98029    PUD      7.500     6.250    $2,569.62     360     1-Sep-28       $366,952.81
4887594   MESA                        AZ    85204    SFD      7.000     6.250    $1,620.68     360     1-Sep-28       $243,199.48
4887598   YORBA LINDA                 CA    92886    SFD      7.500     6.250    $2,303.92     360     1-Sep-28       $329,009.39
4887619   ALISO VIEJO AREA            CA    92656    PUD      6.875     6.250    $1,589.77     360     1-Sep-28       $241,592.21
4887636   REDONDO BEACH               CA    90277    LCO      7.250     6.250    $1,637.23     360     1-Sep-28       $239,561.26
4887644   DALY CITY                   CA    94015    SFD      7.125     6.250    $1,654.99     360     1-Sep-28       $245,255.95
4887821   MUKILTEO                    WA    98275    SFD      7.250     6.250    $3,138.02     360     1-Sep-28       $459,280.13
4887841   BEVERLY HILLS               CA    90210    LCO      7.250     6.250    $2,070.41     360     1-Sep-28       $302,573.46
4887850   SANTA MONICA                CA    90403    SFD      7.250     6.250    $4,251.33     360     1-Sep-28       $622,224.74
4888262   CARRBORO                    NC    27510    SFD      7.000     6.250    $1,696.53     360     1-Sep-28       $254,580.72
4888264   PHOENIX                     AZ    85044    PUD      7.250     6.250    $2,865.15     360     1-Sep-28       $419,342.73
4888268   ST GEORGE                   UT    84770    PUD      7.375     6.250    $2,259.89     360     1-Sep-28       $326,700.53
4888274   COLORADO SPRINGS            CO    80908    SFD      7.125     6.250    $2,198.01     360     1-Sep-28       $325,726.65
4888283   ST CHARLES                  IL    60174    SFD      7.625     6.250    $1,875.66     360     1-Sep-28       $264,365.70
4888321   MALIBU                      CA    90265    SFD      7.250     6.250    $3,117.55     360     1-Sep-28       $456,284.83
4888330   PONTE VEDRA BEACH           FL    32082    PUD      7.250     6.250    $2,745.42     360     1-Sep-28       $401,820.17
4888340   SOQUEL                      CA    95073    SFD      6.750     6.250    $1,686.36     360     1-Sep-28       $259,551.02
4888344   SAN RAMON                   CA    94583    SFD      7.375     6.250    $3,108.04     360     1-Sep-28       $449,313.07
4888353   SOUTH OGDEN                 UT    84403    SFD      6.750     6.250    $1,945.80     360     1-Aug-28       $299,220.76
4888355   SHERMAN OAKS                CA    91423    SFD      7.250     6.250    $2,674.14     360     1-Aug-28       $391,077.03
4888365   CORPUS CRISTI               TX    78414    PUD      7.750     6.250    $1,772.41     360     1-Sep-28       $247,049.63
4888370   SCOTTSDALE                  AZ    85259    PUD      7.250     6.250    $1,788.67     360     1-Sep-28       $261,789.68
4888398   PARKER                      CO    80134    SFD      7.250     6.250    $3,581.43     360     1-Sep-28       $524,178.42
4888407   WESTLAKE VILLAGE AREA       CA    91362    LCO      7.000     6.250    $1,929.38     360     1-Sep-28       $289,523.19
4888408   RANCHO PALOS VERDES         CA    90274    SFD      7.000     6.250    $2,544.79     360     1-Sep-28       $381,640.81
4888419   SAN FRANCISCO               CA    94123    SFD      7.250     6.250    $4,004.38     360     1-Sep-28       $586,081.39
4888430   SANTA MONICA                CA    90405    SFD      7.250     6.250    $2,387.62     360     1-Sep-28       $349,239.29
4888441   SAN JOSE                    CA    95129    SFD      7.000     6.250    $1,809.63     360     1-Sep-28       $271,552.78
4888444   SAN JOSE                    CA    95148    SFD      7.250     6.250    $2,387.62     360     1-Sep-28       $349,452.27
4888453   OAKLAND                     CA    94611    SFD      8.000     6.250    $2,311.36     360     1-Sep-28       $314,575.87
4888460   SCOTTSDALE                  AZ    85259    SFD      7.250     6.250    $1,893.73     360     1-Sep-28       $277,165.57
4888464   CARLSBAD                    CA    92009    SFD      7.125     6.250    $1,724.72     360     1-Sep-28       $255,513.61
4888480   CAMPBELL                    CA    95008    SFD      7.375     6.250    $2,002.96     360     1-Sep-28       $289,557.31
4888481   PALOS VERDES ESTATES        CA    90274    SFD      7.625     6.250    $2,930.27     360     1-Sep-28       $413,398.81
4888494   MANHATTAN BEACH             CA    90266    SFD      6.500     6.233    $2,351.30     360     1-Sep-28       $370,430.76
4888504   GILROY                      CA    95020    SFD      6.500     6.233    $3,160.35     360     1-Sep-28       $499,093.52
4888513   SAN JOSE                    CA    95120    SFD      7.250     6.250    $1,988.55     360     1-Sep-28       $291,043.82
4888519   SARASOTA                    FL    34242    SFD      7.375     6.250    $3,038.98     360     1-Sep-28       $439,328.32
4888545   HERMOSA BEACH               CA    90254    SFD      7.250     6.250    $4,093.06     360     1-Sep-28       $596,871.99
4888573   YORBA LINDA                 CA    92887    SFD      7.375     6.250    $1,802.67     360     1-Sep-28       $260,601.49
4888587   GRANADA HILLSAREA           CA    91344    SFD      7.375     6.250    $2,693.64     360     1-Sep-28       $388,593.32
4888603   SIMI VALLEY                 CA    93063    SFD      7.125     6.250    $2,371.16     360     1-Sep-28       $351,385.41
4888614   WEST CHESTER                OH    45069    SFD      7.250     6.250    $3,178.95     360     1-Sep-28       $465,270.74
4888619   DANVILLE                    CA    94506    SFD      6.875     6.250    $2,506.19     360     1-Sep-28       $380,857.14
4888640   MARCO ISLANDO               FL    34145    HCO      7.250     6.250    $2,728.71     360     1-Sep-28       $399,374.03
4888651   RUMSON                      NJ    07760    SFD      7.125     6.250    $2,762.25     360     1-Sep-28       $409,342.31
4888654   DOVE CANYON AREA            CA    92679    PUD      7.375     6.250    $2,585.89     360     1-Sep-28       $373,828.47
4888678   HASBROUCK HEIGHTS           NJ    07604    SFD      7.375     6.250    $1,878.64     360     1-Sep-28       $271,584.77
4888710   SAN JOSE                    CA    95123    SFD      6.750     6.250    $1,971.74     360     1-Sep-28       $303,475.05
4888727   COTO DE CAZA AREA           CA    92679    SFD      7.250     6.250    $1,708.17     360     1-Sep-28       $250,008.14
4888758   SIMI VALLEY                 CA    93065    SFD      7.250     6.250    $2,196.61     360     1-Sep-28       $321,496.10
4888768   NEWTOWN                     PA    18940    SFD      7.375     6.250    $3,088.70     360     1-Sep-28       $446,517.35
4888782   THOUSAND OAKS               CA    91360    SFD      7.250     6.250    $2,046.53     360     1-Sep-28       $299,530.53
4888784   NORTHBROOK                  IL    60062    SFD      7.375     6.250    $1,839.96     360     1-Sep-28       $265,993.33
4888797   TESUQUE                     NM    87574    SFD      7.000     6.250    $3,043.76     360     1-Sep-28       $456,747.79
4888811   SCARSDALE                   NY    10583    SFD      6.875     6.250    $3,573.70     360     1-Sep-28       $543,083.33
4888824   SCOTTSDALE                  AZ    85250    PUD      7.250     6.250    $2,728.71     360     1-Sep-28       $399,374.03
4888835   SAN JOSE                    CA    95148    SFD      7.875     6.250    $2,175.21     360     1-Sep-28       $299,585.73
4890263   TALLADEGA                   AL    35160    SFD      6.875     6.250    $1,724.44     360     1-Oct-28       $261,879.47
4890443   LA JOLLA                    CA    92037    SFD      7.500     6.250    $6,992.15     360     1-Oct-28       $999,257.85
4890591   GEORGETOWN                  SC    29440    SFD      7.250     6.250    $2,046.53     360     1-Sep-28       $299,530.53
4890656   CAMARILLO AREA              CA    93012    SFD      7.250     6.250    $3,408.16     360     1-Sep-28       $498,818.16
4890996   PERRYSBURG                  OH    43551    SFD      7.375     6.250    $3,239.27     360     1-Sep-28       $468,121.10
4891004   ASHLAND                     KY    41101    SFD      7.125     6.250    $2,358.02     360     1-Sep-28       $349,438.54
4891022   BROOKFIELD                  WI    53045    SFD      7.500     6.250    $1,992.76     360     1-Sep-28       $284,575.66
4891038   GLENWOOD                    MD    21738    SFD      7.125     6.250    $1,886.42     360     1-Sep-28       $279,550.83
4891043   POTOMAC                     MD    20854    SFD      7.000     6.250    $2,155.59     360     1-Sep-28       $323,467.27
4891089   MUKWONAGO                   WI    53149    SFD      7.250     6.250    $1,800.95     360     1-Sep-28       $263,586.86
4891110   TUCSON                      AZ    85750    PUD      7.375     6.250    $2,120.37     360     1-Sep-28       $306,531.37
4891116   TUCSON                      AZ    85742    SFD      6.875     6.250    $1,597.32     360     1-Sep-28       $242,740.28
4891159   ELM GROVE                   WI    53122    SFD      7.250     6.250    $2,728.71     360     1-Sep-28       $399,317.82
4891160   SANTA CLARITA               CA    91350    SFD      6.750     6.250    $2,205.24     360     1-Sep-28       $338,111.19
4891176   DUNWOODY                    GA    30338    SFD      7.000     6.250    $1,942.68     360     1-Sep-28       $291,519.91
4891260   HOLLAND                     OH    43528    SFD      7.375     6.250    $2,116.92     360     1-Sep-28       $306,032.11
4891306   FAIRFAX                     VA    22032    SFD      6.750     6.250    $1,120.78     360     1-Sep-28       $172,501.60
4891316   TUCSON                      AZ    85737    SFD      7.375     6.250    $2,068.57     360     1-Sep-28       $298,841.59
4891325   ARLINGTON HEIGHTS           IL    60005    SFD      7.000     6.250    $1,962.64     360     1-Sep-28       $294,240.03
4891458   CHICAGO                     IL    60637    LCO      7.250     6.250    $2,466.07     360     1-Sep-28       $360,934.28
4891478   SAN RAMON                   CA    94583    LCO      7.000     6.250    $1,865.51     360     1-Sep-28       $279,938.98
4891505   CORNELIUS                   NC    28031    SFD      6.875     6.250    $2,347.54     360     1-Sep-28       $356,747.84
4891554   NEPTUNE BEACH               FL    32266    SFD      7.375     6.250    $2,762.70     360     1-Sep-28       $399,349.85
4891563   CLINTON                     PA    15026    SFD      7.000     6.250    $1,671.91     360     1-Sep-28       $250,585.06
4891577   FAIRFAX STATION             VA    22039    SFD      7.500     6.250    $1,922.85     360     1-Sep-28       $274,590.52
4891729   ROLLING HILLS ESTATES       CA    90274    SFD      7.250     6.250    $1,998.78     360     1-Sep-28       $292,340.33
4891753   SAN FRANCISCO               CA    94116    SFD      7.125     6.250    $1,764.47     360     1-Sep-28       $261,479.88
4891783   SAN DIEGO                   CA    92106    SFD      7.500     6.250    $2,045.21     360     1-Sep-28       $291,892.63
4891795   YORBA LINDA                 CA    92686    SFD      7.250     6.250    $2,201.39     360     1-Sep-28       $322,195.00
4891806   MISSION VIEJO               CA    92692    SFD      7.000     6.250    $1,915.41     360     1-Sep-28       $287,426.64
4891814   LAGUNA NIGEL                CA    92677    PUD      7.750     6.250    $2,292.52     360     1-Sep-28       $319,546.84
4891825   TOPANGA                     CA    90290    SFD      7.375     6.250    $4,150.96     360     1-Aug-28       $599,619.61
4891830   GIG HARBOR                  WA    98332    SFD      6.750     6.250    $1,634.47     360     1-Sep-28       $251,564.84
4891841   PHOENIX                     AZ    85028    PUD      7.000     6.250    $3,259.99     360     1-Sep-28       $489,107.30
4891855   MISSION VIEJO               CA    92692    SFD      7.250     6.250    $1,807.77     360     1-Aug-28       $264,376.06
4891872   WELLINGTON                  FL    33414    PUD      6.750     6.250    $1,556.96     360     1-Sep-28       $239,132.67
4891896   SAN MATEO                   CA    94403    SFD      7.000     6.250    $2,032.84     360     1-Sep-28       $304,442.56
4891911   ORLAND PARK                 IL    60467    SFD      7.250     6.250    $2,005.60     360     1-Sep-28       $293,300.27
4891924   GLEN ELLYN                  IL    60137    SFD      7.375     6.250    $1,709.43     360     1-Sep-28       $247,122.17
4891931   WEST CHESTER                PA    19382    SFD      7.750     6.250    $2,552.22     360     1-Sep-28       $355,443.56
4891952   RALEIGH                     NC    27605    SFD      7.250     6.250    $3,410.88     360     1-Sep-28       $499,217.55
4891957   HUNTINGTON BEACH            CA    92648    SFD      7.375     6.250    $3,522.45     360     1-Sep-28       $509,221.47
4891965   CARPENTERIA                 CA    93013    SFD      7.000     6.250    $2,328.56     360     1-Sep-28       $349,424.54
4891999   CHARLOTTE                   NC    28226    PUD      7.000     6.250    $2,128.97     360     1-Sep-28       $319,473.87
4892012   PLYMOUTH                    MN    55447    SFD      7.250     6.250    $1,855.52     360     1-Sep-28       $271,574.34
4892029   LOS ANGELES                 CA    90034    SFD      7.375     6.250    $3,702.02     360     1-Sep-28       $535,181.79
4892034   LONG BEACH                  CA    90803    LCO      7.125     6.250    $1,778.62     360     1-Sep-28       $263,576.51
4892086   IRVINE                      CA    92602    SFD      7.250     6.250    $1,846.66     360     1-Sep-28       $270,122.09
4892126   WASHINGTON                  DC    20016    SFD      7.250     6.250    $2,258.00     360     1-Sep-28       $330,482.02
4892131   RYDAL                       PA    19046    PUD      7.500     6.250    $3,845.68     360     1-Sep-28       $549,181.09
4892143   DUXBURY                     MA    02332    SFD      7.250     6.250    $4,174.92     360     1-Aug-28       $610,559.07
4892153   LONG BEACH                  CA    90808    SFD      7.000     6.250    $1,716.49     360     1-Sep-28       $257,563.46
4892177   WOODLAND HILLS              CA    91364    SFD      7.000     6.250    $2,162.24     360     1-Sep-28       $324,106.06
4892198   CHESTER SPRINGS             PA    19425    SFD      6.750     6.250    $2,270.10     360     1-Sep-28       $349,385.69
4892229   SAN FRANCISCO               CA    94122    SFD      7.625     6.250    $2,077.38     360     1-Sep-28       $293,073.79
4892237   GILROY                      CA    95020    SFD      7.125     6.250    $2,176.12     360     1-Sep-28       $321,494.64
4892268   NEWBURY PARK AREA           CA    91320    SFD      7.000     6.250    $1,968.64     360     1-Sep-28       $295,413.47
4892309   HIGHLAND PARK               IL    60035    PUD      7.250     6.250    $2,179.56     360     1-Sep-28       $318,991.17
4892310   MARCO ISLAND                FL    34145    SFD      7.750     6.250    $3,582.07     360     1-Nov-27       $445,515.30
4892759   PHOENIX                     AZ    85021    SFD      7.875     6.250    $3,262.82     360     1-Sep-28       $449,378.58
4892778   NEWARK                      CA    94560    SFD      7.250     6.250    $1,858.94     360     1-Sep-28       $272,073.54
4892804   SAN MATEO                   CA    94402    SFD      7.750     6.250    $2,106.26     360     1-Sep-28       $292,684.13
4892874   MONTEREY                    CA    93940    SFD      7.250     6.250    $2,217.08     360     1-Sep-28       $324,491.39
4892886   COTO DE CAZA                CA    92679    PUD      7.500     6.250    $3,496.08     360     1-Sep-28       $498,963.82
4892918   WALNUT                      CA    91789    SFD      7.375     6.250    $2,182.54     360     1-Sep-28       $315,517.61
4892941   BERELEY HEIGHTS TWP         NJ    07922    SFD      7.125     6.250    $2,000.95     360     1-Sep-28       $296,323.59
4892971   FALMOUTH                    MA    02536    SFD      7.250     6.250    $2,510.41     360     1-Sep-28       $367,424.11
4892977   BERKELEY HEIGHTS            NJ    07922    SFD      7.375     6.250    $1,928.37     360     1-Sep-28       $278,773.79
4893000   DES PERES                   MO    63131    PUD      7.250     6.250    $2,728.71     360     1-Oct-28       $399,687.96
4893025   NORTHVILLE                  MI    48167    SFD      7.125     6.250    $1,858.79     360     1-Sep-28       $275,457.43
4893047   BOCA RATON                  FL    33434    PUD      7.250     6.250    $4,093.06     360     1-Sep-28       $599,061.05
4893074   MAHWAH                      NJ    07430    SFD      6.625     6.250    $1,914.53     360     1-Sep-28       $297,826.27
4893093   GRTEAT FALLS                VA    22066    PUD      6.875     6.250    $1,673.86     360     1-Sep-28       $254,370.65
4893117   ROWLAND HEIGHTS             CA    91748    SFD      7.250     6.250    $2,783.28     360     1-Sep-28       $407,361.52
4893146   FREMONT                     CA    94538    SFD      7.625     6.250    $2,123.39     360     1-Sep-28       $299,564.34
4893161   SAN FRANCISCO               CA    94131    LCO      7.500     6.250    $1,852.92     360     1-Sep-28       $263,068.65
4893282   LAGUNA NIGEL                CA    92677    PUD      6.875     6.250    $1,714.59     360     1-Sep-28       $260,560.19
4893289   AURORA                      CO    80015    PUD      7.125     6.250    $1,637.14     360     1-Sep-28       $242,610.19
4893298   BOCA GRANDE                 FL    33921    SFD      7.375     6.250    $2,268.87     360     1-Sep-28       $327,998.54
4893303   YORBA LINDA                 CA    92887    PUD      7.750     6.250    $2,435.81     360     1-Sep-28       $339,518.49
4893317   CULVER CITY                 CA    90230    SFD      7.000     6.250    $1,889.80     360     1-Aug-28       $283,347.39
4893327   YORBA LINDA                 CA    92886    PUD      7.250     6.250    $1,746.38     360     1-Sep-28       $255,599.37
4893333   HUNTINGTON BEACH            CA    92649    SFD      7.375     6.250    $2,762.71     360     1-Sep-28       $399,389.37
4893348   LAGUNA NIGEL                CA    92667    PUD      7.125     6.250    $2,358.02     360     1-Sep-28       $349,438.55
4893358   THOUSAND OAKS               CA    91362    SFD      7.000     6.250    $2,357.50     360     1-Aug-28       $353,473.53
4893370   SAN JOSE                    CA    95135    SFD      7.125     6.250    $1,872.94     360     1-Aug-28       $277,329.09
4893383   SEATTLE                     WA    98122    SFD      7.250     6.250    $1,927.84     360     1-Sep-28       $282,157.74
4893387   LA JOLLA                    CA    92037    LCO      7.250     6.250    $3,366.54     360     1-Sep-28       $492,727.72
4893420   SAN DIEGO                   CA    92107    SFD      7.000     6.250    $2,494.89     360     1-Sep-28       $374,383.43
4893476   SANTA FE                    NM    87501    LCO      7.250     6.250    $1,746.38     360     1-Sep-28       $255,599.37
4893493   SEDONA                      AZ    86351    SFD      7.375     6.250    $2,817.96     360     1-Sep-28       $407,377.17
4893516   WESTLAKE VILLAGE AREA       CA    91361    SFD      7.125     6.250    $2,021.16     360     1-Sep-28       $299,518.76
4893535   SHERMAN OAKS AREA           CA    91403    SFD      7.250     6.250    $3,963.45     360     1-Sep-28       $580,090.78
4893557   ALTADENA AREA               CA    91001    SFD      7.375     6.250    $3,121.86     360     1-Sep-28       $451,152.95
4893580   SCARSDALE                   NY    10583    SFD      7.375     6.250    $1,761.23     360     1-Sep-28       $254,610.73
4893599   HORSHAM TOWNSHIP            PA    19002    SFD      7.250     6.250    $1,695.21     360     1-Sep-28       $248,111.11
4894571   GLEN ROCK                   NJ    07452    SFD      7.125     6.250    $2,533.18     360     1-Sep-28       $375,396.85
4894590   SANTA BARBARA               CA    93105    SFD      7.125     6.250    $2,290.65     360     1-Sep-28       $339,454.59
4894605   CORONADO                    CA    92118    SFD      8.000     6.250    $2,201.30     360     1-Sep-28       $299,596.06
4894904   SAN ANSELMO                 CA    94960    SFD      7.375     6.250    $3,039.67     360     1-Sep-28       $439,428.16
4895197   WOODBURY                    CT    06798    SFD      7.250     6.250    $1,901.23     360     1-Sep-28       $278,263.85
4896151   BRANDON                     MS    39042    SFD      7.125     6.250    $3,314.70     360     1-Sep-28       $490,412.12
4902625   LOUISVILLE                  KY    40241    SFD      6.500     6.233    $1,896.21     360     1-Sep-28       $299,456.11
4902857   LONGMONT                    CO    80503    SFD      6.625     6.250    $2,049.00     360     1-Sep-28       $319,433.78

                                                                                                                  $302,369,226.05

  (i)           (ii)                  (x)     (xi)      (xii)    (xiii)    (xiv)     (xv)     (xvi)
--------  -----------------          ------  -------  ---------  -------  --------  -------  --------

MORTGAGE                                              MORTGAGE             T.O.P.   MASTER    FIXED
  LOAN                                                INSURANCE  SERVICE  MORTGAGE  SERVICE  RETAINED
 NUMBER         CITY                  LTV    SUBSIDY    CODE       FEE      LOAN      FEE     YIELD
--------  -----------------          ------  -------  ---------  -------  --------  -------  --------
4758333   LAFAYETTE                   80.00                       0.250              0.017    1.108
4771161   FAIRFAX STATION             75.78                       0.250              0.017    0.733
4771603   SAVANNAH                    69.62                       0.250              0.017    0.483
4772146   PONTE VEDRA BEACH           77.83                       0.250              0.017    0.858
4783367   WEST JEFFERSON              89.06              12       0.250              0.017    1.108
4786894   HIGHLANDS RANCH            100.00                       0.250              0.017    1.233
4802480   HOUSTON                    100.00                       0.250              0.017    0.983
4804029   WINTER PARK                 75.00                       0.250              0.017    1.233
4804756   GAHANNA                     92.74              11       0.250              0.017    0.858
4813852   ALAMEDA                     78.85                       0.250              0.017    0.733
4814905   CORAL SPRINGS               90.00              13       0.250              0.017    0.733
4816986   SEATTLE                     75.00                       0.250              0.017    1.233
4817868   MILFORD                     90.00              12       0.250              0.017    1.358
4819087   CLARKDALE                   90.00              17       0.250              0.017    1.483
4819139   SOUTH SAN FRANCISCO         80.00                       0.250              0.017    1.233
4819258   LAKE TOXAWAY                58.97                       0.250              0.017    0.733
4821221   BIG SKY                     80.00                       0.250              0.017    1.108
4821741   CAMARILLO                   69.33                       0.250              0.017    0.733
4821911   PALM BEACH                  62.50                       0.250              0.017    0.858
4827749   CARTERSVILLE                90.00              12       0.250              0.017    0.608
4830142   OKLAHOMA CITY               77.79                       0.250              0.017    0.733
4831899   GLENN GARDNER               75.06                       0.250              0.017    0.733
4832295   SCOTTSDALE                  78.13                       0.250              0.017    0.858
4833823   CALABASAS                   80.00                       0.250              0.017    1.233
4833850   CULVER CITY                 79.41                       0.250              0.017    1.108
4833885   SAN RAMON                   72.82                       0.250              0.017    0.983
4833926   PLACENTIA                   76.52                       0.250              0.017    1.108
4834005   COSTA MESA                  80.00                       0.250              0.017    1.108
4834013   LOS ANGELES                 75.00                       0.250              0.017    0.983
4834558   IRVINE                      74.94                       0.250              0.017    1.233
4834658   BURLINGAME                  80.00                       0.250              0.017    1.108
4836527   NORTHRIDGE                  80.00                       0.250              0.017    0.983
4836533   TARZANA                     80.00                       0.250              0.017    1.108
4836661   LAWNDALE                    80.00                       0.250              0.017    0.733
4836716   CANTON                      80.00                       0.250              0.017    0.858
4836728   LAKEWOOD                    80.00                       0.250              0.017    0.983
4836786   ATLANTA                     80.00                       0.250              0.017    0.608
4836800   LONG BEACH                  80.00                       0.250              0.017    1.233
4836834   GLENDALE                    90.00              13       0.250              0.017    0.733
4836845   SAN FRANCISCO               80.00                       0.250              0.017    1.108
4836911   MOORPARK                    80.00                       0.250              0.017    0.608
4836966   ALISA VIEJO AREA            80.00                       0.250              0.017    0.858
4836967   PALM BEACH GARDENS          80.00                       0.250              0.017    1.108
4836984   HASTINGS-ON-HUDSON          80.00                       0.250              0.017    1.108
4837024   ST PETERSBURG               80.00                       0.250              0.017    0.858
4837060   NEW YORK                    95.00              01       0.250              0.017    0.858
4837117   RARITAN                     72.97                       0.250              0.017    0.483
4837252   WINTER PARK                 80.00                       0.250              0.017    0.733
4837350   PORT WASHINGTON             80.00                       0.250              0.017    0.983
4837452   PARADISE VALLEY             80.00                       0.250              0.017    0.858
4837455   BURNSVILLE                  90.00              11       0.250              0.017    1.233
4837478   CHAMPLIN                    89.47              11       0.250              0.017    0.733
4837741   LAUREL HOLLOW               80.00                       0.250              0.017    1.358
4837959   SARASOTA                    85.93              11       0.250              0.017    0.983
4837961   CAVE CREEK                  88.96              33       0.250              0.017    0.733
4837978   VALLEY CENTER               80.00                       0.250              0.017    0.858
4838129   ORINDA                      80.00                       0.250              0.017    1.108
4838135   ST PETERSBURG BEACH         80.00                       0.250              0.017    0.983
4838169   WHITE PLAINS                80.00                       0.250              0.017    0.858
4838214   MARIETTA                    80.00                       0.250              0.017    0.608
4838246   MISSION VIEJO               80.00                       0.250              0.017    0.608
4839538   COVINGTON                   79.17                       0.250              0.017    0.608
4841362   DANVILLE                    72.42                       0.250              0.017    0.983
4841424   CYPRESS                     80.00                       0.250              0.017    0.983
4841892   DEL MAR                     79.66                       0.250              0.017    1.108
4841902   DOWNEY                      74.44                       0.250              0.017    0.983
4843021   WHITTIER                    79.95                       0.250              0.017    0.983
4843036   DANVILLE                    80.00                       0.250              0.017    0.983
4843176   SAN DIEGO                   78.68                       0.250              0.017    0.983
4843210   MISSION VIEJO               79.89                       0.250              0.017    0.983
4843509   FOSTER CITY                 76.97                       0.250              0.017    0.983
4844207   CLOVIS                      79.50                       0.250              0.017    0.983
4844592   BRENTWOOD                   78.00                       0.250              0.017    0.983
4844710   MORGAN HILL                 80.00                       0.250              0.017    0.858
4845198   SANTA BARBARA               64.86                       0.250              0.017    0.983
4845228   GLENDALE                    80.00                       0.250              0.017    0.983
4845510   SAN DIEGO                   73.63                       0.250              0.017    0.858
4845601   SAN JUAN CAPISTRANO         79.90                       0.250              0.017    0.858
4845820   GLENDORA                    80.00                       0.250              0.017    0.858
4847671   WEST BLOOMFIELD             76.60                       0.250              0.017    0.858
4847763   LONOKE                      90.00              13       0.250              0.017    0.483
4847775   SHREVEPORT                  80.00                       0.250              0.017    0.608
4847879   SARATOGA                    33.41                       0.250              0.017    0.983
4849427   SAN JOSE                    73.75                       0.250              0.017    0.983
4849437   STUDIO CITY                 70.59                       0.250              0.017    1.233
4849665   IRVINE                      65.38                       0.250              0.017    0.983
4849896   LOS ANGELES                 80.00                       0.250              0.017    0.983
4850027   SANTA CLARA                 80.00                       0.250              0.017    0.983
4850066   UNION CITY                  71.19                       0.250              0.017    0.983
4850313   SAN FRANCISCO               62.31                       0.250              0.017    0.983
4850792   PROSPERITY                  74.07                       0.250              0.017    0.733
4851203   ALPHARETTA                  71.47                       0.250              0.017    0.608
4851230   ATLANTA                     61.69                       0.250              0.017    0.608
4851322   ROSWELL                     74.72                       0.250              0.017    0.608
4851703   TAMPA                       52.63                       0.250              0.017    0.983
4851875   APOPKA                      72.13                       0.250              0.017    1.108
4852017   BIXBY                       80.00                       0.250              0.017    0.733
4852800   NEW YORK                    70.00                       0.250              0.017    2.108
4852826   PUNTA GORDA                 80.00                       0.250              0.017    0.858
4853224   GLENDALE                    80.00                       0.250              0.017    0.983
4853388   ALBURQURQUE                 99.99                       0.250              0.017    0.858
4853407   SUN CITY CENTER            100.00                       0.250              0.017    0.983
4853434   PARK CITY                  100.00                       0.250              0.017    0.858
4853642   COMMERCE TOWNSHIP           83.33                       0.250              0.017    1.358
4853802   TEMPE                      100.00                       0.250              0.017    1.858
4854119   SPRING LAKE                100.00                       0.250              0.017    1.108
4854255   ROSS TWP                    83.33                       0.250              0.017    1.358
4854425   ANTIOCH                    100.00                       0.250              0.017    1.233
4854459   LAKE ARROWHEAD             100.00                       0.250              0.017    0.983
4854507   COMMERCE TOWNSHIP           90.91                       0.250              0.017    1.483
4854514   SURF CITY                   49.70                       0.250              0.017    1.358
4854588   GRAND BLANC                 95.00                       0.250              0.017    0.983
4854591   SUN LAKES                  100.00                       0.250              0.017    1.733
4854715   NORTH HOLLYWOOD             89.38              12       0.250              0.017    0.983
4854995   NETHER PROVIDENCE           89.35                       0.250              0.017    0.983
4855022   PITTSFORD                  100.00                       0.250              0.017    1.108
4855062   WILSONVILLE                 72.70                       0.250              0.017    1.733
4855093   SEATTLE                    100.00                       0.250              0.017    1.483
4855119   NORTH HOLLYWOOD AREA        75.00                       0.250              0.017    1.733
4855139   PHOENIX                     48.80                       0.250              0.017    2.233
4855147   ARNOLD                     100.00                       0.250              0.017    1.358
4855286   SANTA MONICA                67.39                       0.250              0.017    0.983
4856077   GREENWOOD                   70.80                       0.250              0.017    0.608
4856086   CANTON                      80.00                       0.250              0.017    0.858
4856995   SILVER SPRING               78.49                       0.250              0.017    0.983
4859325   NORTH BETHESDA              80.00                       0.250              0.017    0.983
4859506   CRYSTAL LAKE                89.14              01       0.250              0.017    0.483
4859563   ENCINITAS                   80.00                       0.250              0.017    0.858
4859592   SANTA CRUZ                  75.00                       0.250              0.017    0.733
4859601   ROSLYN ESTATES              65.14                       0.250              0.017    1.358
4859605   LOS ANGELES                 74.93                       0.250              0.017    0.983
4859628   ENCINITAS                   94.90              13       0.250              0.017    0.983
4859851   RANCHO CUCAMONGA            90.00              06       0.250              0.017    0.233
4859952   PALOS VERDES ESTATES        55.46                       0.250              0.017    0.983
4859954   AURORA                      66.25                       0.250              0.017    1.483
4859967   CERRITOS                    92.31              13       0.250              0.017    0.858
4859972   FELTON                      95.00              11       0.250              0.017    0.983
4859986   ROWLAND HEIGHTS             75.00                       0.250              0.017    0.983
4859999   SAN JOSE                    62.45                       0.250              0.017    1.108
4860118   SAN GABRIEL                 75.00                       0.250              0.017    0.983
4860126   SAN DIEGO                   27.54                       0.250              0.017    0.983
4860181   SAN CLEMENTE                50.08                       0.250              0.017    1.233
4860189   SAN DIEGO                   76.97                       0.250              0.017    1.108
4860209   SAN DIEGO                   50.09                       0.250              0.017    0.608
4860226   SANTA CLARA                 80.00                       0.250              0.017    0.858
4860239   LA JOLLA                    64.60                       0.250              0.017    0.858
4860244   LA JOLLA                    80.00                       0.250              0.017    0.858
4860253   SAN FRANCISCO               76.77                       0.250              0.017    0.358
4860260   SANTA CLARA                 73.94                       0.250              0.017    0.858
4860275   SAN JOSE                    66.43                       0.250              0.017    0.733
4860316   WALNUT                      80.00                       0.250              0.017    0.608
4860343   CARMEL                      75.00                       0.250              0.017    0.858
4860347   SAN JUAN CAPISTRANO         55.44                       0.250              0.017    0.733
4860354   FREMONT                     79.32                       0.250              0.017    0.983
4860414   WALNUT                      59.75                       0.250              0.017    1.233
4860435   SUNNYVALE                   67.79                       0.250              0.017    0.858
4860469   NOVATO                      79.38                       0.250              0.017    0.983
4860471   BURLINGAME                  64.91                       0.250              0.017    0.858
4860481   FOUNTAIN VALLEY             69.09                       0.250              0.017    1.108
4860495   MILL VALLEY                 75.00                       0.250              0.017    0.733
4860498   RANCHO SANTA FE             46.88                       0.250              0.017    0.733
4860506   NOVATO                      69.77                       0.250              0.017    1.233
4860511   SAN JOSE                    74.81                       0.250              0.017    0.858
4860522   REDWOOD CITY                64.71                       0.250              0.017    0.983
4860549   HUNTINGTON BEACH            89.46              06       0.250              0.017    0.858
4860551   SAN FRANCISCO               70.83                       0.250              0.017    0.733
4860560   CHINO HILLS                 80.00                       0.250              0.017    1.108
4860565   CALABASAS                   65.00                       0.250              0.017    0.858
4860569   SAN JOSE                    53.85                       0.250              0.017    0.983
4860583   SARATOGA                    70.75                       0.250              0.017    0.983
4860590   RANCHO SANTA FE             69.95                       0.250              0.017    1.358
4860591   MILLBRAE                    73.33                       0.250              0.017    0.983
4860595   FOOTHILL RANCH              74.03                       0.250              0.017    0.858
4860692   PASADENA                    67.58                       0.250              0.017    0.983
4860794   TULSA                       85.00              24       0.250              0.017    0.733
4860810   SAN RAFAEL                  75.71                       0.250              0.017    1.108
4860811   LIVERMORE                   72.46                       0.250              0.017    0.608
4860828   LOS ALTOS                   68.46                       0.250              0.017    0.983
4860843   SAN FRANCISCO               13.51                       0.250              0.017    0.858
4860846   LOS ANGELES                 80.00                       0.250              0.017    0.733
4860866   LAGUNA NIGUEL               71.79                       0.250              0.017    0.983
4860942   SAN RAFAEL                  61.04                       0.250              0.017    0.733
4861018   MENLO PARK                  65.85                       0.250              0.017    0.983
4861075   NEWPORT BEACH               69.11                       0.250              0.017    1.108
4861095   SAN CLEMENTE                74.63                       0.250              0.017    1.233
4861115   TIBURON                     73.91                       0.250              0.017    0.733
4861805   ALBUQUERQUE                 87.48                       0.250              0.017    0.733
4862400   WATERFORD                   89.20              33       0.250              0.017    0.858
4862460   CHICAGO                     98.11                       0.250              0.017    0.858
4862533   RIVER VALE                  90.00                       0.250              0.017    0.858
4862740   TULSA                       75.00                       0.250              0.017    0.733
4866351   FAIRFIELD                   80.00                       0.250              0.017    1.483
4866451   SAN JOSE                    75.00                       0.250              0.017    0.983
4866626   FREMONT                     74.98                       0.250              0.017    1.108
4867169   NOKOMIS                     78.56                       0.250              0.017    0.733
4867212   NAPLES                      79.33                       0.250              0.017    0.983
4867226   FT MYERS                    77.56                       0.250              0.017    0.858
4867271   ORINDA                      71.64                       0.250              0.017    0.858
4867318   DEL MAR                     37.14                       0.250              0.017    0.983
4867638   GREAT FALLS                 68.97                       0.250              0.017    0.108
4867649   ALPHARETTA                  74.26                       0.250              0.017    0.608
4867683   RANCHO SANTA MARGAR         90.00              01       0.250              0.017    0.483
4867892   LONG BEACH TOWNSHIP         79.07                       0.250              0.017    0.858
4867973   WINNETKA                    70.00                       0.250              0.017    0.858
4868001   TAMPA                       71.20                       0.250              0.017    0.733
4868060   OCEAN CITY                  80.00                       0.250              0.017    0.858
4868086   IRVINGTON                   79.78                       0.250              0.017    0.483
4868144   RIDGEFIELD                  78.67                       0.250              0.017    0.233
4868179   RALEIGH                     75.00                       0.250              0.017    0.608
4868232   CORAL SPRINGS               80.00                       0.250              0.017    1.108
4868257   JACKSONVILLE                76.19                       0.250              0.017    0.858
4868309   SANIBEL                     67.81                       0.250              0.017    0.858
4868370   BOCA RATON                  78.53                       0.250              0.017    0.858
4868384   FT LAUDERDALE               60.47                       0.250              0.017    0.733
4868422   ATLANTA                     78.75                       0.250              0.017    0.483
4868658   NORTH EAST ATLANTA          75.00                       0.250              0.017    0.608
4868662   ORLANDO                     80.00                       0.250              0.017    0.858
4868674   ATLANTA                     60.05                       0.250              0.017    0.608
4868722   ATLANTA                     74.31                       0.250              0.017    0.608
4868726   BOCA RATON                  50.33                       0.250              0.017    0.483
4868746   ALPHARETTA                  59.72                       0.250              0.017    0.233
4868756   ACWORTH                     74.45                       0.250              0.017    0.233
4868768   ATLANTA                     71.66                       0.250              0.017    0.483
4868783   MIAMI                       75.00                       0.250              0.017    1.733
4868793   FORT LAUDERDALE             77.67                       0.250              0.017    0.733
4868804   FORT LAUDERDALE             75.00                       0.250              0.017    1.108
4868818   COCONUT CREEK               73.68                       0.250              0.017    0.983
4868850   SOUTH PASADENA              79.98                       0.250              0.017    1.358
4868871   SARASOTA                    66.73                       0.250              0.017    1.233
4868885   BRENTWOOD                   80.00                       0.250              0.017    0.858
4868930   ACWORTH                     80.00                       0.250              0.017    0.608
4868940   VERO BEACH                  74.29                       0.250              0.017    0.733
4868976   ATLANTA                     79.87                       0.250              0.017    0.483
4868992   MARIETTA                    78.29                       0.250              0.017    0.483
4869008   AUGUSTA                     78.70                       0.250              0.017    0.608
4869021   HIXSON                      95.00                       0.250              0.017    0.608
4869033   HIALEAH                     69.12                       0.250              0.017    1.233
4869059   LOUISVILLE                  75.71                       0.250              0.017    0.858
4869122   WASHINGTON                  72.50                       0.250              0.017    0.733
4869174   PALMETTO                    47.24                       0.250              0.017    0.858
4869190   ODESSA                      69.90                       0.250              0.017    0.733
4869235   WATKINSVILLE                79.70                       0.250              0.017    0.733
4869271   ORMOND BEACH                80.00                       0.250              0.017    1.233
4869284   JACKSONVILLE                69.89                       0.250              0.017    0.733
4869987   ANAHEIM                     88.46                       0.250              0.017    0.483
4870027   TUCSON                      74.70                       0.250              0.017    0.983
4870107   PHOENIX                     77.74                       0.250              0.017    0.858
4870108   PHOENIX                     80.00                       0.250              0.017    0.733
4870114   WEST CHESTER                57.28                       0.250              0.017    0.733
4870483   METUCHEN                    80.00                       0.250              0.017    0.108
4870534   TUCSON                      64.69                       0.250              0.017    0.858
4870537   SCOTTSDALE                  80.00                       0.250              0.017    0.483
4870570   GILBERT                     78.68                       0.250              0.017    0.608
4870743   MCDONOUGH                   66.21                       0.250              0.017    0.733
4870772   OLATHE                      80.00                       0.250              0.017    0.608
4870803   PHOENIX                     58.24                       0.250              0.017    0.858
4870859   EVERGREEN                   61.36                       0.250              0.017    0.608
4870872   CENTREVILLE                 80.00                       0.250              0.017    0.608
4870892   MIDLOTHIAN                  94.99              06       0.250              0.017    0.858
4870931   LA CANADA FLINTRIDGE        71.92                       0.250              0.017    0.983
4870939   YORK                        80.00                       0.250              0.017    0.608
4871384   PROSPECT                    66.51                       0.250              0.017    0.733
4871400   FRAMINGHAM                  80.00                       0.250              0.017    0.858
4871418   FOUNTAIN HILLS              70.45                       0.250              0.017    0.358
4871443   NORTH REDINGTON BEACH       80.00                       0.250              0.017    1.233
4871465   INDIANAPOLIS                58.85                       0.250              0.017    0.358
4871467   DULUTH                      74.55                       0.250              0.017    0.858
4871482   SPRING MILLS                70.01                       0.250              0.017    0.983
4871485   ST MICHAELS                 79.79                       0.250              0.017    0.858
4871493   ATLANTA                     73.77                       0.250              0.017    0.983
4871523   AVON LAKE                   79.96                       0.250              0.017    0.983
4871544   WYCKOFF                     71.43                       0.250              0.017    0.733
4871559   GLENVIEW                    85.00              06       0.250              0.017    0.983
4871572   HUNTINGTON                  80.00                       0.250              0.017    0.858
4871601   BROOKFIELD                  80.00                       0.250              0.017    0.858
4871618   PEPPER PIKE                 42.40                       0.250              0.017    0.858
4871633   CENTREVILLE                 80.00                       0.250              0.017    0.483
4871636   DENNIS                      73.59                       0.250              0.017    1.233
4871657   CADDO MILLS                 80.00                       0.250              0.017    0.608
4871784   ROCKVILLE                   80.00                       0.250              0.017    0.608
4871801   LOUISVILLE                  79.83                       0.250              0.017    0.733
4871809   FORKED RIVER                75.00                       0.250              0.017    0.858
4871819   PENNINGTON                  80.00                       0.250              0.017    0.733
4871820   BOCA RATON                  80.00                       0.250              0.017    0.858
4871857   KNOXVILLE                   75.19                       0.250              0.017    0.608
4871875   DULUTH                      80.00                       0.250              0.017    0.608
4871903   PANAMA CITY                 89.45              06       0.250              0.017    0.483
4871920   BETHESDA                    73.47                       0.250              0.017    0.858
4871938   REDINGTON BEACH             80.00                       0.250              0.017    0.983
4871974   WOODBRIDGE                  79.99                       0.250              0.017    0.483
4872003   CHEVY CHASE                 79.88                       0.250              0.017    0.733
4872031   DECATUR                     74.77                       0.250              0.017    0.608
4872072   ROCKVILLE                   80.00                       0.250              0.017    0.733
4872084   CHURCHTON                   80.00                       0.250              0.017    0.733
4872090   ESCONDIDO                   89.96              11       0.250              0.017    0.733
4872093   DRESHER                     79.99                       0.250              0.017    0.983
4872101   MONTGOMERY                  74.58                       0.250              0.017    0.733
4872131   LOS ANGELES                 32.25                       0.250              0.017    1.358
4872156   WINCHESTER                  56.18                       0.250              0.017    0.608
4872157   LIVERMORE                   80.00                       0.250              0.017    0.733
4872174   NORTHRIDGE                  80.00                       0.250              0.017    0.733
4872186   BIRMINGHAM                  79.49                       0.250              0.017    0.733
4872188   DOWINGTOWN                  79.99                       0.250              0.017    0.233
4872194   NASHVILLE                   79.50                       0.250              0.017    0.608
4872204   EASTHAM                     50.53                       0.250              0.017    0.858
4872213   MARIETTA                    80.00                       0.250              0.017    0.608
4872218   YORBA LINDA                 59.60                       0.250              0.017    0.483
4872247   ROCKVILLE                   65.40                       0.250              0.017    0.608
4872252   BOCA RATON                  80.00                       0.250              0.017    1.108
4872257   BURKE                       80.00                       0.250              0.017    0.483
4872262   HILLSBOROUGH                80.00                       0.250              0.017    0.233
4872285   YONKERS                     80.00                       0.250              0.017    0.858
4872309   CONYERS                     89.99                       0.250              0.017    1.358
4872329   CORAL SPRINGS               80.00                       0.250              0.017    0.858
4872343   BERNARDS                    86.42              13       0.250              0.017    1.108
4872345   JUPITER                     75.00                       0.250              0.017    1.233
4872349   INDIANAPOLIS                52.33                       0.250              0.017    0.733
4872358   ATLANTA                     28.37                       0.250              0.017    0.858
4872370   BRENTWOOD                   44.95                       0.250              0.017    0.983
4872383   ROCKVILLE                   83.91              13       0.250              0.017    0.608
4872387   DELAWARE                    75.00                       0.250              0.017    0.858
4872410   MENLO PARK                  80.00                       0.250              0.017    0.608
4872427   COLLEGE PARK                54.70                       0.250              0.017    0.983
4872430   MCCORDSVILLE                79.25                       0.250              0.017    0.733
4872439   MARIETTA                    79.07                       0.250              0.017    0.733
4872444   PORTLAND                    58.14                       0.250              0.017    0.608
4872446   KENNESAW                    80.00                       0.250              0.017    0.733
4872456   ROUND HILL                  69.25                       0.250              0.017    0.358
4872458   SAVANNAH                    60.00                       0.250              0.017    0.608
4872470   CASTLE ROCK                 82.17              06       0.250              0.017    0.608
4872473   TAMPA                       80.00                       0.250              0.017    0.858
4872478   FINKSBURG                   80.00                       0.250              0.017    0.608
4872500   ARLINGTON                   79.88                       0.250              0.017    0.483
4872523   INDIANAPOLIS                80.00                       0.250              0.017    0.358
4872533   STUART                      77.83                       0.250              0.017    0.858
4872573   MT LAUREL                   76.97                       0.250              0.017    0.483
4872574   NASHVILLE                   77.04                       0.250              0.017    0.608
4872895   VIENNA                      80.00                       0.250              0.017    0.358
4872896   WASHINGTON                  80.00                       0.250              0.017    1.108
4872904   WASHINGTON                  80.00                       0.250              0.017    0.608
4872922   WEEMS                       45.45                       0.250              0.017    0.858
4872932   NORTH LAUDERDALE            68.81                       0.250              0.017    1.358
4872935   HOUSTON                     72.00                       0.250              0.017    0.608
4872942   CRYSTAL BEACH               40.00                       0.250              0.017    0.233
4872978   BROOKEVILLE                 66.27                       0.250              0.017    0.733
4872981   DALLAS                      78.97                       0.250              0.017    0.733
4872986   CINCINNATI                  80.00                       0.250              0.017    0.858
4873003   ST LOUIS                    66.02                       0.250              0.017    0.858
4873005   CHEVY CHASE                 75.43                       0.250              0.017    0.358
4873017   ATLANTA                     44.29                       0.250              0.017    0.483
4873042   ALEXANDRIA                  70.00                       0.250              0.017    0.858
4873071   MARIETTA                    52.13                       0.250              0.017    0.483
4873076   SCOTTSDALE                  90.00              11       0.250              0.017    0.608
4873080   ATLANTA                     64.92                       0.250              0.017    0.483
4873098   PORT BYRON                  80.00                       0.250              0.017    0.858
4873102   JACKSONVILLE                78.95                       0.250              0.017    0.733
4873111   WILMETTE                    79.11                       0.250              0.017    0.858
4873120   DUBLIN                      79.99                       0.250              0.017    0.108
4873136   NATICK                      68.98                       0.250              0.017    0.733
4873157   AURORA                      75.95                       0.250              0.017    0.483
4873189   RIVER FOREST                70.73                       0.250              0.017    0.733
4873216   LARKSPUR                    52.22                       0.250              0.017    0.858
4873226   OAK PARK                    80.00                       0.250              0.017    0.733
4873231   CINCINNATI                  66.67                       0.250              0.017    0.733
4873238   HINSDALE                    55.94                       0.250              0.017    0.733
4873244   SEABROOK                    69.30                       0.250              0.017    0.983
4873259   LONGBOAT KEY                80.00                       0.250              0.017    0.483
4873295   SMYRNA                      69.03                       0.250              0.017    0.733
4873305   BOCA RATON                  80.00                       0.250              0.017    0.858
4873335   RALEIGH                     53.85                       0.250              0.017    0.483
4873354   HYATTSVILLE                 80.00                       0.250              0.017    0.483
4873356   LITTLETON                   67.37                       0.250              0.017    0.608
4873364   LITTLETON                   75.00                       0.250              0.017    0.733
4873371   ALPHARETTA                  74.67                       0.250              0.017    0.983
4873410   WHEATON                     89.69              06       0.250              0.017    0.733
4873415   LAKE FOREST                 34.03                       0.250              0.017    0.733
4873420   DOYLESTOWN                  76.28                       0.250              0.017    0.358
4873458   FOUNTAIN HILLS              90.00              01       0.250              0.017    0.983
4873518   VIENNA                      80.00                       0.250              0.017    0.983
4873528   FORTH WORTH                 80.00                       0.250              0.017    0.608
4873548   ATLANTA                     75.00                       0.250              0.017    1.108
4873564   SIMPSONVILLE                83.89              11       0.250              0.017    0.483
4873603   VIENNA                      80.00                       0.250              0.017    0.358
4873639   LITTLETON                   78.77                       0.250              0.017    0.733
4873641   ARNOLD                      80.00                       0.250              0.017    0.733
4873655   ENGLEWOOD                   75.68                       0.250              0.017    0.858
4873691   LITTLETON                   76.05                       0.250              0.017    0.733
4873708   CINCINNATI                  80.00                       0.250              0.017    0.733
4873710   MALVERN                     65.97                       0.250              0.017    0.608
4873738   DENVER                      75.00                       0.250              0.017    0.733
4873767   HILLIARD                    75.38                       0.250              0.017    0.608
4873773   DECATUR                     70.67                       0.250              0.017    0.858
4873776   RALEIGH                     80.00                       0.250              0.017    1.108
4873784   BOULDER                     71.29                       0.250              0.017    0.858
4873798   BETHESDA                    68.27                       0.250              0.017    0.983
4873820   BOUNTIFUL                   80.00                       0.250              0.017    1.108
4873830   PALATINE                    63.33                       0.250              0.017    0.733
4873856   NEW ALBANY                  78.21                       0.250              0.017    0.608
4873857   LOS ALAMOS                  87.31              11       0.250              0.017    0.858
4873865   SCOTTSDALE                  70.00                       0.250              0.017    0.983
4873872   GRAFTON                     66.28                       0.250              0.017    0.733
4873905   WESTON                      50.00                       0.250              0.017    0.858
4873910   FOUNTAIN HILLS              72.06                       0.250              0.017    0.858
4873925   LAGUNA NIGUEL               63.38                       0.250              0.017    0.733
4873928   PINE                        66.75                       0.250              0.017    0.608
4873934   ADA                         80.00                       0.250              0.017    1.108
4873939   SAVANNAH                    51.85                       0.250              0.017    0.483
4873941   YORK                        80.00                       0.250              0.017    0.858
4873945   ST LOUIS                    66.76                       0.250              0.017    0.608
4873948   SUNNYVALE                   74.39                       0.250              0.017    1.108
4873954   OAKLAND                     75.68                       0.250              0.017    0.608
4873962   HILLIARD                    76.81                       0.250              0.017    0.733
4873975   YORK                        79.99                       0.250              0.017    0.858
4873976   TEQUESTA                    80.00                       0.250              0.017    0.483
4873992   CLAYTON                     67.96                       0.250              0.017    0.608
4874000   OAK PARK                    80.00                       0.250              0.017    0.858
4874001   VAIL                        48.65                       0.250              0.017    0.858
4874002   ALBUQUERQUE                 75.00                       0.250              0.017    0.858
4874019   THOUSAND OAKS               80.00                       0.250              0.017    0.608
4874023   SILVER SPRING               80.00                       0.250              0.017    0.233
4874031   JEFFERSONTON                79.02                       0.250              0.017    0.733
4874034   BOSTON HEIGHTS              80.00                       0.250              0.017    0.858
4874045   GLENVIEW                    50.00                       0.250              0.017    0.733
4874063   MEQUON                      80.00                       0.250              0.017    0.608
4874068   LOCKPORT                    70.42                       0.250              0.017    0.733
4874076   CARLSBAD                    80.00                       0.250              0.017    0.733
4874090   DUNLAP                      71.81                       0.250              0.017    0.733
4874105   EVERGREEN                   90.00              06       0.250              0.017    0.858
4874125   GREER                       79.75                       0.250              0.017    0.733
4874146   CASTLE ROCK                 65.78                       0.250              0.017    0.733
4874160   BUFFALO GROVE               74.99                       0.250              0.017    0.733
4874169   PORT ROYAL                  80.00                       0.250              0.017    0.483
4874191   HOLLAND                     51.98                       0.250              0.017    0.983
4874211   CHAMPAIGN                   86.67                       0.250              0.017    1.108
4874217   ROCKVILLE                   80.00                       0.250              0.017    0.733
4874232   LITTLETON                   79.35                       0.250              0.017    0.983
4874241   FREMONT                     70.00                       0.250              0.017    0.983
4874245   BOSTON                      77.94                       0.250              0.017    0.858
4874256   APEX                        94.99              13       0.250              0.017    0.733
4874266   SAN DIEGO                   68.19                       0.250              0.017    0.733
4874345   EATONTON                    80.00                       0.250              0.017    0.858
4874349   DOYLESTOWN                  80.00                       0.250              0.017    0.358
4874357   LIBERTYVILLE                66.23                       0.250              0.017    0.983
4874360   DURANGO                     65.92                       0.250              0.017    0.858
4874367   ST CHARLES                  80.00                       0.250              0.017    0.983
4874372   NEWTON                      71.08                       0.250              0.017    0.733
4874375   RANDOLPH                    72.15                       0.250              0.017    0.983
4874379   DUNKIRK                     79.99                       0.250              0.017    0.733
4874382   CLEVELAND HEIGHTS           76.92                       0.250              0.017    0.733
4874383   OILVILLE                    80.00                       0.250              0.017    0.608
4874385   APEX                        80.00                       0.250              0.017    0.858
4874418   CLAYTON                     79.99                       0.250              0.017    0.483
4874439   NORTHWEST WASHINGTON        77.57                       0.250              0.017    0.608
4874443   DEL MAR                     80.00                       0.250              0.017    0.858
4874449   PETALUMA                    78.13                       0.250              0.017    0.858
4874451   KENSINGTON                  80.00                       0.250              0.017    0.733
4874458   LOS ANGELES                 65.92                       0.250              0.017    0.858
4874462   PERRYSBURG                  77.11                       0.250              0.017    0.733
4874464   DEL MAR                     80.00                       0.250              0.017    0.858
4874474   HOUSTON                     72.12                       0.250              0.017    0.733
4874500   NEW HOPE                    74.93                       0.250              0.017    0.608
4874510   HILLSBOROUGH                25.21                       0.250              0.017    0.858
4874511   CHESTERFIELD                70.00                       0.250              0.017    0.733
4874514   HOUSTON                     94.99              13       0.250              0.017    0.733
4874519   CINCINNATI                  75.84                       0.250              0.017    0.608
4874528   SAN DIEGO                   57.47                       0.250              0.017    0.858
4874548   ELLICOTT CITY               59.83                       0.250              0.017    0.483
4874554   SPRINGBORO                  77.75                       0.250              0.017    0.733
4874562   LEBANON                     76.95                       0.250              0.017    0.483
4874574   MEQUON                      74.49                       0.250              0.017    0.608
4874578   RESTON                      75.32                       0.250              0.017    0.608
4874585   COLUMBUS                    80.00                       0.250              0.017    0.608
4874599   TUCSON                      75.00                       0.250              0.017    0.983
4874616   FAIRFAX STATION             80.00                       0.250              0.017    0.233
4874636   BROOKFIELD                  73.95                       0.250              0.017    0.608
4874642   COLUMBIA                    77.63                       0.250              0.017    0.983
4874659   PALATINE                    87.78              06       0.250              0.017    0.983
4874662   CHARLOTTE                   66.67                       0.250              0.017    0.608
4874663   INVERNESS                   36.84                       0.250              0.017    0.733
4874676   HICKORY                     64.44                       0.250              0.017    0.608
4874683   FRIPP ISLAND                67.24                       0.250              0.017    0.983
4874698   UPLAND                      80.00                       0.250              0.017    0.858
4874729   MONTEREY                    57.27                       0.250              0.017    0.858
4874739   ALTADENA                    72.22                       0.250              0.017    0.858
4874743   QUEEN CREEK                 80.00                       0.250              0.017    0.983
4874757   LAKE AGOURA                 80.00                       0.250              0.017    0.858
4874762   WATSONVILLE                 79.08                       0.250              0.017    0.858
4874763   HAMILTON                    80.00                       0.250              0.017    0.858
4874782   OAKLAND                     80.00                       0.250              0.017    0.858
4874807   AURORA                      72.07                       0.250              0.017    0.733
4874819   EDWARDS                     64.78                       0.250              0.017    0.733
4874862   EAST LANSING                71.21                       0.250              0.017    0.858
4874886   ST. CHARLES                 63.70                       0.250              0.017    0.733
4874940   TEMPE                       75.00                       0.250              0.017    0.608
4874981   PAWLEY'S ISLAND             80.92              06       0.250              0.017    0.733
4874998   HUDSON                      88.38              12       0.250              0.017    0.733
4875016   HIGHLAND PARK               77.43                       0.250              0.017    0.733
4875081   CHARLOTTE                   78.35                       0.250              0.017    0.608
4875082   SAN FRANCISCO               75.29                       0.250              0.017    0.483
4875103   ALPHARETTA                  80.00                       0.250              0.017    0.233
4875107   ROSS                        67.53                       0.250              0.017    0.858
4875136   CARLSBAD                    78.50                       0.250              0.017    0.733
4875147   WASHINGTON                  78.79                       0.250              0.017    0.733
4875157   PACIFIC PALISADES           80.00                       0.250              0.017    0.858
4875173   BOULDER                     62.04                       0.250              0.017    0.858
4875176   YORBA LINDA                 80.00                       0.250              0.017    0.983
4875207   REDONDO BEACH               90.00                       0.250              0.017    0.733
4875208   SANTA ANA                   80.00                       0.250              0.017    0.733
4875212   RIVERSIDE                   71.93                       0.250              0.017    0.858
4875223   BOCA RATON                  69.29                       0.250              0.017    0.608
4875251   LEES SUMMIT                 74.93                       0.250              0.017    0.983
4875281   PARKER                      87.46              06       0.250              0.017    0.733
4875298   HINSDALE                    77.59                       0.250              0.017    1.233
4875312   GALENA                      68.25                       0.250              0.017    0.608
4875669   BOULDER                     79.15                       0.250              0.017    0.983
4875727   ANAHEIM                     70.21                       0.250              0.017    1.233
4875770   AUBURN                      84.00              17       0.250              0.017    1.108
4875780   LONGBOAT KEY                80.00                       0.250              0.017    0.858
4875785   VENTURA                     89.50              13       0.250              0.017    0.858
4875802   PLANO                       79.51                       0.250              0.017    0.858
4875815   NEWTON                      80.00                       0.250              0.017    0.858
4875822   CAMARILLO                   80.00                       0.250              0.017    0.858
4875840   SAN FRANCISCO               90.00              06       0.250              0.017    1.483
4875874   HIGHLANDS RANCH             76.25                       0.250              0.017    0.483
4875905   WINTER PARK                 93.86              12       0.250              0.017    0.983
4875908   LAS FLORES AREA             76.32                       0.250              0.017    1.358
4875934   LITTLETON                   71.64                       0.250              0.017    0.483
4875956   KATONAH                     80.00                       0.250              0.017    0.858
4875992   LONGBOAT KEY                47.50                       0.250              0.017    0.733
4875998   GLEN ROCK                   75.92                       0.250              0.017    0.733
4876172   SAN JOSE                    80.00                       0.250              0.017    0.858
4876178   SAN JSOE                    80.00                       0.250              0.017    0.858
4876201   RANCHO CUCAMONGA            76.19                       0.250              0.017    0.983
4876209   SAN FRANCISCO               79.21                       0.250              0.017    0.983
4876360   NEWHALL                     80.00                       0.250              0.017    0.983
4876369   WALNUT CREEK                80.00                       0.250              0.017    0.983
4876384   WATSONVILLE                 74.84                       0.250              0.017    0.983
4876393   SAN CARLOS                  76.56                       0.250              0.017    0.983
4876449   SANTA BARBARA               80.00                       0.250              0.017    0.983
4876451   DANVILLE                    66.59                       0.250              0.017    0.983
4876465   SANTA BARBARA               80.00                       0.250              0.017    0.983
4876466   SAN JOSE                    80.00                       0.250              0.017    0.983
4876469   TUSTIN                      79.99                       0.250              0.017    0.983
4876594   NEW ORLEANS                 80.00                       0.250              0.017    0.733
4876745   NEWPORT BEACH               57.00                       0.250              0.017    0.858
4876781   LOS GATOS                   57.36                       0.250              0.017    0.733
4876830   LOS ANGELES                 65.41                       0.250              0.017    0.858
4877032   PACIFIC PALISADES           42.58                       0.250              0.017    1.108
4877038   BURBANK                     73.49                       0.250              0.017    0.983
4877090   ARCADIA                     57.89                       0.250              0.017    1.108
4877129   MENLO PARK                  54.77                       0.250              0.017    1.108
4877183   TOLUCALAKE                  70.27                       0.250              0.017    1.108
4877191   TUCSON                      63.73                       0.250              0.017    0.858
4877206   SAN FRANCISCO               31.67                       0.250              0.017    1.108
4877253   LAGUNA NIGUEL               63.91                       0.250              0.017    1.483
4877321   IRVINE                      80.00                       0.250              0.017    0.733
4877386   HUNTINGTON BEACH            62.67                       0.250              0.017    1.358
4877435   FREMONT                     80.00                       0.250              0.017    0.733
4877443   LAGUNA BEACH                58.93                       0.250              0.017    0.858
4877472   DANVILLE                    80.00                       0.250              0.017    0.483
4877503   ENCINITAS                   80.00                       0.250              0.017    0.858
4877521   TOLUCA LAKE                 66.78                       0.250              0.017    0.858
4877522   PARADISE VALLEY             78.13                       0.250              0.017    0.608
4877534   LAGUNA NIGUEL               75.00                       0.250              0.017    0.858
4877549   DANVILLE                    80.00                       0.250              0.017    0.858
4877554   FULLERTON                   80.00                       0.250              0.017    0.858
4877570   DENVER                      74.63                       0.250              0.017    0.733
4877611   MISSION VIEJO               80.00                       0.250              0.017    0.858
4877637   SUPERTINO                   73.77                       0.250              0.017    1.108
4877672   ALISO VIEJO                 79.99                       0.250              0.017    0.858
4877674   IRVINE                      80.00                       0.250              0.017    0.858
4877685   PASADENA                    78.10                       0.250              0.017    0.858
4877716   MORAGA                      65.10                       0.250              0.017    0.858
4877722   OAK VIEW                    74.94                       0.250              0.017    0.858
4877739   PLEASANTON                  74.76                       0.250              0.017    0.858
4877751   NEVADA CITY                 77.05                       0.250              0.017    0.858
4878946   MARSHFIELD                 100.00                       0.250              0.017    0.858
4879109   JEFFERSON                  100.00                       0.250              0.017    0.608
4879137   SIMSBURY                   100.00                       0.250              0.017    0.858
4879204   FRESNO                      80.00                       0.250              0.017    1.358
4879249   BERNHARDS BAY              100.00                       0.250              0.017    0.858
4879313   HILLSBOROUGH TWP            80.00                       0.250              0.017    0.983
4879350   MESA                       100.00                       0.250              0.017    0.858
4879351   CHARLOTTE                   36.36                       0.250              0.017    1.233
4879386   NAPERVILLE                  79.78                       0.250              0.017    0.858
4879391   BOTHELL                     89.30              33       0.250              0.017    0.858
4879397   HILLSBOROUGH               100.00                       0.250              0.017    0.858
4879408   ARLINGTON                  100.00                       0.250              0.017    0.858
4879421   PHILADELPHIA                91.84                       0.250              0.017    0.483
4879423   RALEIGH                     80.00                       0.250              0.017    0.608
4879431   HONOLULU                    29.41                       0.250              0.017    0.858
4879432   FRANKLIN                    79.73                       0.250              0.017    0.608
4879450   FORT WALTON BEACH           61.02                       0.250              0.017    1.233
4879454   STATEN ISLAND               87.34              33       0.250              0.017    1.233
4879463   RALEIGH                     80.00                       0.250              0.017    1.858
4879488   SAN CLEMENTE                79.59                       0.250              0.017    0.608
4879503   PALM DESERT                 79.62                       0.250              0.017    0.858
4879512   PHILADELPHIA                86.00                       0.250              0.017    0.858
4879520   HAMILTON                    93.43                       0.250              0.017    0.858
4879526   JUNO BEACH                 100.00                       0.250              0.017    0.983
4879535   MANHATTAN                   95.65                       0.250              0.017    0.858
4879592   HUNTINGTON BAY              65.79                       0.250              0.017    0.858
4879601   LIBERTYVILLE                76.67                       0.250              0.017    0.733
4879619   SCITUATE                    94.34              33       0.250              0.017    0.858
4879624   LAKE OSWEGO                 75.00                       0.250              0.017    0.608
4879634   NORFOLK                    100.00                       0.250              0.017    0.983
4879647   WASHINGTON                 100.00                       0.250              0.017    0.858
4879651   LOS ANGELES                 80.00                       0.250              0.017    0.733
4879682   NAPA                        79.00                       0.250              0.017    0.858
4879696   NAPLES                     100.00                       0.250              0.017    0.858
4879697   BURLINGAME                  68.81                       0.250              0.017    0.858
4879717   EVANSTON                   100.00                       0.250              0.017    0.858
4879742   LITCHFIELD PARK             66.10                       0.250              0.017    0.858
4879768   NEPONSIT                    67.27                       0.250              0.017    0.858
4879777   NORWOOD                     90.00                       0.250              0.017    0.983
4879787   ATTLEBORO                   95.00                       0.250              0.017    0.858
4879788   WATERFORD                   46.36                       0.250              0.017    0.608
4879796   HOUSTON                    100.00                       0.250              0.017    0.983
4879802   BRIDGEPORT                  95.00                       0.250              0.017    0.858
4879816   WESTFIELD                   78.48                       0.250              0.017    0.233
4879830   CARROLLTON                 100.00                       0.250              0.017    0.983
4879841   CHARLOTTESVILLE            100.00                       0.250              0.017    0.858
4879863   FORT LAUDERDALE            100.00                       0.250              0.017    0.858
4879874   SILVER SPRING              100.00                       0.250              0.017    0.358
4879884   JAMAICA ESTATES             72.86                       0.250              0.017    0.733
4879892   BOCA RATON                 100.00                       0.250              0.017    0.858
4879909   MANSFIELD                  100.00                       0.250              0.017    0.858
4879913   CERESCO                     80.00                       0.250              0.017    0.858
4879932   MARIETTA                   100.00                       0.250              0.017    0.983
4879939   KIRKLAND                    35.82                       0.250              0.017    0.858
4879943   MIAMI BEACH                100.00                       0.250              0.017    0.858
4879947   COLUMBIA                    60.75                       0.250              0.017    0.858
4879956   CARLSBAD                    64.44                       0.250              0.017    0.858
4879965   MADISON HEIGHTS             96.39                       0.250              0.017    0.858
4879972   PORT CHARLOTTE             100.00                       0.250              0.017    0.858
4879981   PINEHURST                  100.00                       0.250              0.017    0.858
4879983   BYRON                       95.70                       0.250              0.017    0.858
4880018   FALLBROOK                   98.88                       0.250              0.017    0.858
4880021   ENGLEWOOD                   37.23                       0.250              0.017    0.858
4880036   YARDLEY                     72.38                       0.250              0.017    1.108
4880046   LAS VEGAS                  100.00                       0.250              0.017    0.858
4880089   CHAUTAUQUA                  97.21                       0.250              0.017    0.858
4880095   LAMPASAS                   100.00                       0.250              0.017    0.608
4880102   ONEONTA                     73.53                       0.250              0.017    0.858
4880113   ROANOKE                    100.00                       0.250              0.017    0.858
4880857   FARMVILLE                   80.00                       0.250              0.017    1.983
4881159   WESTMINSTER                 80.00                       0.250              0.017    1.733
4882657   PLAYA DEL REY AREA          48.28                       0.250              0.017    0.483
4883495   SUGAR LAND                  78.33                       0.250              0.017    0.483
4884964   SAN JOSE                    57.69                       0.250              0.017    0.858
4885020   SOUTHLAKE                   78.99                       0.250              0.017    0.858
4885112   YARDLEY                     79.97                       0.250              0.017    0.858
4885144   NEWPORT COAST AREA          79.99                       0.250              0.017    0.858
4885275   GLENDALE                    77.21                       0.250              0.017    0.858
4885655   LIBERTYVILLE                73.92                       0.250              0.017    0.983
4885701   MORRIS TWP                  80.00                       0.250              0.017    0.733
4885718   HADDONFIELD                 80.00                       0.250              0.017    0.733
4885762   NEWTOWN SQUARE              78.39                       0.250              0.017    0.733
4885772   DANVILLE                    65.77                       0.250              0.017    0.983
4885798   LOS ANGELES                 55.09                       0.250              0.017    0.983
4885812   ORLAND PARK                 80.00                       0.250              0.017    0.733
4885916   TAMPA                       86.75                       0.250              0.017    0.733
4885934   WEST WINDSOR TOWNSHIP       70.82                       0.250              0.017    0.733
4885941   WOODCLIFF LAKE              80.18                       0.250              0.017    0.733
4886012   SYOSSET                     79.93                       0.250              0.017    0.858
4886034   HOFFMAN ESTATES             73.75                       0.250              0.017    0.858
4886069   SEA RANCH LAKES             73.75                       0.250              0.017    0.858
4886097   WEST BLOOMFIELD             75.00                       0.250              0.017    0.983
4886299   HUNTERSVILLE                79.98                       0.250              0.017    0.483
4886307   TAMPA                       55.40                       0.250              0.017    0.858
4886311   BELMONT                     80.00                       0.250              0.017    1.108
4886317   NEWTON                      66.67                       0.250              0.017    0.733
4886324   TORRANCE                    76.47                       0.250              0.017    0.358
4886338   COTO DE CAZA                80.00                       0.250              0.017    0.483
4886347   SANTA BARBARA               80.00                       0.250              0.017    0.483
4886358   LONGBOAT KEY                74.07                       0.250              0.017    0.733
4886363   LA JOLLA                    76.47                       0.250              0.017    0.483
4886389   MORRIS TOWNSHIP             69.87                       0.250              0.017    0.733
4886394   MISSION VIEJO               65.65                       0.250              0.017    0.733
4886402   DEERFIELD                   80.00                       0.250              0.017    0.858
4886409   ROLLING HILLS ESTATES       67.16                       0.250              0.017    0.483
4886414   HUNTINGTON BEACH            80.00                       0.250              0.017    0.733
4886441   MALVERN                     78.50                       0.250              0.017    1.108
4886462   BRENTWOOD                   90.00              06       0.250              0.017    0.483
4886474   STAMFORD                    57.29                       0.250              0.017    0.733
4886480   LAGUNA NIGUEL               68.63                       0.250              0.017    0.733
4886491   SAN CLEMENTE                80.00                       0.250              0.017    0.858
4886502   SHERMAN OAKS AREA           80.00                       0.250              0.017    0.733
4886505   WESTPORT                    54.87                       0.250              0.017    0.733
4886515   NEW HOPE                    74.08                       0.250              0.017    0.733
4886517   LONG BEACH                  75.00                       0.250              0.017    0.733
4886526   IRVINE                      76.83                       0.250              0.017    0.733
4886533   COPPELL                     78.14                       0.250              0.017    0.733
4886548   CHATTANOOGA                 80.00                       0.250              0.017    0.483
4886562   IRVINE                      58.74                       0.250              0.017    0.733
4886579   WARREN TWP                  33.33                       0.250              0.017    0.483
4886600   NORWALK                     90.00              01       0.250              0.017    0.483
4886886   STERLING                    79.03                       0.250              0.017    0.733
4886890   SEATTLE                     80.00                       0.250              0.017    0.733
4886894   GILROY                      66.16                       0.250              0.017    0.733
4886901   TORRANCE                    69.41                       0.250              0.017    0.858
4886907   HIGHLAND PARK               59.67                       0.250              0.017    0.733
4886911   SAN FRANCISCO               80.00                       0.250              0.017    0.483
4886916   ENGLEWOOD                   50.00                       0.250              0.017    0.733
4886926   LUSBY                       81.78              12       0.250              0.017    0.733
4886971   MANHATTAN BEACH             68.39                       0.250              0.017    0.733
4886975   ELLICOTT CITY               70.48                       0.250              0.017    1.233
4886983   SUNNYVALE                   62.46                       0.250              0.017    0.858
4886986   LOS ANGELES                 79.25                       0.250              0.017    0.733
4886992   AGOURA                      63.00                       0.250              0.017    0.608
4886996   VENTURA                     89.66              01       0.250              0.017    0.858
4886998   SANFORD                     75.00                       0.250              0.017    0.733
4887032   CYPRESS                     56.07                       0.250              0.017    0.483
4887033   CLAYTON                     79.27                       0.250              0.017    0.733
4887052   INVERNESS                   69.57                       0.250              0.017    1.358
4887070   ALBUQUERQUE                 90.00              06       0.250              0.017    0.733
4887078   MORGAN HILL                 71.56                       0.250              0.017    0.483
4887088   EDGEWATER                   55.58                       0.250              0.017    1.108
4887097   STAMFORD                    49.03                       0.250              0.017    0.608
4887102   ORANGE                      62.72                       0.250              0.017    0.858
4887106   SCOTTSDALE                  79.99                       0.250              0.017    0.733
4887120   LAGUNA NIGUEL               61.48                       0.250              0.017    0.608
4887123   SAN JOSE                    79.99                       0.250              0.017    1.483
4887136   SANTA BARBARA               50.16                       0.250              0.017    0.733
4887139   MANALAPAN                   89.39              12       0.250              0.017    0.858
4887160   TARZANA AREA                70.45                       0.250              0.017    0.858
4887161   BOZEMAN                     80.00                       0.250              0.017    0.608
4887179   SAN JUAN CAPISTRANO         53.92                       0.250              0.017    0.733
4887183   MINNEAPOLIS                 70.00                       0.250              0.017    0.483
4887192   PRINCETON                   77.40                       0.250              0.017    0.608
4887195   FRANKLIN PARK               77.78                       0.250              0.017    0.983
4887198   LOS ALTOS                   55.17                       0.250              0.017    0.858
4887216   BUFFALO GROVE               72.02                       0.250              0.017    0.733
4887233   TUCSON                      70.51                       0.250              0.017    0.983
4887243   PLACENTIA                   95.00              01       0.250              0.017    0.733
4887268   BRONXVILLE                  80.00                       0.250              0.017    0.733
4887269   PHOENIX                     75.00                       0.250              0.017    0.608
4887292   SUNLAND AREA                93.79              01       0.250              0.017    1.108
4887297   LOS ANGELES                 37.79                       0.250              0.017    0.858
4887320   AGOURA HILLS                90.00              11       0.250              0.017    1.233
4887331   PARK CITY                   77.50                       0.250              0.017    0.483
4887348   CUPERTINO                   62.84                       0.250              0.017    0.858
4887361   WYCKOFF TOWNSHIP            80.00                       0.250              0.017    0.733
4887370   SPRING GROVE                89.76              01       0.250              0.017    0.608
4887374   LAS FLORES AREA             77.66                       0.250              0.017    0.858
4887381   MONTROSE AREA               80.00                       0.250              0.017    0.483
4887392   HERMOSA BEACH               75.21                       0.250              0.017    0.733
4887394   VALLEY CENTER               70.93                       0.250              0.017    1.483
4887398   SHERMAN OAKS AREA           76.43                       0.250              0.017    0.733
4887407   MOUNTAIN VIEW               71.58                       0.250              0.017    0.983
4887411   MOORPARK                    90.00              11       0.250              0.017    0.733
4887412   PLEASANTON                  61.86                       0.250              0.017    1.483
4887426   SCOTTSDALE                  80.00                       0.250              0.017    0.858
4887433   PORTLAND                    71.74                       0.250              0.017    0.733
4887438   RANCHO PALOS VERDES         78.53                       0.250              0.017    0.000
4887455   HARRISBURG                  70.80                       0.250              0.017    0.983
4887461   WHITTIER                    57.08                       0.250              0.017    1.108
4887470   LOS ALAMITOSAREA            80.00                       0.250              0.017    0.483
4887490   CARMEL VALLEY               80.00                       0.250              0.017    0.608
4887500   SAN RAMON                   63.27                       0.250              0.017    0.858
4887511   SOUTHLAKE                   80.00                       0.250              0.017    0.733
4887516   LAGUNA NIGEL                39.91                       0.250              0.017    0.608
4887520   BREMERTON                   67.14                       0.250              0.017    1.108
4887530   STAMFORD                    90.00              11       0.250              0.017    0.858
4887533   NORWALK                     65.06                       0.250              0.017    1.108
4887545   LOVELAND                    79.99                       0.250              0.017    0.983
4887580   SANTA FE                    67.61                       0.250              0.017    0.733
4887582   ATLANTA                     75.00                       0.250              0.017    0.733
4887585   ISSAQUAH                    75.00                       0.250              0.017    0.983
4887594   MESA                        74.27                       0.250              0.017    0.483
4887598   YORBA LINDA                 73.06                       0.250              0.017    0.983
4887619   ALISO VIEJO AREA            64.53                       0.250              0.017    0.358
4887636   REDONDO BEACH               62.66                       0.250              0.017    0.733
4887644   DALY CITY                   76.77                       0.250              0.017    0.608
4887821   MUKILTEO                    80.00                       0.250              0.017    0.733
4887841   BEVERLY HILLS               74.02                       0.250              0.017    0.733
4887850   SANTA MONICA                80.00                       0.250              0.017    0.733
4888262   CARRBORO                    75.00                       0.250              0.017    0.483
4888264   PHOENIX                     75.00                       0.250              0.017    0.733
4888268   ST GEORGE                   79.61                       0.250              0.017    0.858
4888274   COLORADO SPRINGS            68.68                       0.250              0.017    0.608
4888283   ST CHARLES                  63.10                       0.250              0.017    1.108
4888321   MALIBU                      65.29                       0.250              0.017    0.733
4888330   PONTE VEDRA BEACH           73.84                       0.250              0.017    0.733
4888340   SOQUEL                      52.00                       0.250              0.017    0.233
4888344   SAN RAMON                   77.59                       0.250              0.017    0.858
4888353   SOUTH OGDEN                 81.52                       0.250              0.017    0.233
4888355   SHERMAN OAKS                80.00                       0.250              0.017    0.733
4888365   CORPUS CRISTI               90.00              12       0.250              0.017    1.233
4888370   SCOTTSDALE                  77.12                       0.250              0.017    0.733
4888398   PARKER                      75.00                       0.250              0.017    0.733
4888407   WESTLAKE VILLAGE AREA       69.21                       0.250              0.017    0.483
4888408   RANCHO PALOS VERDES         90.00              01       0.250              0.017    0.483
4888419   SAN FRANCISCO               58.70                       0.250              0.017    0.733
4888430   SANTA MONICA                74.47                       0.250              0.017    0.733
4888441   SAN JOSE                    80.00                       0.250              0.017    0.483
4888444   SAN JOSE                    77.78                       0.250              0.017    0.733
4888453   OAKLAND                     41.72                       0.250              0.017    1.483
4888460   SCOTTSDALE                  80.00                       0.250              0.017    0.733
4888464   CARLSBAD                    72.11                       0.250              0.017    0.608
4888480   CAMPBELL                    53.21                       0.250              0.017    0.858
4888481   PALOS VERDES ESTATES        79.62                       0.250              0.017    1.108
4888494   MANHATTAN BEACH             67.03                       0.250              0.017    0.000
4888504   GILROY                      66.67                       0.250              0.017    0.000
4888513   SAN JOSE                    63.65                       0.250              0.017    0.733
4888519   SARASOTA                    80.00                       0.250              0.017    0.858
4888545   HERMOSA BEACH               28.57                       0.250              0.017    0.733
4888573   YORBA LINDA                 75.65                       0.250              0.017    0.858
4888587   GRANADA HILLSAREA           67.24                       0.250              0.017    0.858
4888603   SIMI VALLEY                 80.00                       0.250              0.017    0.608
4888614   WEST CHESTER                80.00                       0.250              0.017    0.733
4888619   DANVILLE                    58.69                       0.250              0.017    0.358
4888640   MARCO ISLANDO               80.00                       0.250              0.017    0.733
4888651   RUMSON                      73.21                       0.250              0.017    0.608
4888654   DOVE CANYON AREA            80.00                       0.250              0.017    0.858
4888678   HASBROUCK HEIGHTS           79.77                       0.250              0.017    0.858
4888710   SAN JOSE                    80.00                       0.250              0.017    0.233
4888727   COTO DE CAZA AREA           80.00                       0.250              0.017    0.733
4888758   SIMI VALLEY                 78.54                       0.250              0.017    0.733
4888768   NEWTOWN                     80.00                       0.250              0.017    0.858
4888782   THOUSAND OAKS               75.00                       0.250              0.017    0.733
4888784   NORTHBROOK                  80.00                       0.250              0.017    0.858
4888797   TESUQUE                     75.00                       0.250              0.017    0.483
4888811   SCARSDALE                   80.00                       0.250              0.017    0.358
4888824   SCOTTSDALE                  53.62                       0.250              0.017    0.733
4888835   SAN JOSE                    80.00                       0.250              0.017    1.358
4890263   TALLADEGA                   65.95                       0.250              0.017    0.358
4890443   LA JOLLA                    58.82                       0.250              0.017    0.983
4890591   GEORGETOWN                  77.92                       0.250              0.017    0.733
4890656   CAMARILLO AREA              79.94                       0.250              0.017    0.733
4890996   PERRYSBURG                  70.00                       0.250              0.017    0.858
4891004   ASHLAND                     76.09                       0.250              0.017    0.608
4891022   BROOKFIELD                  67.86                       0.250              0.017    0.983
4891038   GLENWOOD                    80.00                       0.250              0.017    0.608
4891043   POTOMAC                     80.00                       0.250              0.017    0.483
4891089   MUKWONAGO                   80.00                       0.250              0.017    0.733
4891110   TUCSON                      70.57                       0.250              0.017    0.858
4891116   TUCSON                      75.28                       0.250              0.017    0.358
4891159   ELM GROVE                   69.57                       0.250              0.017    0.733
4891160   SANTA CLARITA               65.38                       0.250              0.017    0.233
4891176   DUNWOODY                    80.00                       0.250              0.017    0.483
4891260   HOLLAND                     72.12                       0.250              0.017    0.858
4891306   FAIRFAX                     78.55                       0.250              0.017    0.233
4891316   TUCSON                      69.65                       0.250              0.017    0.858
4891325   ARLINGTON HEIGHTS           71.08                       0.250              0.017    0.483
4891458   CHICAGO                     75.00                       0.250              0.017    0.733
4891478   SAN RAMON                   80.00                       0.250              0.017    0.483
4891505   CORNELIUS                   66.18                       0.250              0.017    0.358
4891554   NEPTUNE BEACH               53.33                       0.250              0.017    0.858
4891563   CLINTON                     78.53                       0.250              0.017    0.483
4891577   FAIRFAX STATION             66.27                       0.250              0.017    0.983
4891729   ROLLING HILLS ESTATES       66.59                       0.250              0.017    0.733
4891753   SAN FRANCISCO               90.00              06       0.250              0.017    0.608
4891783   SAN DIEGO                   68.02                       0.250              0.017    0.983
4891795   YORBA LINDA                 89.64              01       0.250              0.017    0.733
4891806   MISSION VIEJO               79.99                       0.250              0.017    0.483
4891814   LAGUNA NIGEL                80.00                       0.250              0.017    1.233
4891825   TOPANGA                     79.08                       0.250              0.017    0.858
4891830   GIG HARBOR                  80.00                       0.250              0.017    0.233
4891841   PHOENIX                     65.99                       0.250              0.017    0.483
4891855   MISSION VIEJO               84.13              01       0.250              0.017    0.733
4891872   WELLINGTON                  68.20                       0.250              0.017    0.233
4891896   SAN MATEO                   90.00              06       0.250              0.017    0.483
4891911   ORLAND PARK                 65.33                       0.250              0.017    0.733
4891924   GLEN ELLYN                  56.90                       0.250              0.017    0.858
4891931   WEST CHESTER                74.61                       0.250              0.017    1.233
4891952   RALEIGH                     86.96              12       0.250              0.017    0.733
4891957   HUNTINGTON BEACH            78.46                       0.250              0.017    0.858
4891965   CARPENTERIA                 39.11                       0.250              0.017    0.483
4891999   CHARLOTTE                   76.19                       0.250              0.017    0.483
4892012   PLYMOUTH                    80.00                       0.250              0.017    0.733
4892029   LOS ANGELES                 76.57                       0.250              0.017    0.858
4892034   LONG BEACH                  80.00                       0.250              0.017    0.608
4892086   IRVINE                      75.19                       0.250              0.017    0.733
4892126   WASHINGTON                  69.54                       0.250              0.017    0.733
4892131   RYDAL                       72.37                       0.250              0.017    0.983
4892143   DUXBURY                     80.00                       0.250              0.017    0.733
4892153   LONG BEACH                  77.01                       0.250              0.017    0.483
4892177   WOODLAND HILLS              72.22                       0.250              0.017    0.483
4892198   CHESTER SPRINGS             66.04                       0.250              0.017    0.233
4892229   SAN FRANCISCO               71.24                       0.250              0.017    1.108
4892237   GILROY                      46.81                       0.250              0.017    0.608
4892268   NEWBURY PARK AREA           79.99                       0.250              0.017    0.483
4892309   HIGHLAND PARK               86.35              01       0.250              0.017    0.733
4892310   MARCO ISLAND                79.37                       0.250              0.017    1.233
4892759   PHOENIX                     75.00                       0.250              0.017    1.358
4892778   NEWARK                      69.34                       0.250              0.017    0.733
4892804   SAN MATEO                   38.18                       0.250              0.017    1.233
4892874   MONTEREY                    73.03                       0.250              0.017    0.733
4892886   COTO DE CAZA                45.45                       0.250              0.017    0.983
4892918   WALNUT                      79.00                       0.250              0.017    0.858
4892941   BERELEY HEIGHTS TWP         90.00              12       0.250              0.017    0.608
4892971   FALMOUTH                    62.91                       0.250              0.017    0.733
4892977   BERKELEY HEIGHTS            80.00                       0.250              0.017    0.858
4893000   DES PERES                   69.16                       0.250              0.017    0.733
4893025   NORTHVILLE                  79.99                       0.250              0.017    0.608
4893047   BOCA RATON                  55.05                       0.250              0.017    0.733
4893074   MAHWAH                      74.94                       0.250              0.017    0.108
4893093   GRTEAT FALLS                80.00                       0.250              0.017    0.358
4893117   ROWLAND HEIGHTS             80.02                       0.250              0.017    0.733
4893146   FREMONT                     66.67                       0.250              0.017    1.108
4893161   SAN FRANCISCO               75.93                       0.250              0.017    0.983
4893282   LAGUNA NIGEL                66.08                       0.250              0.017    0.358
4893289   AURORA                      90.00              01       0.250              0.017    0.608
4893298   BOCA GRANDE                 90.00              11       0.250              0.017    0.858
4893303   YORBA LINDA                 80.00                       0.250              0.017    1.233
4893317   CULVER CITY                 95.00              01       0.250              0.017    0.483
4893327   YORBA LINDA                 80.00                       0.250              0.017    0.733
4893333   HUNTINGTON BEACH            71.43                       0.250              0.017    0.858
4893348   LAGUNA NIGEL                76.09                       0.250              0.017    0.608
4893358   THOUSAND OAKS               80.00                       0.250              0.017    0.483
4893370   SAN JOSE                    64.65                       0.250              0.017    0.608
4893383   SEATTLE                     94.99              06       0.250              0.017    0.733
4893387   LA JOLLA                    70.00                       0.250              0.017    0.733
4893420   SAN DIEGO                   62.50                       0.250              0.017    0.483
4893476   SANTA FE                    80.00                       0.250              0.017    0.733
4893493   SEDONA                      80.00                       0.250              0.017    0.858
4893516   WESTLAKE VILLAGE AREA       58.48                       0.250              0.017    0.608
4893535   SHERMAN OAKS AREA           72.63                       0.250              0.017    0.733
4893557   ALTADENA AREA               78.61                       0.250              0.017    0.858
4893580   SCARSDALE                   41.46                       0.250              0.017    0.858
4893599   HORSHAM TOWNSHIP            79.94                       0.250              0.017    0.733
4894571   GLEN ROCK                   80.00                       0.250              0.017    0.608
4894590   SANTA BARBARA               69.39                       0.250              0.017    0.608
4894605   CORONADO                    63.16                       0.250              0.017    1.483
4894904   SAN ANSELMO                 90.00              01       0.250              0.017    0.858
4895197   WOODBURY                    94.96              06       0.250              0.017    0.733
4896151   BRANDON                     72.89                       0.250              0.017    0.608
4902625   LOUISVILLE                  75.01                       0.250              0.017    0.000
4902857   LONGMONT                    65.64                       0.250              0.017    0.108


COUNT:                          930
WAC:                    7.326299653
WAM:                     356.227133
WALTV:                  73.88496803



NASCOR
NMI / 1998-29 Exhibit F-3 (Part B)
30 YEAR FIXED RATE NON RELOCATION LOANS

  (i)              (xvii)                      (xviii)
--------  -------------------------   --------------------------
MORTGAGE                                         NMI
  LOAN                                           LOAN
 NUMBER           SERVICER                      SELLER
--------  --------------------------  --------------------------
4758333   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4771161   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4771603   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4772146   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4783367   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4786894   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4802480   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4804029   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4804756   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4813852   FT MORTGAGE COMPANIES       FT MORTGAGE COMPANIES
4814905   FT MORTGAGE COMPANIES       FT MORTGAGE COMPANIES
4816986   FIRST UNION MORTGAGE CORP.  FIRST UNION MORTGAGE CORP.
4817868   BANC ONE MORTGAGE CORPORAT  BANC ONE MORTGAGE CORPORAT
4819087   BANC ONE MORTGAGE CORPORAT  BANC ONE MORTGAGE CORPORAT
4819139   FT MORTGAGE COMPANIES       FT MORTGAGE COMPANIES
4819258   FT MORTGAGE COMPANIES       FT MORTGAGE COMPANIES
4821221   BANC ONE MORTGAGE CORPORAT  BANC ONE MORTGAGE CORPORAT
4821741   FIRST UNION MORTGAGE CORP.  FIRST UNION MORTGAGE CORP.
4821911   FIRST UNION MORTGAGE CORP.  FIRST UNION MORTGAGE CORP.
4827749   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4830142   BANK OF OKLAHOMA, N.A.      BANK OF OKLAHOMA, N.A.
4831899   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4832295   MARINE MIDLAND MORTGAGE CO  MARINE MIDLAND MORTGAGE CO
4833823   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4833850   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4833885   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4833926   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4834005   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4834013   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4834558   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4834658   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4836527   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836533   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836661   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836716   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836728   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836786   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836800   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836834   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836845   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836911   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836966   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836967   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4836984   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837024   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837060   MARINE MIDLAND MORTGAGE CO  MARINE MIDLAND MORTGAGE CO
4837117   MARINE MIDLAND MORTGAGE CO  MARINE MIDLAND MORTGAGE CO
4837252   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837350   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837452   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837455   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837478   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837741   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837959   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837961   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4837978   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4838129   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4838135   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4838169   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4838214   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4838246   NORTH AMERICAN MORTGAGE     NORTH AMERICAN MORTGAGE
4839538   HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
4841362   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4841424   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4841892   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4841902   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4843021   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4843036   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4843176   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4843210   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4843509   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4844207   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4844592   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4844710   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4845198   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4845228   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4845510   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4845601   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4845820   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4847671   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4847763   HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
4847775   HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
4847879   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4849427   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4849437   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4849665   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4849896   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4850027   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4850066   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4850313   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4850792   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4851203   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4851230   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4851322   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4851703   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4851875   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4852017   BANK OF OKLAHOMA, N.A.      BANK OF OKLAHOMA, N.A.
4852800   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4852826   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4853224   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4853388   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4853407   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4853434   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4853642   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4853802   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854119   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854255   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854425   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854459   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854507   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854514   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854588   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854591   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4854715   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4854995   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4855022   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4855062   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4855093   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4855119   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4855139   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4855147   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4855286   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4856077   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4856086   HUNTINGTON MORTGAGE COMPAN  HUNTINGTON MORTGAGE COMPAN
4856995   BANCBOSTON MORTGAGE CORP.   BANCBOSTON MORTGAGE CORP.
4859325   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4859506   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4859563   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859592   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859601   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859605   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859628   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859851   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4859952   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859954   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4859967   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859972   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859986   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4859999   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860118   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860126   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860181   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860189   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860209   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860226   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860239   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860244   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860253   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860260   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860275   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860316   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860343   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860347   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860354   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860414   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860435   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860469   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860471   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860481   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860495   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860498   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860506   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860511   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860522   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860549   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860551   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860560   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860565   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860569   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860583   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860590   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860591   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860595   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860692   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860794   BANK OF OKLAHOMA, N.A.      BANK OF OKLAHOMA, N.A.
4860810   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860811   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860828   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860843   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860846   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860866   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4860942   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4861018   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4861075   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4861095   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4861115   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4861805   CHARTER BANK FOR SAVINGS    CHARTER BANK FOR SAVINGS
4862400   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4862460   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4862533   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4862740   BANK OF OKLAHOMA, N.A.      BANK OF OKLAHOMA, N.A.
4866351   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4866451   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4866626   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4867169   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4867212   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4867226   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4867271   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4867318   BANK UNITED OF TEXAS        BANK UNITED OF TEXAS
4867638   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4867649   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4867683   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4867892   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4867973   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4868001   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4868060   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4868086   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4868144   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4868179   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868232   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868257   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868309   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868370   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868384   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868422   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868658   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868662   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868674   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868722   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868726   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868746   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868756   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868768   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868783   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868793   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868804   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868818   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868850   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868871   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868885   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4868930   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
 4868940  SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
 4868976  SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
 4868992  SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
 4869008  SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869021   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869033   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869059   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869122   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869174   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869190   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869235   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869271   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869284   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4869987   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870027   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870107   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870108   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870114   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870483   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870534   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870537   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870570   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4870743   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4870772   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4870803   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4870859   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4870872   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4870892   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4870931   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4870939   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871384   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871400   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871418   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871443   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871465   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871467   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871482   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871485   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871493   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871523   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871544   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871559   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871572   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871601   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871618   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871633   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871636   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871657   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871784   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871801   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871809   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871819   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871820   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4871857   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4871875   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4871903   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4871920   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4871938   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4871974   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872003   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872031   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872072   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872084   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872090   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872093   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872101   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872131   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872156   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872157   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872174   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872186   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872188   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872194   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872204   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872213   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872218   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872247   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872252   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872257   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872262   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872285   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872309   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872329   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872343   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872345   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872349   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872358   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872370   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872383   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872387   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872410   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872427   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872430   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872439   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872444   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872446   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872456   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872458   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872470   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872473   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872478   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872500   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872523   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872533   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872573   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872574   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872895   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872896   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872904   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872922   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872932   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872935   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872942   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4872978   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872981   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4872986   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873003   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873005   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873017   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873042   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873071   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873076   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873080   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873098   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873102   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4873111   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873120   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873136   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873157   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873189   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873216   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873226   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873231   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873238   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873244   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873259   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873295   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873305   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873335   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873354   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873356   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873364   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873371   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873410   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873415   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873420   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873458   HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
4873518   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873528   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873548   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873564   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873603   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873639   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873641   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873655   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873691   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873708   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873710   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873738   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873767   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873773   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873776   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873784   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873798   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873820   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873830   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873856   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873857   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873865   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873872   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873905   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873910   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873925   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873928   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873934   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873939   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873941   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873945   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873948   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873954   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873962   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873975   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873976   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4873992   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874000   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874001   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874002   CHARTER BANK FOR SAVINGS    CHARTER BANK FOR SAVINGS
4874019   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874023   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874031   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874034   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874045   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874063   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874068   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874076   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874090   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874105   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874125   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874146   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874160   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874169   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874191   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874211   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874217   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874232   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874241   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874245   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874256   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874266   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874345   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874349   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874357   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874360   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874367   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874372   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874375   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874379   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874382   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874383   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874385   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874418   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874439   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874443   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874449   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874451   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874458   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874462   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874464   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874474   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874500   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874510   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874511   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874514   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874519   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874528   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874548   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874554   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874562   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874574   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874578   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874585   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874599   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874616   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874636   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874642   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874659   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874662   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874663   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874676   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874683   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874698   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874729   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874739   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874743   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874757   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874762   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874763   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874782   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4874807   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874819   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874862   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874886   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874940   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874981   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4874998   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875016   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875081   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875082   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875103   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875107   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875136   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875147   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875157   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4875173   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875176   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4875207   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875208   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875212   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875223   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875251   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875281   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875298   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875312   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875669   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875727   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4875770   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4875780   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875785   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4875802   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875815   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875822   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4875840   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875874   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875905   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875908   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875934   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4875956   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875992   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4875998   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4876172   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876178   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876201   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876209   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876360   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876369   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876384   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876393   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876449   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876451   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876465   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876466   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876469   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876594   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4876745   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4876781   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4876830   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877032   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877038   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877090   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877129   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877183   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877191   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877206   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877253   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877321   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877386   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877435   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877443   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877472   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877503   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877521   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877522   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877534   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877549   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877554   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877570   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877611   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877637   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4877672   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877674   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877685   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877716   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877722   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877739   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4877751   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4878946   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879109   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879137   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879204   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879249   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879313   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879350   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879351   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879386   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879391   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879397   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879408   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879421   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879423   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4879431   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879432   SUNTRUST MORTGAGE, INC.     SUNTRUST MORTGAGE, INC.
4879450   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879454   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879463   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879488   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879503   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879512   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879520   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879526   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879535   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879592   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879601   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879619   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879624   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879634   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879647   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879651   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879682   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879696   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879697   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879717   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879742   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879768   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879777   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879787   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879788   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879796   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879802   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879816   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879830   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879841   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879863   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879874   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879884   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879892   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879909   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879913   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879932   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879939   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879943   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879947   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879956   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879965   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879972   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879981   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4879983   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880018   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880021   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880036   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880046   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880089   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880095   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880102   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880113   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4880857   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4881159   NATIONAL CITY MORTGAGE C    NATIONAL CITY MORTGAGE C
4882657   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4883495   HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
4884964   COUNTRYWIDE FUNDING CORP.   COUNTRYWIDE FUNDING CORP.
4885020   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885112   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885144   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885275   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885655   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885701   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885718   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885762   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885772   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885798   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885812   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885916   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885934   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4885941   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4886012   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4886034   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4886069   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4886097   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4886299   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886307   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886311   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886317   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886324   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886338   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886347   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886358   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886363   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886389   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886394   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886402   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886409   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886414   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886441   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886462   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886474   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886480   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886491   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886502   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886505   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886515   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886517   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886526   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886533   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886548   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886562   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886579   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886600   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886886   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886890   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886894   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886901   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886907   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886911   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886916   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886926   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886971   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886975   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886983   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886986   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886992   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886996   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4886998   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887032   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887033   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887052   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887070   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887078   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887088   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887097   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887102   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887106   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887120   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887123   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887136   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887139   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887160   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887161   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887179   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887183   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887192   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887195   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887198   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887216   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887233   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887243   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887268   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887269   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887292   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887297   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887320   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887331   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887348   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887361   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887370   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887374   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887381   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887392   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887394   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887398   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887407   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887411   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887412   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887426   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887433   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887438   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887455   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887461   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887470   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887490   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887500   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887511   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887516   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887520   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887530   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887533   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887545   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887580   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887582   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887585   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887594   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887598   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887619   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887636   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887644   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887821   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887841   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4887850   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888262   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888264   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888268   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888274   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888283   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888321   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888330   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888340   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888344   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888353   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888355   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888365   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888370   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888398   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888407   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888408   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888419   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888430   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888441   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888444   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888453   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888460   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888464   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888480   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888481   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888494   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888504   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888513   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888519   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888545   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888573   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888587   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888603   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888614   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888619   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888640   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888651   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888654   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888678   GMAC MORTGAGE CORP. OF PA   GMAC MORTGAGE CORP. OF PA
4888710   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888727   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888758   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888768   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888782   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888784   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888797   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888811   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888824   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4888835   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4890263   HIBERNIA NATIONAL BANK      HIBERNIA NATIONAL BANK
4890443   MERRILL LYNCH CREDIT CORP.  MERRILL LYNCH CREDIT CORP.
4890591   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4890656   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4890996   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891004   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891022   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891038   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891043   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891089   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891110   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891116   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891159   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891160   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891176   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891260   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891306   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891316   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891325   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891458   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891478   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891505   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891554   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891563   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891577   NATIONAL CITY MORTGAGE CO.  NATIONAL CITY MORTGAGE CO.
4891729   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891753   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891783   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891795   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891806   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891814   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891825   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891830   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891841   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891855   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891872   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891896   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891911   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891924   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891931   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891952   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891957   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891965   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4891999   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892012   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892029   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892034   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892086   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892126   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892131   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892143   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892153   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892177   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892198   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892229   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892237   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892268   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892309   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892310   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892759   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892778   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892804   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892874   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892886   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892918   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892941   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892971   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4892977   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893000   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893025   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893047   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893074   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893093   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893117   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893146   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893161   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893282   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893289   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893298   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893303   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893317   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893327   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893333   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893348   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893358   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893370   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893383   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893387   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893420   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893476   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893493   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893516   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893535   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893557   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893580   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4893599   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4894571   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4894590   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4894605   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4894904   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4895197   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4896151   FIRST UNION MORTGAGE CORP   FIRST UNION MORTGAGE CORP
4902625   CITICORP MORTGAGE, INC.     CITICORP MORTGAGE, INC.
4902857   CITICORP MORTGAGE, INC.     CITICORP MORTGAGE, INC.


COUNT:                             930
WAC:                       7.326299653
WAM:                        356.227133
WALTV:                     73.88496803

                                    EXHIBIT G


                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)


Loan Information

      Name of Mortgagor:                  _____________________________

      Servicer
      Loan No.:                           _____________________________

Custodian/Trust Administrator

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________
      Custodian/Trustee
      Mortgage File No.:                  _____________________________

Seller

      Name:                               _____________________________

      Address:                            _____________________________

                                          _____________________________

      Certificates:                       Mortgage Pass-Through Certificates,
                                          Series 1998-29


            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 1998-29, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of November 25, 1998 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 199__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

(  )  Mortgage   recorded   on   _____________________   as   instrument   no.
      ______________  in  the  County  Recorder's  Office  of  the  County  of
      ____________________,     State    of     _______________________     in
      book/reel/docket  ____________________ of official records at page/image
      ______________.

(  )  Deed  of  Trust  recorded  on  ____________________  as  instrument  no.
      _________________  in the  County  Recorder's  Office  of the  County of
      ___________________,  State  of  _________________  in  book/reel/docket
      ____________________ of official records at page/image ____________.

( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

(  )  Other  documents,   including  any  amendments,   assignments  or  other
      assumptions of the Mortgage Note or Mortgage.

      (  )  _____________________________________________

      (  )  _____________________________________________

      (  )  _____________________________________________

      (  )  _____________________________________________

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

            (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

            (2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

            (3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

            (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust
      Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                    NORWEST BANK MINNESOTA, NATIONAL
                                   ASSOCIATION

                                    By:  __________________________

                                    Title: ________________________
Date: ________________, 19__

                                    EXHIBIT H

                                            AFFIDAVIT   PURSUANT   TO  SECTION
                                            860E(e)(4)    OF   THE    INTERNAL
                                            REVENUE CODE OF 1986,  AS AMENDED,
                                            AND FOR NON-ERISA INVESTORS

STATE OF              )
                      ) ss:
COUNTY OF             )

            [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2. That the Purchaser's Taxpayer Identification Number is [ ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-29, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

            6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form 4224 or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 3.01 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 19 __.

                                      [Name of Purchaser]


                                  By:__________________________
                                      [Name of Officer]
                                      [Title of Officer]


            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.


            Subscribed and sworn before me this __ day of _________ , 19 __.


_____________________________
NOTARY PUBLIC

COUNTY OF____________________

STATE OF_____________________

My commission expires the __ day of __________, 19__.

                                    EXHIBIT I





              [Letter from Transferor of Class A-R Certificate]





                                     [Date]




First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

     Re:  Norwest Asset Securities Corporation,
          Series 1998-29, Class A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]

                                                ----------------------

                                    EXHIBIT J





                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-29
                   CLASS [A-PO][B-4][B-5][B-6] CERTIFICATES


                               TRANSFEREE'S LETTER



                                          ----------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-29, Class [A-PO][B-4][B-5][B-6] Certificates (the "Class [A-PO][B-4][B-5][B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 25, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-29.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [A-PO][B-4][B-5][B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [A-PO][B-4][B-5][B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            [(c) The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [A-PO][B-4][B-5][B-6] Certificates and can afford a complete loss of such investment.]

            [(c) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (d) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated __________ __, 19__, relating to the Class [A-PO][B-4][B-5][B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [A-PO][B-4][B-5][B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [A-PO][B-4][B-5][B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and
      (c) it has undertaken its own independent analysis of the investment in the Class [A-PO][B-4][B-5][B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates other than in connection with a subsequent sale of Class [A-PO][B-4][B-5][B-6] Certificates.

            (e) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) [for Class [B-4][B-5][B-6] Certificates only] if the
      Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4][B-5][B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4][B-5][B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (f) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [A-PO][B-4][B-5][B-6] Certificates is in compliance therewith.

            Section 3. Transfer of Class [A-PO][B-4][B-5][B-6] Certificates.

            (a) The Purchaser understands that the Class [A-PO][B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [A-PO][B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [A-PO][B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [A-PO][B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c)   The     Purchaser     acknowledges     that    its     Class
      [A-PO][B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By:  ______________________________

                                    Its:  ______________________________

                                    EXHIBIT K


                      NORWEST ASSET SECURITIES CORPORATION


                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 1998-29
                   CLASS [A-11] [B-1] [B-2] [B-3] CERTIFICATES


                               TRANSFEREE'S LETTER




                                          ---------------- --, ----

First Union National Bank
230 South Tryon Street
Charlotte, North Carolina  28288

Norwest Asset Securities Corporation
7485 New Horizon Way
Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-29, Class [A-11][B-1][B-2][B-3] Certificates (the "Class [A-11][B-1][B-2][B-3]
Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of November 25, 1998 (the "Pooling and Servicing Agreement") among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator"), and the United States Trust Company of New York, as trustee (the "Trustee") of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-29.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [A-11] [B-1] [B-2] [B-3] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [A-11][B-1][B-2][B-3] Certificate are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

                  IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                   [PURCHASER]



                                    By:  _____________________________

                                    Its: _____________________________

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS


                  Norwest Mortgage, Inc. Servicing Agreement

              Banc One Mortgage Corporation Servicing Agreement

              National City Mortgage Company Servicing Agreement

                  FT Mortgage Companies Servicing Agreement

             The Huntington Mortgage Company Servicing Agreement

             North American Mortgage Company Servicing Agreement

                 SunTrust Mortgage, Inc. Servicing Agreement

                         Bank United Servicing Agreement

               Countrywide Home Loans, Inc. Servicing Agreement

                      Bank of Oklahoma Servicing Agreement

             Merrill Lynch Credit Corporation Servicing Agreement

                First Union Mortgage Corp. Servicing Agreement

              Marine Midland Mortgage Corp. Servicing Agreement

                  Hibernia National Bank Servicing Agreement

              Charter Bank for Savings, FSB Servicing Agreement

                GMAC Mortgage Corp. of PA Servicing Agreement

                 Citicorp Mortgage, Inc. Servicing Agreement

                      HomeSide Lending Servicing Agreement

                                    EXHIBIT M
                      [FORM OF SPECIAL SERVICING AGREEMENT]

               SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

     This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of ____________________, between Norwest Bank Minnesota, National Association (the "Company" and "Norwest Bank") and _________________ (the "Purchaser").

                              PRELIMINARY STATEMENT

     ______________________ is the holder of the entire interest in Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-29, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of November 25, 1998 among Norwest Asset Securities Corporation, as seller (the "Seller"), Norwest Bank Minnesota, National Association, as Master Servicer, First Union National Bank, as Trust Administrator, and United States Trust Company of New York, as Trustee.

     ____________________________ intends  to   resell   all  of  the   Class  B
Certificates directly to the Purchaser on or promptly after the date hereof.

      In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

      In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:


                                    ARTICLE I

                                   DEFINITIONS

      Section 1.01 Defined Terms

      Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

      Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

      Collateral  Fund:  The  fund  established  and  maintained  pursuant  to
Section 3.01 hereof.

      Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least A-1 by Standard and Poor's ("S&P") or at least D-1 by Duff & Phelps Credit Rating Co. ("DCR") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by DCR or S&P, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least D-1 by DCR or A-1 by S&P or (z) the depository institution or trust company is one that is acceptable to either DCR or S&P and, for each of the preceding clauses (i),
(iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

      Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

      Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

      Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

      Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

      Monthly   Advances:   Principal  and  interest  advances  and  servicing
advances including costs and expenses of foreclosure.

      Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and
Section 3.02 to be reduced by all withdrawals therefrom pursuant to Section 2.02(g) and Section 2.03(d).

      Section 1.02 Definitions Incorporated by Reference

      All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.


                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

      Section 2.01 Reports and Notices

      (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

                  (i) Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

                  (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In  addition  to the  foregoing,  the  Company  shall  cause the
Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof;
provided,   that  the  related  Servicer  shall  only  be  required  to  provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of  transmission  of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage  Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

      Section 2.03 Purchaser's Election to Commence Foreclosure Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and
Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

      Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.


                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01.     Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Norwest Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Norwest Asset Securities Corporation Mortgage Pass-Through Certificates, Series 1998-29. Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section 2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02.     Collateral Fund Permitted Investments.

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03.     Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04.     Collateral Shortfalls.

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.


                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS


            Section 4.01.     Amendment.

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02.     Counterparts.

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03.     Governing Law.

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04.     Notices.

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Norwest Bank Minnesota, National Association
                  7485 New Horizon Way
                  Frederick, MD  21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365


            (b)   in the case of the Purchaser,

                   _______________________________
                   _______________________________
                   _______________________________
                   _______________________________
                   Attention:_____________________


            Section 4.05.     Severability of Provisions.

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06.     Successors and Assigns.

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07.     Article and Section Headings.

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08.     Confidentiality.

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09.     Indemnification.

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF,  the Company and the Purchaser have caused their
names  to  be  signed  hereto  by  their  respective   officers  thereunto  duly
authorized, all as of the day and year first above written.


Norwest Bank Minnesota, National
Association


                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________




                                          By:___________________________________
                                          Name:_________________________________
                                          Title:________________________________